UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant   ☒
Filed by a party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

FIRST FINANCIAL NORTHWEST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FIRST FINANCIAL NORTHWEST, INC.
201 WELLS AVENUE SOUTH
RENTON, WASHINGTON 98057
(425) 255-4400
June 3, 2024
Dear Shareholder of First Financial Northwest, Inc.:
You are cordially invited to attend the special meeting of the shareholders of First Financial Northwest, Inc., or the Company, to be held virtually on July 19, 2024, at 9:00 a.m., Pacific time. To attend the virtual special meeting online, please visit https://www.virtualshareholdermeeting.com/FFNW2024SM. To participate in the virtual special meeting, you will need the 16-digit control number included on your proxy card or voting instructions form. Please refer to the “Attend the Special Meeting” section of the proxy statement for more details about attending the meeting online.
At the special meeting you will be asked to consider and vote upon a proposal to approve the Purchase and Assumption Agreement, dated January 10, 2024, referred to herein as the purchase agreement, by and among the Company, First Financial Northwest Bank, or the Bank, and Global Federal Credit Union, or Global, which provides for Global’s acquisition of substantially all of the assets and assumption of substantially all of the liabilities (including deposit liabilities) of the Bank, which is referred to herein as the asset sale, and which proposal is referred to herein as the asset sale proposal.
You will also be asked at the special meeting to consider and vote upon a proposal to voluntarily dissolve the Company and distribute its net assets, which would occur only following the completion of the asset sale, which proposal is referred to herein as the Company dissolution proposal. The Company dissolution is conditioned on the completion of the asset sale. Therefore, if the asset sale does not occur for any reason, the liquidation and dissolution of the Company would be abandoned.
Additionally, you will be asked at the special meeting to approve, on an advisory (non-binding) basis, compensation that may be paid or become payable to certain executive officers of the Company in connection with the asset sale, which proposal is referred to herein as the golden parachute proposal.
Finally, you will be asked at the special meeting to consider and vote upon a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to permit the further solicitation of proxies if there are not sufficient votes to approve the asset sale proposal and Company dissolution proposal, which proposal is referred to herein as the adjournment proposal.
The Company’s board of directors recommends that you vote “FOR” the asset sale proposal, “FOR” the Company dissolution proposal, “FOR” the golden parachute proposal, and “FOR” the adjournment proposal.
Information concerning the special meeting of the shareholders of the Company and the proposals to be considered by the shareholders at the special meeting are described in more detail in the enclosed notice of special meeting of shareholders of the Company and proxy statement, which you should read carefully and in its entirety before voting. Also enclosed is a proxy card for the purpose of voting your shares of common stock of the Company and a pre-paid return envelope for returning the proxy card in advance of the special meeting. You may also vote electronically using the internet or by telephone by following the instructions in the proxy statement and on the proxy card.
While we have the opportunity, we want to thank you for your continued support of our banking organization. We continue to value your ongoing involvement and association with our institution. Should you have any questions, please do not hesitate to contact me.
Sincerely,
Ralph C. Sabin
Chair of the Board

FIRST FINANCIAL NORTHWEST, INC.
201 WELLS AVENUE SOUTH
RENTON, WASHINGTON 98057
(425) 255-4400

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of First Financial Northwest, Inc., or the Company, will be held on July 19, 2024, at 9:00 a.m., Pacific time, by means of remote communication only, to consider and vote upon the following proposals:
1.
To approve the Purchase and Assumption Agreement, dated as of January 10, 2024, or the purchase agreement, by and among the Company, First Financial Northwest Bank, or the Bank, and Global Federal Credit Union, or Global, pursuant to which Global will acquire substantially all of the assets and assume substantially all of the liabilities (including deposit liabilities) of the Bank, all on and subject to the terms and conditions contained therein, which is referred to herein as the asset sale, and which proposal is referred to herein as the asset sale proposal;

2.
To approve the voluntary dissolution of the Company whereby, following the completion of the asset sale, the Company will take all necessary action to wind up its affairs, distribute its remaining net assets, including the remaining net cash proceeds from the purchase price paid by Global in the asset sale, to the shareholders of the Company, and dissolve under applicable Washington law, which is referred to herein as the Company dissolution, and which proposal is referred to herein as the Company dissolution proposal;

3.
To approve, on an advisory (non-binding) basis, compensation that may be paid or become payable to certain executive officers of the Company in connection with the asset sale, which proposal is referred to herein as the golden parachute proposal;

4.
To adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the asset sale proposal and the Company dissolution proposal, which proposal is referred to herein as the adjournment proposal.

We may also consider any other business that properly comes before the special meeting or any adjournment or postponement thereof. We have fixed the close of business on May 24, 2024 as the record date for the special meeting. Only holders of record of the Company’s common stock at that time are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement of the special meeting.
The special meeting will be held by means of remote communication only.
The asset sale and the Company dissolution are integral parts of a larger transaction contemplated by the purchase agreement, which we refer to herein as the sale transaction. The sale transaction consists of (i) the asset sale, (ii) the voluntary liquidation of the Bank and the distribution of the Bank’s remaining net assets to the Company, which is referred to herein as the Bank liquidation, and (iii) the Company dissolution, including the distribution of the Company’s remaining net assets to its shareholders. The Bank liquidation and the Company dissolution are expressly conditioned on the completion of the asset sale.
If the sale transaction is completed no later than September 30, 2024, the Company estimates, based on the Company’s most recent analysis, that in connection with the distribution of its remaining net assets, shareholders would receive one or more distributions in the aggregate amount of approximately $23.06 to $23.59 in cash for each share of the Company’s common stock. This estimated distribution per share is based on numerous assumptions, including the assumption that the asset sale closes during the third quarter of 2024 and the Company’s estimates of the downward purchase price adjustments, and is subject to change based on several factors that are discussed in the attached proxy statement. Accordingly, shareholders should not assume that the ultimate per share distribution to shareholders will be equal to or greater than $23.06 per share.
If you hold any shares of Company common stock in certificated form, in order to avoid potential delay in the receipt of any distribution in connection with the sale transaction, we strongly encourage you to convert your stock certificate(s) to book-entry shares of Company common stock by following the directions in the attached proxy statement.
At the special meeting, approval of the asset sale proposal and the Company dissolution proposal each requires the affirmative vote of at least two-thirds of the issued and outstanding shares of common stock of the Company entitled to vote on those proposals. Shareholders are entitled to one vote for each share of Company common stock held by such shareholder.
The sale transaction can be completed only if the asset sale proposal and the Company dissolution proposal are approved by the shareholders at the special meeting. If the asset sale is not approved, the sale transaction will not occur and the Company will not be dissolved and no distributions will be made to shareholders, even if the Company dissolution proposal is approved by shareholders. If the asset sale is approved but the Company dissolution is not approved, the asset sale will still occur. However, the Company dissolution will not occur without further action of the Company and the distribution of the Company’s remaining net assets may be delayed.
The matters set forth above to be considered at the special meeting are more fully discussed in the attached proxy statement, which you should read carefully before voting. This notice and the attached proxy statement are being mailed beginning on or about June 7, 2024 to holders of the common stock of the Company as of May 24, 2024.
The Company’s board of directors recommends that holders of record of Company common stock entitled to vote at the special meeting vote “FOR” the asset sale proposal; “FOR” the Company dissolution proposal; “FOR” the golden parachute proposal; and “FOR” the adjournment proposal.
Your Vote is Very Important
Your vote is very important, and we cordially invite you to attend the Company special meeting. However, whether or not you expect to attend, we urge you to sign, date and return the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the special meeting and that your shares are voted in accordance with your wishes. For your convenience, we have enclosed a postage-paid envelope for the return of your proxy card. Alternatively, you may vote by telephone or the internet by following the instructions in the proxy statement or on the proxy card.
Your prompt response will help reduce proxy solicitation costs, which are paid for by the Company. Sending in your proxy card will not prevent you from voting your shares of Company common stock at the special meeting if you desire to do so, as your proxy is revocable at your option. You may revoke your proxy in the manner described in the proxy statement.
If you have any questions concerning the purchase agreement, the sale transaction, the special meeting or the proxy statement, would like additional copies of the proxy statement, need an additional proxy card or need help voting your shares of Company common stock, please contact Georgeson LLC, which is soliciting proxies on behalf of the Company at 1290 Avenue of Americas, 9th floor, New York, New York 10104, or toll-free at (866) 529-1711.
By Order of the Board of Directors,
Joann E. Lee
Secretary
June 3, 2024
Renton, Washington

SPECIAL MEETING OF SHAREHOLDERS OF
FIRST FINANCIAL NORTHWEST, INC.

PROXY STATEMENT

i

ii

SUMMARY TERM SHEET
This summary term sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the asset sale fully, and for a more complete description of the legal terms of the asset sale, you should read this entire proxy statement, the annexes attached to this proxy statement and the documents referred to in this proxy statement. We have included section references to direct you to a more complete description of the topics presented in this summary term sheet.
Unless the context otherwise requires: (1) “Global” refers to Global Federal Credit Union, a federally-chartered credit union with its home office located in Anchorage, Alaska; (2) “First Financial Northwest” “the Company,” “we,” “our,” and “us,” refer to First Financial Northwest, Inc., a Washington corporation and registered bank holding company, and its subsidiaries, including First Financial Northwest Bank and First Financial Diversified Corporation; and (3) “First Financial Northwest Bank” and “the Bank” refer to First Financial Northwest Bank, a Washington state-chartered banking corporation with its home office located in Renton, Washington and wholly-owned subsidiary of First Financial Northwest.
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The Asset Sale (Page 24)

Upon the terms and subject to the conditions set forth in the Purchase and Assumption Agreement, dated as of January 10, 2024, or the purchase agreement, by and among the Company, the Bank, and Global, Global will acquire substantially all of the assets and assume substantially all of the liabilities (including deposit liabilities) of the Bank, or the asset sale. Following the consummation of the asset sale, the Bank will wind up its business and surrender its banking charter, distribute its remaining assets and assign its remaining liabilities to the Company, and liquidate and dissolve. The parties currently expect to complete the asset sale in the fourth quarter of 2024, subject to satisfaction of the conditions described under “Proposal No. 1 — The Asset Sale Proposal — Terms of the Purchase Agreement — Conditions to the Asset Sale” beginning on page 48.
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Asset Sale Purchase Price (Page 24)

As consideration for the asset sale, Global will pay the Bank a cash purchase price equal to $231.2 million, subject to possible downward adjustment as described under “Proposal No. 1 — The Asset Sale Proposal — Asset Sale Purchase Price” beginning on page 24. If the asset sale is completed, after the Bank satisfies its remaining liabilities and liquidates, and the Company pays, or provides for the payment of, all of its liabilities, the Company estimates that shareholders will receive one or more cash distributions in the aggregate amount of approximately $23.06 to $23.59 for each share of Company common stock. The range of $23.06 to $23.59 is based on, among other assumptions, an assumption that the asset sale will be consummated no later than September 30, 2024 and the Company’s estimates of the downward purchase price adjustments.
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Recommendation of the Company Board of Directors (Page 35)

The Company board of directors has determined that the purchase agreement and the transactions contemplated therein are fair to and in the best interests of the Company and its shareholders after careful consideration of various factors described in “Proposal No. 1 — The Asset Sale Proposal —
Recommendation of the Board of Directors” beginning on page 35. The Company board of directors recommends that you vote “FOR” the asset sale proposal; “FOR” the Company dissolution proposal; “FOR” the golden parachute proposal; and “FOR” the adjournment proposal.
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Opinion of Financial Advisor (Page 29)

Janney Montgomery Scott LLC, or Janney, delivered its opinion to the Company board of directors that, as of January 9, 2024, and based upon and subject to the factors and assumptions set forth therein, the $231.2 million purchase price to be paid by Global pursuant to the purchase agreement is fair, from a financial point of view, to Company shareholders.
The full text of the written opinion of Janney, dated January 9, 2024, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex C to this proxy statement and is incorporated herein by reference. Janney provided its opinion for the information and assistance of the Company board of directors in connection with the purchase price of the asset sale. The Janney opinion is not a recommendation as to how any holder of Company common stock should vote with respect to the asset sale or any other matter.
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Interests of the Company’s Directors and Executive Officers in the Asset Sale (Page 36)

As discussed in “Proposal 1 — The Asset Sale Proposal — Interests of Directors and Executive Officers in the Asset Sale” beginning on page 36 the interests of the Company’s directors and executive officers in the asset sale include, among others: (a) entitlement to liability insurance coverage under the purchase agreement for a period of six years after the closing of the asset sale; (b) accelerated vesting of stock options and restricted stock awards under the Company’s stock incentive plans, including the right to receive payments with respect to such awards in connection with the asset sale; (c) the receipt of cash severance payments and insurance benefits by executive officers pursuant to their respective employment or change in control agreements; (d) accelerated vesting of benefits under supplemental executive retirement plans, or SERPs, including a tax reimbursement payment to those executives in connection with the termination of their SERPs; (e) accelerated tax gross-up payments under split dollar agreements; and (f) the right to receive an accelerated distribution of shares under the Company’s Employee Stock Ownership Plan, allowing for potentially favorable tax treatment related to the distribution.
Consummation of the asset sale will constitute a change in control under (a) the Company’s stock incentive plans, (b) the employment or change in control agreements with the Company’s executive officers, and (c) the SERPs. All unvested stock options and restricted stock awards will become fully vested upon completion of the asset sale. In addition, if the Company dissolution proposal is approved, the Company’s equity awards held by the Company’s executive officers will be treated in the same manner as all other outstanding Company equity awards as discussed in “Proposal 1 — The Asset Sale Proposal — Treatment of Equity Awards” beginning on page 36.

QUESTIONS AND ANSWERS
The following are answers to some questions that shareholders of the Company may have regarding the special meeting of the shareholders of the Company, which we refer to as the special meeting, the proposed transaction between Global, the Company, and the Bank and the other proposals being considered at the special meeting. We urge you to carefully read this entire proxy statement, including the Annexes, and the documents incorporated by reference into this proxy statement, because the information in this section does not provide all the information that might be important to you.
Q:
What am I being asked to vote on at the special meeting?

A:
At the special meeting, shareholders of the Company will be asked to consider and vote upon the following proposals:

•
Proposal 1 — The Asset Sale Proposal. To approve the purchase agreement, pursuant to which Global will acquire substantially all of the assets and assume substantially all of the liabilities (including deposit liabilities) of the Bank, all on and subject to the terms and conditions contained therein, which is referred to herein as the asset sale, and which proposal is referred to herein as the asset sale proposal (a copy of the purchase agreement is attached as Annex A);

•
Proposal 2 — The Company Dissolution Proposal. To approve the voluntary dissolution of the Company whereby, following the completion of the asset sale, the Company will take all necessary action to wind up its affairs, distribute its remaining net assets, including the remaining net cash proceeds from the purchase price paid by Global in the asset sale, to the shareholders of the Company, and dissolve under applicable Washington law, which is referred to herein as the Company dissolution, and which proposal is referred to herein as the Company dissolution proposal;

•
Proposal 3 — The Golden Parachute Proposal. To approve, on an advisory (non-binding) basis, compensation that may be paid or become payable to certain executive officers of the Company in connection with the asset sale, which proposal is referred to herein as the golden parachute proposal; and

•
Proposal 4 — The Adjournment Proposal. To adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the asset sale proposal and the Company dissolution proposal, which proposal is referred to herein as the adjournment proposal.

As of the date of this proxy statement, the Company’s board of directors is not aware of any matters, other than those stated above, that will be brought before the special meeting.
Q:
Why am I receiving this proxy statement?

A:
The Company’s board of directors is sending these materials to holders of record of shares of common stock of the Company as of May 24, 2024 to help them decide how to vote their shares of Company common stock with respect to the asset sale proposal, the Company dissolution proposal, the golden parachute proposal, and other matters to be considered at the special meeting, including the adjournment proposal, if necessary. Information about the special meeting and the proposals to be considered by shareholders at the special meeting is contained in this document. The Company’s board of directors is soliciting proxies to be voted at the special meeting. This proxy statement summarizes the information that you need to know to vote by proxy or by attending the special meeting. Your vote is important. We encourage you to submit your proxy as soon as possible.

Q:
What will happen in the asset sale?

A:
Under the terms of the purchase agreement, Global will acquire substantially all of the assets and assume substantially all of the liabilities (including deposit liabilities) of the Bank in exchange for the cash purchase price to be paid to the Bank pursuant to the purchase agreement. The asset sale is an integral part of a larger sale transaction contemplated by the purchase agreement, which we refer to as the sale transaction. The sale transaction consists of (i) the asset sale, (ii) the voluntary liquidation of the Bank and the distribution of the Bank’s remaining net assets to the Company, which is referred to herein as the Bank liquidation, and (iii) the Company dissolution, including the distribution of the Company’s remaining net assets to the shareholders of the Company.
All unvested stock options and restricted stock awards will become fully vested upon completion of the asset sale. In addition, the Company’s employment agreements, change in control agreements, and supplemental executive retirement plans with its executive officers will be terminated and paid out.
Q:
What will happen in the Bank liquidation and the Company dissolution?

A:
Subject to the completion of the asset sale, the Bank will voluntarily liquidate and distribute its remaining net assets to the Company, the sole shareholder of the Bank. Thereafter, the Bank will surrender its charter to the Washington State Department of Financial Institutions, or WDFI, and voluntarily terminate its Federal Deposit Insurance Corporation, or FDIC, insurance.

Subject to the completion of the asset sale and the Bank liquidation, the Company will take all necessary action to wind up its affairs and dissolve under applicable Washington law and distribute its remaining net assets, including the remaining net cash proceeds from the purchase price paid by Global in the asset sale, to the shareholders of the Company. To complete the Company dissolution, the Company’s board of directors will adopt a plan of dissolution, substantially in the form included as Annex B to this proxy statement.
Q:
What is the purchase price in the asset sale?

A:
Under the terms of the purchase agreement, Global will acquire substantially all of the Bank’s assets and assume substantially all of the Bank’s liabilities (including deposit liabilities) in exchange for payment to the Bank of an aggregate cash purchase price of $231.2 million subject to various downward adjustments described below, which we refer to as the purchase price. The downward adjustments to the purchase price set forth in the purchase agreement are as follows: (1) the amount of any dividends paid by the Bank to First Financial Northwest from the effective date of the purchase agreement through the closing date of the asset sale, except for a dividend paid by the Bank to the Company during the first calendar quarter of 2024 in the amount of $762,000, representing 50% of the Bank’s net income for the period beginning October 1, 2023 and ending on December 31, 2023; (2) after-tax remediation costs related to any environmental problems; (3) the amount of “stay pay” bonuses paid by the Bank in excess of $980,000; (4) an amount of up to $3,000,000 in the event the Bank’s core deposits decrease by amounts specified in the purchase agreement; (5) an amount equal to 10% of certain loans which cannot be refinanced or sold within 30 days of the closing of the asset sale; and (6) after-tax termination costs related to the Bank’s defined benefit plan. For further information regarding the purchase price in the asset sale, see “Proposal No. 1 — The Asset Sale Proposal — Asset Sale Purchase Price” beginning on page 43. For further information regarding the material tax consequences of the sale transaction, see “Material U.S. Federal Income Tax Consequences” beginning on page 63.

Q:
What will I receive in the sale transaction?

A:
If the sale transaction is completed, after the Bank satisfies its remaining liabilities and liquidates, and the Company pays, or provides for the payment of, all of its liabilities, the Company will distribute its remaining net assets, including the remaining net cash proceeds from the purchase price paid by Global in the asset sale, to the shareholders of the Company through one or more distributions. If the sale transaction is completed, the Company estimates that, after the Bank satisfies its remaining liabilities and liquidates and the Company pays, or provides for payment of, all of its liabilities, the cash distributions per share of Company common stock to be paid to the shareholders of the Company amount will be approximately $23.06 to $23.59 in aggregate. The range of $23.06 to $23.59 is based on, among other assumptions, an assumption that the parties will consummate the asset sale no later than September 30, 2024 and the Company’s estimates of the downward purchase price adjustments. This estimated distribution per share is based on the Company’s most recent analysis and numerous assumptions, including an assumed 9,174,425 shares of Company common stock outstanding as of the date of dissolution, and is subject to change based on several factors that are discussed more fully in this proxy statement. Accordingly, you should not assume that the ultimate per share distribution will be equal to or greater than $23.06 per share. For further information, see “Proposal No. 1 — The Asset Sale Proposal — Distributions to the Company Shareholders” beginning on page 43 and “— Other Factors That May Reduce the Amount of Shareholder Distributions” beginning on page 45.
Q:
I am a Company shareholder, should I send in my stock certificate(s) now?

A:
No. If the asset sale and Company dissolution proposals are approved, as soon as practicable after the closing date of the asset sale, you will receive a letter of transmittal describing how you may exchange your stock certificate(s) or book-entry shares of Company common stock for the purchase price. If your shares of Company common stock are held in “street name” through a bank, broker or other holder of record, you should contact the record holder of your shares for instructions as to how to effect the surrender of your “street name” shares of Company common stock in exchange for the purchase price. Please do not return your stock certificate(s) with your proxy. However, if you hold shares of Company common stock in certificated form, we strongly encourage you to convert your stock certificate(s) to book-entry shares prior to the closing date of the asset sale to ensure there is no delay in receiving your cash distributions.

Q:
How do I convert my stock certificate(s) to book-entry shares?

A:
Shareholders are strongly encouraged to convert stock certificate(s) to book-entry shares to ensure that there is no delay in receiving your cash distributions in connection with the sale transaction. To convert stock certificate(s) to book-entry shares, you must send your stock certificate(s), along with a signed written request to deposit the enclosed certificate(s) into your account, to the Company’s transfer agent, Computershare, ATTN: Stock Transfer Department, 150 Royall Street, Suite 101, Canton, MA 02021. Do not sign the back of the certificate(s). We recommend that you send your certificate(s) by registered mail or a courier service that provides a return receipt. We also suggest that you insure the mailing with the carrier for 3% of the stock’s market value, which is the approximate cost to replace a certificate in the event that it is lost in transit.

Q:
What will happen to outstanding options to purchase shares of Company common stock in the sale transaction?

A:
As of the record date, there were 162,500 outstanding options to purchase shares of Company common stock with a weighted average exercise price of $11.65 per share. If the asset sale is completed, under the terms of the Company’s stock incentive plans, each option to purchase shares of Company common stock that is outstanding and unexercised immediately prior to the effective time of the asset sale will automatically become fully vested and exercisable to the full extent of the original grant. Additionally, assuming the Company dissolution proposal is approved, under the terms of the Company’s incentive stock plans, the Company will cause all outstanding and unexercised options as of the effective time of the Company dissolution to be canceled in exchange for the in-the-money value of such options, calculated as the fair market value (as defined in the applicable stock incentive plan) of the Company’s common stock on the effective date of the Company dissolution minus the exercise price of such option. Holders of vested options may choose to exercise their options at any time prior to the consummation of the asset sale or thereafter until the effective time of the Company dissolution. All holders of shares received upon exercise of vested options will receive their pro rata portion of the net cash distributed to shareholders in the dissolution. For further information, see “Proposal No. 1 — The Asset Sale Proposal — Treatment of Stock Options” beginning on page 25.

Q:
What will happen to shares of restricted stock in the sale transaction?

A:
As of the record date, there were 7,673 shares of restricted stock outstanding. If the asset sale is completed, under the terms of the Company’s stock incentive plans, each share of restricted stock that is outstanding immediately prior to the effective time of the asset sale will fully vest and automatically become an unrestricted share of Company common stock. All holders of such shares will receive their pro rata portion of the net cash distributed to shareholders in the dissolution. For further information, see “Proposal No. 1 — The Asset Sale Proposal — Treatment of Restricted Stock” beginning on page 26.

Q:
What are the U.S. federal income tax consequences of the asset sale and Company dissolution to shareholders of the Company?

A:
We expect that the asset sale and the cash distributions made to shareholders in connection with the Company dissolution will be treated, for federal income tax purposes, as a taxable sale of the assets of the Bank to Global, followed by a liquidating distribution to the Company, followed by a liquidating distribution of the Company’s net cash to the shareholders of the Company. The Bank will recognize gain or loss on the asset sale in an amount equal to the difference between the purchase price (as may be adjusted) and the adjusted tax basis in the net assets owned by the Bank. Based upon currently available information, we estimate that the Bank’s taxable gain related to the asset sale will be approximately $81 million, resulting in a tax liability of approximately $17 million. In addition, we expect to owe approximately $700 thousand in state real estate excise tax upon completion of the sale transaction. Generally, shareholders would recognize capital gain or loss in connection with the receipt of cash in connection with the asset sale and subsequent Company dissolution. For further information, see “Material U.S. Federal Income Tax Consequences” beginning on page 63.

Q:
How does the Company’s board of directors recommend that I vote at the special meeting?

A:
The Company’s board of directors recommends that you vote “FOR” the asset sale proposal; “FOR” the Company dissolution proposal; “FOR” the golden parachute proposal; and “FOR” the adjournment proposal.

Q:
When and where will the special meeting be held?

A:
The special meeting will be held by means of remote communication only on July 19, 2024, at 9:00  a.m., Pacific time.

Q:
What constitutes a quorum for the special meeting?

A:
Holders representing a majority of the shares of Company common stock entitled to vote at the special meeting must be present, virtually, or represented by proxy, to constitute a quorum. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

Q:
What is the vote required to approve each proposal?

A:
The vote requirement for each proposal is as follows:

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Proposal 1 — The Asset Sale Proposal. Approval of the asset sale proposal requires the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Company common stock entitled to vote on the proposal.

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Proposal 2 — The Company Dissolution Proposal. Approval of the Company dissolution proposal requires the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Company common stock entitled to vote on the proposal.

•
Proposal 3 — The Golden Parachute Proposal. Approval of the advisory (non-binding) golden parachute proposal requires the affirmative vote of at least a majority of the votes cast.

•
Proposal 4 — The Adjournment Proposal. Approval of the adjournment proposal requires the affirmative vote of at least a majority of the votes cast.

Q:
Why is my vote important?

A:
If you do not submit a proxy or vote by attending the special meeting virtually, it may be more difficult for the Company to obtain the necessary quorum to hold the special meeting. In addition, your failure to submit a proxy or vote by attending the special meeting virtually, your failure to instruct your bank or broker how to vote, or your abstention will have the same effect as a vote against approval of the asset sale proposal and the Company dissolution proposal. The asset sale proposal and the Company dissolution proposal each must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Company common stock entitled to vote at the special meeting before we may complete the sale transaction. The Company’s board of directors recommends that you vote:
•
“FOR” the asset sale proposal;

•
“FOR” the Company dissolution proposal;

•
“FOR” the golden parachute proposal; and

•
“FOR” the adjournment proposal.

Q:
How many votes do I have?

A:
Shareholders of the Company are entitled to one vote on each proposal to be considered at the special meeting for each share of Company common stock owned as of the close of business on May 24, 2024, which is the record date for the special meeting.

Q:
How do I vote?

A:
If you are a shareholder of record, you may have your shares of Company common stock voted on the matters to be presented at the special meeting in any of the following ways:

•
by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-paid return envelope;

•
by attending the special meeting virtually and casting your vote during the live webcast of the special meeting;

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by telephone; or

•
by voting electronically, as follows: (i) have your proxy card in hand; and (ii) if you are a registered holder, log on to the internet and visit www.proxyvote.com by 11:59 p.m. Eastern time on July 18, 2024 and follow the instructions provided, or if you hold your shares in street name, log on to the website provided on the voting instruction card and follow the instructions provided.

Q:
What is the difference between a shareholder of record and a “street name” holder?

A:
If your shares of the Company’s common stock are registered directly in your name, whether you have a share certificate or hold the shares in book-entry form, you are considered the shareholder of record with respect to those shares of stock. If your shares are held through a stock brokerage account or a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” The “record holder” of such shares is your broker, bank or other nominee, and not you. If this is the case, this proxy statement has been forwarded to you by your broker, bank or other nominee. As the beneficial holder, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

Q:
If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my shares for me on all proposals at the special meeting?

A:
No. Your broker, bank or other nominee cannot vote your shares on any of the proposals at the special meeting without instructions from you. You should instruct your broker, bank or other nominee how to vote your shares in accordance with the instructions they will be providing you.

Please note that you may not vote shares held in street name by returning a proxy card directly to the Company or Broadridge, the Company’s tabulation agent, or by voting by attending the special meeting virtually unless you first obtain a “legal proxy” from your broker, bank or other nominee.
Q:
How are broker non-votes and abstentions treated?

A:
Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. A broker non-vote occurs when a broker or nominee holding shares for a beneficial holder does not vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial holder. All of the proposals to be considered at the special meeting are non-routine matters, and a broker or nominee does not have discretionary voting power with respect to any of the proposals. As a result, if you, as the beneficial holder of shares of the Company’s common stock, provide voting instructions to your broker, bank or other nominee with respect to one proposal but no instruction with respect to any other proposal, a broker non-vote will result with respect to the proposal(s) for which you do not provide voting instructions.
Abstentions and shares held of record by a broker, bank or other nominee that are voted on any matter are included in determining whether a quorum exists. Because the asset sale proposal and the Company dissolution proposal each require the affirmative vote of at least two-thirds of the issued and outstanding shares of Company common stock, abstentions and broker non-votes will have the effect of a vote “AGAINST” those proposals. Approval of the golden parachute proposal and the adjournment proposal each require the affirmative vote of at least a majority of the votes cast. Accordingly, abstentions will also have the effect of a vote “AGAINST” the golden parachute proposal and the adjournment proposal, but a broker non-vote will have no effect on the golden parachute proposal or the adjournment proposal.
Q:
What if I sell or otherwise transfer my shares after the record date but before the special meeting?

A:
The record date for Company shareholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the asset sale. If you transfer your shares of Company common stock after May 24, 2024, the record date for the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the distribution to the transferee of your shares.

Q:
How will my shares of common stock held in the Employee Stock Ownership Plan be voted?

A:
We maintain the First Financial Northwest, Inc. Employee Stock Ownership Plan, or ESOP, for the benefit of our employees. Each participant may instruct the trustee how to vote the shares of Company common stock allocated to his or her account under the ESOP by completing the voting instruction form distributed by the administrator. If a participant properly executes the voting instruction form, the administrator will instruct the trustee to vote the participant’s shares in accordance with the participant’s instructions, so long as such vote is solely in the interest of participants and beneficiaries and in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended. Allocated shares for which proper voting instructions are not received shall be voted by the trustee in the manner directed by the administrator.

Q:
What will happen if I return my proxy card without indicating how to vote?

A:
If you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of Company common stock represented by your proxy will be voted as recommended by the Company board of directors with respect to such proposals. The Company board of directors has recommended that shareholders vote “FOR” each of the proposals to be considered at the special meeting.

Q:
Can I attend the special meeting and vote my shares in person?

A:
No. The special meeting will be held virtually, and you will have no ability to attend in person. You will be able to vote virtually during the meeting.

Q:
Can I attend the special meeting virtually and vote my shares?

A:
Yes. All shareholders of the Company as of the record date, including shareholders of record and shareholders who hold their shares through brokers, banks or other nominees or any other holder of record, are invited to attend the special meeting remotely. To attend the special meeting online, please visit

https://www.virtualshareholdermeeting.com/FFNW2024SM. To participate in the virtual special meeting, you will need the 16-digit control number included on your proxy card or voting instruction form.
Q:
Can I change my vote?

A:
Yes. If you are a holder of record of Company common stock, you may revoke your proxy at any time prior to the special meeting by delivering a written notice of revocation to the Corporate Secretary, which must be received by 5:00 p.m., Pacific time, on the business day immediately prior to the date of the special meeting, by submitting a later-dated proxy through any of the methods available to you, or by attending the special meeting virtually and casting your vote during the live webcast of the special meeting. Your attendance at the special meeting will not constitute automatic revocation of the proxy unless you deliver your ballot virtually at the special meeting or deliver a written revocation to the Company prior to the voting of such proxy. If you hold your shares in “street name” through a broker, bank or other nominee, you should contact your broker, bank or other nominee to revoke your proxy. Written notice of revocation should be mailed to: First Financial Northwest, Inc. Attn: Corporate Secretary, 201 Wells Avenue South, Renton, Washington 98057.

Q:
Have any shareholders already agreed to vote in favor of the proposed transaction?

A:
Yes. Each director and executive officer of the Company entered into a voting agreement with the Company and Global at the time the purchase agreement was executed. Under the terms of the voting agreement, such directors and executive officers have agreed to vote their shares of Company common stock in favor of the asset sale and the Company dissolution. As of May 24, 2024, the record date for the special meeting, these individuals held an aggregate of 549,912 shares of Company common stock, representing 5.99% of the issued and outstanding shares of Company common stock, which totaled 9,174,425 as of such date. See “Ancillary Agreements — Voting Agreement” beginning on page 65 for additional information regarding the voting agreement.

Q:
Are shareholders of the Company entitled to exercise dissenters’ rights?

A:
No.

Q:
When do you expect to complete the asset sale?

A:
Global, the Company, and the Bank expect to consummate the asset sale in the third quarter of 2024. However, neither Global, the Company, nor the Bank can assure you when or if the asset sale will occur. Before the asset sale can be consummated, the Company must obtain the approval of the Company’s shareholders for the asset sale proposal and the Company dissolution proposal, Global, the Company, and the Bank must obtain the necessary regulatory approvals with respect to the asset sale and the transactions contemplated by the purchase agreement, including the Bank liquidation, and Global must obtain the necessary regulatory approvals. For additional information, see “Proposal No. 1 — The Asset Sale Proposal — Regulatory Approvals Required for the Asset Sale” beginning on page 42 and “— When the Sale Transaction is Expected to be Completed” beginning on page 46.

Q:
When do you expect that I will receive a distribution in connection with my shares of Company common stock as a result of the Company dissolution?

A:
Following the completion of the asset sale, we anticipate the Bank will promptly pay, or provide for the payment of, all of its liabilities and will thereafter distribute its remaining net assets to the Company as soon as reasonably practicable. Thereafter, the Company intends, as soon as reasonably practicable, to make an initial distribution of substantially all of the net purchase price proceeds from the asset sale to its shareholders; provided, that the Company expects to retain a sufficient amount of cash to satisfy all known and reasonably anticipated liabilities, including tax liabilities, as well as a contingency fund for unanticipated liabilities and expenses. The Company may make one or more additional distributions to shareholders in the event the Company has additional remaining net assets after it has satisfied, or made provision for satisfying, all of its liabilities. We are unable to predict the precise timing of any distributions to our shareholders in connection with the Company dissolution. The timing of any distributions will be determined by the Company’s board of directors. We anticipate that this process will be finalized within a year of the closing of the asset sale. However, this process could take longer than currently anticipated. For additional information, see “Proposal No. 2 — The Company Dissolution Proposal — Winding Up and Dissolution of the Company — Timing of Distributions” beginning on page 56.
Q:
What happens if the asset sale is not completed?

A:
If the asset sale is not completed, the Bank will not transfer any assets or liabilities to Global, the Company will not be dissolved, even if the Company dissolution proposal is approved by the shareholders of the Company at the special meeting, and holders of Company common stock will not receive any distributions or other consideration for their shares of Company common stock that otherwise would have been received in connection with the asset sale and subsequent Company dissolution. Instead, the Company will continue to operate and remain an independent public company and the Bank will continue to operate and remain an independent bank and wholly-owned subsidiary of the Company.

Q:
What happens if the asset sale proposal is approved by shareholders at the special meeting but the Company dissolution proposal is not approved?

A:
If the asset sale is approved but the Company dissolution is not approved, the asset sale will occur only if Global waives the condition to its obligation to consummate the asset sale that the Company has received shareholder approval of the Company dissolution proposal. If Global waives such condition and the parties close the asset sale, the Bank, having transferred substantially all of its operating assets to Global, would liquidate and distribute its remaining assets to the Company. However, the Company dissolution would not occur without further action of the Company, and the distribution of the Company’s remaining net assets may be delayed. The Company would also have to use its remaining assets to pay ongoing operating expenses. Accordingly, the Company would use its remaining cash, including cash paid by Global in the asset sale, if necessary, to satisfy its obligations and expenses until the Company is permitted to dissolve.

Q:
What do I need to do now?

A:
After you have carefully read this proxy statement and have decided how you wish to vote your shares, please authorize a proxy to vote your shares by promptly completing and returning the enclosed proxy card so that your shares are represented and voted at the special meeting. Please do not send in your Company stock certificates with your proxy.

Q:
Will a proxy solicitor be used?

A:
Yes. The Company has engaged Georgeson LLC, or Georgeson, to assist in the solicitation of proxies for the special meeting, and estimates it will pay Georgeson $12,500 plus related fees for any additional services and reasonable out-of-pocket expenses. The Company has also agreed to indemnify Georgeson against certain losses. In addition, Company officers and employees may also solicit proxies by mail, telephone, facsimile, electronic mail or in person, but no additional compensation will be paid to them.

Q:
Whom should I call with questions?

A:
If you have any questions concerning the asset sale, the proposed Company dissolution, or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Company common stock, please contact Georgeson, the proxy solicitor for the Company, toll-free at (866) 529-1711.

If your Company common stock is held in “street name” through your bank, broker, or other holder of record, please also contact your bank, broker or other holder of record for additional information.

SUMMARY
The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, including the more detailed information contained elsewhere in this proxy statement, its annexes and the documents incorporated by reference into or otherwise referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in “Where You Can Find More Information.”
Parties to the Asset Sale (Page 24)
First Financial Northwest, Inc., a Washington corporation, is a holding company for the Bank and First Financial Diversified Corporation. The Company was formed on June 1, 2007, in connection with the conversion from a mutual holding company to a stock holding company structure completed on October 9, 2007. The Company became a bank holding company subject to the Bank Holding Company Act on March 31, 2015. Such election permits the Company to engage in activities that are financial in nature or incidental to a financial activity. The products and services we provide to our customers include loans and leases for the acquisition of commercial equipment and working capital loans. As of March 31, 2024, the Company had total consolidated assets of approximately $1.47 billion, total loans (net of allowance for credit losses) of approximately $1.14 billion, total deposits of approximately $1.17 billion, and shareholders’ equity of approximately $160.2 million.
First Financial Northwest Bank, a Washington state-chartered bank having its main branch office in Renton, Washington, was organized in 1923 as a Washington state-chartered savings and loan association, converted to a federal mutual savings and loans association in 1935 and to a Washington state-chartered mutual savings bank in 1992. In February 2016, the Bank officially changed its charter from a Washington chartered stock savings bank to a Washington chartered commercial bank. The Bank is examined and regulated by the WDFI and by the FDIC.
Global Federal Credit Union, a federally-chartered credit union regulated by the National Credit Union Administration, or NCUA, with its deposits insured by the NCUA. Global’s operations are headquartered in Anchorage, Alaska. Global is a member-owned, not-for-profit financial cooperative that provides a variety of financial products and services to its members. As of March 31, 2024, Global had total assets of approximately $11.9 billion, total loans (net of allowance for credit losses) of approximately $9.7 billion, total member deposits of approximately $9.7 billion, and members’ equity of approximately $1.2 billion.
The Special Meeting (Page 18)
Date, Time and Place of the Special Meeting
The special meeting will be held on July 19, 2024, at 9:00 a.m., Pacific time. The special meeting will be a virtual meeting held by remote communications only.
Record Date and Quorum
The Company board has fixed the close of business on May 24, 2024 as the record date for the determination of the Company shareholders entitled to notice of, and to vote at, the special meeting. As of the close of business on the record date, there were 9,174,425 shares of Company common stock outstanding and entitled to vote held by approximately 465 holders of record. You will have one vote on each matter properly coming before the special meeting for each share of Company common stock that you owned on the record date.
The presence at the virtual special meeting or by proxy of the holders of record of a majority of the outstanding voting shares of the Company as of the record date is necessary to constitute a quorum at the special meeting. All shares of Company common stock present at the virtual special meeting or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the special meeting. If a beneficial owner of Company common stock held by a broker in “street name” does not give voting instructions to the broker, then those shares will not be counted as present at the virtual special meeting or by proxy at the special meeting.
Vote Required

•
Proposal 1 — The Asset Sale Proposal. Approval of the asset sale proposal requires the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Company common stock entitled to vote on the proposal.

•
Proposal 2 — The Company Dissolution Proposal. Approval of the Company dissolution proposal requires the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Company common stock entitled to vote on the proposal.

•
Proposal 3 — The Golden Parachute Proposal. Approval of the advisory (non-binding) golden parachute proposal requires the affirmative vote of at least a majority of the votes cast.

•
Proposal 4 — The Adjournment Proposal. Approval of the adjournment proposal requires the affirmative vote of at least a majority of the votes cast.

Voting, Proxies and Revocation
Company shareholders of record entitled to vote at the special meeting may submit a proxy by telephone, over the internet or by returning the enclosed proxy card in the enclosed postage-paid return envelope, or may vote by appearing virtually at the special meeting. Company shareholders entitled to vote at the special meeting that hold shares in “street name” through a bank, broker or other holder of record may submit a proxy by following the voting instructions provided by such record holder.
If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted in accordance with the recommendations of the Company board, which, as of the date of this proxy statement, are “FOR” the asset sale proposal, “FOR” the Company dissolution proposal, “FOR” the golden parachute proposal, and “FOR” the adjournment proposal.
If you are a shareholder of record of Company common stock, you have the right to revoke a proxy, whether delivered over the internet, by telephone or by mail, at any time before it is exercised. Proxies may be revoked by submitting a later-dated proxy through any of the methods available to you, by given written notice of revocation to the Company’s Corporate Secretary, which must be received by the Corporate Secretary by 5:00 p.m., Pacific time, on the business day immediately prior to the date of the special meeting, or by attending the special meeting and voting virtually. Attending the special meeting alone, without voting at the special meeting, will not be sufficient to revoke your proxy. Written notice of revocation should be mailed to: First Financial Northwest, Inc. Attn: Corporate Secretary, 201 Wells Avenue South, Renton, Washington 98057.
If you are a “street name” holder of the Company’s common stock, you may change your vote by submitting new voting instructions to your bank, broker or other holder of record. You must contact the record holder of your shares to obtain instructions as to how to change your vote.
The Asset Sale (Page 24)
Upon the terms and subject to the conditions set forth in the purchase agreement, Global will acquire substantially all of the assets and assume substantially all of the liabilities (including deposit liabilities) of the Bank. Following the consummation of the asset sale, the Bank will wind up its business and surrender its banking charter, distribute its remaining net assets to the Company, and liquidate and dissolve.
Recommendation of the Company Board of Directors (page 35)
After careful consideration of various factors described in “Proposal No. 1 — The Asset Sale Proposal — Recommendation of the Board of Directors” beginning on page 35, the Company board has unanimously (a) found that the purchase agreement and the transactions contemplated therein are fair to and in the best interests of the Company and its shareholders; (b) approved and adopted the purchase agreement and all the transactions contemplated by the agreement; and (c) recommended to the shareholders of the Company vote for the asset sale and the Company dissolution following completion of the asset sale.
The Company’s board of directors recommends that you vote “FOR” the asset sale proposal; “FOR” the Company dissolution proposal; “FOR” the golden parachute proposal and “FOR” the adjournment proposal.
Opinion of Financial Advisor (page 29)
The Company retained Janney as its financial advisor in connection with the proposed asset sale.
At the meeting of the board of directors of the Company on January 9, 2024, Janney rendered its oral opinion, subsequently confirmed in its written opinion dated as of January 9, 2024, to the board of directors of the Company that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the purchase price of $231.2 million to be paid to the Bank in the proposed asset sale was fair, from a financial point of view, to the Company’s shareholders.
The full text of the written opinion of Janney dated January 9, 2024, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the opinion of Janney set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company shareholders are urged to read the opinion in its entirety. Janney’s written opinion was addressed to the board of directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed asset sale, was directed only to the purchase price in the asset sale and did not address any other aspects of the asset sale. The opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the proposed asset sale or any other matter.
For more information, see “Proposal No. 1 — The Asset Sale Proposal — Opinion of Financial Advisor” beginning on page 29.
Financing of the Asset Sale (page 43)
The obligation of the Company and the Bank to complete the asset sale are not contingent upon the receipt of any financing. Additionally, the obligation of Global to complete the asset sale is not contingent upon the receipt of any financing.
Interests of the Company’s Directors and Executive Officers in the Asset Sale (page 36)
The interests of the Company’s directors and executive officers in the asset sale that are different from, or in addition to, those of the Company’s shareholders generally are described in the section entitled “Proposal No. 1 — The Asset Sale Proposal — Interests of Directors and Executive Officers in the Asset Sale” beginning on page 36. The Company board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the purchase agreement and the asset sale, and in recommending that the purchase agreement be adopted by the Company shareholders. Example of such interests include, among others: (a) entitlement to liability insurance coverage under the purchase agreement; (b) accelerated vesting of stock options and restricted shares under the Company’s stock incentive plan, including the right to receive payments with respect to such awards in connection with the asset sale; (c) the receipt of cash severance payments and insurance benefits by executive officers pursuant to their respective employment or change in control agreements; (d) accelerated vesting of benefits under the SERPs with two executive officers, including a tax reimbursement payment to those executives in connection with the termination of the SERPs; (e) accelerated tax gross-up payments under split dollar agreements; and (f) the right to receive an accelerated distribution of shares under the Company’s ESOP, allowing for potentially favorable tax treatment related to the distribution.
All unvested stock option awards and restricted stock awards will become fully vested upon completion of the asset sale. In addition, if the proposal to approve the asset sale is approved, the Company equity awards held by the Company’s directors and executive officers will be treated in the same manner as all other outstanding Company equity awards.

For more information, see “Proposal No. 1 — The Asset Sale Proposal — Interests of Directors and Executive Officers in the Asset Sale” beginning on page 36.
Material U.S. Federal Income Tax Consequences of the Asset Sale (page 63)
The exchange of substantially all of the assets and liabilities of the Bank for cash pursuant to the asset sale will be a taxable transaction for the Bank, resulting in the Bank paying taxes on the gain. In addition, the subsequent winding-up, liquidation and Company dissolution after the asset sale will be a taxable transaction for “U.S. holders” (as defined in “Material U.S. Federal Income Tax Consequences”) of the Company’s common stock for U.S. federal income tax purposes. A Company shareholder who is a U.S. holder and who exchanges shares of Company common stock for cash in the dissolution and liquidation of the Company following the asset sale will, for U.S. federal income tax purposes, generally recognize gain or loss in an amount equal to the difference, if any, between the amount of such cash received by such Company shareholder and the Company shareholder’s adjusted tax basis in the Company shareholder’s shares of Company common stock. Company shareholders should read “Material U.S. Federal Income Tax Consequences” for a more detailed discussion of the U.S. federal income tax consequences of the asset sale and subsequent Company dissolution. Company shareholders should also consult their tax advisors for a complete analysis of the effect of the asset sale and subsequent dissolution of the Company on the Company shareholders’ federal, state, local, and foreign taxes.
Regulatory Approvals Required for the Asset Sale (page 42)
The consummation of the asset sale and the sale transaction contemplated by the purchase agreement is subject to the approval from the FDIC, WDFI, and the NCUA. Subject to the terms and conditions of the purchase agreement, the parties have agreed to cooperate and use their best reasonable efforts to prepare and file as promptly as practicable all necessary documentation and to obtain as promptly as practicable all regulatory approvals necessary or advisable to consummate the asset sale and the transactions contemplated therein.
The Purchase Agreement (Page 47)
Asset Sale Purchase Price
As consideration for the asset sale, Global will pay the Bank a cash purchase price equal to $231.2 million, subject to possible downward adjustment as described below. If the sale transaction is completed no later than September 30, 2024, the Company estimates that, after the Bank satisfies its remaining liabilities and liquidates and the Company pays, or provides for payment of, all of its liabilities, Company shareholders will receive one or more distributions in the aggregate amount of approximately $23.06 to $23.59 in cash for each share of Company common stock they own.
The purchase agreement provides for an adjustment to the purchase price for: (1) the amount of any dividends paid by the Bank to the Company from the effective date of the purchase agreement through the closing date of the asset sale, except for the dividend paid by the Bank to the Company during the first calendar quarter of 2024 in the amount of $762,000, representing 50% of the Bank’s net income for the period beginning October 1, 2023 and ending on December 31, 2023; (2) after-tax remediation costs related to any environmental problems; (3) the amount of “stay pay” bonuses paid by the Bank in excess of $980,000; (4) an amount of up to $3,000,000 in the event of the Bank’s core deposits decrease by amounts specified in the purchase agreement; (5) an amount equal to 10% of certain loans which cannot be refinanced or sold within 30 days of the closing of the asset sale; and (6) after-tax termination costs related to the Bank’s defined benefit plan.
Treatment of Restricted Stock
If the asset sale is completed, under the terms of the Company’s stock incentive plans, each share of restricted stock that is outstanding immediately prior to the effective time of the asset sale will automatically become an unrestricted share of Company common stock. Assuming the Company dissolution proposal is approved, all holders of such shares will receive their pro rata portion of the net cash distributed to shareholders in the subsequent dissolution of the Company. The expected cash distribution range of $23.06 to $23.59 per share assumes all shares of restricted stock outstanding immediately prior to consummation of the asset sale will vest at the effective time of the asset sale.
Treatment of Stock Options
If the asset sale is completed, under the terms of the Company’s stock incentive plans, each option to purchase shares of Company common stock that is outstanding and unexercised immediately prior to the effective time of the asset sale will automatically become fully vested and exercisable to the full extent of the original grant. Additionally, under the terms of the Company’s stock incentive plans, the Company will cause all outstanding and unexercised options as of the effective time of the asset sale to be canceled in exchange for the in-the-money value of such options, calculated as the fair market value (as defined in the applicable stock incentive plan, which per share value is expected to approximate the amount of cash per share distributed to the shareholders in the Company dissolution) of the Company’s common stock on the effective date of the Company dissolution minus the exercise price of such option. Holders of vested options may choose to exercise their options at any time prior to the consummation of the asset sale. All holders of shares received upon exercise of vested options will receive their pro rata portion of the net cash distributed to shareholders in the dissolution. The issuance of Company common stock in connection with the exercise of vested options and the payment of the in-the-money value of any options that are cancelled in connection with the Company dissolution will reduce the per share distribution amount paid to the shareholders in the Company dissolution; however, the expected cash distribution range of $23.06 to $23.59 per share assumes all options are exercised prior to consummation of the asset sale or cashed out upon consummation of the asset sale.
Non-Solicitation of Acquisition Proposals
The purchase agreement provides that none of the Company, the Bank, its subsidiaries nor any of the officers, directors, agents, advisors nor affiliates will solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning any tender or exchange offer, proposal for a merger, consolidation, sale of substantially all of its assets and assumption of substantially all of its liabilities, other business combination, or proposal or offer to acquire a substantial equity interest in the Company or Bank.
Notwithstanding these restrictions, under certain circumstances, and to the extent that the Company board concludes in good faith, after consultation with its financial advisors and outside legal counsel, that its failure to engage in negotiations or discussions would reasonably constitute a failure to discharge properly the fiduciary duties of the directors in accordance with Washington law, the Company may engage in such negotiations and discussions after notifying Global within one business day of the receipt of such acquisition proposal.
No Change in Board Recommendation
Prior to the time that the asset sale is approved by the Company shareholders, the Company board may make a change in its recommendation that the shareholders vote for approval of the asset sale, provided that, after consulting with and considering the advice of outside counsel and its financial advisor, the Company board determines in good faith that failure to make such change in its recommendation would be inconsistent with the fiduciary duties of directors under Washington law.
Conditions to the Asset Sale
The respective obligations of the Company and the Bank to effect the asset sale are subject to the satisfaction or waiver of certain customary conditions contained in the purchase agreement, including the approval of the asset sale by the Company shareholders, the absence of any legal prohibitions, the accuracy of the representations and warranties (subject to customary materiality qualifiers), and compliance by the other party with its obligations under the purchase agreement (subject to customary materiality qualifiers).
Neither the Company nor the Bank can be certain of when, or if, the conditions to the asset sale will be satisfied or waived, or that the asset sale will be effected.

Termination
The purchase agreement may be terminated and the asset sale may be abandoned at any time prior to the effective time of the asset sale, whether before or after the adoption of the purchase agreement by the Company shareholders, under the following circumstances:
•
by mutual written consent of all parties;

•
by Global or the Bank if, twenty days after any required regulatory approval has been denied, the parties have not agreed to resubmit an application or appeal such denial;

•
by Global or the Bank if the other party materially breaches a representation or warranty or covenant in the purchase agreement;

•
by Global or the Bank if the asset sale cannot be consummated by December 10, 2024 (subject to extension); or

•
by the Bank if there is a superior acquisition proposal.

Termination Fee
The Bank must pay a termination fee in the amount of $9.44 million if the Bank terminates the purchase agreement because it has entered into another acquisition agreement with a third party in response to a superior acquisition proposal. If the purchase agreement is terminated due to a breach by Global or because the asset sale is not completed by December 10, 2024, then Global will pay the Bank liquidated damages equal to 1% of all loans that were refinanced, up to $2.5 million, in performance of the Bank’s obligations under the purchase agreement. In addition, upon any termination other than a termination by the Bank to pursue a superior acquisition or by Global upon the Bank’s breach of the purchase agreement, Global will reimburse the Bank for amounts paid by the Bank to effectuate the systems conversion and any transaction expenses paid by Bank at the request of Global that were due on or after the closing of the asset sale.
Remedies
The parties are entitled to seek temporary and/or permanent injunction or injunctions to prevent breaches of performance and to seek specific enforcement of the terms and provisions in addition to any other remedy to which they may be entitled at law or in equity.
The Company Dissolution (page 55)
If the Company dissolution proposal is approved, the Company’s board of directors will take such actions as it deems necessary or appropriate to effect the Company dissolution following consummation of the asset sale and the Bank liquidation, including the adoption of a plan of dissolution, substantially in the form included as Annex B to this proxy statement, which provides, among other things, for dissolving the Company under applicable Washington law, winding up the Company’s business and affairs, settling claims and distributing the Company’s remaining net assets, including the remaining net cash proceeds from the purchase price paid by Global in the asset sale, to the shareholders of the Company. Additionally, the Company’s common stock will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Company will no longer file periodic reports with the SEC. The Company’s transfer agent will also close the Company’s transfer books, such that no subsequent transfers of our common stock will be permitted. The Company will cease to be an independent public company. After completion of the Company dissolution, you will no longer have any ownership interest in the Company.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This proxy statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to be protected by the safe harbor provided therein. We generally identify forward-looking statements, particularly those statements regarding the benefits of the purchase agreement, proposed asset sale, the Bank liquidation and the Company dissolution, the anticipated timing of the transaction and the business of each company, by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “strategy,” “future,” “opportunity,” “will likely result” or the negative version of those words or other comparable words. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.
A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this proxy statement, including, but not limited to:
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the risk that the asset sale may not be consummated in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock;

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the risk that required regulatory approvals of the asset sale may not be obtained, or that the regulatory approvals are obtained subject to unanticipated conditions;

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the risk that the Company shareholders may fail to approve the asset sale or the Company dissolution proposal;

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the risk that the parties to the purchase agreement may fail to satisfy other conditions to the consummation of the asset sale or fail to meet expectations regarding the timing and consummation of the asset sale;

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the risk that Global does not have the liquid assets to pay the purchase price;

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the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement;

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the consummation of the asset sale and the other transactions contemplated by the purchase agreement on terms different than those expected, including as a result of a modification of the purchase agreement by all parties or as a result of a waiver by one or more parties to the purchase agreement of any of the covenants or conditions in the purchase agreement;

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the effect of the announcement or pendency of the asset sale on the Company’s business relationships, operation results, employees and business generally;

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the risk that the proposed asset sale disrupts current plans and operations of the Company and potential difficulties in the Company’s employee retention as a result of the asset sale;

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risks related to diverting management’s attention from the Company’s ongoing business operations;

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the outcome of legal proceedings that may be instituted against the Company related to the purchase agreement or the asset sale; and

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the amount of unexpected costs, fees, expenses and other charges related to the asset sale.

For additional factors that could materially affect our financial results and our business generally, please refer to the Company’s filings with the SEC, including but not limited to, the factors, uncertainties and risks described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and the other reports filed by the Company with the SEC and incorporated by reference. See “Where You Can Find More Information.” The Company undertakes no obligation to revise these statements following the date of this communication, except as required by law.

THE SPECIAL MEETING OF SHAREHOLDERS
This proxy statement is being provided to the holders of First Financial Northwest, Inc. common stock as part of a solicitation of proxies by the Company’s board of directors for use at the special meeting of shareholders of the Company to be held at the time and place specified below. This proxy statement provides the holders of Company common stock with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.
General
The Company is furnishing this proxy statement to the record holders of the Company’s common stock as of May 24, 2024, which we refer to as the record date, for use at the special meeting of the shareholders of the Company, referred to herein as the special meeting.
Date, Time and Place
The special meeting will be held on July 19, 2024, at 9:00 a.m., Pacific time, by means of remote communications only.
Attend the Special Meeting
If you are a shareholder of record as of the record date, you may attend the meeting online by visiting https://www.virtualshareholdermeeting.com/FFNW2024SM. To participate in the virtual special meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. You do not need to register in advance to attend the special meeting.
Proposals and Business of the Special Meeting
At the special meeting, the Company’s shareholders will be asked to consider and vote on the following:
Proposal 1 — The Asset Sale Proposal — a proposal to approve the Purchase and Assumption Agreement, dated as of January 10, 2024, or the purchase agreement, by and among Global, the Company, and the Bank, pursuant to which Global will acquire substantially all of the assets and assume substantially all of the liabilities (including deposit liabilities) of the Bank, referred to herein as the asset sale, all on and subject to the terms and conditions set forth in the purchase agreement, which we refer to herein as the asset sale proposal.
Proposal 2 — The Company Dissolution Proposal — a proposal to approve the Company dissolution whereby the Company will take all action to wind up its affairs and dissolve under applicable Washington law and distribute its remaining net assets, including the remaining net cash proceeds from the purchase price paid by Global in the asset sale, to the shareholders of the Company, which we refer to herein as the Company dissolution proposal.
Proposal 3 — The Golden Parachute Proposal — a proposal to approve, on an advisory (non-binding) basis, compensation that may be paid or become payable to certain executive officers of the Company in connection with the asset sale, which we refer to herein as the golden parachute proposal.
Proposal 4 — The Adjournment Proposal — a proposal to adjourn or postpone the special meeting of the shareholders of the Company to a later date or dates if the board of directors of the Company determines such an adjournment or postponement is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the asset sale proposal or the Company dissolution proposal, which we refer to herein as the adjournment proposal.
We are not aware of any other matters to be voted upon at the special meeting, other than procedural matters. We intend to conduct any business that properly comes before the special meeting.
Proposal 1 — The Asset Sale Proposal
The Company is asking its shareholders to approve the asset sale proposal. The asset sale proposal provides for Global’s acquisition of substantially all of the assets and assumption of substantially all of the liabilities (including deposit liabilities) of the Bank in exchange for $231.2 million in cash, subject to possible downward adjustment. The downward adjustments set forth in the purchase agreement are as follows: (1) the amount of any dividends paid by the Bank to First Financial Northwest from the effective date of the purchase agreement through the closing date of the asset sale, except for the dividend paid by the Bank to the Company during the first calendar quarter of 2024 in the amount of $762,000, representing 50% of the Bank’s net income for the period beginning October 1, 2023 and ending on December 31, 2023; (2) after-tax remediation costs related to any environmental problems; (3) the amount of “stay pay” bonuses paid by the Bank in excess of $980,000; (4) an amount of up to $3,000,000 in the event of the Bank’s core deposits decrease by amounts specified in the purchase agreement; (5) an amount equal to 10% of certain loans which cannot be refinanced or sold within 30 days of the closing of the asset sale; and (6) after-tax termination costs related to the Bank’s defined benefit plan. For further information regarding the purchase price in the asset sale, see “Proposal No. 1 — The Asset Sale Proposal — Asset Sale Purchase Price” beginning on page 24.
The asset sale is the first integral step in the sale transaction contemplated by the purchase agreement. The sale transaction consists of (i) the asset sale, (ii) the Bank liquidation and the distribution of the Bank’s remaining assets to the Company, or the Bank liquidation, and (iii) the Company dissolution and the distribution of the Company’s remaining assets to its shareholders.
For a detailed discussion of the asset sale, including the terms and conditions of the purchase agreement, see “Proposal No. 1 — The Asset Sale Proposal” beginning on page 24 and “— Terms of the Purchase Agreement” beginning on page 47. In addition, the Company’s shareholders are directed to the purchase agreement, a copy of which is attached as Annex A to this proxy statement and incorporated in this proxy statement by reference.
Proposal 2 — The Company Dissolution Proposal
The Company is asking shareholders to approve the Company dissolution whereby, following consummation of the asset sale, the Company will take all necessary action to wind up its affairs and dissolve under applicable Washington law and distribute its remaining net assets, including the remaining net cash proceeds from the purchase price paid by Global in the asset sale, to the shareholders of the Company. This proposal is referred to herein as the Company dissolution proposal.
Although the Company dissolution is being approved separately from the asset sale proposal, the proposed Company dissolution is an integral part of the sale transaction contemplated by the purchase agreement and will occur only if the asset sale and the Bank liquidation are completed. The purchase agreement, the asset sale and the Bank liquidation are discussed under “Proposal 1 — The Asset Sale Proposal” beginning on page 24. The Company’s reasons for the sale transaction are discussed under “Proposal 1 — The Asset Sale — The Company’s Reasons for the Sale Transaction” beginning on page 28.
The sale transaction can be completed as intended only if the asset sale proposal and the Company dissolution proposal are both approved by the shareholders of the Company at the special meeting. If the asset sale proposal is not approved by the Company’s shareholders, the sale transaction will not occur and the Company will not be dissolved and no distribution will be made to shareholders of the Company, even if the Company dissolution proposal is approved by shareholders. If shareholders approve the asset sale proposal but do not approve the Company dissolution proposal, assuming the other closing conditions in the purchase agreement are satisfied, Global, the Company and the Bank may agree to complete the asset sale, but only if Global waives its condition to closing the asset sale that the Company has received shareholder approval of the Company dissolution proposal. If Global waives such condition and the parties close the asset sale, the Bank having transferred substantially all of its operating assets to Global, would liquidate and distribute its remaining assets to the Company. However, the Company could not then immediately begin the process of dissolving and the cash distributions to shareholders would be delayed until shareholders approve the Company dissolution. The Company does not intend to invest in another operating business following the completion of the asset sale and Bank liquidation. The Company would use its remaining assets to pay ongoing operating expenses, and the Company expects that such expenses would exceed any revenue generated by its remaining assets. Accordingly, the Company would use its remaining cash, including cash paid by Global in the asset sale, if necessary, to satisfy its obligations and expenses until the Company is permitted to dissolve.

If the Company dissolution proposal is approved, the Company’s board of directors will take such actions as it deems necessary or appropriate to effect the Company dissolution following consummation of the asset sale and the Bank liquidation, including the adoption of a plan of dissolution, substantially in the form included as Annex B to this proxy statement. For a detailed discussion of the proposed Company dissolution, see “Proposal 2 — The Company Dissolution Proposal” beginning on page 55.
If the sale transaction is completed, the Company estimates that, after the Bank satisfies its remaining liabilities and liquidates and the Company pays, or provides for payment of, all of its liabilities, the cash distributions per share of Company common stock to be paid to the shareholders of the Company will be approximately $23.06 to $23.59 in aggregate. The range of $23.06 to $23.59 is based on the Company’s most recent analysis which assumes that the asset sale is consummated no later than September 30, 2024 and the Company’s estimates of the downward purchase price adjustments. This estimated distribution amount per share is based on numerous assumptions, including an assumed 9,174,425 shares of Company common stock outstanding, and is subject to change based on several factors that are discussed more fully in this proxy statement under the heading “Proposal No. 1 — The Asset Sale Proposal — Distributions to the Company Shareholders” beginning on page 43 and “— Other Factors That May Reduce the Amount of Shareholder Distributions” beginning on page 45. Further, in addition to the factors that could affect the distribution received by shareholder of which the Company is currently aware, in the course of the sale and dissolution process, unanticipated expenses and liabilities may arise, and such unanticipated expenses and liabilities may reduce the amount of cash available for distribution to shareholders. Accordingly, the ultimate per share distribution to the Company’s shareholders may be less or more than the estimated range of $23.06 to $23.59 per share.
Proposal 3 — The Golden Parachute Proposal
The Company is seeking shareholder approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to certain executive officers of the Company in connection with the asset sale. Other than the grant of restricted stock after the date of the purchase agreement, the arrangements under which such compensation would be paid were disclosed to Global in connection with the negotiation of the asset sale, and, pursuant to the purchase agreement, the payment or nonpayment of these amounts will not affect the amount to be distributed to shareholders.
Proposal 4 — The Adjournment Proposal
The Company is seeking shareholder approval to adjourn or postpone the special meeting to a later date or dates if the board of directors of the Company determinates such an adjournment or postponement is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the asset sale proposal or the Company dissolution proposal. If this adjournment proposal is approved, the special meeting could be adjourned to any date. If the special meeting is adjourned, shareholders of the Company who have already submitted their proxies will be able to revoke their proxy at any time prior to their use.
Recommendation of the Board of Directors
On January 9, 2024, the Company’s board of directors determined that the asset sale, the purchase agreement and the other transactions contemplated by the purchase agreement, including the Bank liquidation and Company dissolution, are in the best interests of the Company and its shareholders, and it approved the purchase agreement, the asset sale, the Company dissolution and the other transactions contemplated by the purchase agreement. Accordingly, the Company’s board of directors recommends that the Company’s shareholders vote as follows:
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“FOR” the asset sale proposal;

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“FOR” the Company dissolution proposal;

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“FOR” the golden parachute proposal; and

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“FOR” the adjournment proposal.

Holders of Company common stock should read this proxy statement carefully and in its entirety, including the annexes, for more detailed information concerning the special meeting, the purchase agreement, the asset sale and the other transactions contemplated by the purchase agreement, and the Company dissolution.
Record Date; Shareholders Entitled to Vote
The record date for the special meeting is May 24, 2024, which we refer to herein as the record date. Only record holders of shares of Company common stock as of the close of business (5:00 p.m. local time) on the record date are entitled to notice of, and to vote at, the special meeting. At the close of business on the record date, 9,174,425 shares of Company common stock were issued and outstanding.
How to Vote
A shareholder of record may vote by completing, signing, dating and returning the enclosed proxy in the accompanying pre-paid return envelope, by attending the special meeting virtually and casting your vote during the live webcast of the special meeting, by telephone, or by voting electronically via the internet.
A shareholder holding the Company’s shares in street name should vote in accordance with the voting instruction form provided by the shareholder’s broker, bank or other nominee.
Quorum
No business may be transacted at the special meeting unless a quorum is present. Holders representing at least a majority of the shares of Company common stock entitled to vote at the special meeting must be present, virtually, or represented by proxy, to constitute a quorum. All shares of Company common stock represented at the special meeting, including shares that are represented but that vote to abstain and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum.
Votes Required for Approvals
The required votes to approve the proposals at the special meeting are as follows:
Proposal 1 — The Asset Sale Proposal — Approval of the asset sale proposal requires the affirmative vote of at least two-thirds of the issued and outstanding shares of Company common stock entitled to vote at the special meeting. Only shares of Company common stock are entitled to vote at the special meeting. If you fail to authorize a proxy or to vote virtually at the special meeting, vote to abstain, or fail to instruct your broker, bank or other nominee how to vote on such proposal it will have the same effect as a vote “AGAINST” this proposal.
Proposal 2 — The Company Dissolution Proposal — Approval of the Company dissolution proposal requires the affirmative vote of at least two-thirds of the issued and outstanding shares of Company common stock entitled to vote at the special meeting. Only shares of Company common stock are entitled to vote at the special meeting. If you fail to authorize a proxy or to vote virtually at the special meeting, vote to abstain, or fail to instruct your broker, bank or other nominee how to vote on such proposal it will have the same effect as a vote “AGAINST” this proposal.
Proposal 3 — The Golden Parachute Proposal — Approval of the golden parachute proposal requires the affirmative vote of at least a majority of the votes cast. If you fail to authorize a proxy or vote virtually at the special meeting, or fail to instruct your broker, bank or other nominee how to vote on such proposal, it will have the no effect on the outcome of this proposal, however if you vote to abstain, it will have the same effect as a vote “AGAINST” this proposal.
Proposal 4 — The Adjournment Proposal — Approval of the adjournment proposal requires the affirmative vote of at least a majority of the votes cast. If you fail to authorize a proxy or vote virtually at the special meeting, or fail to instruct your broker, bank or other nominee how to vote on such proposal, it will have the no effect on the outcome of this proposal, however if you vote to abstain, it will have the same effect as a vote “AGAINST” this proposal.

Each director and executive officer of the Company entered into a voting agreement with the Company and Global at the time the purchase agreement was executed. Under the terms of the voting agreement, such directors and executive officers have agreed to vote their shares of Company common stock in favor of the asset sale and the other transactions contemplated by the purchase agreement. As of May 24, 2024, the record date for the special meeting, these individuals held an aggregate of 549,912 shares of Company common stock, representing 5.99% of the issued and outstanding shares of Company common stock, which totaled 9,174,425 as of such date. See “Ancillary Agreements — Voting Agreement” beginning on page 65 for additional information regarding the voting agreement.
Voting by Proxy; Incomplete Proxies
If you were a record holder of Company common stock at the close of business on the record date, a proxy card is enclosed for your use. The Company requests that you vote your shares as promptly as possible, over the internet, by telephone or by submitting your properly executed proxy card by mail using the enclosed postage-paid envelope. When you vote your shares using one of the above methods, the shares of Company common stock represented by your proxy will be voted at the special meeting in accordance with the instructions contained in the proxy.
If a record holder returns an executed proxy card without an indication as to how the shares of Company common stock represented by it are to be voted with regard to the proposals, the shares of Company common stock represented by the proxy will be voted in accordance with the recommendation of the Company’s board of directors and, therefore, such shares will be voted “FOR” the proposals. We are not aware of any other matters to be voted upon at the special meeting, other than procedural matters. We intend to conduct any business that properly comes before the special meeting. The proxy holders will vote the shares represented by properly completed proxy cards in accordance with the board’s recommendations on any other matters that may properly come before the special meeting.
Your vote is important. Accordingly, if you were a record holder of Company common stock on the record date, please vote your proxy, over the internet, by phone or by mail, whether or not you plan to attend the special meeting virtually.
Revocability of Proxies and Changes to a Company Shareholder’s Vote
A Company shareholder entitled to vote at the special meeting may revoke a proxy at any time before the vote on the proposals at the special meeting. If you wish to revoke or change your proxy, then you must take one of the following three actions:
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deliver written notice of revocation to the Secretary of First Financial that you have revoked your proxy, which written revocation must be received by the Corporate Secretary by 5:00 p.m., Pacific time, on the business day immediately prior to the date of the special meeting;

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deliver a proxy card bearing a later date than the proxy card that such shareholder desires to revoke;

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casting a new vote by telephone or via the internet at any time before 11:59 p.m. Eastern time on July 18, 2024; or

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attend the special meeting and cast your vote during the live webcast of the special meeting.

Merely attending the special meeting will not, by itself, revoke your proxy; a Company shareholder attending the special meeting must cast a vote at the special meeting in order to revoke a previously delivered and properly completed proxy card. The latest valid vote that the Company receives before the polls close at the special meeting is the vote that will be counted for each shareholder.
Solicitation of Proxies
The Company’s board of directors is soliciting proxies for the special meeting from holders of Company common stock entitled to vote at the special meeting. The cost of solicitation of proxies for the special meeting will be borne by the Company. The Company has retained Georgeson to assist in the solicitation of proxies for a fee of approximately $12,500 plus related fees for any additional services and reasonable out-of-pocket expenses. In addition, the Company’s officers and employees may also solicit proxies by mail, telephone, facsimile, electronic mail or in person, but no additional compensation will be paid to them.
Assistance
If you need assistance in completing your proxy card, have questions regarding the special meeting or would like additional copies of this proxy statement, please contact Georgeson LLC at 1290 Avenue of the Americas, 9th floor, New York, New York 10104, or by telephone at (866) 529-1711.

PROPOSAL 1 — THE ASSET SALE PROPOSAL
The following information describes material aspects of the asset sale as provided for under the purchase agreement. It is not intended to be a complete description of all information relating to the asset sale and is qualified in its entirety by reference to the purchase agreement, a copy of which is included as Annex A and is incorporated herein by reference. We urge you to read the purchase agreement in its entirety. This summary and the copy of the purchase agreement attached to this document as Annex A are included solely to provide investors with information regarding the terms of the purchase agreement. They are not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates.
Parties to the Asset Sale
First Financial Northwest, Inc., or the Company, is a Washington corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended. The Company is regulated by the Board of Governors of the Federal Reserve System, or Federal Reserve. The Company’s primary asset is ownership of all of the outstanding common stock of the Bank. As of March 31, 2024, the Company had total consolidated assets of approximately $1.47 billion, total loans (net of allowance for credit losses) of approximately $1.14 billion, total deposits of approximately $1.17 billion and shareholders’ equity of approximately $160.2 million.
First Financial Northwest Bank, or the Bank, is a Washington state-chartered bank regulated by the WDFI and the FDIC, with its deposits insured by the FDIC. The Bank conducts a complete range of commercial and personal banking activities. The Bank currently operates at fifteen branch locations with its main office located at 201 Wells Avenue South, Renton, Washington 98057. The Bank is a wholly-owned subsidiary of the Company.
Global Federal Credit Union, or Global, is a federally-chartered credit union regulated by the National Credit Union Administration, or NCUA, with its deposits insured by the NCUA. Global’s operations are headquartered in Anchorage, Alaska. Global is a member-owned, not-for-profit financial cooperative that provides a variety of financial products and services to its members. As of March 31, 2024, Global had total assets of approximately $11.9 billion, total loans (net of allowance for loan losses) of approximately $9.7 billion, total member deposits of approximately $9.7 billion, and members’ equity of approximately $1.2 billion.
The Asset Sale
Global, the Company and the Bank entered into a Purchase and Assumption Agreement, dated as of January 10, 2024, which we refer to as the purchase agreement. The purchase agreement provides for Global’s acquisition of substantially all of the assets and the assumption of substantially all of the liabilities (including deposit liabilities) of the Bank. The asset sale is the first integral step in the sale transaction contemplated by the purchase agreement. The sale transaction consists of (i) the asset sale, (ii) the Bank liquidation and the distribution of the Bank’s remaining assets to the Company, and (iii) the Company dissolution including the distribution of the Company’s remaining assets to its shareholders.
Asset Sale Purchase Price
In the asset sale, Global will purchase substantially all of the Bank’s assets and assume substantially all of the Bank’s liabilities, including all of the Bank’s deposit liabilities. As consideration for the asset sale, Global will pay the Bank a cash purchase price equal to $231.2 million, subject to possible reduction, as discussed below.
The downward adjustments set forth in the purchase agreement are as follows: (1) the amount of any dividends paid by the Bank to the Company from the effective date of the purchase agreement through the closing date of the asset sale, except for the dividend paid by the Bank to the Company during the first calendar quarter of 2024 in the amount of $762,000, representing 50% of the Bank’s net income for the period beginning October 1, 2023 and ending on December 31, 2023; (2) after-tax remediation costs related to any environmental problems; (3) the amount of “stay pay” bonuses paid by the Bank in excess of $980,000; (4) an amount of up to $3,000,000 in the event of the Bank’s core deposits decrease by amounts specified in the purchase agreement; (5) an amount equal to 10% of certain loans which cannot be refinanced or sold within 30 days of the closing of the asset sale; and (6) after-tax termination costs related to the Bank’s defined benefit plan which cost has been determined to equal $821,112.
If the sale transaction is completed, the Company will distribute its remaining net assets, including the remaining net cash proceeds from the purchase price paid by Global in the asset sale, to the shareholders of the Company. Based on the Company’s most recent analysis, if the asset sale is completed on or prior to September 30, 2024, the Company estimates that, after the Bank satisfies its remaining liabilities and liquidates and the Company pays, or provides for payment of, all of its liabilities, the aggregate cash distributions to be paid to the shareholders of the Company will be approximately $213.4 million to $218.3 million, or approximately $23.06 to $23.59 per share. The range of $23.06 to $23.59 is based on the assumption that the asset sale will be consummated no later than September 30, 2024 and the Company’s estimates of the downward purchase price adjustments. This estimated distribution amount per share is based on numerous assumptions, including an assumed 9,174,425 shares of Company common stock outstanding, and is subject to change based on several factors that are discussed more fully in this proxy statement under the heading “Proposal No. 1 — The Asset Sale Proposal — Distributions to the Company Shareholders” beginning on page 43 and “— Other Factors That May Reduce the Amount of Shareholder Distributions” beginning on page 45. Further, in addition to the factors that could affect the distribution received by shareholders of which the Company is currently aware, in the course of the sale and dissolution process, unanticipated expenses and liabilities may arise, and such unanticipated expenses and liabilities may reduce the amount of cash available for distribution to shareholders. Accordingly, the ultimate per share distribution to the Company’s shareholders may be less or more than the estimated range of $23.06 to $23.59 per share.
After the completion of the asset sale, the Company may distribute its remaining net assets, including the remaining net proceeds from the purchase price paid by Global in the asset sale, to its shareholders through one or more distributions. The Company intends to make an initial distribution of substantially all of the net purchase price proceeds from the asset sale as soon as reasonably practicable after the closing date of the asset sale; provided, that the Company expects to retain a sufficient amount of cash to satisfy all known and reasonably anticipated liabilities, including tax liabilities, as well as a contingency fund for unanticipated liabilities and expenses. For additional information regarding the timing of distributions, see “Proposal 2 — The Company Dissolution Proposal — Winding Up and Dissolution of the Company — Timing of Distributions” on page 55.
Treatment of Stock Options
As of the record date, there were 162,500 outstanding options to purchase shares of Company common stock with a weighted average exercise price of $11.65 per share. If the asset sale is completed, under the terms of the Company’s stock incentive plans, each option to purchase shares of Company common stock that is outstanding and unexercised immediately prior to the effective time of the asset sale will automatically become fully vested and exercisable to the full extent of the original grant. Additionally, under the terms of the Company’s incentive stock plans, the Company will cause all outstanding and unexercised options as of the effective time of the asset sale to be canceled in exchange for the in-the-money value of such options, calculated as the fair market value (as defined in the applicable stock incentive plan, which per share value is expected to approximate the amount of cash per share distributed to the shareholders in the Company dissolution) of the Company’s common stock on the effective date of the Company’s articles of dissolution minus the exercise price of such option.
Holders of vested options may choose to exercise their options at any time prior to the consummation of the asset sale. The exercise price for the shares of Company common stock to be purchased on the exercise of any option may be paid (1) in cash, (2) by delivery of a number of then held shares of Company common stock having an aggregate fair market value (as defined in the applicable stock incentive plan) equal to the aggregate exercise price of such shares, or (3) by having the Company withhold a number of shares Company common stock otherwise issuable upon the option exercise having an aggregate fair market value equal to the exercise price of such shares.
Holders of shares received upon exercise of vested options will receive their pro rata portion of the net cash distributed to shareholders in the Company dissolution. The issuance of Company common stock in connection with the exercise of vested options and the payment of the in-the-money value of any options that are cancelled in connection with the Company dissolution will reduce the per share distribution amount paid to the shareholders in the Company dissolution; however, the expected cash distribution range of $23.06 to $23.59 per share assumes all options are exercised prior to consummation of the asset sale or cashed out upon consummation of the asset sale.
Treatment of Restricted Stock
As of the record date, there were 7,673 shares of restricted stock outstanding. If the asset sale is completed, under the terms of the Company’s stock incentive plans, each share of restricted stock that is outstanding immediately prior to the effective time of the asset sale will automatically vest and become an unrestricted share of Company common stock at the effective time of the asset sale. If the Company dissolution proposal is approved, holders of such shares receive their pro rata portion of the net cash distributed to shareholders in the Company dissolution. The expected cash distribution range of $23.06 to $23.59 per share assumes all shares of restricted stock outstanding immediately prior to the effective time will vest at the effective time of the asset sale.
Background of the Asset Sale
As part of the Company’s continuous efforts to strengthen its business, increase value for shareholders and deliver superior loan and deposit products and services to its customers and communities, the Company’s board of directors, in consultation with executive management and, from time to time, with outside advisors, regularly reviews and considers the Company’s business plans and its strategic options, including organic growth, potential acquisitions of other financial institutions by the Company, mergers of equals and acquisitions of the Company. These strategic discussions have been set against a backdrop of, among other things, business performance as well as prospects and developments in the financial services industry, regulatory and compliance environments, the economy generally and financial markets, and the implications of such developments for financial institutions generally and for the Company, in particular. These reviews have also included assessments of ongoing consolidation in the financial services industry and the benefits and risks to the Company and its shareholders of strategic combinations compared to the benefits and risks of continued operation as a standalone company, all with the goal of enhancing shareholder value. Factors assessed in connection with these reviews have included the risks and opportunities associated with operating in existing and new markets, competition, potential positive and negative expense and revenue synergies, regulatory requirements, interest rate environment and prospects, scale, operational risk, credit risk, market risk and changes in technology and in delivery and marketing channels.
From time to time, the Company’s President and Chief Executive Officer, Joseph W. Kiley III, participated in various conversations with executives from other financial institutions as well as financial advisors known to work with financial institutions regarding potential strategic opportunities for the Company. While some of these preliminary conversations led to informal proposals, nothing substantive resulted from the conversations.
In late summer of 2022, management of the Company and Janney held discussion regarding the Company’s strategic options including potential acquisitions of other financial institutions by the Company, mergers of equals and acquisitions of the Company. Janney, in the ordinary course of its business, continually holds discussions with financial institutions regarding their interest in business combinations with other financial institutions. As such, Janney discussed with the Company management two institutions that expressed potential interest in the Company. Significant amounts of data were provided to both institutions to assist with their research and due diligence efforts.
The discussions led to the Company executing a letter of intent, or LOI, with one of these institutions related to a sale of the Bank in November 2022. The Company engaged in negotiations and due diligence for an extended period of time with the other institution. Ultimately, it was determined that a satisfactory deal could not be agreed upon, and the Company and the other institution mutually agreed to terminate discussions in June 2023. Subsequently, the other institution delivered a letter to the Company formally terminating the LOI. The Company announced a charge-off of transaction expenses related to the failed negotiation in its quarterly earnings release in July 2023.

With discussions with the other institution terminated, Janney reached out to a small number of financial institutions, including representatives of Global, to assess if another institution would have interest in a business combination with a bank with financial characteristics such as the Company. Global and one other institution signed non-disclosure agreements and were provided with the identity of the Company as well as selected publicly available financial statements and information. The non-disclosure agreements did not contain restrictions on the counterparty’s ability to make unsolicited offers to acquire the Company.
On July 21, 2023, the management teams of Global and the Company met for an introductory meeting in Renton, Washington with each company providing an overview and history of their respective companies. Based on the preliminary information provided and the introductory meeting, Global indicated an interest in moving forward to explore a possible combination with the Company. The other institution decided not to pursue a transaction.
Global was provided with additional due diligence materials in order to facilitate the preparation of an LOI. In addition to the provided documents, management of the Company held various discussions with Global to answer questions and provide context to the diligence materials.
On September 28, 2023, Global delivered an initial LOI to the Company for a transaction structured as an asset purchase and liability assumption. On October 3, 2023, the Company board of directors met and discussed the proposed transaction proposed by Global. Janney provided a detailed analysis of the proposed transaction, including the financial ability of Global to complete the proposed transaction, the unique legal and business issues that would arise in a transaction with a credit union, structuring the transaction as a purchase and assumption, and the taxable nature of the transaction. Following an extensive discussion, the Company board authorized the management of the Company and their advisors to make a counter-proposal to Global to improve the structure and terms of the LOI. The advisors of both Global and the Company negotiated the specific terms of the proposal leading to a revised LOI with an improved structure and a slightly higher total consideration. On October 6, 2023, the Company executed the LOI with Global.
Global provided a comprehensive due diligence request list and the Company began populating the virtual data room with the requested documents. Over the next few months, Global and its advisors conducted a thorough due diligence review of the Company’s operations and financial conditions, including an extensive credit review. Further, on October 18 and 19, 2023, a team from Global conducted a tour of the Company’s facilities. The Company provided Global with a reverse due diligence request list, and the requested documents were provided and thoroughly reviewed by the Company and its advisors.
On December 6, 2023, Mr. Kiley and Global’s President and Chief Executive Officer Geoff Lundfelt jointly met with representatives of the FDIC, WDFI and the Federal Reserve Bank of San Francisco to discuss the proposed transaction and the impact on the Company, its employees, customers and community. An overview of the process, including the depth of the due diligence, as well as proposed next steps, was provided to the representatives of the regulatory agencies. On December 15, 2023, Messrs. Kiley and Lundfelt jointly met with representatives of the NCUA to discuss the proposed transaction and the impact on Global, its employees, customers and community. An overview of the process, including the depth of the due diligence, as well as proposed next steps, was provided to the representatives of the NCUA.
On December 11, 2023, after extensive discussions of material business points arising from due diligence, Global and its advisors delivered the first draft of the purchase agreement to the Company and the Company’s legal counsel Fenimore Kay Harrison LLP, or FKH. Throughout the month of December, the parties and their advisors continued to negotiate the terms of the purchase agreement. During the period of negotiations, the Company’s board of directors met in executive session on a weekly basis to discuss the status of the proposed transaction.
On January 5, 2024, the Company’s board of directors held a special meeting where representatives of FKH reviewed the purchase agreement in great detail and outlined the remaining issues that needed to be negotiated.
On January 9, 2024, the board of directors of the Company held a special meeting. Representatives of FKH provided an overview of the final purchase agreement, as well as an overview of the board of directors’ fiduciary responsibilities. Representatives of Janney orally provided its fairness opinion on the purchase price. Janney subsequently delivered the fairness opinion letter. The board of directors deliberated the rationale of proceeding with the transaction and unanimously approved the purchase agreement, asset sale and other transactions contemplated by the purchase agreement.
On January 10, 2024, the Company and Global executed the purchase agreement, and each director and executive officer of the Company executed and delivered to Global a voting agreement and a non-solicitation and confidentiality agreement. The Company announced the transaction prior to the open of trading on January 11, 2024.
The Company’s Reasons for the Sale Transaction
After careful consideration, at its meeting on January 10, 2024, the Company’s board of directors determined that the purchase agreement and the transactions contemplated thereby, including the asset sale, the subsequent Bank liquidation and the Company dissolution, which we refer to collectively as the sale transaction, were in the best interests of the Company and its shareholders. Accordingly, the Company’s board of directors approved the asset sale, the purchase agreement and transactions contemplated thereby and recommends that our shareholders vote “FOR” the approval of the asset sale proposal and “FOR” the approval of the Company dissolution proposal described under “Proposal 2 — The Company Dissolution Proposal.”
Prior to approving the purchase agreement and the asset sale, the Company’s board of directors consulted with our legal counsel as to its legal duties and the terms of the purchase agreement and related agreements. In addition, the Company’s board of directors evaluated, with the help of our financial advisor, the financial, market and other considerations bearing on the decision to recommend the asset sale proposal. Our board of directors believes that, in addition to benefiting our shareholders, an acquisition by Global will create an organization that is better able to serve our customers and our market area.
The terms of the purchase agreement, including the asset sale purchase price and the estimated cash distributions to our shareholders, were the result of arm’s length negotiations between our representatives and representatives of Global, with the assistance of legal counsel and our financial advisor, Janney. In reaching its conclusion that the sale transaction, including the asset sale, the Bank liquidation and Company dissolution, is in the best interest of the Company and its shareholders, the Company’s board of directors carefully considered a number of positive factors, including:
•
The value of the distribution expected to be received by the shareholders of the Company in connection with the Company dissolution relative to the recent trading prices, book value, and earnings per share of Company common stock;

•
The financial terms of recent business combinations in the financial services industry and a comparison of the multiples of selected combinations with the terms of the proposed transaction with Global;

•
The alternatives to asset sale, including remaining an independent institution;

•
The competitive and regulatory environment for financial institutions generally;

•
The business prospects for the Company going forward, as projected by management and viewed in light of the changing economic and competitive landscape;

•
The opinion provided by Janney that the purchase price to be received by the Bank in the asset sale is fair, from a financial perspective, to the shareholders of the Company;

•
The impact of the asset sale on the Company’s employees, suppliers, creditors, and customers, as well as the communities served by the Bank;

•
The likelihood of regulatory approval of the asset sale, including the possibility that the asset sale could be challenged on the basis of its effects on competition; and

•
The economy of the states served by the Bank and the nation.

Our board of directors also considered various risks relating to the asset sale and the transactions contemplated by the purchase agreement, including:
•
The extended regulatory review of sales of bank assets to credit unions, particularly as compared to typical regulatory reviews of bank-to-bank combinations;

•
The potential for reductions to the purchase price to be received by the Company under the purchase agreement; and

•
The process for dissolving and liquidating the Company, which will cause a delay in distribution of the purchase price to Company shareholders as compared to a bank-to-bank combination.

The reasons, factors and risks set out above are not intended to be exhaustive but do include the material factors considered by the Company’s board of directors in approving the purchase agreement, asset sale, and other transactions contemplated by the purchase agreement. In reaching its determination, the Company’s board of directors did not assign any relative or specific weights to different factors, and individual directors may have given different weights to different factors. Based on the reasons stated, the board determined that execution of the purchase agreement and the consummation of the transactions contemplated by the purchase agreement, including the asset sale, were in the best interest of the Company and its shareholders, and therefore the Company’s board of directors approved the purchase agreement, which will result in the sale of substantially all of the assets of the Company, and the transactions contemplated by the purchase agreement, including the asset sale, Bank liquidation and Company dissolution.
Opinion of Financial Advisor
The Company retained Janney to render financial advisory and investment banking services to the Company. As part of its engagement, Janney agreed to assist the Company in analyzing, structuring, negotiating and, if appropriate, effecting a transaction between the Company and another corporation or business entity. Janney also agreed to provide the board of directors of the Company with an opinion as to the fairness, from a financial point of view, of the cash consideration to be paid to the holders of Company common stock in the proposed transaction. The Company engaged Janney because Janney is a nationally recognized investment banking firm with substantial experience in transactions similar to the asset sale and is familiar with the Company and its business. As part of its investment banking business, Janney is continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.
On January 9, 2024, the Company’s and Bank’s boards of directors held a joint meeting to evaluate the proposed sale transaction. At this meeting, Janney reviewed the financial aspects of the proposed asset sale and rendered an opinion to the boards of directors of the Company and Bank that, as such date and based upon and subject to assumptions made, procedures followed, matters considered and limitations on the review undertaken, the purchase price to be paid to the Bank in connection with the asset sale was fair, from a financial point of view, to Company shareholders.
The full text of Janney’s written opinion, dated January 9, 2024, is attached as Annex C to this proxy statement and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. The Company’s shareholders are urged to read the opinion in its entirety.
Janney’s opinion speaks only as of the date of the opinion and Janney undertakes no obligation to revise or update its opinion. The opinion is directed to the boards of directors of the Company and the Bank and addresses only the fairness, from a financial point of view, of the purchase price to be paid to the Bank in the proposed asset sale. The opinion does not address, and Janney expresses no view or opinion with respect to, (i) the underlying business decision of the Company to engage in the asset sale, (ii) the relative merits or effect of the asset sale as compared to any alternative business transactions or strategies that may be or may have been available to or contemplated by the Company or the Company’s board of directors or (iii) any legal, regulatory, accounting, tax or similar matters relating to the Company, its shareholders or relating to or arising out of the asset sale. The opinion expresses no view or opinion as to any terms or other aspects of the asset sale, except for the purchase price. The Company and Global determined the purchase price through the negotiation process. The opinion does not express any view as to the amount or nature of the compensation to any of the Company’s or Bank’s officers, directors or employees, or any class of such persons, relative to the purchase price, or with respect to the fairness of any such compensation. The opinion has been reviewed and approved by Janney’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

The following is a summary of the analyses performed by Janney in connection with its fairness opinion. Certain analyses were confirmed in a presentation to the boards of directors of the Company and Bank by Janney. The summary set forth below does not purport to be a complete description of either the analyses performed by Janney in rendering its opinion or the presentation delivered by Janney to the boards of directors of the Company and Bank, but it does summarize all of the material analyses performed and presented by Janney.
The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. In arriving at its opinion, Janney did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Janney may have given various analyses more or less weight than other analyses. Accordingly, Janney believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, without considering all factors, could create an incomplete view of the process underlying the analyses set forth in its report to the boards of directors of the Company and Bank and its fairness opinion.
In performing its analyses, Janney made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or Global. The analyses performed by Janney are not necessarily indicative of actual value or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Janney’s analysis of the fairness of the purchase price, from a financial point of view, to Company shareholders. The analyses do not purport to be an appraisal or to reflect the prices at which the Company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Janney’s opinion does not address the relative merits of the asset sale as compared to any other business combination in which the Company might engage. In addition, as described above, Janney’s opinion was one of many factors taken into consideration by the board of directors of the Company in making its determination to approve the Agreement.
During the course of its engagement and as a basis for arriving at its opinion, Janney:
(i)
reviewed the purchase agreement and terms of the transaction;

(ii)
familiarized themselves with the financial condition, business, operations, assets, earnings, prospects and senior management’s views as to the future financial performance of the Company, the Bank and Global;

(iii)
reviewed certain financial statements, both audited and unaudited, and related financial information of the Company, the Bank and Global, including annual and quarterly reports filed by the parties with the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Federal Reserve Board and the National Credit Union Administration;

(iv)
reviewed publicly available mean analyst estimates of total assets and net income for the Company for the years ending December 31, 2023 and December 31, 2024 as well as an estimated annual net income and total assets growth rate for the Company for the years ending December 31, 2025 through December 31, 2028, based on discussions with the senior management of the Company;

(v)
compared certain aspects of the financial performance of the Company, the Bank and Global with similar data available for certain other financial institutions;

(vi)
reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks and bank holding companies that Janney considered relevant; and

(vii)
performed such other analyses and considered such other factors as Janney deemed appropriate.

Janney also took into account its assessment of general economic, market and financial conditions and our experience in other transactions as well as its knowledge of the banking industry and its general experience in securities valuation.

In arriving at its opinion, Janney has assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided by the Company and Global and in the discussions with the Company’s and Global’s respective management teams. Janney has further relied upon the assurances of the management of the Company and Global that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to Janney incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of its analyses and opinion, Janney has assumed that, with respect to financial forecasts, estimates and other forward-looking information reviewed, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company and Global (as the case may be) as to the expected future results of operations and financial condition of the Company and Global and the other matters covered thereby.
Janney has also assumed that the financial estimates and estimates and allowances regarding under-performing and nonperforming assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available information, judgments and estimates of the Company and that such estimates will be realized in the amounts and at the times contemplated thereby. Janney is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and has assumed and relied upon management’s estimates and projections. Janney was not retained to and did not conduct a physical inspection of any of the properties or facilities of the Company or its respective subsidiaries. In addition, Janney has not reviewed individual credit files, nor has Janney made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its respective subsidiaries, and Janney was not furnished with any such evaluations or appraisals.
Summary of Proposed Purchase Price and Implied Transaction Metrics.   Janney reviewed the financial terms of the asset sale, the Bank liquidation and the Company dissolution. In calculating the estimated per share value, Janney assumed the liquidation of the Company as of September 30, 2023, the date of the most recent financial statements when the opinion was issued. Based on the cash consideration to be paid by Global, assumed adjustments to the consideration, payment of taxes, available cash at the holding company, payment of all obligations of the Company, and cashing out options, Janney calculated the amount of cash available for distribution to the shareholders of the Company to be approximately $24.10 per share. This figure differs from the range discussed elsewhere in this proxy statement of $23.06 to $23.59, which represents a range of the potential distribution to shareholders at the projected closing of the asset sale prepared by the Company. This range takes into account a variety of projections and assumptions, such as dividends paid by the Bank to the Company, dividends paid by the Company to shareholders, operating expenses of the Company, and a range of potential downward adjustments to the purchase price as set forth in the purchase agreement. For more information regarding the purchase price in the asset sale, see “Proposal No. 1 — The Asset Sale Proposal — Distributions to the Company Shareholders” beginning on page 43 and “— Other Factors That May Reduce the Amount of Shareholder Distributions” beginning on page 45. Based upon the unaudited financial information of the Company as of and for the twelve months ended September 30, 2023, Janney calculated the following transaction multiples:
Transaction Value / Fully Diluted Tangible Book Value:	141.4%
Transaction Value / LTM(1) Earnings:	26.8x
Transaction Value / Estimated 2023 Earnings:	34.9x
Core Deposit Premium(2):	7.1%
Market Premium as of January 9, 2024:	75.2%

(1)
LTM means the last twelve months through September 30, 2023

(2)
Core deposits calculated as Total Deposits less Jumbo Time Deposits

Comparable Company Analysis.   Janney compared the financial condition, operating statistics and market valuation of the Company to certain other public companies selected by Janney. Janney selected the companies outlined below because their relative asset size and financial performance, among other factors, were reasonably similar to the Company; however, no selected company below is identical or directly comparable to the Company. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading values of the relevant public companies. The peer group selected consisted of 17 public companies headquartered in the western region of the United States (CA, ID, MT, NV, OR, WA, and WY) with total assets between $1.0 billion and $3.0 billion. To perform this analysis, Janney reviewed publicly available financial information as of and for the last twelve-month period ended September 30, 2023, or the most recently reported period available, and the market trading multiples of the selected public companies based on January 8, 2024 closing prices. The table below contains information reviewed and utilized by Janney in its analysis:
				Price /
Company	Ticker	Total Assets ($M)	Mkt Cap ($M)	Tang. Book Value	LTM EPS	Div. Yield	LTM ROAA	LTM ROAE	TCE / TA	NPAs / Assets
FS Bancorp Inc.	FSBW	2,920	284	125.8%	8.6x	2.7%	1.22%	13.2%	7.9%	0.21%
Northrim BanCorp Inc	NRIM	2,790	294	142.4%	11.1x	4.4%	1.03%	12.2%	7.5%	0.19%
BayCom Corp	BCML	2,574	261	100.3%	9.8x	1.8%	1.12%	9.1%	10.4%	0.53%
PCB Bancorp	PCB	2,568	255	94.4%	7.8x	3.9%	1.35%	9.9%	10.6%	0.15%
Central Valley Community Bncp	CVCY	2,435	256	200.2%	9.3x	2.2%	1.11%	15.3%	5.4%	0.00%
Southern California Bancorp	BCAL	2,314	312	130.2%	10.6x	—	1.30%	11.3%	10.5%	0.62%
Territorial Bancorp Inc.	TBNK	2,211	94	39.0%	12.0x	1.8%	0.37%	3.2%	11.2%	0.10%
First Northwest Bancorp	FNWB	2,154	137	95.6%	10.1x	1.8%	0.65%	8.5%	7.2%	0.11%
Eagle Bancorp Montana Inc.	EBMT	2,063	120	105.7%	10.3x	3.6%	0.58%	7.2%	5.7%	0.38%
Timberland Bancorp Inc.	TSBK	1,840	243	111.5%	9.1x	3.1%	1.50%	12.0%	11.9%	0.22%
Oak Valley Bancorp	OVLY	1,835	228	175.3%	6.7x	1.2%	1.80%	25.6%	7.2%	0.00%
Riverview Bancorp Inc.	RVSB	1,584	128	102.5%	9.6x	3.9%	0.85%	8.8%	8.0%	0.01%
Plumas Bancorp	PLBC	1,573	224	197.9%	7.6x	2.6%	1.88%	24.3%	7.2%	0.31%
Provident Financial Holdings	PROV	1,313	90	69.9%	11.0x	4.4%	0.64%	6.3%	9.8%	0.10%
United Security Bancshares	UBFO	1,273	126	114.1%	6.4x	6.3%	1.53%	17.6%	8.7%	1.47%
Summit State Bank	SSBI	1,142	80	94.3%	5.9x	3.9%	1.19%	14.7%	7.5%	3.09%
Sound Financial Bancorp Inc.	SFBC	1,030	100	100.7%	11.1x	1.9%	0.92%	9.2%	9.7%	0.23%
Mean		1,978	190	117.7%	9.2x	3.1%	1.12%	12.3%	8.6%	0.45%
Median		2,063	224	105.7%	9.6x	2.9%	1.12%	11.3%	8.0%	0.21%
First Financial Northwest Inc	FFNW	1,526	126	79.9%	15.3x	3.8%	0.55%	5.2%	10.4%	0.01%

Source: S&P Capital IQ Pro
Analysis of Precedent Transactions:
National Group.   Janney reviewed certain publicly available transaction multiples and related financial data for transactions nationwide announced since January 1, 2023, where the deal value was publicly disclosed, and the target’s assets were between $500 million and $5.0 billion, and excluding targets based in the Western region of the United States. The following transactions were selected by Janney because each target’s relative asset size, financial performance and operations, among other factors, was reasonably similar to the Company; however, no selected company or transaction below is identical or directly comparable to the Company or the proposed asset sale. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected transactions and other factors that could affect the transaction values in those selected transactions as compared with the proposed asset sale. The table below sets forth the data for proposed transaction and the range of metrics for the comparable group.
			Deal Price/				Seller Financial Metrics
Date Annc.	Buyer / Seller	Deal Value ($M)	Tang. Book Value	LTM(1) EPS	Prem. to Core Deps	1-Day Market Prem.	Total Assets ($M)	NPAs/ Assets	TCE / TA	LTM(1) ROAA
12/12/23	Orrstown Financial Services, Inc. / Codorus Valley Bancorp, Inc.	206	113.3%	7.5x	1.5%	3.9%	2,191	0.36%	8.26%	1.26%
11/13/23	First Financial Corp. / Simply Bank	73	132.4%	9.0x	3.6%	NA	702	0.80%	7.90%	1.41%
10/26/23	Old National Bancorp / CapStar Financial Holdings, Inc.	319	106.3%	9.8x	NA	3.1%	3,265	0.20%	9.34%	1.06%
09/27/23	Peoples Financial Services Corp. / FNCB Bancorp, Inc.	128	101.8%	8.0x	NA	5.3%	1,862	0.29%	6.66%	0.91%
08/31/23	NexTier Incorporated / Mars Bancorp, Inc.	32	128.4%	20.2x	1.7%	53.3%	521	0.01%	4.78%	0.30%
08/24/23	Burke & Herbert Financial Services Corp. / Summit Financial Group, Inc.	372	114.9%	6.5x	1.4%	6.4%	4,552	0.35%	7.19%	1.28%
07/25/23	Atlantic Union Bankshares Corp. / American National Bankshares Inc.	448	184.7%	13.2x	8.5%	32.2%	3,113	0.04%	7.94%	1.09%
04/18/23	CCFNB Bancorp, Inc. / Muncy Bank Financial, Inc.	60	121.9%	10.5x	2.4%	-7.3%	651	NA	7.53%	0.90%
03/21/23	First Mid Bancshares, Inc. / Blackhawk Bancorp, Inc.	90	138.1%	6.6x	2.2%	4.9%	1,322	0.36%	4.94%	1.01%
02/23/23	Main Street Financial Services Corp. / Wayne Savings Bancshares, Inc.	67	155.7%	7.8x	4.4%	15.2%	730	0.14%	5.91%	1.34%
02/22/23	LINKBANCORP, Inc. / Partners Bancorp	161	126.5%	11.9x	NA	-0.3%	1,575	0.28%	8.15%	0.81%
02/13/23	United Community Banks, Inc. / First Miami Bancorp, Inc.	114	159.5%	14.7x	NA	8.0%	1,031	NA	NA	NA
	Mean	172	131.9%	10.5x	3.2%	11.3%	1,793	0.28%	7.15%	1.03%
	Median	121	127.4%	9.4x	2.3%	5.3%	1,448	0.29%	7.53%	1.06%
01/11/24	Global / First Financial	223	141.4%	26.8x	7.1%	75.2%	1,526	0.01%	10.36%	0.55%

(1)
LTM means the last twelve months through September 30, 2023

Source: S&P Capital IQ Pro
Note: Transaction data as of deal announcement date.
Regional Group.   Janney also reviewed certain publicly available transaction multiples and related financial data for transactions in the Western region of the United States (CA, ID, MT, NV, OR, WA, and WY) announced since January 1, 2023, where the deal value was publicly disclosed, and the target’s assets were less than $5.0 billion. The following transactions were selected by Janney because each target’s relative asset size, financial performance and markets of operation, among other factors, was reasonably similar to the Company; however, no selected company or transaction below is identical or directly comparable to the Company or the proposed asset sale. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected transactions and other factors that could affect the transaction values in those selected transactions as compared with the proposed asset sale. The table below sets forth the data for proposed transaction and the range of metrics for the comparable group.

			Deal Price/				Seller Financial Metrics
Date Annc.	Buyer / Seller	Deal Value ($M)	Tang. Book Value	LTM(1) EPS	Prem. to Core Deps	1-Day Market Prem.	Total Assets ($M)	NPAs/ Assets	TCE / TA	LTM(1) ROAA
10/10/23	Glacier Bancorp, Inc. / Community Financial Group, Inc.	100	88.0%	8.7x	-1.4%	-12.3%	1,131	0.09%	9.96%	1.05%
08/08/23	National Bank Holdings Corp. / Bancshares of Jackson Hole, Inc.	81	161.0%	11.6x	NA	147.6%	716	NA	6.34%	NA
08/01/23	TriCo Bancshares / Valley Republic Bancorp	22	151.0%	29.4x	6.6%	79.8%	175	0.81%	8.50%	0.47%
04/27/23	CVB Financial Corp. / Suncrest Bank	30	96.4%	9.0x	-0.4%	19.4%	383	0.37%	8.03%	0.88%
04/21/23	Columbia Banking System, Inc. / Bank of Commerce Holdings	15	95.4%	8.4x	-0.5%	NA	211	0.00%	11.50%	0.97%
	Mean	50	118.3%	13.4x	1.1%	58.6%	523	0.32%	8.87%	0.84%
	Median	30	96.4%	9.0x	-0.4%	49.6%	383	0.23%	8.50%	0.93%
01/11/24	Global / First Financial	223	141.4%	26.8x	7.1%	75.2%	1,526	0.01%	10.36%	0.55%

(1)
LTM means the last twelve months through September 30, 2023

Source: S&P Capital IQ Pro
Note: Transaction data as of deal announcement date.
Discounted Cash Flow Analysis.   Janney performed an analysis that estimated the net present value of a share of Company common stock assuming the Company performed in accordance with publicly available analyst net income, asset, and dividends per share estimates for the Company for the years ending December 31, 2023 and December 31, 2024, and an annual earnings per share growth rate and annual dividends per share estimates for the Company for the years ending December 31, 2025 through December 31, 2028, as provided by the senior management of the Company. Janney assumed projected net income of $4.8 million, $6.3 million, $6.9 million, $7.6 million, and $8.4 million for 2024, 2025, 2026, 2027, and 2028 respectively. The analysis assumed no changes to the per share dividend rate the Company paid in 2023 of $0.52. To approximate the terminal value of a share of Company common stock on January 9, 2023, Janney applied price to 2028 earnings multiples ranging from 13.0x to 17.0x and multiples of 2028 tangible book value ranging from 1.3x to 1.7x. Janney selected price to earnings and tangible book value multiples based on Janney’s professional judgment and experience, as well as a review of, the multiples of selected transactions deemed to be comparable to the proposed transaction with Global. The terminal values were then discounted to present values using different discount rates ranging from 12.0% to 14.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Company common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Company common stock of $7.85 to $10.55 when applying multiples of earnings and $13.85 to $19.17 when applying multiples of tangible book value.
	Price / Tangible Book Value Multiples
Discount Rate	1.3x	1.4x	1.5x	1.6x	1.7x
12.0%	$15.12	$16.13	$17.14	$18.15	$19.17
12.5%	$14.79	$15.78	$16.77	$17.76	$18.75
13.0%	$14.47	$15.43	$16.40	$17.37	$18.33
13.5%	$14.16	$15.10	$16.04	$16.99	$17.93
14.0%	$13.85	$14.78	$15.70	$16.62	$17.54

	Price / Earnings Multiples
Discount Rate	13.0x	14.0x	15.0x	16.0x	17.0x
12.0%	$8.53	$9.03	$9.54	$10.04	$10.55
12.5%	$8.35	$8.84	$9.34	$9.83	$10.33
13.0%	$8.18	$8.66	$9.14	$9.63	$10.11
13.5%	$8.01	$8.48	$8.95	$9.43	$9.90
14.0%	$7.85	$8.31	$8.77	$9.23	$9.69
In connection with its net present value analysis, Janney considered and discussed with the Company’s board of directors how the present value analysis would be affected by changes in the underlying assumptions. Janney noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.
The following table describes the discount rate calculation prepared by Janney for First Financial common stock.
Risk-Free Rate – 10 UST Yield	4.03%
Equity Risk Premium	6.00%
Industry Beta	1.0x
Small Cap Premium	1.50%
Specific Company Risk Premium	1.50%
Calculated Discount Rate (Rounded)	13.00%
As described above, based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, Janney determined that the purchase price was fair, from a financial point of view, to the Company’s shareholders. Janney’s opinion and presentation to the board of directors of the Company were among the many factors taken into consideration by the board in making its determination to approve the asset sale, and to recommend that the Company’s shareholders approve the asset sale.
Janney’s Relationship with the Company.   Janney is serving as financial adviser to the Company in connection with the proposed asset sale and is entitled to receive from the Company reimbursement of its expenses and a fee in the amount of 1.25% of the total purchase price for its services as financial advisor to the Company, a significant portion of which is contingent upon the consummation of the proposed asset sale. Janney also received a fee in the amount of $250,000 from the Company upon rendering its fairness opinion, which will be credited in full against the fee which will become payable to Janney upon the closing of the proposed asset sale. Based on the announced purchase price of $231.2 million, assuming no downward adjustment, to be paid by Global, the total fee due to Janney would be $2.89 million, with $2.64 million contingent on a successful closing of the transaction. The Company has also agreed to indemnify Janney against certain claims and liabilities that could arise out of Janney’s engagement, including certain liabilities that could arise out of Janney providing its opinion.
Janney issues periodic research reports regarding the business and prospects of the Company, and Janney makes a market in the stock of the Company. Within the past two years, Janney has not received fees for providing investment banking services to the Company. Further, within the past two years, Janney has not provided any investment banking services to Global, nor has it received any fees from Global. In the ordinary course of its business, Janney and its affiliates and employees at any time may hold long or short positions and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of participants in the proposed asset sale.
Recommendation of the Board of Directors
FOR THE REASONS SET FORTH ABOVE, THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THE PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED

THEREBY, INCLUDING THE ASSET SALE, AND RECOMMENDS THAT THE COMPANY SHAREHOLDERS VOTE “FOR” THE ASSET SALE PROPOSAL.
Interests of Directors and Executive Officers in the Asset Sale
In considering the recommendation of the Company’s board of directors to vote “FOR” the asset sale proposal, the Company’s shareholders should be aware that the Company’s directors and executive officers have interests in the asset sale, Bank liquidation, Company dissolution, and the other transactions contemplated by the purchase agreement that may be different from, or in addition to, the interests of the Company’s shareholders generally. The Company’s board of directors was aware of and considered those interests, among other matters, in (1) approving the purchase agreement and the transactions contemplated by the purchase agreement, including the asset sale, the Bank liquidation and the Company dissolution, and (2) recommending that the Company’s shareholders approve the purchase agreement, the asset sale and the Company dissolution. The Company’s shareholders should take these interests into account in deciding whether to vote “FOR” the asset sale proposal and “FOR” the Company dissolution proposal. These interests are described in more detail below, and certain of them are quantified in the narrative below.
The amounts described below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statements, and do not reflect certain compensation actions that may occur before the sale transaction. As a result, the actual amounts, if any, to be received by the non-employee directors and executive officers may materially differ from the amount set forth below. All dollar amounts have been rounded to the nearest whole dollar.
Treatment of Equity Awards
As of the record date, directors and executive officers of the Company and/or the Bank owned, in the aggregate, 5,231 shares of restricted stock and 162,500 stock options with a weighted average exercise price of $11.65, all of which were granted under the First Financial Northwest, Inc. 2008 Equity Incentive Plan or the First Financial Northwest, Inc. 2016 Equity Incentive Plan, which we refer to as the stock incentive plans.
In accordance with the terms of the stock incentive plans and the applicable award agreements, and assuming that the asset sale is completed, as of the effective time of the asset sale:
•
each outstanding share of restricted stock will become fully vested; and

•
each option to purchase shares of Company common stock that is outstanding and unexercised immediately prior to the effective time of the asset sale will become fully vested and exercisable to the full extent of the original grant.

Restricted Stock Awards
Because each share of restricted stock will become fully vested as of the effective time of the asset sale, those shares will become unrestricted shares of Company common stock at the effective time, and the holders of such shares will receive their pro rata portion of the net cash distributed to shareholders in the Company dissolution.
The following table sets forth, as of the record date, the number of shares of unvested restricted stock held by the executive officers of the Company and/or the Bank, all of which will become fully vested at the effective time of the asset sale, and the estimated value of such shares based upon an assumed fair market value of $23.32 per share, the midpoint of the expected cash distribution range. No non-employee directors of the Company hold any shares of restricted stock.

Executive Officer	Shares of Restricted Stock	Estimated Value(1)
Joseph W. Kiley III	2,208	$51,490
Richard P. Jacobson	1,044	$24,346
Dalen D. Harrison	710	$16,557
Ronnie J. Clariza	571	$13,316
Simon Soh	698	$16,277

(1)
Based on the assumed fair market value of $23.32 per share.

Stock Options
In connection with the asset sale, under the terms of the Company’s stock incentive plans, the Company will cause all outstanding and unexercised options as of the effective time of the asset sale to be canceled in exchange for the in-the-money value of such options, calculated as the fair market value (as defined in the applicable stock incentive plan) of the Company’s common stock on the effective date of the asset sale minus the exercise price of such option.
Holders of vested options may choose to exercise their options at any time prior to the consummation of the asset sale. The exercise price for the shares of Company common stock to be purchased on the exercise of any option may be paid (1) in cash, (2) by delivery of a number of then held shares of Company common stock having an aggregate fair market value (as defined in the applicable stock incentive plan, which per share value is expected to approximate the amount of cash per share distributed to the shareholders in the Company dissolution) equal to the aggregate exercise price of such shares, or (3) by having the Company withhold a number of shares of Company common stock otherwise issuable upon the option exercise having an aggregate fair market value equal to the exercise price of such shares.
Holders of shares received upon exercise of vested options will receive their pro rata portion of the net cash distributed to shareholders in the Company dissolution. The issuance of Company common stock in connection with the exercise of vested options and the payment of the in-the-money value of any options that are cancelled in connection with the asset sale will reduce the per share distribution amount paid to the shareholders in the Company dissolution; however, the expected cash distribution range of $23.06 to $23.59 per share assumes all options are exercised prior to consummation of the asset sale or cashed out upon consummation of the asset sale.
The following table sets forth, as of the record date, the vested and unvested stock options held by the executive officers of the Company and/or the Bank, all of which will become fully vested at the effective time of the asset sale, and the estimated in the money value of such stock options based upon an assumed fair market value of $23.32 per share, the midpoint of the expected cash distribution range. No non-employee directors of the Company hold any vested or unvested options to purchase shares of the Company’s stock.
Executive Officer	Company Vested Stock Options	Company Unvested Stock Options	Aggregate Estimated in-the-Money Value(1)
Joseph W. Kiley III	50,000	—	$621,500
Richard P. Jacobson	40,000	40,000	$861,600
Dalen D. Harrison	7,500	—	$94,125
Simon Soh	25,000	—	$318,500

(1)
Calculated using the difference between an assumed fair market value of $23.32 per share and the per share exercise price of the outstanding stock options.

Shares of Company Common Stock Held by the Company ESOP Allocated to Executive Officers
The executive officers of the Company and the Bank participate in the ESOP. As of the record date, an aggregate of 207,598 shares held by the ESOP were allocated to executive officers of the Company and/or the Bank. The Company has approved the early termination of the ESOP, which is expected to occur after the special meeting but before the closing, which will allow for participants to either roll over distributions of Company common stock to another tax-qualified plan or individual retirement account or to take a taxable distribution of the shares. Those participants electing a taxable distribution may be entitled to favorable tax treatment upon such distribution. The following table sets forth, as of the record date, the shares held by the ESOP allocated to executive officers of the Company and/or the Bank, rounded to the nearest whole share, all of which will be vested at the time of the termination and distribution of shares currently held in the ESOP. Executive officers will not receive any benefit that is different from, or in addition to, the benefit received by shareholders generally in connection with shares allocated to such executive officer in the ESOP other than potentially favorable tax treatment, depending upon their personal circumstances.
Executive Officer	Company Shares held in ESOP	Estimated Value(1)
Joseph W. Kiley III	41,334	$963,909
Richard P. Jacobson	34,736	$810,044
Dalen D. Harrison	26,231	$611,707
Ronnie J. Clariza	55,739	$1,299,833
Simon Soh	49,558	$1,155,693

(1)
Based on the assumed fair market value of $23.32 per share rounded to the nearest whole dollar.

Employment Agreements and Change in Control Agreements with Executive Officers
Below is a summary of agreements with executive officers of the Company and/or the Bank that entitle an executive officer to compensation in connection with the asset sale. The terms “involuntary termination” and “change in control” are defined in each executive’s applicable agreement.
Joseph W. Kiley III Employment Agreement.   Under Mr. Kiley’s employment agreement, if, at or within 12 months following a change in control, Mr. Kiley’s employment is involuntarily terminated, then Mr. Kiley will be entitled to a lump sum payment equal to 2.99 times Mr. Kiley’s “base amount,” which is generally Mr. Kiley’s average compensation as reported on Form W-2 for the five years prior to the termination date. The lump sum payment is subject to Mr. Kiley executing and not revoking a general release of claims, with the timing of the payment to follow the expiration of Mr. Kiley’s right to revoke the release. Mr. Kiley would also be entitled to life, health, and disability benefits substantially the same as provided by the Company for a period of one year following the termination of employment. In connection with the asset sale, immediately prior to closing, Mr. Kiley’s employment agreement will be terminated, and the Bank will pay Mr. Kiley the change in control benefit to which he is entitled pursuant to his employment agreement. If the asset sale is completed in 2024, the lump sum payment that would be owed to Mr. Kiley is estimated to be $2,328,454. This amount would be subject to reduction if this payment, in addition to other payments made to Mr. Kiley in connection with the asset sale, would result in an “excess parachute payment” as defined in Section 280G of Internal Revenue Code of 1986, as amended, or the Code.
The employment agreement also contains (i) non-compete provisions that apply to the executive, in the event of the executive’s termination for any reason other than an involuntary termination without cause, during the period of one year from and after the effective time of such termination and (ii) ongoing obligations regarding the use of the Bank’s confidential information. While the non-compete provisions in Mr. Kiley’s employment agreement will not be applicable, Mr. Kiley entered into a non-solicitation, non-competition, and confidentiality agreement with Global in connection with the execution of the purchase agreement. See “Ancillary Agreements — Non-Solicitation, Non-Competition, and Confidentiality Agreements” beginning on page 65.
Richard P. Jacobson.   Under Mr. Jacobson’s employment agreement, if, at or within 12 months following a change in control, Mr. Jacobson’s employment is involuntarily terminated, then Mr. Jacobson will be entitled to a lump sum payment equal to 2.99 times his “base amount,” which is generally Mr. Jacobson’s average compensation as reported on Form W-2 for the five years prior to the termination date. The lump sum payment is subject to Mr. Jacobson executing and not revoking a general release of claims, with the timing of the payment to follow the expiration of Mr. Jacobson’s right to revoke the release. Mr. Jacobson would also be entitled to life, health, and disability benefits substantially the same as provided by the Company for a period of two years following the termination of employment. In connection with the asset sale, immediately prior to closing, Mr. Jacobson’s employment agreement will be terminated, and the Bank will pay Mr. Jacobson the change in control benefit to which he is entitled pursuant to his employment agreement. If the asset sale is completed in 2024, the lump sum payment that would be owed to Mr. Jacobson is estimated to be $1,424,753. This amount would be subject to reduction if this payment, in addition to other payments made to Mr. Jacobson in connection with the asset sale, would result in an “excess parachute payment” as defined in Section 280G of the Code.
The employment agreement also contains (i) non-compete provisions that apply to the executive, in the event of the executive’s termination for any reason other than an involuntary termination without cause, during the period of one year from and after the effective time of such termination and (ii) ongoing obligations regarding the use of the Bank’s confidential information. While the non-compete provisions in Mr. Jacobson’s employment agreement will not be applicable, Mr. Jacobson entered into a non-solicitation, non-competition, and confidentiality agreement with Global in connection with the execution of the purchase agreement. See “Ancillary Agreements — Non-Solicitation, Non-Competition, and Confidentiality Agreements” beginning on page 65.
Change in Control Severance Agreements.   The Bank has entered into a Change in Control Severance Agreement, or severance agreement, with each of the following executive officers of the Bank: Dalen D. Harrison, Simon Soh, and Ronnie J. Clariza. Each severance agreement provides that if, at or within 12 months following a change in control, the executive’s employment is involuntarily terminated, then the executive will be entitled to a lump sum payment equal to two times the executive’s then-current base salary. The lump sum payment is subject to the executive executing and not revoking a general release of claims, with the timing of the payment to follow the expiration of the executive’s right to revoke the release. In connection with the asset sale, immediately prior to closing, each severance agreement will be terminated, and the Bank will pay each executive the change in control benefit to which each executive is entitled pursuant to their severance agreement. If the asset sale is completed in 2024, the lump sum payments that would be owed to Ms. Harrison, Mr. Soh, and Mr. Clariza are estimated to be $623,493, $621,654, and $518,584, respectively, which amounts include the estimated value of life, health, and disability benefits provided by the Company through the end of the term of his or her respective severance agreement. These amounts would be subject to reduction if they would result in an “excess parachute payment” as defined in Section 280G of the Code.
Each severance agreement also contains (i) non-solicitation provisions that apply to the executive for one year following termination of employment and (ii) ongoing obligations regarding the use of the Company’s confidential information.
Supplemental Executive Retirement Benefits Agreements
The Bank maintains supplemental executive retirement plans, or SERPs, for the benefit of each of Joseph W. Kiley III and Richard P. Jacobson, which are intended to provide supplemental benefits upon the executive reaching normal retirement or death prior to retirement. The Bank entered into a SERP participation agreement with Mr. Kiley effective July 1, 2013, and as amended on July 10, 2017, January 10, 2020 and May 12, 2023, which provides for an annual pension of $28,000 commencing following his separation from service with the Bank after reaching a normal retirement age of 65 and payable in monthly installments over 15 years to Mr. Kiley or to his designated beneficiary if he dies before 180 monthly benefit payments have been made. If Mr. Kiley remains employed with the Bank until age 69, the monthly benefit payment would be extended from 180 months until the end of his life, assuming he lives beyond the end of the 180-month period. Mr. Kiley will reach age 69 in November 2024. If Mr. Kiley dies prior to the commencement of benefits under this SERP, then his beneficiary is entitled to receive a $200,000 lump sum death benefit. Mr. Kiley has reached normal retirement age of 65 and is fully vested in the normal retirement benefits payable over 15 years following his separation of service.
Additionally, in January 2020, the Bank entered into SERP agreements with Messrs. Kiley and Jacobson, which were amended on May 12, 2023, which provide that if the executive separates from service after attaining normal retirement age (age 69 for Mr. Kiley and age 65 for Mr. Jacobson) for any reason other than death, he will receive a lifetime monthly benefit equal to what is provided under a specifically identified annuity contract that has been purchased to informally fund the executive’s SERP (the “normal retirement benefit”). Pursuant to the respective terms of the SERPs, upon an involuntary termination of employment following consummation of the asset sale, the normal retirement benefit payable under these SERPs upon the executive reaching normal retirement age becomes fully vested for Messrs. Kiley and Jacobson. The estimated annual normal retirement benefit as provided under the SERPs is $72,000 and $100,000, respectively for Messrs. Kiley and Jacobson.
In connection with each SERP, the Bank previously purchased annuity contracts to informally fund the retirement benefits provided pursuant to the SERPs. Pursuant to the terms of the purchase agreement, Global will not assume in the asset sale the SERPs or the annuity contracts purchased by the Bank to fund the Bank’s obligations under the SERPs. As a result, the Bank intends to terminate each SERP agreement immediately prior to consummation of the asset sale and, in consideration of such termination, distribute to Messrs. Kiley and Jacobson the respective annuity contract that has been purchased by the Bank to fund the normal retirement benefits that such executive is entitled pursuant to the SERPs. The value of the annuity contracts to be distributed each of Mr. Kiley and Mr. Jacobson in exchange for the termination of such executive’s SERP agreement(s) and satisfaction of the normal retirement benefit to which they would otherwise be entitled is estimated to be $1.2 million and $1.1 million, respectively, based upon the estimated cash surrender value of each annuity.
In addition, the Company anticipates that, prior to consummation of the asset sale, the Bank will make a one-time lump-sum payment to each of Mr. Kiley and Mr. Jacobson to reimburse each executive for the estimated taxes associated with the distribution of benefits in satisfaction of their SERPs, including a tax gross-up on such reimbursement. The estimated tax amounts to be paid to Mr. Kiley and Mr. Jacobson in connection with the termination of the SERPs are $782,285 and $724,941, respectively.
Split Dollar Arrangements
The Bank has purchased bank-owned life insurance policies with respect to certain officers and directors of the Bank. In connection with the purchase of these policies, the Bank previously entered into split dollar arrangements with the insured employee or director of the Bank. Below is a summary of split dollar agreements with directors and executive officers of the Company and/or the Bank and the benefits such individual is entitled to receive in connection with the split dollar agreement in connection with and following the asset sale.
Joseph W. Kiley and Richard P. Jacobson.   The Bank has entered into a split dollar agreement with each of Mr. Kiley and Mr. Jacobson, each with substantially the same terms. Pursuant to the terms of each agreement, following consummation of the asset sale the beneficiary(ies) of each executive will remain entitled to a death benefit in an amount up to $1,000,000 upon the death of the executive. The executive would also be entitled to an alternative payment up to $500,000 in the event the executive becomes terminally or chronically ill. Any such payments shall reduce the $1,000,000 death benefit to the executive’s beneficiary(ies). These agreements also entitle each executive to an annual tax gross-up payment to reimburse the executive for the estimated cost of all federal and state income taxes incurred as a result of the split dollar benefit. Pursuant to the terms of the purchase agreement, Global has agreed to assume the split dollar agreements for each of Mr. Kiley and Mr. Jacobson and the corresponding obligations pursuant to the split dollar arrangements; however, the Bank has agreed to make a one-time payment prior to closing of the asset sale to each of Mr. Kiley and Mr. Jacobson to satisfy the estimated tax gross-up amounts due to such individual over the life of the split dollar arrangement. The estimated cash payments to be received by Mr. Kiley and Mr. Jacobson in payment for the tax gross-up obligation under their respective split dollar agreement are $57,244 and $48,425, respectively.
Dalen D. Harrison, Ronnie J. Clariza and Simon Soh .   The Bank has entered into a split dollar agreement with each of Ms. Harrison and Messrs. Clariza and Soh. Pursuant to the terms of each agreement, each executive is entitled to payments up to $500,000 in the event the executive becomes terminally or chronically ill. These agreements also entitle each executive to an annual tax gross-up to reimburse the executive for the estimated cost of all federal and state income taxes incurred as a result of the split dollar benefit. Pursuant to the terms of the purchase agreement, Global has agreed to assume the split dollar agreements and the corresponding obligations pursuant to the existing split dollar arrangements with the executives of the Bank which will continue to entitle each executive to the chronic illness benefit; however, the Bank has agreed to make a one-time payment prior to closing of the asset sale to each of these executives to satisfy the estimated tax gross-up amounts due to such individual over the life of the split dollar arrangement. The estimated cash payments to be received by Ms. Harrison, Mr. Clariza, and Mr. Soh in payment for the tax gross-up obligation under their respective split dollar agreement are $31,064, $11,555, and $20,570, respectively.
Non-employee directors.   The following non-employee directors of the Company are a party to a split dollar agreement with the Bank: Diane C. Davis, Joann E. Lee, Roger H. Molvar, Cindy L. Runger, and Ralph C. Sabin. Each non-employee director’s split dollar agreement is subject to the same terms which will cause the split dollar agreement to remain in effect following the asset sale and subsequent dissolution of the Bank and the Company. Pursuant to the terms of the agreement, the beneficiary(ies) of each non-employee director is entitled to death benefits in an amount equal to 90% of the total proceeds of the underlying life insurance policies, less the cash value of the policies upon the death of the insured non-employee director. The director would also be entitled to an alternative payment up to $500,000 in the event the director becomes terminally or chronically ill. Any such payments shall reduce the corresponding death benefit accordingly. The agreement also entitles the non-employee director to an annual tax gross-up to reimburse the non-employee director for the estimated cost of all federal and state income taxes incurred as a result of the split dollar benefit. Pursuant to the terms of the purchase agreement, Global has agreed to assume the split dollar agreements and the corresponding obligations pursuant to the existing split dollar arrangements with non-employee directors of the Bank which will continue to entitle each non-employee director to the chronic illness benefit or their beneficiary(ies) to the death benefits pursuant to the terms of the split dollar agreement; however, the Bank has agreed to make a one-time payment prior to closing of the asset sale to each non-employee director with an existing split dollar arrangement to satisfy the estimated tax gross-up amounts due to such individual over the life of the split dollar arrangement. The estimated aggregate tax gross-up payment to be made to non-employee directors is $52,474.
Summary of Estimated Benefits to be Received by the Company’s Directors and Executive Officers
The following table summarizes the estimated cash value of the benefits to be received by certain directors and executive officers of the Company and/or the Bank upon consummation of the asset sale and subsequent dissolution of the Company. The amounts set forth below include the value of benefits in which individual directors and executive officers are vested without regard to the consummation of the asset sale. The amounts shown are estimates based on multiple assumptions that may or may not actually occur, and as a result of the foregoing assumptions, the actual amounts to be received by any individual director or executive officer may differ materially from the amounts show below. The values attributed to the cash out of stock options and restricted shares are calculated based upon an assumed fair market value of $23.32, the midpoint of the expected cash distribution range. The values attributed to the termination of the SERPs represent the estimated cash surrender values of the annuities underlying the SERPs.
Director/Executive Officer	Employment or Change in Control Agreement	Cash Out Value of Stock Options(1)	Value of Restricted Stock(2)	SERP Termination	Tax Gross-Up Payments for Split Dollar Arrangements and SERPs	Total Cash Value to be Received
Joseph W. Kiley III	$2,328,454	$621,500	$51,490	$1,173,428	$839,529	$5,021,711
Richard P. Jacobson	$1,424,753	$861,600	$24,346	$1,087,411	$773,366	$4,182,822
Dalen D. Harrison	$623,493	$94,125	$16,557	—	$31,062	$766,387
Ronnie J. Clariza	$518,584	—	$13,316	—	$11,555	$543,535
Simon Soh	$621,654	$318,500	$16,277	—	$20,570	$980,599
Diane C. Davis	—	—	—	—	$11,033	$11,033
Joann E. Lee	—	—	—	—	$13,239	$13,239
Roger H. Molvar	—	—	—	—	$9,703	$9,703
Cindy L. Runger	—	—	—	—	$8,480	$8,480

Director/Executive Officer	Employment or Change in Control Agreement	Cash Out Value of Stock Options(1)	Value of Restricted Stock(2)	SERP Termination	Tax Gross-Up Payments for Split Dollar Arrangements and SERPs	Total Cash Value to be Received
Ralph C. Sabin	—	—	—	—	$10,019	$10,019

(1)
Calculated using the difference between an assumed fair market value of $23.32 and the exercise price of the outstanding stock options.

(2)
Based on the assumed fair market value of $23.32.

Future Compensation Actions
In addition to the payments and benefits above, under the terms of the purchase agreement, the Company and the Bank may take certain compensation actions prior to the completion of the asset sale that will affect the Company’s executive officers, although determinations related to such actions have not been made as of the date of this proxy statement and the impact of such actions is not reflected in the amounts estimated above unless specifically disclosed. Among other actions, the Company may pay bonuses payable for periods prior to consummation of the asset sale. Furthermore, the Company and/or the Bank may implement strategies to mitigate the impact of Sections 280G and 4999 of the Code and related employment agreement provisions, including the acceleration of compensation otherwise potentially payable in a future calendar year and the allocation of amounts to restrictive covenants as reasonable compensation for such purpose.
Directors’ and Officers’ Liability Insurance.
Global has agreed to purchase a directors’ and officers’ liability insurance tail policy for a period of not less than six years after the closing date of the asset sale with respect to claims arising from facts, events or actions which occurred on or prior to the closing date of the asset sale.
First Financial Northwest Bank 401(k) Plan
The First Financial Northwest Bank 401(k) Plan and any other 401(k) plans of the Company and the Bank will be terminated immediately before the asset sale is completed, and the accounts of all participants and beneficiaries will become fully vested on the date of termination. Employees of the Bank (including its executive officers) who continue in employment with Global following the consummation of the asset sale will be eligible to participate in Global’s 401(k) Plan as of the closing date.
Regulatory Approvals Required for the Asset Sale
The Bank and Global have agreed to use their reasonable best efforts to obtain all authorizations from applicable regulators that are necessary or advisable to consummate the asset sale and other transactions contemplated by the purchase agreement. This includes the approval from the FDIC, the WDFI and the NCUA. The Company will also deregister as a bank holding company with the Federal Reserve in connection with the Company dissolution. The sale transaction cannot be completed without applicable regulators providing the required approvals or non-objections.
Global has filed the application materials necessary to obtain the regulatory approval of the NCUA for the asset sale, and the Bank has filed the applications necessary to obtain the regulatory approvals of the FDIC for the asset sale and the WDFI for the asset sale and Bank liquidation. Following completion of the asset sale, the Bank will also seek an order from FDIC terminating its deposit insurance. However, Global and the Company cannot provide any assurance as to whether they will obtain the required final regulatory approvals, when such approvals will be received, or whether there will be conditions in such approvals that are unacceptably burdensome to Global or the Company.
The FDIC may not approve any transaction that would result in a monopoly or otherwise substantially lessen competition or restrain trade, unless it finds that the anti-competitive effects of the transaction are clearly outweighed by the public interest. In addition, under federal law, a period of 30 days must expire following approval by the FDIC within which period the Department of Justice may file objections to the asset sale under the federal antitrust laws. This waiting period may be reduced to 15 days if the Department of Justice has not received any adverse comments relating to the competitive factors of the transaction. If the Department of Justice were to commence an antitrust action, that action would stay the effectiveness of the FDIC approval of the asset sale unless a court specifically orders otherwise. In reviewing the asset sale, the Department of Justice could analyze the asset sale’s effect on competition differently than the FDIC, and thus it is possible that the Department of Justice could reach a different conclusion than the FDIC regarding the asset sale’s competitive effects.
The approval of any regulatory application merely implies satisfaction of regulatory criteria for approval, which does not include review of the asset sale or the Company dissolution from the standpoint of the adequacy or the fairness of the purchase price to be received by the Bank or the estimated distribution to be received by our shareholders. Regulatory approvals do not constitute an endorsement or recommendation of the proposed asset sale or the Company dissolution.
Financing of the Asset Sale
Global’s obligation to complete the asset sale and pay the purchase price is not contingent upon any receipt of financing. The purchase agreement does not provide an assurance that Global has sufficient funds to pay the purchase price, but given the size and financial statement of Global, the Bank estimates that Global will have sufficient liquid assets to pay the purchase price.
Distributions to the Company Shareholders
Overview.   Following the asset sale, the remaining net proceeds resulting from the purchase price that the Bank receives from Global in the asset sale will be distributed to the Company along with any other remaining net assets after the Bank pays, or provides for the payment of, all of its liabilities as part of the Bank liquidation. After the Bank liquidation, the Company will take all necessary action to wind up its affairs and dissolve under applicable Washington law and distribute its remaining net assets, including the remaining net cash proceeds from the purchase price paid by Global in the asset sale, to the shareholders of the Company pursuant to a plan of Company dissolution. Amounts that will be available for distribution to the Company in the Bank liquidation and amounts subsequently available to be distributed to the Company’s shareholders in connection with the Company dissolution will depend on the amount of any adjustment to the purchase price as well as the amount of expenses and other costs incurred after the asset sale that are described below under “— Other Factors That May Reduce the Amount of Shareholder Distributions” beginning on page 45.
Based on currently available information and the assumption that the asset sale will be consummated on or prior to September 30, 2024, the Company estimates that its shareholders will receive one or more cash distributions in the aggregate amount of approximately $23.06 to $23.59 for each share of Company common stock. This estimated distribution per share is based on numerous assumptions, including an assumed 9,174,425 shares of Company common stock outstanding, and is subject to change. Factors that could cause the per share distribution to change include adjustments to the purchase price in the asset sale, as well as anticipated and unanticipated expenses and liabilities that arise during the sale and dissolution process, as discussed below and in the section below titled “— Other Factors That May Reduce the Amount of Shareholder Distributions” beginning on page 45. Shareholders may receive one or more separate distributions.
Asset Sale Purchase Price.   In the asset sale, Global will purchase substantially all of the Bank’s assets and assume substantially all of the Bank’s liabilities, including all of the Bank’s deposit liabilities. As consideration for the asset sale, Global will pay the Bank in cash an aggregate of $231.2 million, which we refer to herein as the purchase price, subject to possible downward adjustment. The purchase agreement provides for possible downward adjustment to the purchase price for the following:
Bank Dividends:   The purchase agreement provides for a reduction to the purchase price for the amount of any dividends paid by the Bank to the Company from the effective date of the purchase agreement through the closing date of the asset sale, except for a dividend paid by the Bank to the Company during the first calendar quarter of 2024 in the amount of $762,000, representing 50% of the Bank’s net income for the period beginning October 1, 2023 and ending on December 31, 2023.

Environmental Problem Remediation:   The purchase agreement provides for a reduction to the purchase price by the amount of the remediation cost related the removal of certain underground storage tanks on a Bank property that was disclosed to Global in connection with the execution of the purchase agreement. The purchase agreement also provides for additional downward adjustments to the purchase price if additional environmental remediation was requested; however, no additional remediation was requested within the time frame of the purchase agreement. The Bank estimates that the after-tax remediation cost related to the removal of those storage tanks and necessary remediation and restoration is approximately $277,000.
“Stay Pay” Bonuses:   The purchase agreement provides for a reduction to the purchase price on a dollar for dollar basis by the aggregate amount of “stay pay” bonuses paid to employees of the Bank in excess of $980,000. The Bank estimates that it will pay, in the aggregate, between $980,000 and $1,180,000 of “stay pay” bonuses to Bank employees.
Core Deposit Outflows:   The purchase agreement provides for a reduction in the purchase price in the event that the Bank’s core deposits (as defined in the purchase agreement) as of the closing date of the asset sale have decreased by 10% or more as compared to the Bank’s core deposits as of the effective date of the purchase agreement. In the event of a 10% or more decrease in the Bank’s core deposits, the purchase price shall be reduced by an amount equal to 3% of the amount of the decrease in core deposits in excess of 5% of the Bank’s core deposits as of the effective date of the purchase agreement; provided, however, in no event shall the reduction to the purchase price related to core deposit outflows exceed $3,000,000.
Excluded Loans:   The purchase agreement provides for a reduction to the purchase price in an amount equal to 10% of certain excluded loans which cannot be refinanced or sold within 30 days of the closing date of the asset sale, if the aggregate principal balance of those certain loans exceed $30 million. The Bank holds certain loans that, under applicable law and regulations, Global is not permitted to service, which are referred to as excluded loans. As discussed below under “Terms of the Purchase Agreement — Certain Other Covenants — Excluded Loans” beginning on page 51, the Bank has agreed to use its commercially reasonable efforts to refinance or sell the excluded loans. The Bank anticipates refinancing or selling most of the loans Global cannot service.
Defined Benefit Plan:   The purchase agreement provides for a reduction to the purchase price equal to the termination costs related to the Bank’s defined benefit plan. The Company and the Bank have entered into an agreement to terminate the Bank’s defined benefit plan. Pursuant to this agreement, the after tax termination cost to the Bank in connection with termination of the Bank’s defined benefit is $821,112. An additional after tax termination cost was paid by the Company in connection with termination of the Bank’s defined benefit plan in the amount of $82,111. While this amount will not reduce the purchase price paid to the Bank by Global in the asset sale, it will reduce the aggregate amount available for distribution to shareholders upon the Company dissolution.
Treatment of Equity Awards
Stock Options.   As of the record date, there were 162,500 outstanding options to purchase shares of Company common stock with a weighted average exercise price of $11.65 per share. If the asset sale is completed, under the terms of the Company’s stock incentive plans, each option to purchase shares of Company common stock that is outstanding and unexercised immediately prior to the effective time of the asset sale will automatically become fully vested and exercisable to the full extent of the original grant. Additionally, under the terms of the Company’s incentive stock plans, the Company will cause all outstanding and unexercised options as of the effective time of the asset sale to be canceled in exchange for the in-the-money value of such options, calculated as the fair market value (as defined in the applicable stock incentive plan, which per share value is expected to approximate the amount of cash per share distributed to the shareholders in the Company dissolution) of the Company’s common stock on the effective date of the asset sale minus the exercise price of such option. Holders of vested options may choose to exercise their options at any time prior to the consummation of the asset sale. All holders of shares received upon exercise of vested options will receive their pro rata portion of the net cash distributed to shareholders in the dissolution. The issuance of Company common stock in connection with the exercise of vested options and the payment of the in-the-money value of any options that are cancelled in connection with the Company dissolution will reduce the per share distribution amount paid to the shareholders in the Company dissolution.
Restricted Stock.   As of the record date, there were 7,673 shares of restricted stock outstanding. If the asset sale is completed, under the terms of the Company’s stock incentive plans, each share of restricted stock will automatically become fully vested at the effective time of the asset sale. If the Company dissolution proposal is approved, holders of such shares will receive their pro rata portion of the net cash distributed to shareholders in the Company dissolution. The expected cash distribution range of $23.06 to $23.59 per share assumes all shares of restricted stock outstanding immediately prior to the asset sale will vest at the effective time of the asset sale.
Retained Cash.   In addition to the purchase price, the purchase agreement permits the Bank to retain cash in the amount of $150,000, which we refer to as the retained cash. The retained cash is separate from the purchase price and is intended to provide the Bank cash needed to pay third party costs and expenses of the Bank incurred after the closing of the asset sale in connection with the Bank liquidation.
Because the retained cash is intended to provide cash for transaction-related expenses that are not paid before closing of the asset sale, it is not intended or expected that the retained cash will increase the distribution received by shareholders in the connection with the subsequent Company dissolution. While the retained cash includes $150,000 for general post-closing related expenses, post-closing expenses may significantly exceed that amount. For a discussion of the effect of post-closing related expenses on the distribution to shareholder in connection with the Company dissolution, see “— Other Factors That May Reduce the Amount of Shareholder Distributions” below.
Other Factors That May Reduce the Amount of Shareholder Distributions
In addition to possible downward adjustment of the $231.2 million purchase price mentioned above, other factors could decrease the per share distribution to be received by shareholders. The estimated per share amount to be distributed to the shareholders of the Company in the dissolution could be decreased by any of the factors discussed below, among other factors.
Sale Transaction Costs Incurred After the Asset Sale.   The Bank and the Company will be responsible for their expenses related to the Bank liquidation and the Company dissolution after the closing of the asset sale, which we refer to as post-closing expenses. As described above, the Bank is permitted to retain $150,000, as retained cash, to offset post-closing expenses. However, such post-closing expenses could exceed $150,000, in which case the Bank and the Company will be required to use other cash on hand, including a portion of the cash purchase price from the asset sale, to satisfy post-closing expenses, which could reduce the per share distribution received by shareholders in connection with the Company dissolution.
It is not possible to accurately estimate the post-closing expenses. However, given the expected length of time that will be required to complete the Bank liquidation and the subsequent Company dissolution and the ongoing expenses that will be incurred during that time, post-closing expenses may significantly exceed $150,000. Post-closing expenses will include compensation costs for officers and directors who will continue to serve and manage the affairs of the Bank and the Company during the dissolution process, accounting and tax related expenses, including costs associated with filing all tax returns and closing any tax accounts or obligations required by applicable law, costs and expenses associated with disposing of and collecting on the Company’s non-cash assets, legal expenses, costs related to terminating the corporate existence of the Bank and the Company and making all related governmental filings, costs related to making distributions to shareholders after the Company dissolution, miscellaneous costs to operate the Bank and the Company during the liquidation and dissolution periods, and any final FDIC assessment costs. In addition, any loss of compensation deduction by the Bank for change in control payments made in connection with the asset sale may reduce the per share distribution received by shareholders in connection with the Company dissolution.
Estimated Tax Obligations.   The asset sale is expected to be treated, for federal income tax purposes, as a taxable sale by the Bank of substantially all of its assets to Global in exchange for cash and the assumption of substantially all of the liabilities of the Bank. The Bank will recognize a gain or loss on the asset sale in an amount equal to the difference between the amount realized which will consist of the $231.2 million purchase price, as adjusted and the adjusted tax basis in the net assets owned by the Bank. Based upon currently available information, we estimate that the Bank’s taxable gain related to the asset sale will be approximately $81 million, resulting in a tax liability of approximately $17 million. In addition, we expect to owe approximately $700,000 in state real estate excise tax upon completion of the sale transaction. For a more detailed discussion of the tax liability the Bank will incur from the asset sale, see “Material U.S. Federal Income Tax Consequences — Tax Consequences of the Asset Sale and Liquidations to the Bank and the Company” beginning on page 64.
Company Dividends to Shareholders.   The Company will consider continuing to distribute dividends to Company shareholders in the ordinary course of business until the completion of the Company’s dissolution. Should the Company elect to continue to pay these dividends, such dividends will be paid from the cash the Company currently holds and potential dividends received from the Bank.
Unexpected Costs.   In addition to the known and expected expenses related to the Bank liquidation and the Company dissolution, there may be additional unexpected expenses and liabilities, including contingent liabilities, that arise during the course of the sale and dissolution process. For example, although the Bank is not aware of any lawsuits or other unmatured contingent liabilities, any such litigation or liabilities that arise could significantly increase the time and expenses for completing the Bank liquidation and/or the Company dissolution. Such unanticipated expenses and liabilities may reduce the amount of cash available for distribution to shareholders.
When the Sale Transaction is Expected to be Completed
The closing of the asset sale will take place on a mutually agreeable date or either the fifth business day or the first Friday, whichever is later, following the fulfillment or waiver of the conditions to the parties’ respective obligations to complete the asset sale as set forth in the purchase agreement. The parties expect to complete the asset sale during the third quarter of 2024. However, some of the conditions to completing the asset sale, including the receipt of the required regulatory approvals, are not within the control of Global, the Company or the Bank, and we cannot guarantee when, or if, all conditions to completing the asset sale will be met in a timely manner or at all.
The Bank liquidation and the Company dissolution will take place as soon as practicable after the asset sale is completed. Upon consummation of the Bank liquidation, as described below, the Company will begin the Company dissolution, which includes satisfying, or making provisions for satisfying, all of the Company’s obligations and liabilities, resolving any proceedings or claims that may be asserted against the Company, disposing of and collecting on the Company’s non-cash assets, filing all tax returns and closing any tax accounts or obligations required by applicable law, and making all necessary filings related to the dissolution with governmental authorities.
In connection with the Company dissolution, the Company expects to distribute its remaining net assets, including the remaining net proceeds from the purchase price paid by Global in the asset sale, to its shareholders through one or more distributions. Following the completion of the asset sale, we anticipate the Bank will promptly pay, or provide for the payment of, all of its liabilities and will thereafter distribute its remaining net assets, including the net purchase price proceeds, to the Company as soon as reasonably practicable. Thereafter, the Company intends, as soon as reasonably practicable, to make an initial distribution of substantially all of the net purchase price proceeds from the asset sale to its shareholders. The Company may make one or more additional distributions to shareholders in the event the Company has additional remaining net assets after it has satisfied, or made provision for satisfying, all of its liabilities, including contingent liabilities. We anticipate that this process will be finalized within a year of the closing of the asset sale. However, this process could take longer than currently anticipated.
For a discussion of the Bank liquidation, see below under “— The Bank Liquidation.” For additional discussion of the Company dissolution, see “Proposal 2 — The Company Dissolution Proposal” beginning on page 55.
The Bank Liquidation
Following the consummation of the asset sale, the Bank will liquidate under RCW § 30A.44.170 and distribute its remaining assets to the Company, the sole shareholder of the Bank. In connection with the

Bank liquidation, the Bank will file articles of dissolution with the WDFI, terminate its certificate of authority to do business as a bank, and when it has distributed its remaining assets to the Company, the Bank will certify that fact to the Washington Secretary of State and cease to exist. This will be the second step of the sale transaction. On February 9, 2024, the Bank submitted an application to the WDFI for approval under RCW § 30A.44.170 to voluntarily liquidate and dissolve the Bank. No separate approval of the Company’s shareholders is required for the Bank liquidation. Rather, the Company, as the sole shareholder of the Bank, approved the Bank liquidation by written consent on January 10, 2024.
Upon completion of the asset sale, the Bank will have no material assets or liabilities other than cash received from Global as the purchase price and certain excluded liabilities and excluded assets from the asset sale. The excluded assets will include the cash that the Bank is permitted to retain in the asset sale (in addition to the cash received from Global as payment of the purchase price) to use to pay the excluded liabilities as soon as possible following completion of the asset sale and to pay costs and expenses related to the Bank liquidation.
The Bank must also terminate its FDIC insurance. The process of terminating the Bank’s FDIC insurance includes an examiner visitation after consummation of the asset sale to verify cessation of FDIC insured deposit taking and the absence of all deposits from the Bank’s books and the issuance of a formal Order of Termination of Insurance by the FDIC.
After the Bank liquidation, the Company will wind up its affairs and voluntarily dissolve as discussed under “Proposal 2 — The Company Dissolution Proposal” beginning on page 55.
Terms of the Purchase Agreement
Asset Sale; Purchase Price.   In the asset sale, Global will purchase substantially all of the Bank’s assets and assume substantially all of the Bank’s liabilities. As consideration for the asset sale, Global will pay the Bank $231.2 million in cash, subject to possible downward adjustments. The downward adjustments set forth in the purchase agreement are as follows: (1) the amount of any dividends paid by the Bank to the Company from the effective date of the purchase agreement through the closing date of the asset sale, except for the dividend paid by the Bank to the Company during the first calendar quarter of 2024 in the amount of $762,000, representing 50% of the Bank’s net income for the period beginning October 1, 2023 and ending on December 31, 2023; (2) after-tax remediation costs related to any environmental problems; (3) the amount of “stay pay” bonuses paid by the Bank in excess of $980,000; (4) an amount of up to $3,000,000 in the event of the Bank’s core deposits decrease by amounts specified in the purchase agreement; (5) an amount equal to 10% of certain loans which cannot be refinanced or sold within 30 days of the closing of the asset sale; and (6) after-tax termination costs related to the Bank’s defined benefit plan.
Under the terms of the purchase agreement, Global will acquire all of the assets of the Bank, except for certain excluded assets. The assets of the Bank that Global will not purchase in the asset sale, or the excluded assets, consist of:
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deferred tax assets on the financial books and records of the Bank;

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$150,000 in retained cash, as described above under “Distributions to the Company Shareholders — Retained Cash”;

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all tax refunds, if any;

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claims, demands, and causes of action by the Bank against its directors, officers and employees relating to their acts occurring prior to the closing date of the asset sale;

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all books and records related to the Bank’s income taxes;

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the Bank’s books and records that are not permitted to be transferred to Global by law, if any;

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prepaid expenses that cannot be assigned to Global by the Bank;

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the rabbi trusts related to the supplemental executive retirement plans, including the assets held by such rabbi trusts; and

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all Bank employee benefit plans (except for the Bank’s split dollar arrangements and bank-owned life insurance owned by the Bank).

Under the terms of the purchase agreement, Global will assume all of the liabilities of the Bank, except for certain excluded liabilities. The liabilities of the Bank that Global will not assume in the asset sale, or the excluded liabilities, consist of:
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liabilities of the Bank under certain excluded contracts to which it is a party, including certain contracts related to employee benefits, employment agreements, and deferred compensation arrangements with its executive officers;

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costs and expenses of the Bank related to the negotiation or consummation of the purchase agreement, the asset sale, Bank liquidation or the subsequent Company dissolution (including, fees and expenses of counsel, accountants, and financial advisors);

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costs and expenses incurred by the Bank relating to the preparation of the Bank’s final income tax returns (including fees and expenses of counsel, accountants, and financial advisors);

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any federal, state, county or local income taxes of the Bank;

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any tax liabilities of the Bank for federal, state, county or local taxes on the purchase price;

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any liabilities related to the accrued vacation or paid time off owed to the Bank’s employees;

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any liabilities related to any intentional misrepresentation, fraud or other willful misconduct of the Bank or the Company;

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any liabilities related to securities claims threatened or brought against the Bank or Company by or on behalf of any shareholder of the Company in connection with the sale transaction; and

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any liabilities arising out of the excluded assets listed above.

Conditions to the Asset Sale.   The respective obligations of Global and the Bank to consummate the asset sale are subject to the satisfaction, or waiver by the other party, of certain conditions specified in the purchase agreement. Conditions to the obligations of both Global and the Bank to consummate asset sale are:
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the receipt of all required licenses, approvals, and consents of any relevant federal, state, or other regulatory agency without any non-standard conditions or other non-standard requirements reasonably deemed unduly burdensome by either the Bank or Global;

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no order shall be in force restraining or prohibiting any of the transactions contemplated by the purchase agreement and no action or proceeding shall have been instituted or threatened seeking to restrain or prohibit the transactions contemplated by the purchase agreement or which would have a material adverse effect (as defined in the purchase agreement);

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the Bank shall have completed certain environmental remediation;

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Global shall open a deposit share account for any of the Bank’s loan debtors who do not have a deposit account balance with the Bank of at least $5.00 on the closing date of the asset sale, and Global will fund such new deposit share account with a $5.00 deposit; and

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the approval of the purchase agreement, the asset sale and subsequent Company dissolution by the Company and its shareholders.

In addition, the Bank’s obligations to consummate the asset sale are conditioned on the following unless waived by the Bank:
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Global shall have performed or complied, in all material respects, with all covenants, agreements, and obligations contained in the purchase agreement and other transaction documents as defined in the purchase agreement;

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the representations and warranties of Global shall be true, correct and complete, in all material respects, on and as of the closing date of the asset sale;

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no events or circumstances shall have occurred that have had or would reasonably be expected to have a material adverse effect on the financial condition of Global;

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Global shall have delivered to the Bank the applicable documents to complete the asset sale; and

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the Bank shall have received the purchase price from Global in immediately available funds.

In addition, Global’s obligations to consummate the asset sale are conditioned on the following unless waived by Global:
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the Bank and Company, to the extent applicable, shall have performed or complied, in all material respects, with all covenants, agreements, and obligations contained in the purchase agreement and other transaction documents as defined in the purchase agreement;

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the representations and warranties of the Bank shall be true, correct and complete, in all material respects, on and as of the closing date of the asset sale, except to the extent that inaccuracies in those representations and warranties, individually or in the aggregate, do not have a material adverse effect (as defined in the purchase agreement);

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the Bank shall not have experienced a material adverse effect (as defined in the purchase agreement);

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the Bank shall have delivered to Global the applicable documents to complete the asset sale; and

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the Bank shall have delivered to Global the assets to be purchased by Global which are capable of physical delivery.

Conduct of Business Pending the Asset Sale.   The Bank has agreed that, prior to the closing date of the asset sale, it will conduct its business in the ordinary course consistent with past practice and will use commercially reasonable efforts to maintain and preserve intact its locations, operations and its current relationships. These covenants are designed to ensure that the Bank delivers a business at closing that is consistent with the condition of the Bank at the time of due diligence. These covenants also limit the Bank’s ability to take certain actions that could have a material impact on the Bank, without the prior written consent of Global. For a complete description of such restrictions on the conduct of our business, see section 7.06 of the purchase agreement, a copy of which is included as Annex A to this proxy statement.
Certain Other Covenants.   The purchase agreement also contains other agreements relating to the conduct of the parties before consummation of the asset sale, including the following:
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both the Bank and Global must use their commercially reasonable efforts in good faith, or cause to be taken, all actions, and to do, or cause to be done, all actions necessary to consummate the asset sale as promptly as practicable and to cooperate fully with the other party to the purchase agreement;

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the Company’s board of directors must call a shareholder meeting for its shareholders to vote on the purchase agreement and the sale transaction, including the asset sale and the Company dissolution. The Company’s board of directors must recommend approval of the purchase agreement and the sale transaction to the Company’s shareholders, subject to the ability to change its recommendation to shareholders as a result of a third-party proposal, but only after following specific procedures provided in the purchase agreement;

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both the Bank and Global will not, without prior approval of the other party, issue any press release or written statement for general circulation relating to the purchase agreement, asset sale, or the Bank liquidation and Company dissolution;

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the Bank must provide Global with reasonable access to its books, records and properties and upon reasonable advance notice to the Bank, Global may review the reports and working papers of the Bank’s independent auditors;

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as soon as practicable after the date of the purchase agreement, the Bank and Global must file all applications, filings, notices, consents, permits, requests or registrations required to obtain the necessary approval or authorization of any applicable regulatory agency and following receipt of all regulatory approvals, the Bank must undertake to obtain the consents of all third parties necessary to consummate the asset sale;

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both the Bank and Global will take all actions reasonably necessary to obtain any required consents of third parties necessary to consummate the asset sale prior to the closing date;

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the Bank will make available to Global copies of its most recent owner’s closing title insurance policy, binder or abstract and any survey on each parcel of the Bank’s real estate, or such other evidence of title reasonably acceptable to Global;

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the Bank will make available to Global copies of any environmental reports it has obtained or received with respect to the Bank’s real estate;

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the Bank will give reasonable assistance, deliver all such instruments, and take such action as may be necessary to effectively vest in and orderly transfer to Global full, legal, and equitable title to the purchased assets;

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Global agrees to pay all properly drawn items, including ACHs, checks, drafts, and negotiable orders of withdrawal timely presented to it by mail, over its counters, if such items are drawn by depositors;

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the Bank will close all locations for business no later than 5:00 p.m. local time on date of the closing of the asset sale, at which point representatives of Global will have access to all of the Bank’s locations;

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both the Bank and Global will notify the other regarding any changes to its representations and warranties made in accordance with the purchase agreement on a monthly basis

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all of the information provided Global in connection with the purchase agreement, the asset sale, and/or dissolution shall remain subject to the Confidentiality Agreement by and between the Company and Global dated June 20, 2023;

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for a period of two years following the closing of the asset sale, the Company and the Bank must not permit any of their officers, directors or affiliates to, while they are an officer, director or affiliate of the Company or Bank, on behalf of the Company or the Bank, solicit customers whose deposits are assumed or whose loans are acquired by Global;

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after the receipt of all regulatory and shareholder approvals but before the closing of the asset sale, Global is permitted, at its sole expense, to begin installing its equipment and signage at the Bank’s locations, subject to certain limitations and timeframes;

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as soon as possible after the closing of the asset sale, the Bank shall surrender its charter to the WDFI, terminate its FDIC deposit insurance, limit its business activities to winding-down the business of the Bank, and dissolve;

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Global shall maintain the records of the Bank and the Company for the longer of a period of five years or the minimum period required by law;

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the Bank agrees to provide Global copies of minutes of meetings of its board of directors and board committees no later than 10 days after such minutes are approved in final form, except to the extent impermissible under applicable law, objected to by regulatory agencies, or such minutes include certain confidential matters;

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the Bank and Global shall work together to orderly transfer and convert the Bank’s information, processes, systems, and data to Global;

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Global shall open a deposit share account for any of the Bank’s loan debtors who do not have a deposit balance of at least $5.00 on the closing date and to fund such new deposit share account with a $5.00 deposit;

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no later than 30 days after the date of the purchase agreement, Global will identify in writing any investment securities owned by the Bank that may not be transferred to or held by Global, and the Bank shall assist Global in arranging for their transfer or liquidation immediately upon closing;

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the Bank shall provide all required notices and request all necessary consents to transfer the Bank’s SBA-guaranteed loans and USDA-guaranteed loans to Global; and

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the Bank shall use commercially reasonable efforts to terminate excluded contracts, including certain contracts related to employee benefits, employment agreements, and deferred compensation arrangements with its executive officers.

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the Bank will calculate, on a monthly basis, the core deposit outflow percentage and provide that calculation to Global no more than 10 days following the end of the month.

Excluded Loans.   The Bank holds certain loans that, under applicable law and regulations, Global is not permitted to service, which are referred to as excluded loans. The Bank has agreed to use its commercially reasonable efforts through June 1, 2024, or such later date as the parties may agree, to modify or refinance the excluded loans into new loans that are structured with terms that Global is permitted to service. In the event that the Bank is unable to refinance these loans into a permissible loan for Global to service, the Bank agrees to arrange for the sale of the loan to a third party as soon as practicable after the closing of the asset sale, but in no event later than 30 days from the closing date of the asset sale. The Bank agrees to engage a third-party financial advisor reasonably acceptable to Global, which may be Janney, to market any excluded loans that have not been refinanced or sold prior to June 1, 2024, or such later date as the parties agree. Global agrees to reasonably cooperate with the Bank to consummate the disposition of the excluded loans.
Not later than five days after the closing date of the asset sale, the Bank will provide a list of any excluded loan that were not refinanced or sold prior to the closing date or under contract to be sold within 30 days of the closing date. In the event that the aggregate outstanding principal balance of the excluded loans that were not refinanced or sold prior to the closing date of the asset sale or under contract to be sold within 30 days of the closing date exceeds $30,000,000, the purchase price in the asset sale will be reduced by an amount equal to 10% of the amount by which the aggregate outstanding principal balance of the excluded loans that were not refinanced or sold exceeds $30,000,000.
The Bank’s Liquidation Account.   The Bank’s amended and restated charter and certificate of incorporation includes a provision creating a liquidation account pursuant to the requirements of RCW 32.32.090 and applicable regulations of the Office of the Comptroller of the Currency, or OCC, (the successor regulatory agency to the Office of Thrift Supervision) for the benefit of its savings account holders as of June 30, 2005 and June 30, 2007. In the event of a complete liquidation of the Bank (as determined under applicable WDFI regulations), the Bank must comply with such regulations with respect to the amount and priorities on liquidation of each of the Bank’s eligible savers’ inchoate interest in the liquidation account. Pursuant to the terms of the purchase agreement, the Bank has consulted with the WDFI to determine the amount required to be held in the liquidation accounts and any required distributions from the liquidation account in connection with the asset sale. The WDFI informed the Bank that the asset sale is not deemed to be a complete liquidation of the Bank for purposes of the applicable regulation because Global will assume all of the deposit liabilities, including the savings accounts, of the Bank in the asset sale. Accordingly, in connection with the asset sale, Global will assume the contingent liability related to the liquidation account totaling approximately $3.4 million, based on the Company’s most recent analysis.
Core Deposit Outflow.   Under the terms of the purchase agreement, the Bank agrees to calculate, on a monthly basis, the core deposits outflow percentage as of the last business day of each month prior to the closing date of the asset sale and to provide such calculation to Global no more than ten days following the end of each such month. Generally, the core deposit outflow percentage is the amount of any decrease in the Bank’s 30-day average core deposits (as defined in the agreement) as a percent of the Bank’s core deposits as of the effective date of the purchase agreement. If in any month, the core deposits outflow percentage is equal to or greater than 5%, then the Bank will take commercially reasonable actions to reduce the core deposits outflow percentage and Global shall be permitted to provide recommendations to the Bank regarding actions taken to prevent further reductions in the Bank’s core deposits, which the Bank shall use commercially reasonable efforts to follow.
Agreement Not to Solicit Other Offers.   The Bank agrees that it will not, and it will cause its officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any other acquisition proposal (as defined below) involving the Bank; provided, however, that the board of directors of the Company or the Bank may provide information to, and may engage in such negotiations or discussions with, a person with respect to an acquisition proposal, directly or through representatives, if the Company’s board of directors, after consulting with and considering the advice of its financial advisor and its outside counsel, determines in good faith that its failure to provide information or to engage in any such negotiations or discussions could reasonably be expected to constitute a failure to discharge properly the fiduciary duties of such directors in accordance with Washington law. The Bank shall within one business day advise Global following the receipt by it of any written acquisition proposal and the substance thereof (including the identity of the person making such acquisition proposal and a copy of such acquisition proposal), and advise Global of any developments with respect to such acquisition proposal immediately upon the occurrence thereof.
As defined in the purchase agreement, “acquisition proposal” means a proposal for a merger, consolidation, sale of assets and assumption of liabilities, or other business combination involving the Bank or any proposal to or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of the Bank, other than the transactions contemplated by the purchase agreement.
No Change in Board Recommendation.   Prior to the time that the purchase agreement is adopted by the Company shareholders, the Company board may make a change in its recommendation, provided that, after consulting with and considering the advice of outside counsel and its financial advisor, the Company board determines in good faith that to do so would be inconsistent with the duties of directors under Washington law.
Employee Matters.   Each Bank employee that Global elects to hire will be offered substantially similar salaries, duties and benefits as are available to similarly situated Global employees. Each Bank employee who is (i) not offered employment with Global as of the closing date of the asset sale or (ii) involuntarily terminated by Global (other than for cause) within 12 months following the closing date of the asset sale, and who was not entitled to any consideration resulting from the asset sale pursuant to an employment agreement, will receive a severance payment, paid by Global, in an amount equal to one week of compensation for each year of service with the Bank, with a maximum of twelve weeks of severance.
Representations and Warranties in the Purchase Agreement.   The representations and warranties described below and included in the purchase agreement were made only for purposes of the purchase agreement and as of specific dates, are solely for the benefit of Global and the Bank, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in disclosure schedules made for the purposes of, among other things, allocating contractual risk between Global and the Bank rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. Company shareholders are not third-party beneficiaries under the purchase agreement, and in reviewing the representations, warranties, and covenants contained in the purchase agreement or any descriptions thereof in this summary, you should bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the purchase agreement to be characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of Global, the Bank or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the purchase agreement, which subsequent information may or may not be fully reflected in public disclosures by Global or the Bank. The representations and warranties and other provisions of the purchase agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement.
Both Global and the Bank have made certain customary representations and warranties to each other relating to their businesses in the purchase agreement. These representations and warranties relate to, among other things:
•
corporate organization and authority;

•
absence of conflicts;

•
financial information;

•
absence of legal proceedings; and

•
absence of facts that would materially impair or delay receipt of regulatory approvals.

The Bank also has made representations and warranties to Global regarding:
•
title to real estate and other assets;

•
loans and investments, including the allowance for credit losses;

•
residential and commercial mortgages;

•
auto receivables;

•
Small Business Administration matters and COVID-19 loans;

•
unsecured loans

•
participation loans;

•
allowance;

•
investments;

•
deposits;

•
contracts and commitments;

•
tax matters;

•
employee matters and employee benefit plans;

•
environmental matters;

•
absence of undisclosed liabilities;

•
litigation;

•
performance of obligations under contracts;

•
compliance with law;

•
brokerage fees;

•
books and records;

•
Community Reinvestment Act rating;

•
insurance;

•
regulatory enforcement matters;

•
regulatory approvals;

•
financial condition; and

•
data security requirements.

Global also has represented to the Bank that it has the financial ability to pay the purchase price and that it is authorized to originate and service SBA loans.
For information on these representations and warranties, see Articles V and VI of the purchase agreement, a copy of which is included as Annex A to this proxy statement. The representations and warranties must generally be true through the completion of the asset sale.
Termination of the Purchase Agreement.   The purchase agreement may be terminated at or before the completion of the asset sale, either before or after any requisite shareholder approval, by:
•
The mutual written consent of Global, the Company, and the Bank;

•
Global or the Bank, if:

•
any required regulatory application is denied or the applicable regulator refuses to grant a required regulatory approval, and the parties have not agreed to resubmit an application or appeal a denial of any such required regulatory approval within 20 business days;

•
the other party materially breaches a representation, warranty or covenant in the purchase agreement that is not cured in all material respects within 20 business days following written notice of the breach;

•
either party if the asset sale cannot be consummated by December 10, 2024, referred to herein as the termination date, which may be extended for up to two months if the sole impediment is regulatory approval, provided the right to terminate the purchase agreement is not available to any party whose material breach causes the failure to be able to close by that date;

•
The Bank, if:

•
the Bank enters into another acquisition agreement with a third party in response to a superior acquisition proposal, but only if the Bank has determined that failure to take such action would cause it to violate its fiduciary duties, has complied with its obligations under the no-shop provisions of the purchase agreement and pays the termination fee discussed below.

Termination Fees and Expense Reimbursement.   The purchase agreement requires the Bank to pay Global liquidated damages of $9.44 million if the Bank terminates the purchase agreement because it has entered into another acquisition agreement with a third party in response to a superior acquisition proposal. If the purchase agreement is terminated due to a breach by Global or because the asset sale is not completed by December 10, 2024, then Global will pay the Bank liquidated damages equal to 1% of all loans that were refinanced, up to $2.5 million, in performance of the Bank’s obligations under the purchase agreement. In addition, upon any termination other than a termination by the Bank to pursue a superior acquisition or by Global upon the Bank’s breach of the purchase agreement, Global will reimburse the Bank for amounts paid by the Bank to effectuate the systems conversion and any transaction expenses paid by Bank at the request of Global that were due on or after the closing of the asset sale.
Fees and Expenses.   Except as otherwise specified in the purchase agreement, each party will pay its own costs and expenses incurred in connection with the asset sale.
Remedies.   The parties are entitled to seek temporary and/or permanent injunction or injunctions to prevent breaches of performance and to seek specific enforcement of the terms and provisions in addition to any other remedy to which they may be entitled at law or in equity.

PROPOSAL 2 — THE COMPANY DISSOLUTION PROPOSAL
General
The Company is seeking shareholder approval of the Company dissolution whereby the Company will take all action to wind up its affairs and dissolve under applicable Washington law, including closing its stock transfer records. In connection with the Company dissolution, the Company will satisfy, or make reasonable provision for satisfying, its liabilities and will distribute its remaining net assets, including the remaining net cash proceeds from the purchase price paid by Global in the asset sale, to the shareholders of the Company. Although the Company dissolution is being approved separately from the purchase agreement and the asset sale, the proposed Company dissolution is an integral part of the sale transaction contemplated by the purchase agreement and will occur only if the asset sale and the Bank liquidation are completed. The purchase agreement, the asset sale and the Bank liquidation are discussed under “Proposal 1 — The Asset Sale.” The Company’s reasons for the sale transaction are discussed under “Proposal 1 — The Asset Sale — The Company’s Reasons for the Sale Transaction.”
The sale transaction can be completed as intended only if the asset sale proposal and the Company dissolution proposal are both approved by the shareholders of the Company at the special meeting. If the asset sale proposal is not approved by the Company’s shareholders, the sale transaction will not occur and the Company will not be dissolved and no distribution will be made to shareholders of the Company, even if the Company dissolution proposal is approved by shareholders. If shareholders approve the asset sale proposal but do not approve the Company dissolution proposal, assuming the other closing conditions in the purchase agreement are satisfied, Global, the Company and the Bank may agree to complete the asset sale, but only if Global waives the condition to its obligation to consummate the asset sale that the Company has received shareholder approval of the Company dissolution proposal. If Global waives such condition and the parties close the asset sale, the Bank, having transferred substantially all of its operating assets to Global, would liquidate and distribute its remaining assets to the Company. However, the Company could not then immediately begin the process of dissolving and the cash distributions to shareholders would be delayed until shareholders approve the Company dissolution. The Company does not intend to invest in another operating business following the completion of the asset sale and Bank liquidation. The Company would use its remaining assets to pay ongoing operating expenses, and the Company expects that such expenses would exceed any revenue generated by its remaining assets. Accordingly, the Company would use its remaining cash, including cash paid by Global in the asset sale if necessary, to satisfy its obligations and expenses until the Company is permitted to dissolve.
Winding Up and Dissolution of the Company
By approving the Company dissolution proposal, the Company’s shareholders will be approving the Company dissolution under applicable Washington law, including the closing of the Company’s stock transfer records upon the effective time of the Company’s articles of dissolution. If the Company dissolution proposal is approved, the Company will file articles of dissolution with the WDFI as soon as practicable following the completion of the asset sale. Thereafter, the Company’s board of directors will take such actions as it deems necessary or appropriate to wind up and liquidate the Company’s business and affairs, including the adoption of a plan of dissolution, substantially in the form included as Annex B to this proxy statement. We expect that, following shareholder approval of the Company dissolution and the completion of the asset sale, the Company will:
•
prepare and file articles of dissolution with the WDFI;

•
close the Company’s stock transfer records;

•
adopt a plan of dissolution substantially in the form included as Annex B to this proxy statement, together with such revisions or modification as deemed necessary or appropriate by the board of directors of the Company;

•
dissolve the Company’s wholly-owned subsidiary First Financial Diversified Corporation, or First Financial Diversified, in accordance with Washington law;

•
publish notice of the Company’s dissolution and request that persons with claims against the dissolved Company present them in accordance with the notice;

•
provide written notice to the Company’s known claimants and creditors of the Company’s dissolution;

•
conduct business operations only to the extent necessary to wind up and liquidate the Company’s business and affairs;

•
collect the Company’s assets;

•
satisfy or make reasonable provision for satisfying the Company’s liabilities;

•
if deemed necessary, appropriate, or desirable by the board of directors of the Company, establish a liquidating trust or contingency reserve fund for possible post-dissolution expenses; and

•
distribute the Company’s remaining assets to its shareholders.

Timing of Distributions.   In connection with the Company dissolution, the Company may distribute its remaining net assets, including the remaining net proceeds from the purchase price paid by Global in the asset sale, to its shareholders through one or more distributions to shareholders. Following the completion of the asset sale, we anticipate the Bank will promptly pay, or provide for the payment of, all of its liabilities and will thereafter distribute its remaining net assets to the Company as soon as reasonably practicable. Thereafter, the Company intends, as soon as reasonably practicable, to make an initial distribution of substantially all of the net purchase price proceeds from the asset sale to its shareholders. The Company may make one or more additional distributions to shareholders in the event the Company has additional remaining net assets after it has satisfied, or made provision for satisfying, all of its liabilities.
We are unable to predict the precise timing of any distributions to our shareholders in connection with the Company dissolution. The timing of any distributions will be determined by the Company’s board of directors. We anticipate that this process will be finalized within a year of the closing of the asset sale. However, this process could take longer than currently anticipated.
Amount of Distributions.   If the Company dissolution proposal is approved, following completion of the asset sale and subject to the Bank liquidation, the remaining net assets (including the remaining net cash proceeds from the purchase price paid by Global in the asset sale) of the Company after paying, or providing for the payment of, any and all debts and obligations of the Company, including the legal costs and fees for the winding up and Company dissolution, will be distributed to the shareholders of the Company on a pro rata basis in accordance with Washington law and the Company’s articles of incorporation and bylaws. Based on the Company’s most recent analysis and an assumption that the asset sale will be consummated no later than September 30, 2024, we estimate that the aggregate cash distributions to be paid to the shareholders of the Company will be approximately $218.3 million, assuming the low end of the range of downward purchase price adjustments we anticipate, to approximately $213.4 million, assuming the high end of the range of downward purchase price adjustments that we anticipate, or approximately $23.06 to $23.59 per share. The range of $23.06 to $23.59 is based on, among other things, the Company’s estimates of the downward purchase price adjustments. This estimated distribution amount per share is based on numerous assumptions, including an assumed 9,174,425 shares of Company common stock outstanding, and is subject to change based on several factors. Accordingly, you should not assume that the ultimate per share distribution will be equal to or greater than $23.06 per share. This estimated distribution per share range is based on numerous assumptions and is subject to change.
Factors that could cause the per share distribution to change include adjustments to the purchase price in the asset sale, consummation of the asset sale no later than September 30, 2024, as well as anticipated and unanticipated expenses and liabilities that arise during the sale and dissolution process. Shareholders may receive one or more separate distributions. For a detailed discussion of factors that could cause the distribution to be received by shareholders to change, see “Proposal No. 1 — The Asset Sale Proposal — Distributions to the Company Shareholders” beginning on page 43 and “— Other Factors That May Reduce the Amount of Shareholder Distributions” beginning on page 45.
When the Company is in a position to begin making distributions to shareholders, distributions will be made to the record holders of shares of Company common stock on a pro rata basis as recorded in the books and records of the Company.
Contingency Fund.   If deemed necessary or appropriate by the board of directors of the Company, in furtherance of the liquidation and distribution of the Company’s net assets to the shareholders of the

Company and/or winding up the Company, the Company may transfer to one or more liquidating trustees, for the benefit of the Company’s shareholders and/or creditors, under a liquidating trust or other contingency reserve fund, any assets of the Company, including cash, intended for distribution to shareholders and creditors not disposed of at the time of Company dissolution. If the board of directors elects to establish a contingency reserve fund, it is estimated that the fund will be approximately $2,000,000 for possible post-dissolution expenses, including tax expenses beyond those calculated by the Company at the time of filing its final tax return, which the Company may maintain for up to the applicable statutory period after the filing of the articles of dissolution. In the event any such contingency reserve funds remain at the end of such period the Company will distribute such remaining funds equitably to the Company’s shareholders entitled to such distributions. In the event that the amount of such remaining funds is immaterial compared to the cost and effort that would be required to equitably distribute such remaining funds to the Company’s shareholders after such a long period, the Company’s board of directors may, subject to a determination that it is in compliance with the directors’ fiduciary duties, donate any such remaining funds to a charitable organization.
Trading of the Company’s Common Stock; Delisting and Deregistration of Company Common Stock
The Company’s common stock is currently listed on Nasdaq Global Select Market under the symbol “FFNW.” After completion of the asset sale and shortly before the initial distribution of cash to shareholders, Company common stock will be delisted from Nasdaq and deregistered under the Exchange Act. We will no longer file periodic reports with the SEC and the Company will cease to be an independent public company pending dissolution. The Company would then proceed with dissolution, if the Company dissolution proposal is approved, and upon such dissolution the Company will cease to exist.
Interests of Directors and Executive Officers in the Proposed Dissolution of the Company
In considering the recommendation of the Company’s board of directors to vote “FOR” the Company dissolution proposal, the Company’s shareholders should be aware that certain directors and executive officers of the Company have interests in the sale transaction, of which the proposed Company dissolution is an integral part, that are in addition to, or different from, their interests as shareholders of the Company. These interests include (a) directors’ and officers’ liability insurance provided by Global for all present and former directors and officers for a period of six years after completion of the asset sale; (b) accelerated vesting of stock options and restricted stock awards under the Company’s stock incentive plans, including the right to receive payments with respect to such awards in connection with the asset sale; (c) the receipt of cash severance payments and insurance benefits by executive officers pursuant to their respective employment or change in control agreements; (d) accelerated vesting of benefits under the SERPs with two executive officers, including a tax reimbursement payment to those executives in connection with the termination of their SERPs; (e) accelerated tax gross-up payments under split dollar agreements; and (f) the right to receive an accelerated distribution of shares under the Company’s ESOP, allowing for potentially favorable tax treatment related to the distribution. For a more detailed discussion of the interests of directors and executive officers in the sale transaction, see “Proposal 1 — The Asset Sale — Interests of Directors and Executive Officers in the Asset Sale.” The Company’s board of directors was aware of these interests and considered them, among other matters, in approving the purchase agreement, the asset sale and the proposed Company dissolution.
Abandonment; Amendment
Notwithstanding shareholder approval of the Company dissolution proposal, the board of directors may abandon the proposed Company dissolution at any time before filing the articles of dissolution. Upon filing the articles of dissolution, in accordance with Washington law, the Company dissolution will become effective as of the effective date set forth in the articles of dissolution and, subject to shareholder approval, may be abandoned within 120 days of the effective date.
Notwithstanding any shareholder approval of the Company dissolution proposal, the board of directors may modify or amend the Company plan of dissolution without further action by or approval of the shareholders of the Company, to the extent permitted under applicable law.

Liability of Shareholders, Directors and Officers
Under Washington law, the Company dissolution does not relieve the Company’s shareholders, directors, or officers from liability imposed on them by law. In addition, a claim, including a contingent claim or a claim based on an event occurring after the effective date of dissolution, may be enforced under Washington law against the Company, its directors, officers, or shareholders within three years after the effective date of the dissolution. If all assets have been distributed in liquidation, then such claims may be enforced against a shareholder of the Company to the extent of the shareholder’s pro rata share of the claim or the corporate assets distributed to the shareholder in the liquidation, whichever is less, but a shareholder’s total liability for all such claims may not exceed the total amount of assets distributed to the shareholder. Because we intend to carefully evaluate, and make adequate provision for, the Company’s liabilities in winding up the Company, we do not anticipate that any distribution will be made pursuant to the Company plan of dissolution without payment or adequate provision having been made for all the Company’s liabilities.
Company Dissolution Conditioned on Completion of the Asset Sale
The Company dissolution will occur only after, and is conditioned on the completion of, the asset sale and the Bank liquidation. If the asset sale and Bank liquidation do not receive regulatory or shareholder approval or are not completed for any other reason, the Company will not be dissolved, even if the Company dissolution proposal is approved by the shareholders of the Company at the special meeting.
Recommendation of the Board of Directors
THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPANY DISSOLUTION FOLLOWING CONSUMMATION OF THE ASSET SALE.

PROPOSAL 3 — GOLDEN PARACHUTE PROPOSAL
General
Pursuant to the Dodd-Frank Act and Rule 14a-21(c) of the Exchange Act, the Company is required to submit a proposal to its shareholders for a non-binding advisory vote to approve the payment of certain compensation to the named executive officers of the Company (as determined pursuant to Item 401(m)(2) of Regulation S-K) that is based on or otherwise relates to the asset sale. This golden parachute proposal gives the Company shareholders the opportunity to express their views on the compensation that certain Company executive officers may be entitled to receive that is based on or otherwise relates to the asset sale.
The named executive officers of the Company listed below are entitled to receive certain compensation that is based on or otherwise relates to the asset sale. This compensation, collectively referred to as “golden parachute” compensation, is described in narrative form in the section entitled “Proposal 1 — The Asset Sale — Interests of Company Directors and Executive Officers in the Asset Sale” beginning on page 36. The description and quantifications of the payments in the table below are intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation and benefits that each of the Company’s named executives will or may receive in connection with the asset sale. The Company’s only named executive officers for purposes of this proposal are Joseph W. Kiley III, Richard P. Jacobson, Dalen D. Harrison, Ronnie J. Clariza, and Simon Soh. The Company’s commitments to make payments upon a change in control have been disclosed annually in the Company’s previous annual meeting proxy statements, and the payments described below and in the section entitled “Proposal 1 — The Asset Sale — Interests of Company Directors and Executive Officers in the Asset Sale” beginning on page 36 describes the current nature of the Company’s commitments. Other than the grant of restricted stock after the date of the purchase agreement, these commitments were disclosed to Global in connection with negotiating the asset sale.
Therefore, the Company is requesting the approval of the Company shareholders, on a non-binding advisory basis, of the compensation of the named executive officers of the Company based on or related to the asset sale and the agreements and understandings concerning such compensation. As required by Rule 14a-21(c) of the Exchange Act, the Company is asking its shareholders to adopt the following resolution:
“RESOLVED, that the compensation to be paid or become payable to the named executive officers of the Company that is based on or otherwise relates to the sale of substantially all of the assets and liabilities of First Financial Northwest Bank to Global Federal Credit Union and the subsequent liquidation of the Bank and the Company, and the agreements and understandings such compensation, as disclosed in the table below entitled “Golden Parachute Compensation” pursuant to Item 402(t) of the Regulation S-K and the associated narrative discussion, are hereby APPROVED.”
Because the proposal is advisory in nature only, a vote for or against this proposal will not be binding on the Company regardless of whether the asset sale and the Company dissolution are approved. Accordingly, as the compensation to be paid to the named executive officers of the Company based on or related to the asset sale is contractual with the executives, regardless of the outcome of this vote, such compensation will be payable, subject only to the conditions applicable thereto, if the asset sale is completed. This proposal includes compensation that would be paid or provided by the Company if paid or provided prior to or upon the closing of the asset sale. If the asset sale is not completed, the Company’s board of directors will consider the result of the vote in making future executive compensation decisions.
The following table sets forth the aggregate dollar value of the various elements of compensation that each named executive officer of the Company would receive that is based on or otherwise relates to the asset sale. The table does not include the value of SERP benefits in which the named executive officers are vested without regard to the occurrence of a change in control. However, the table does include the estimated tax reimbursement that will be paid in satisfaction of a tax gross-up obligation for the split dollar agreements and SERP benefits. The amounts shown are estimates based on multiple assumptions that may or may not actually occur, and as a result of the foregoing assumptions, the actual amounts to be received by a named executive officer may differ materially from the amounts show below.
Named Executive Officer	Cash(1)	Equity(2)	Pension/ NQDC(3)	Perquisites/ benefits(4)	Tax Reimbursements and Gross-Ups(5)	Total ($)
Joseph W. Kiley III	$2,303,308	$541,948	$126,932	$25,146	$839,529	$3,836,863
Richard P. Jacobson	$1,376,004	$682,526	$276,576	$48,749	$773,366	$3,157,221
Dalen D. Harrison	$590,000	$90,075	—	$33,493	$31,062	$744,630
Ronnie J. Clariza	$470,000	$11,883	—	$48,584	$11,555	$542,022
Simon Soh	$570,000	$270,275	—	$51,654	$20,570	$912,499

(1)
Cash.   The amounts reflect cash payments to which the name executive officers are entitled in connection with the asset sale as a result of an existing employment or change in control agreement between the Bank and the named executive officer. The amounts are all “double-trigger” payments, payable in connection with qualifying terminations of employment under their employment agreement or change in control agreement that occur within twelve months following a change in control. The asset sale will constitute a change in control and all named executive officers will experience a qualifying termination of employment that will entitle the executive officer to payment in a lump-sum amount. The amounts reflected in the table assume that the asset sale is consummated on or prior to December 31, 2024. The amounts are all subject to reduction if the payment, in addition to other payments made to the named executive officer in connection with the asset sale, would result in an “excess parachute payment” as defined in Section 280G of the Code.

Each of the existing change in control agreements described above entitling a named executive officer to a cash payment in connection with the asset sale also subjects the named executive officer,under certain circumstances, to certain restrictions and obligations, including non-competition and non-solicitation restrictions for a period of one year and ongoing confidentiality obligations.

(2)
Equity.   The amounts represent the value of the accelerated vesting of outstanding restricted stock awards and stock option awards held by the named executive officers as of an assumed closing of the asset sale in 2024 as well as amounts to be paid to such individuals in connection with the cancellation of stock option awards upon the closing of the asset sale. In accordance with Item 402(t) of Regulation S-K, the dollar amount attributed to the value of the accelerated vesting of restricted stock awards and stock option awards is based on the average closing market price of the Company’s common stock on the NASDAQ market over the first five business days following the first public announcement of the asset sale on January 11, 2024, which was $20.81. Because the amount of cash expected to be received by shareholders ranges from $23.06 to $23.59 per share, the actual value of the restricted stock awards and stock options is expected to be higher. The following table sets forth the amount of each separate form of compensation included in the aggregate equity amount provided above.

Named Executive Officer	Accelerated vesting of restricted stock awards	Accelerated vesting of stock option awards	Payments in cancellation of stock option awards
Joseph W. Kiley III	$45,948	—	$496,000
Richard P. Jacobson	$21,726	$350,000	$310,800
Dalen D. Harrison	$14,775	—	$75,300
Ronnie J. Clariza	$11,883	—	—
Simon Soh	$14,525	—	$255,750

(3)
Pension/Nonqualified Deferred Compensation.   The amounts reflect the value of the benefits for which vesting accelerates under the SERPs by calculating the difference between the present value of the total annuity benefits that the executive officer will receive over his estimated lifetime in satisfaction of the full benefits to which such executive officer would be entitled upon a change in control as provided by the SERP and the present value of the vested portion of the benefits provided for under such executive officer’s SERP agreement(s) if no change in control had occurred.
(4)
Perquisites/ Benefits.   The amounts reflect the estimated present value of continued health, life, and disability coverage of the named executive officer in satisfaction of contractual obligations to provide continued health coverage in such individual’s applicable employment or change in control agreement, reflected as a lump sum. These benefits are expected to be cashed out rather than being provided in-kind.

(5)
Tax Reimbursement.   The amounts represent the estimated amount of tax reimbursement that will be paid to each named executive officer in satisfaction of a tax gross-up obligation contained in outstanding split dollar agreements between the Bank and the named executive offices which entitles the executive to an annual tax gross-up payment to reimburse the executive for the estimated cost of all federal and state income taxes incurred as a result of the split dollar benefit. Pursuant to the terms of the purchase agreement, Global has agreed to assume the split dollar agreements and the corresponding obligations pursuant to the split dollar arrangements; however, the Bank has agreed to make a one-time payment prior to closing of the asset sale to satisfy the estimated tax gross-up amounts due to the executive over the life of the split dollar arrangement. In addition, the Bank anticipates making a one-time payment prior to closing of the asset sale to each of Mr. Kiley and Mr. Jacobson to reimburse the executives for the estimated taxes associated with the distribution benefits in satisfaction of their SERPs, including a gross-up on such tax reimbursement. As such, the tax reimbursement amounts set forth for Mr. Kiley and Mr. Jacobson include $782,285 and $724,941, respectively, reflecting the tax reimbursement anticipated to be made to each such individual for the tax obligations associated with the receipt of benefit associated with the termination of the SERPs.

Vote Requirement
Approval of the advisory (non-binding) golden parachute proposal requires the affirmative vote of at least a majority of the votes cast.
Recommendation of the Board of Directors
THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE GOLDEN PARACHUTE PROPOSAL.

PROPOSAL 4 — THE ADJOURNMENT PROPOSAL
General
The Company is seeking shareholder approval to adjourn or postpone the special meeting to a later date or dates if the board of directors of the Company determines such an adjournment or postponement is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the asset sale proposal or the Company dissolution proposal.
If this adjournment proposal is approved, the special meeting could be adjourned or postponed to any date. If the special meeting is adjourned or postponed, shareholders of the Company who have already submitted their proxies will be able to revoke their proxy at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares of Company common stock will be voted in favor of the adjournment proposal.
Vote Requirement
Approval of the adjournment proposal requires the affirmative vote of at least a majority of the votes cast.
Recommendation of the Board of Directors
THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a general discussion of the anticipated material U.S. federal income tax consequences to U.S. holders (as defined below) of the Company’s common stock as a result of the asset sale and subsequent winding-up, liquidation and Company dissolution after the asset sale. This discussion does not address any tax consequences arising under any U.S. state, local or foreign laws, the Medicare tax on net investment income, the alternative minimum tax or under any U.S. federal laws other than U.S. federal income tax laws (such as estate or gift tax laws). This discussion is based upon applicable provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this discussion.
This discussion addresses only U.S. holders of Company common stock that hold their shares of Company common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). For purposes of this discussion, the term “U.S. holder” means a beneficial owner of First Financial Northwest common stock that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) a trust if  (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (b) such trust was in existence on August 20, 1996 and has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes, or (4) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. Importantly, this discussion is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances or to a holder that is subject to special treatment under the U.S. federal income tax laws, such as those rules relating to:
•
holders who are not citizens or residents of the United States;

•
persons holding stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;

•
partnerships, subchapter S corporations and other pass-through entities and the partners or investors in such entities;

•
financial institutions;

•
tax-exempt organizations and entities, including individual retirement accounts;

•
persons subject to the U.S. alternative minimum tax;

•
regulated investment companies;

•
real estate investment trusts;

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insurance companies;

•
dealers in securities; and

•
holders who acquired their shares of First Financial Northwest common stock through the exercise of employee stock options or similar derivative securities or otherwise as compensation.

If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds First Financial Northwest common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds First Financial Northwest common stock, and any partners in such partnership, should consult their own tax advisors about the tax consequences of the asset sale to them.

Determining the actual tax consequences of the asset sale to a U.S. holder is complex and can depend, in part, on the U.S. holder’s specific situation. Each U.S. holder should consult its own independent tax advisor as to the tax consequences of the asset sale in its particular circumstance, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.
Tax Consequences of the Asset Sale and Liquidations to the Bank and the Company
The asset sale is expected to be treated, for federal income tax purposes, as a taxable sale by the Bank of substantially all of its assets to Global in exchange for cash and the assumption of substantially all of the liabilities of the Bank. The Bank will recognize gain or loss on the asset sale in an amount equal to the difference between the amount realized — which will consist of the $231.2 million purchase price, as adjusted — and the adjusted tax basis in the net assets owned by the Bank. Based upon currently available information, we estimate that the Bank’s taxable gain will be approximately $82.3 million, resulting in a tax liability of approximately $18.0 million. In addition, we expect to owe approximately $700,000 in state real estate excise tax upon completion of the sale transaciton.
Following the asset sale, the Bank will liquidate and distribute its remaining assets to the Company, the sole shareholder of the Bank. The Bank liquidation is not expected to result in the recognition of gain or loss to the Bank or the Company. Subject to the Bank liquidation, assuming the Company dissolution proposal is approved, the Company will liquidate and distribute its remaining assets to its shareholders in exchange for their common stock. A corporation will generally recognize gain or loss on the distribution of property in full liquidation as if such property were sold at its fair market value. To the extent the Company distributes only cash, the Company is not expected to recognize gain or loss as a result of the liquidating distribution.
Tax Consequences to U.S. Holders Who Receive Cash in Exchange for Company Common Stock
A U.S. holder that surrenders Company common stock in exchange for cash pursuant to the asset sale and subsequent liquidation of the Company would generally recognize gain or loss in an amount equal to the difference between the amount of cash received and such U.S. holder’s adjusted tax basis in its Company common stock. This gain or loss generally would be capital gain or loss, and long-term capital gain or loss if, as of the effective date of the asset sale, the U.S. holder’s holding period with respect to Company common stock exceeds one year. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.
If a U.S. holder acquired different blocks of shares of Company common stock at different times or different prices, the U.S. holder should consult the U.S. holder’s independent tax advisor regarding the manner in which gain or loss should be determined for each identifiable block of Company shares. Each U.S. holder of Company common stock should consult its own independent tax advisor as to the tax consequences of the asset sale and liquidations in its particular circumstance, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.
Backup Withholding
A U.S. holder of Company common stock may be subject, under certain circumstances, to information reporting and backup withholding at the applicable rate with respect to any cash payments that the U.S. holder receives. A U.S. holder generally will not be subject to backup withholding, however, if the U.S. holder:
•
furnishes a correct taxpayer identification number, certifying that it is not subject to backup withholding on IRS Form W-9 or successor form included in the letter of transmittal that the U.S. holder will receive and otherwise complies with all the applicable requirements of the backup withholding rules; or

•
provides proof that it is otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and generally would be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, if the U.S. holder timely furnishes the required information to the Internal Revenue Service.

This discussion of certain material U.S. federal income tax consequences is for general information only and is not intended to be tax advice. Holders of Company common stock are urged to consult their independent tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.
ANCILLARY AGREEMENTS
Voting Agreement
In connection with the execution of the purchase agreement, the directors and executive officers of the Company entered into a voting agreement with Global and the Company. Under the terms of the voting agreement, such directors and executive officers agreed in their capacity as shareholders of the Company to vote the shares of Company common stock for which they own or control in favor of the purchase agreement and the transactions contemplated by the purchase agreement, including the asset sale. Generally, the voting agreement obligates these shareholders to vote their shares in favor of the purchase agreement and against approval of any other competing proposal to acquire the stock or assets of the Company or the Bank, subject to certain limitations involving their fiduciary or other legal obligations. The voting agreement further restricts these shareholders from seeking competing proposals for the acquisition of the Company or the Bank or the assets of the Company or the Bank. The voting agreement will remain in effect until the consummation of the asset sale or the termination of the purchase agreement.
As of May 24, 2024, the record date for the special meeting, these individuals held an aggregate of 549,912 shares of Company common stock, representing 5.99% of the issued and outstanding shares of Company common stock, which totaled 9,174,425 as of such date.
Non-Solicitation, Non-Competition, and Confidentiality Agreements
In connection with the execution of the purchase agreement, each of the Company’s directors, including Messrs. Kiley and Jacobson, entered into a non-solicitation, non-competition, and confidentiality agreement with Global, or the non-solicitation agreement. Under the non-solicitation agreement, each such director agreed to, among other things, (1) for a period of two years following the closing of the asset sale, not engage in certain competitive activities with Global, including not soliciting former employees of the Bank who become employees of Global following the asset sale and customers of the Global and not making any derogatory remarks or statements regarding Global, (2) not disclose or use any confidential information or trade secrets of Global for any purpose for so long as such information remains confidential information or a trade secret, and (3) for a period of two years following the closing of the asset sale, not engage in any business activities which are conducted by Global or the Bank, whether as a consultant, officer, employee, agent or shareholder, in counties in Washington in which the Bank operates a banking office as of the closing of the asset sale and each county contiguous to each of such counties. The non-solicitation agreement becomes effective at the closing date of the asset sale and terminates and becomes null and void upon any termination of the purchase agreement in accordance with its terms.
INFORMATION ABOUT FIRST FINANCIAL NORTHWEST, INC.
General
First Financial Northwest is a Washington corporation and bank holding company registered under the Bank Holding Company Act of 1956, as amended, headquartered in Renton, Washington. As a bank holding company, the Company is subject to supervision and regulation by the Federal Reserve in accordance with the requirements set forth in the Bank Holding Company Act of 1956, as amended and by the rules and regulations issued by the Federal Reserve. Shares of Company common stock are listed on the Nasdaq Global Select Market under the symbol “FFNW.” Company common stock has been listed on Nasdaq since October 9, 2007.
The Company has two wholly-owned subsidiaries, the Bank and First Financial Diversified. First Financial Diversified previously held a small portfolio of loans. Subsequent to paying off these loans in 2019, First Financial Diversified has had minimal activity.

Through its wholly owned banking subsidiary, First Financial Northwest Bank, a Washington state non-member bank headquartered in Renton, Washington, the Company provides a broad range of financial products and services tailored to attract deposits from the public and utilize funds to originate one-to-four family residential, multifamily, commercial real estate, construction/land, business and consumer loans. The Bank is examined and regulated by the WDFI and the FDIC. Additionally, the Bank is required to maintain reserves at a level set by the Federal Reserve Board, and the Bank is a member of the Federal Home Loan Bank of Des Moines. The Bank’s deposits are insured by the FDIC.
As of March 31, 2024, the Company had total consolidated assets of approximately $1.47 billion, total loans (net of allowance for credit losses) of approximately $1.14 billion, total deposits of approximately $1.17 billion and shareholders’ equity of approximately $160.2 million.
Beneficial Ownership of Management and Principal Shareholders
The following table sets forth, as of May 24, 2024, certain information regarding the beneficial ownership of Company common stock by (i) the directors and executive officers of the Company, (ii) each person who beneficially owns 5% or more of the total outstanding shares of Company common stock and (iii) all directors and executive officers as a group.
The percentage of beneficial ownership is calculated based on 9,174,425 outstanding shares of Company common stock. Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities and includes shares in which the shareholder has the right to acquire within 60 days of the record date through the exercise of stock options. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (%)
Beneficial Owners of More than 5%
First Financial Northwest Foundation	877,882(1)	9.57
First Financial Northwest, Inc. Employee Stock Ownership Plan	746,826(2)	8.14
Dimensional Fund Advisors LP	742,771(3)	8.10
Strategic Value Investors, LP	503,467(4)	5.49
Renaissance Technologies, LLC	482,101(5)	5.25
Directors
Diane C. Davis	6,868	**
Richard P. Jacobson*	109,083(6)	1.18
Joseph W. Kiley III*	145,685(7)	1.58
Joann E. Lee	104,432	**
Roger H. Molvar	18,135	**
Cindy L. Runger	4,822	**
Ralph C. Sabin	14,377	**
Named Executive Officers
Ronnie J. Clariza	84,126(8)	**
Dalen D. Harrison	63,547(9)	**
Simon Soh	121,367 (10)	1.32
All Executive Officers and Directors as a Group (10 persons)	672,412	7.23

*
Also a named executive officer.

**
Less than one percent of shares outstanding

(1)
We established the First Financial Northwest Foundation in connection with the mutual to stock conversion of First Financial Northwest Bank to further our commitment to the local community. Shares of common stock held by the First Financial Northwest Foundation will be voted in the same proportion as all other shares of common stock on all proposals considered by the Company’s shareholders. The address of the First Financial Northwest Foundation is 555 S. Renton Village Place, Suite 770, Renton, Washington 98057.

(2)
The ESOP has shared voting and dispositive power with respect to the shares. The address of the ESOP is 201 Wells Avenue South, Renton, Washington 98057.

(3)
Based solely on a Form 13F filed with the SEC for the quarter ended March 31, 2024. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(4)
Based solely on a Form 13F filed with the SEC for the quarter ended March 31, 2024. The address of Strategic Value Investors, LP is 127 Public Square, Suite 1510, Cleveland, OH 44114.

(5)
Based solely on a Form 13F filed with the SEC for the quarter ended March 31, 2024. The address of Renaissance Technologies LLC is 800 Third Avenue, New York, New York 10022.

(6)
Includes 1,044 shares of unvested restricted stock and 34,736 vested shares of stock held in the Company’s ESOP, which in each case Mr. Jacobson has voting power but not dispositive power. Also includes 40,000 shares which Mr. Jacobson has the right to acquire within 60 days of the record date through the exercise of vested stock option awards.

(7)
Includes 2,208 shares of unvested restricted stock and 41,334 shares held in the Company’s ESOP, which in each case Mr. Kiley has voting power but not dispositive power. Also includes 50,000 shares which Mr. Kiley has the right to acquire within 60 days of the record date through the exercise of vested stock option awards.

(8)
Includes 571 shares of unvested restricted stock and 55,739 vested shares of stock held in the Company’s ESOP, which in each case Mr. Clariza has voting power but not dispositive power.

(9)
Includes 710 shares of unvested restricted stock and 26,231 vested shares of stock held in the Company’s ESOP, which in each case Ms. Harrison has voting power but not dispositive power. Also includes 7,500 shares which Ms. Harrison has the right to acquire within 60 days of the record date through the exercise of vested stock option awards.

(10)
Includes 698 shares of unvested restricted stock and 49,558 vested shares of stock held in the Company’s ESOP, which in each case Mr. Soh has voting power but not dispositive power. Also includes 11,000 shares held in an individual retirement account for the benefit of Mr. Soh and 25,000 shares which Mr. Soh has the right to acquire within 60 days of the record date through the exercise of vested stock option awards.

Market Area
The Bank’s main office is in Renton, Washington and the Bank operates fifteen full-service offices in the communities of King County, Snohomish County, and Pierce County. The Bank’s business is not dependent on one or a few major customers.
Employees
As of March 31, 2024, the Bank had 142 full-time equivalent employees, none of whom is covered by a collective bargaining agreement.
Legal Proceedings
There are no threatened or pending legal proceedings against the Company which, if determined adversely, would, in the opinion of management, have a material adverse effect on the business of the Company’s financial condition, results of operations or cash flows.

OTHER MATTERS
The Company does not know of any business to be presented for action at the special meeting other than those items referred to in this proxy statement. If any other matters properly come before the special meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof by and at the discretion of the persons named as proxies on the proxy card.
IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS
The SEC has adopted rules that permit companies and intermediaries (such as banks, brokers and other holders of record) to satisfy the delivery requirement for proxy materials with respect to two or more shareholders sharing the same address by delivering single copy of the proxy materials addressed to all shareholders at that address, unless one or more of the affected shareholder has provided contrary instructions to such company or intermediary, as applicable. This process is commonly known as “householding.” To conserve resources and reduce expenses, we consolidate materials under these rules when possible.
Certain brokerage firms, banks or similar entities holding shares of Company common stock for their customers may household notices or proxy materials. Shareholders sharing an address whose shares of Company common stock are held in “street name” should contact their bank, broker or other holder of record if they wish to receive only one copy per household in the future. The Company will also promptly deliver a separate copy of the notice or proxy materials to Company shareholders at a shared address to which a single copy of the documents was delivered, and Company shareholders can notify the Company that they wish to receive separate materials in the future, upon written or oral request at the following address or telephone number: Georgeson LLC, 1290 Avenue of the Americas, 9th floor, New York, New York 10104, or by telephone at (866) 529-1711.
SHAREHOLDER PROPOSALS
Assuming the Company’s annual meeting of shareholders to be held in 2024 is held on May 23, 2024, the Company is no longer accepting shareholder proposals for the Company’s annual meeting of shareholders to be held in 2024. In order to be considered for inclusion in the Company’s proxy statement for the annual meeting of shareholders to be held in 2025, all shareholder proposals must be delivered to or mailed and received by the Corporate Secretary at the Company’s office, 201 Wells Avenue South, P.O. Box 360, Renton, Washington 98057 within a reasonable time before the Company begins to print and send proxy materials. We suggest that you send any such proposals by certified mail. The Company board has the right to review shareholder proposals to determine if they meet the SEC requirements for being included in the proxy statement for the annual meeting. If the asset sale and Company dissolution occur, there will be no annual meeting of shareholders for 2025. If the asset sale and Company dissolution do not occur, then the Company will hold an annual meeting in 2025 in accordance with its current governing documents and as required by Washington law.
WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet website maintained by the SEC is https://www.sec.gov. You may also retrieve the Company’s SEC filings at its internet website at ffnwb.com under the heading “Investor Relations” and then under the heading “SEC Filings.” The information contained on our internet website, or any other internet site described herein, is not part of, and is not incorporated or deemed to be incorporated by reference into this proxy statement.
Statements contained in this proxy statement, or in any document incorporated by reference into this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by references to that contract or other document filed as an exhibit with the SEC. The SEC’s rules allow the Company to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement from the date those documents are filed, except for any information superseded by information contained directly in this proxy statement. The Company has filed the documents listed below with the SEC under the Exchange, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):
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Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 13, 2024;

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Definitive Proxy Statement for the 2024 Annual Meeting of Shareholders, filed on April 8, 2024;

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Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 9, 2024; and

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Current Reports on Form 8-K filed with the SEC on January 11, 2024 and May 29, 2024.

You may obtain any of the documents incorporated by reference from the SEC’s internet website described above. Documents incorporated by reference into this proxy statement are also available from the Company without charge, excluding all exhibits unless specifically incorporated by reference into such documents. Shareholders may obtain any and all documents incorporated by reference into such documents without charge, by requesting them in writing or by telephone from Georgeson LLC at the following address and telephone number:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
Telephone: (866) 529-1711
If you would like to request documents, please do so by July 12, 2024 to receive them before the special meeting. If you request any incorporated documents, the Company undertakes to mail them to you by first-class mail, or another equally prompt means, within one business day of receipt of your request.
You should rely only on the information contained in this proxy statement, including the annexes attached hereto or the information incorporated by reference herein, to vote your shares of Company common stock at the special meeting. The Company has not authorized anyone to provide you with information that differs from that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. This proxy statement is dated June 7, 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders will not create any implication to the contrary.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING.

Annex A
Execution Version
Purchase and Assumption Agreement
BY AND AMONG
Global Federal Credit Union,
First Financial Northwest Bank,
AND
First Financial Northwest, Inc.
(Solely for Purposes of the Sections Identified Herein)
January 10, 2024

A-i

A-ii

A-iii

Exhibit A	Form of Assignment and Assumption Agreement
Exhibit B	Form of Limited Warranty Deed
Exhibit C	Form of Bill of Sale and Assignment
Exhibit D	Form of Retirement Account Transfer Agreement
Exhibit E	Form of Limited Power of Attorney
Exhibit F	Form of Non-Solicitation Agreement
Exhibit G	Form of Voting Agreement

A-iv

PURCHASE AND ASSUMPTION AGREEMENT
This Purchase and Assumption Agreement (“Agreement”) is made and entered into as of this 10th day of January, 2024 (the “Effective Date”), by and among First Financial Northwest Bank (“Seller”), a Washington chartered commercial bank having its main branch office in Renton, Washington, First Financial Northwest, Inc., a Washington corporation and sole shareholder of Seller (“Holding Company”), and Global Federal Credit Union (“Buyer”), a federally chartered credit union having its chief executive office in Anchorage, Alaska. Holding Company is a signatory to the Agreement solely for the purpose of providing the covenants and other agreements set forth in Section 7.02, Section 7.06, Section 7.07, Section 7.17, Section 7.20, Section 7.24, and Section 7.27.
RECITALS
WHEREAS, the board of directors of Seller has declared it advisable and in the best interest of Seller and its sole shareholder, Holding Company, to sell substantially all of Seller’s assets and liabilities;
WHEREAS, the board of directors of Holding Company has declared it advisable and in the best interest of Holding Company and its shareholders for Seller to sell substantially all of its assets and transfer substantially all of its liabilities to Buyer;
WHEREAS, applicable state and/or federal regulations allow Seller to liquidate and dissolve after transferring substantially all of its assets and liabilities to Buyer;
WHEREAS, Buyer desires to acquire substantially all of the assets and assume substantially all of the liabilities of Seller; and
WHEREAS, following the consummation of the transactions contemplated by this Agreement, and subject to satisfaction of or other provision for all of its debts and other obligations, Seller will (i) wind up its business and surrender its banking charter, (ii) distribute its assets and assign its liabilities to Holding Company, and (iii) liquidate and dissolve.
NOW THEREFORE, for and in consideration of the premises and the mutual agreements, representations, warranties and covenants herein contained, the parties, intending to be bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01   Definitions.   In addition to the terms defined elsewhere in this Agreement, as used herein, the following terms have the definitions indicated:
“Account Loans” are those savings account loans and NOW, checking and other transaction account lines of credit associated with Deposits which consist of (i) all account loans secured solely by Deposits, if any, and (ii) any overdraft, checking balances or checking account line of credit loan balances, if any.
“Accounting Standards” means GAAP (as hereinafter defined) as modified by applicable regulatory accounting principles (to the extent required in the preparation of the audited consolidated financial statements of Holding Company or Buyer, as applicable), and CECL for estimating allowances for credit losses and applied consistent with past practices.
“Accounts Receivable” means all accounts receivable reflected on Seller’s books and records as of the close of business on the Closing Date.
“Accrued Interest” on any Loans and Liquid Assets means interest that is accrued, whether or not credited, through the close of business on the Closing Date, and on Deposits, FHLB advances, Federal Reserve Bank borrowings and other borrowings of Seller (if any) means interest that is accrued, whether or not posted, through the close of business on the Closing Date.
“ACH” has the meaning assigned in Section 11.02.

“ACH Items” means automated clearing house debits and credits including social security payments, federal recurring payments, and other payments debited and/or credited to or from Deposit accounts pursuant to arrangements between the owner of the account and third party initiating the credits or debits.
“Acquisition Proposal” has the meaning assigned in Section 7.24.
“Affiliate” of a party means any person, partnership, corporation, association or other legal entity directly or indirectly controlling, controlled by, or under common control with that party.
“Allocation Methodology” has the meaning assigned in Section 3.11.
“Allocation Review Period” has the meaning assigned in Section 3.11.
“Allocation Schedule” has the meaning assigned in Section 3.11.
“Allowance” means the specific and general reserves applicable to the Loans as determined by Seller in accordance with the Accounting Standards. Any specific Allowance as of September 30, 2023, with respect to any Loan or category of Loans, is set forth on the Allowance for Loan and Lease Summary set forth in Section 1.01(a) of the Disclosure Schedule.
“Annuity Contracts” means the annuity agreements, as amended, and the related annuities owned by Seller to fund Seller’s obligations pursuant to its Employee Benefit Plans. Each Annuity Contract is set forth in Section 1.01(b) of the Disclosure Schedule.
“Annuity Contracts Trust” means the Rabbi Trust created pursuant to that certain Rabbi Trust Agreement for the First Financial Northwest Bank Supplemental Executive Retirement Plans (LINQS+ Funded), dated as of February 20, 2020, by and between Seller and Bankers Trust Company.
“Articles” has the meaning assigned in Section 5.02.
“Assets” means all assets of Seller including tangible and Intangible Assets, the Liquid Assets, Intellectual Property, Seller Real Estate, Leasehold Interests, OREO, Fixed Assets, the Loans, the Loan Documents, the Accounts Receivable, BOLI, the Contracts, Cash on Hand, the Records, the Safe Deposit Boxes, the Bank Accounts, the Prepaid Expenses, the Interim Income, the Other Assets, the Routing, Telephone Numbers, supplies, inventory, and repossessed collateral, but specifically excluding the Excluded Assets.
“Assignment and Assumption Agreement” has the meaning assigned in Section 2.02(a).
“Auto Receivable” means a Loan or installment sale contract arising from the purchase of, and secured by, an automobile, light-duty vehicle, all-terrain vehicle, boat, or motorcycle.
“Bank Accounts” means all of Seller’s demand deposit accounts including those for payroll and cashier’s checks, but excluding the Seller Designated Bank Account.
“Bill of Sale and Assignment” has the meaning assigned in Section 3.02.
“BOLI” means Bank Owned Life Insurance.
“Business Day” means any Monday, Tuesday, Wednesday, Thursday, or Friday that is not a federal holiday generally recognized by Washington commercial banks.
“Business Loan” means a term or revolving Loan to a commercial enterprise secured by personal property, real property, accounts receivable, or a mixture of real and personal property, or unsecured term or revolving Loan to a commercial enterprise, including any Loan made in connection with the Small Business Administration’s loan guaranty program.
“Buyer” has the meaning assigned in the first paragraph of this Agreement.
“Buyer Fee” has the meaning assigned in Section 10.03.
“Buyer Schedule” has the meaning assigned in the first paragraph of ARTICLE VI.

“Buyer Stay Bonuses” has the meaning assigned in Section 8.01(f).
“Buyer Stay Bonus Agreements” has the meaning assigned in Section 8.01(f).
“Buyer’s Employee Benefit Plans” has the meaning assigned in Section 8.01(g).
“Call Reports” has the meaning assigned in Section 5.03.
“Cash on Hand” means all petty cash, vault cash, ATM cash and teller cash located at any branch of the Seller, in an ATM controlled by Seller, or otherwise in transit to or from a branch of the Seller.
“Cause” means any of the following: (a) an employee’s refusal to substantially perform the employee’s material duties or carry out the lawful instructions of Buyer (other than as a result of total or partial incapacity due to physical or mental illness); (b) the conclusive finding of an employee’s fraud or embezzlement of Buyer’s property; (c) an employee’s material dishonesty in the performance of his or her duties resulting in significant harm to Buyer; (d) an employee’s conviction of a felony under the laws of the United States or any state thereof or, where applicable, any equivalent offence (including a crime subject to a custodial sentence of one year or more) under the laws of the applicable jurisdiction; or (e) an employee’s gross misconduct in connection with the employee’s duties to Buyer which could reasonably be expected to be materially injurious to Buyer.
“CECL” means Current Expected Credit Losses Accounting Methodology.
“Closing” and “Closing Date” have the meanings assigned to them in Section 4.01 of the Agreement.
“Closing Balance Sheet” has the meaning assigned in Section 2.03(c).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collection Account” means any account domiciled at one of Seller’s offices through which Seller accepts payments or deposits for credit or deposit to another account domiciled at a different office of Seller.
“Commercial Mortgage Loan” means a Loan secured by a Mortgage on real property used for commercial purposes, including five- or greater unit residential real property.
“Construction Loan” means a Loan, the proceeds of which are intended to be used substantially to finance the construction of improvements on real property.
“Contracts” means the service and maintenance agreements, leases of personal and real property, and any other agreements, licenses and permits to which Seller is a party (including contracts relating to the Safe Deposit Boxes); provided, however, that, for purposes of clarification only, such contracts shall not include the Excluded Contracts. All Excluded Contracts shall be retained by Seller and Buyer assumes no responsibility or liability with respect thereto.
“Core Deposits” means the sum of the following items in Schedule RC-E in FFIEC 051 Call Report (or such successor items as may be reflected on updates to such report form) (i) Deposit or Deposits of Persons classified in Transaction Accounts (item 1, column A, RCONB549); and (ii) certificates of deposit (CDs) (Memorandum items M.2.b. RCON6648 and M.2.c. RCONJ473), money market Deposits and other savings Deposits (Memorandum items M.2.a.1, RCON 6810 and M.2.a.2, RCON 0352), that are, in each case, not (i) brokered accounts (i.e. Deposits accepted through a “deposit broker” as defined in Section 29 of the Federal Deposit Insurance Act (FDI Act)), (ii) institutional funds, (iii) public funds (i.e. Deposits associated with a public body, including but not limited to any municipal, county, state or federal government); or (iv) wholesale Deposits.
“Core Deposits Amount” means the thirty-day average of the Core Deposits of Seller calculated using a consecutive thirty day period.
“Core Deposits Basis” means the Core Deposits of Seller set forth on Section 5.15(b) of the Disclosure Schedule.

“Core Deposits Outflow” means an amount, which shall not be less than zero, calculated by subtracting the Core Deposits Amount from the Core Deposits Basis.
“Core Deposits Outflow Overage” means an amount, which shall not be less than zero, calculated by subtracting (a) the product of the amount of the Core Deposits Basis and Core Deposits Outflow Threshold 1 from (b) the Core Deposits Outflow, calculated using the Core Deposits Amount of Seller as of five (5) days prior to the Closing Date.
“Core Deposits Outflow Percentage” means the Core Deposits Outflow, calculated as a percentage of the Core Deposit Basis.
“Core Deposits Outflow Reduction” means an amount equal to three percent (3%) of the Core Deposits Outflow Overage.
“Core Deposits Outflow Threshold 1” means an amount equal to 5.00%.
“Core Deposits Outflow Threshold 2” means an amount equal to 10.00%.
“COVID-19” means SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), coronavirus disease 2019 or COVID-19.
“COVID-19 Loan” means a loan issued in connection with a COVID-19 Measure, including any PPP Loan, any “Economic Stabilization Fund” loan, any “Provider Relief Fund” loan, any U.S. Department of Health & Human Services loan, any loan issued under the United States Federal Reserve’s Mainstreet Lending Program, or any other similar loan.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, order, directive, guideline or recommendation by any Governmental Authority in connection with or in response to COVID-19, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”).
“Deposit” or “Deposits” means a deposit or deposits as defined in Section 3(l)(1) of the Federal Deposit Insurance Act (“FDIA”) as amended, 12 U.S.C. Section 1813(l)(1), including without limitation the aggregate balances of all savings accounts with positive balances, accounts accessible by negotiable orders of withdrawal (“NOW” accounts), other demand instruments, Retirement Accounts, and all other accounts and deposits, together with Accrued Interest thereon, if any.
“Disclosure Schedule” has the meaning assigned in the first paragraph of Article V.
“Effective Date” has the meaning assigned in the first paragraph of this Agreement.
“Effective Time” has the meaning assigned in Section 4.01.
“Employee Benefit Plan” means any (a) nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program, whether or not subject to ERISA, and any other plans, programs, policies, agreements or arrangements that provide compensation or benefits to any present or former employee, officer, director, or partner (or any dependent or beneficiary thereof) of Seller, and (i) that is sponsored or maintained by Seller, (ii) to which Seller is a party, or (iii) with respect to which Seller has any liability, including, without limitation, any bonus, incentive, deferred compensation, pension, profit-sharing, retirement, vacation, equity or equity-based, severance, termination, employment, change of control, retention, health, retiree health or welfare, life disability accident or other insurance, or other fringe benefit plan, program, policy, agreement or arrangement.
“Employee Pension Benefit Plan” means as defined in ERISA Section 3(2).
“Employee Welfare Benefit Plan” means as defined in ERISA Section 3(1).

“Encumbrances” means all mortgages, claims, charges, liens, encumbrances, easements, restrictions, options, pledges, calls, commitments, security interests, conditional sales agreements, title retention agreements, leases, and other restrictions of any kind whatsoever.
“Environmental Laws” has the meaning assigned in Section 5.20(a).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Excluded Assets” has the meaning assigned in Section 2.01(b).
“Excluded Contracts” are (1) any Employee Benefit Plan other than the Split Dollar Arrangements, (2) any employment or change in control agreements to which the Seller is a party, including deferred compensation or supplemental retirement agreements to which Seller is a party, and (3) the Contracts set forth on Section 1.01(c) to the Disclosure Schedule.
“Excluded Liabilities” has the meaning assigned in Section 2.02(f).
“Excluded Loans” means Loans that the Buyer is incapable to service pursuant to applicable law or regulation set forth on Section 5.07(j) of the Disclosure Schedule.
“FDIC” means the Federal Deposit Insurance Corporation.
“Federal Reserve Bank” means the Federal Reserve Bank of San Francisco.
“FFIEC” means the Federal Financial Institutions Examination Council.
“FHLB” means the Federal Home Loan Bank of Des Moines.
“Fixed Assets” means all furniture, equipment, PC’s, servers, phone systems, computer wiring, trade fixtures, ATMs, office supplies, sales material, Deposit account forms, Loan forms and all other forms and similar items used in connection with the Seller’s banking business, and all other tangible personal property owned or leased by Seller, located in or upon the Seller Real Estate or Leasehold Interests, or used in the Seller’s business, and.
“Former Seller Employee” has the meaning assigned in Section 8.01(g).
“FRB” means the Board of Governors of the Federal Reserve System.
“Funded Liquidation Accounts” has the meaning assigned in Section 7.27.
“GAAP” means generally accepted accounting principles consistently applied by Seller.
“General Exceptions” has the meaning assigned in Section 5.01(a).
“Governmental Authority” means the Regulators, any court, and any other administrative agency or commission or other federal, state or local governmental authority or instrumentality.
“Hazardous Materials” means (A) pollutants, contaminants, pesticides, petroleum or petroleum products, radioactive substances, solid wastes or hazardous or extremely hazardous, special, dangerous, or toxic wastes, substances, chemicals or materials which are considered to be hazardous or toxic under any Environmental Law, including any “hazardous substance” as defined in or under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C., Sec. 9601, et seq., as amended and reauthorized, and any “hazardous waste” as defined in or under the Resource Conservation and Recovery Act, 42 U.S.C., Sec. 6902, et seq., and all amendments thereto and reauthorizations thereof, and (B) any other pollutants, contaminants, hazardous, dangerous or toxic chemicals, materials, wastes or other substances, including any industrial process or pollution control waste or asbestos, which pose a risk to the health and safety of any person.
“Holding Company” has the meaning assigned in the first paragraph of this Agreement.
“Holding Company Financial Statements” has the meaning assigned in Section 5.03.
“Home Equity Loan” means a closed-end or revolving Residential Mortgage Loan secured by a Mortgage with a junior priority on the applicable Mortgaged Property.

“Independent Accounting Firm” has the meaning assigned in Section 2.03(c).
“Intellectual Property” means all trademarks, trade names, service marks, patents, copyrights, logos and other intellectual property, IP addresses, website domain rights, whether registered, the subject of an application for registration, or unregistered, that are owned by Seller or Holding Company or licensed by Seller from a third party.
“Interim Income” means the net income generated by the Seller from the Effective Date through the Closing Date.
“IRA” means an Individual Retirement Account.
“IRS” means the Internal Revenue Service.
“Intangible Assets” shall mean goodwill and any other intangible assets.
“Knowledge” with respect to either party means the to the Knowledge of the party’s executive officers set forth on Section 1.01(d) of the Disclosure Schedule. An individual identified on Section 1.01(d) of the Disclosure Schedule will be deemed to have “Knowledge” of a particular fact or other matter if: (A) such individual is actually aware of such fact or other matter; or (B) a prudent individual in such capacity could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable inquiry under the circumstances concerning the existence of such fact or other matter.
“Law” means any federal, state, or local statute, law, rule, regulation, ordinance, code, interpretation, order, judgment, injunction, directive, policy, guidance, ruling, approval, permit, requirement or rule of law (including common law) enacted, issued, promulgated, enforced or entered by any Governmental Authority, as well as any common law.
“Leasehold Interests” has the meaning assigned in Section 3.01.
“Liabilities” has the meaning assigned in Section 2.02 hereof.
“Limited Warranty Deed” has meaning assigned in Section 3.01.
“Liquid Assets” means all bonds and other investment securities (including FHLB stock) owned by Seller, together with Accrued Interest thereon, if any, and including any amounts due to or from brokers or custodians.
“Liquidation Account Participants” has the meaning set forth in the definition of Liquidation Accounts.
“Liquidation Account Value” has the meaning set forth in Section 7.27.
“Liquidation Accounts” means the inchoate interest of certain of Seller’s depositors who were members of Seller prior to its conversion to stock form (“Liquidation Account Participants”) to receive distributions upon the liquidation of Seller pursuant to applicable Law.
“Loan Debtor” and “Loan Debtors” means an obligor or guarantor, including a third party pledgor, with respect to the Loan Documents relating to a Loan.
“Loan Documents” means, with respect to each Loan, the constituent documents relating thereto, including the loan application, appraisal report, title insurance policy, promissory note, mortgage, deed of trust, loan agreement, loan participation agreement, security agreement, guarantee, if any, and workout or forbearance agreement, and other information contained in the Loan file.
“Loan” and “Loans” means all the loans owned by Seller, each of which is either an Account Loan, a Construction Loan, a Residential Mortgage Loan, a Home Equity Loan, a Commercial Mortgage Loan, an Auto Receivable, a Business Loan or an Unsecured Loan, net of the Allowance maintained by Seller with respect to the Loans, any deferred fees or costs with respect to the Loans, including any unposted or in transit loan credits or debits, and all retained rights of Seller to service previously originated and sold Loans, including any Loans that have been charged off in full against the

Allowance prior to the Closing Date. For purposes of this Agreement, Loans shall include any loans in which Seller has sold a participation interest to another third party, as well as participation interests owned by Seller in connection with loans originated by another lender.
“Loan Sale Deadline” the date that is thirty (30) days after the Closing Date.
“Material Adverse Effect” means any change, event or effect, including pending or anticipated litigation, that is both material and adverse to (x) the financial condition, results of operation, assets or business of Seller or Buyer, as applicable, or (y) the ability of Seller, Holding Company or Buyer, as applicable, to perform its respective obligations under this Agreement, other than (i) the effects of any change attributable to or resulting from changes in political, economic or market conditions, Laws, or accounting guidelines applicable to depository institutions generally or in general levels of interest rates, (ii) changes or proposed changes after the date hereof in applicable Law, (iii) any outbreak, escalation or worsening of hostilities, declared or undeclared acts of war, sabotage, military action or terrorism, (iv) changes or proposed changes after the date hereof in Accounting Standards or authoritative interpretation thereof, (v) Seller employee departures after announcement of this Agreement or failure of Seller employees to accept employment with Buyer, (vi) the issuance or compliance with any directive or order of any Regulator, (vii) the impact of any epidemics, pandemics, disease outbreaks or other public health emergencies including, without limitation, COVID-19 or COVID-19 Measures, (viii) actions or omissions taken by Seller or Buyer, as applicable, pursuant to this Agreement or any action taken by Seller with Buyer’s consent or any failure by Seller to take any action prohibited by this Agreement without Buyer’s consent because Buyer withheld, delayed or conditioned such consent, and (ix) the incurrence or effects of Transaction Expenses.
“Material Contracts” are contracts, that are not Excluded Contracts, and have a remaining term of more than twelve (12) months as of the Effective Date (and cannot be terminated with 60 days’ notice or less) and will require payment by Seller of more than One Hundred Thousand Dollars ($100,000) in a twelve (12) month period, or are for a lease of real property. A list of Material Contracts is set forth on Section 5.16(d)(iv) of the Disclosure Schedule.
“Mortgage” means a mortgage or deed of trust encumbering real property and, if applicable, fixtures and securing the obligations of a Loan Debtor with respect to a Loan.
“Mortgaged Property” means real property encumbered by a Mortgage.
“Multiemployer Plan” means as defined in ERISA Section 3(37).
“NCUA” means the National Credit Union Administration.
“Non-Solicitation Agreements” has the meaning assigned in Section 9.02(d)(15).
“Notice of Dispute” has the meaning assigned in Section 2.03(c)(2).
“Ordinary Course of Business” shall include any action taken by a person if such action is consistent with the past practices of such person and is similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of such person; provided, that, Ordinary Course of Business shall include and take into account the commercially reasonable efforts taken by a person prior to the date of this Agreement in response to the COVID-19 Pandemic and COVID-19 Measures.
“OREO” means other real estate owned, as such real estate is classified on the books of Seller, as identified in Section 1.01(e) of the Disclosure Schedule (which shall be updated as of the Closing Date prior to Closing).
“Other Assets” means all assets of Seller at the close of business on the Closing Date not otherwise enumerated herein other than the Excluded Assets.
“Other Liabilities” means, except for the Excluded Liabilities, all obligations and liabilities of Seller, and all claims, demands, and causes of action against Seller, in each case whether or not known, whether liquidated or unliquidated, whether absolute or contingent, whether asserted or unasserted, and including but not limited to trailing liabilities associated with any Contracts or secondary market relationships.
“Permitted Encumbrances” means (i) with respect to real estate, liens for taxes that are not yet due and payable, easements and rights-of-way for utility companies, other restrictions that are immaterial and do not adversely affect the use of such real estate and the rights of lessors and tenants under real estate leases, and (ii) with respect to the Assets of Seller (other than real estate), liens for taxes that are not yet due and payable, Encumbrances including those reflected in financial statements or notes thereto contained therein or referenced in Call Reports (such as liens for FHLB advances and Federal Reserve Bank borrowings, liens to secure public Deposits), and the rights of counterparties under the Contracts.
“Personal Information” means all personal, sensitive, or confidential information or data (whether data or information of Seller or Holding Company, their customers, or other Persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by Seller or Holding Company (or is otherwise related to Seller).
“Pre-Closing Tax Period” has the meaning assigned in Section 5.17(b).
“Prepaid Expenses” means the prepaid expenses recorded or reflected on the books of Seller at the close of business on the Closing Date including, without limitation, prepaid FDIC deposit premiums relating to the Deposits.
“Prevailing Party” means if a final resolution of an action provides the requesting party with relief in an amount which is greater than fifty percent (50%) of such requesting party’s claim.
“Purchase Price” has the meaning assigned in Section 2.03(a).
“Records” means (i) all open records and original documents relating to the Assets, Loans, Collection Accounts, Safe Deposit Boxes, the Bank Accounts, the Other Assets, or the Deposits; and (ii) an account history of all accounts related to Deposits, Loans, Cash on Hand, Liquid Assets, the Bank Accounts, and Safe Deposit Boxes. Records include signature cards, customer cards, customer statements, legal files, pending files, all open account agreements, Retirement Account agreements, Safe Deposit Box records, and computer records/data.
“Recurring Debit” means payments made directly from a Deposit account to a third party on a regularly scheduled basis pursuant to arrangements between the owner of the account and the third party receiving the payments directly.
“Regulators” means the FDIC, FRB, NCUA, the Securities and Exchange Commission, the Washington State Division of Credit Unions and the WDFI, as applicable.
“Remediation Costs” means all after-tax costs and expenses incurred by Seller, or estimated to be incurred by Seller to remediate or correct an Environmental Problem in accordance with the requirements of applicable Law, including restoration of the property at issue to its condition prior to the required remediation and correction (i.e. restoring pavement, landscaping, fencing, etc.); provided, that, Remediation Costs shall specifically exclude any and all costs or expenses to remediate or correct an Environmental Problem that are directly paid or reimbursed to Seller, or reasonably expected to be reimbursed based upon written correspondence from the reimbursing party, by (i) any Governmental Authority, (ii) any environmental remediation fund established, managed, funded or overseen by any Governmental Authority, or (iii) any other third party, including without limitation, any insurer.
“Residential Mortgage Loan” means a Loan secured by a Mortgage on one-to four-unit residential real estate.
“Retained Cash” means Cash to be retained by Seller in the Seller Designated Bank Account at and after Closing in the amount of $150,000.00.
“Retirement Account Transfer Agreement” has the meaning assigned in Section 3.10.

“Retirement Accounts” means any Deposit account, generally known as IRAs, maintained by a customer for the stated purpose of the accumulation of funds to be drawn upon at retirement.
“Return Items” has the meaning assigned in Section 5.15(b)(1).
“Routing, Telephone Numbers, and Email Addresses” means (i) the routing number 325170877 of the Seller used in connection with Deposits, (ii) upon approval from the FRB of the transfer of this number to Buyer under the name Global Federal Credit Union, and the telephone and facsimile numbers associated with Seller, and (iii) the use and access to all email addresses and email accounts held by Seller.
“Safe Deposit Boxes” means all right, title and interest of Seller in and to any safe deposit business conducted by the Seller as of the close of business on the Closing Date.
“SBA” means the Small Business Administration.
“SEC Reports” means each final registration statement, prospectus, report, schedule and definitive proxy statement filed by Holding Company with the Securities and Exchange Commission pursuant to federal securities Laws after January 1, 2020.
“Securities Claims” means any claim threatened or brought against Holding Company or Seller by or on behalf of any shareholder of Holding Company in connection with the Transactions.
“Seller” has the meaning assigned in the introductory paragraph of this Agreement.
“Seller Designated Bank Account” means that certain bank account selected by and designated by Seller in payment and wire instructions delivered to Buyer no less than three (3) Business Days prior to the Closing Date solely created for the purpose of depositing the Closing payment pursuant to Section 4.02 of this Agreement.
“Seller Real Estate” means the real estate, buildings and fixtures owned by Seller, including, for the avoidance of doubt, OREO.
“Seller Stay Bonuses” has the meaning assigned in Section 8.01(f).
“Seller Stay Bonuses Cap” means $980,000.00.
“Seller’s Qualified Plans” has the meaning assigned in Section 8.03.
“SOP” has the meaning assigned in Section 5.10(a).
“Specified Contracts” has the meaning assigned in Section 5.16.
“Split Dollar Arrangements” means the joint beneficiary agreements set forth in Section 1.01(f) of the Disclosure Schedule.
“Superior Proposal” has the meaning assigned in Section 10.01(d).
“Tail” has the meaning assigned in Section 8.05(a).
“Taxpayer Information” has the meaning assigned in Section 11.08.
“Termination Date” has the meaning set forth in Section 10.01(c).
“TIN” means Taxpayer Identification Number.
“Transaction Documents” means this Agreement, the Bill of Sale, and Assignment the Assignment and Assumption Agreement, the Assignment and Assumption of Leases, the Retirement Account Transfer Agreement, the Limited Power of Attorney, the deeds, and the other agreements, instruments and documents required to be delivered at the Closing.
“Transaction Expenses” means (i) all of the reasonable, documented, out-of-pocket fees and expenses incurred by Seller and Holding Company in connection with the negotiation and documentation of this Agreement and consummation of the Transactions, including all reasonable, documented, out-of-pocket fees, expenses, disbursements and other similar amounts paid to attorneys, financial advisors, advisors or accountants (including any brokers’ fees), (ii) all change of control, termination, phantom equity or similar payments due by Seller to any person under any plan, agreement or arrangement of Seller other than the Split Dollar Arrangements, which obligation, in each case, is payable or becomes due as a result of the consummation of any of the Transactions or a termination of service in connection with or following a “change in control” of Seller, including all payroll and other taxes that are payable by Seller in connection with the payment of such liability; (iii) Seller Stay Bonuses; (iv) the costs and expenses incurred or to be paid by Seller in connection with the transfer or conveyance of the Assets to Buyer, including governmental charges and assessments; (v) the costs and expenses incurred by Seller and Holding Company in connection with the regulatory and shareholder approval processes related to the Transactions; (vi) Reserved, (vii) the trailing liabilities and obligations including termination fees associated with any Contracts or secondary market relationships terminated (or which a notice of termination is sent by Seller) on or prior to the Closing Date. An estimate of the Transaction Expenses, as determined in good faith by Seller as of the date of this Agreement, is set forth on Section 2.03(d) of the Disclosure Schedule.
“Transactions” means the purchase and transfer of the Assets and assumption of the Liabilities contemplated by Article II and Article III, the dissolution and liquidation of Seller and the distribution of its assets to Holding Company (through one or more steps as may be determined by Seller and Holding Company), and the consummation of the other transactions contemplated by this Agreement and the documents, agreements, schedules and exhibits to be delivered or to be filed in connection with this Agreement.
“Unfunded Commitment” means the commitment of Seller to fund additional advances under any Loan, or under any new unfunded Loan commitment on and after the Closing Date.
“Unsecured Loan” means a loan which is not secured by assets of the Loan Debtor or Loan Debtors or any third party.
“Voting Agreements” has the meaning assigned in Section 9.02(d)(16).
“WDFI” means Washington Department of Financial Institutions.
“Withholding Obligations” has the meaning assigned in Section 11.03.
“Wrongful Acts” means any intentional misrepresentation, fraud or other willful misconduct.
Section 1.02   Interpretation.   The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole. Article, Section, Exhibit and Disclosure Schedule references are to the Articles, Sections, Exhibits and Disclosure Schedule of this Agreement unless otherwise specified. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes,” “including” or similar expressions are used in this Agreement, they will be understood to be followed by the words “without limitation.” The words describing the singular shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting persons shall include individuals, corporations, partnerships and other entities and vice versa. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
ARTICLE II
TERMS OF PURCHASE AND SALE
Section 2.01   Assets.
(a)   Purchase and Sale.   At the Closing and subject to the terms and conditions set forth in this Agreement, Seller shall sell, convey, assign, and transfer to Buyer and Buyer shall purchase and acquire from Seller all of Seller’s right, title, and interest in and to the Assets (other than the Excluded Assets) free of all Encumbrances other than Permitted Encumbrances.
(b)   Excluded Assets.   It is understood and agreed that Seller shall retain, and Buyer shall not acquire, any right or interest in any of the following assets of Seller (the “Excluded Assets”): (i) deferred tax assets on the financial books and records of Seller, (ii) the Seller Designated Bank Account, and Retained Cash, (iii) all tax refunds, if any, related to pre-Closing tax periods, (iv) claims, demands, and causes of action by Seller against directors, officers and employees of Seller relating to their acts or omissions occurring on or prior to the Closing Date, (v) all books and records related to Seller’s taxes and the books and records of Seller, if any, that are not permitted by Law to be transferred to Buyer, (vi) all net deferred tax assets, (vii) Prepaid Expenses that cannot be assigned by Seller to Buyer, (viii) the Annuity Contracts Trust, including all assets held by the Annuity Contracts Trust, including the Annuity Contracts, (ix) any Employee Benefit Plan maintained, administered or contributed to, or participated in by Seller other than the Split Dollar Arrangements and BOLI supporting the Split Dollar Arrangements, and (x) the assets of Seller set forth on Schedule 2.01(b) of the Disclosure Schedule. For the avoidance of doubt, all Excluded Contracts shall be retained by Seller and Buyer shall not acquire any right or interest with respect to the Excluded Contracts and assumes no responsibility or liability with respect thereto.
Section 2.02   Liabilities.   Subject to the terms and conditions of this Agreement, Buyer, on the Closing Date, shall assume and agree to pay, discharge and perform when lawfully due, all obligations, debts, and liabilities of Seller, other than the Excluded Liabilities, known or unknown, contingent or otherwise, including, without limitation, the following (all of which are collectively referred to herein as the “Liabilities”):
(a)   Deposits and Contracts.   Each liability for the payment and performance of Seller’s obligations on the Deposits and the Contracts in accordance with the terms of such Deposits and Contracts in effect on the Closing Date, pursuant to the form of Assignment and Assumption Agreement attached hereto as Exhibit A (the “Assignment and Assumption Agreement”);
(b)   Assumption of Loans.   All obligations and duties of Seller under and pursuant to the Loan Documents as of the Closing Date, including, without limitation, the obligation to fund Unfunded Commitments, pursuant to the Assignment and Assumption Agreement;
(c)   FHLB Advances and Federal Reserve Bank Borrowings.   All obligations of Seller relating to advances from the FHLB and borrowings from the Federal Reserve Bank, pursuant to the Assignment and Assumption Agreement; and
(d)   Other Liabilities.   All obligations of Seller with respect to the Other Liabilities, pursuant to the Assignment and Assumption Agreement.
(e)   Reserved.
(f)   Excluded Liabilities.   It is understood and agreed that Buyer shall not assume or be liable for (i) any Transaction Expenses that remain unpaid or are incurred by Seller or Holding Company following Closing, (ii) third party costs and expenses incurred by Seller relating to the negotiation or consummation of the Transactions (including the winding-up, liquidation and dissolution or Seller) and the preparation and filing of Seller’s final income tax returns, including without limitation, fees and expenses of counsel, accountants or investment bankers, (iii) any federal, state, county or local taxes of Seller (including any liability under Section 280G or 4999 of the Code), (iv) any liabilities of Seller for federal, state, county or local income taxes on the Purchase Price, (v) any liability or obligation of Seller under the Excluded Contracts, (vi) any liabilities under any Employee Benefit Plan maintained, administered or contributed to by Seller other than liabilities and obligations under the Split Dollar Arrangements, (vii) any liabilities related to accrued vacation or paid time off owing to employees, independent contractors or other persons, including Former Seller Employees, which Seller shall be permitted to payout prior to Closing, (viii) any liability relating to any Wrongful Acts of Seller or Holding Company, (ix) any liabilities related to or arising out of the Excluded Assets; or (x) any liabilities related to Securities Claims (collectively, the “Excluded Liabilities”). Notwithstanding the foregoing, the parties elect the “alternate procedure” pursuant to IRS Revenue Procedure 2004-53, 2004-2 C.B. 320, and agree that Buyer shall be considered a “successor employer” for employment Tax purposes and that Buyer shall assume responsibility for filing all employment Tax Returns (including for any activity in “pre-Closing” periods) for the year in which the Closing occurs; and
(g)   Other Debt Obligations or Liabilities Assumed.   It is understood and agreed that, except for the Excluded Liabilities, Buyer shall assume and be liable for all Liabilities, including, but not limited to, any and all of the debts, obligations, liabilities of, and claims, demands and causes of action against, Seller of any kind and nature whatsoever.
Section 2.03   Purchase Price; Adjustments to Purchase Price.
(a)   Purchase Price.   In consideration for the Assets (other than the Excluded Assets) acquired by the Buyer pursuant to this Agreement, Buyer shall assume all of the Liabilities (other than the Excluded Liabilities) and pay in cash in immediately available funds to Seller at Closing an amount equal to Two Hundred Thirty-One Million Two Hundred Thousand and 00/100 Dollars ($231,200,000.00), subject to the adjustments set forth in Section 2.03(b), as applicable (as adjusted, the “Purchase Price”). In addition to the Purchase Price, Seller shall retain the amount of cash set forth in the definition of Retained Cash. Without limiting the foregoing, the Purchase Price will not be adjusted as the result of the implication of Taxes asserted against the Purchase Price, whether realized by Seller or Holding Company. Prior to Closing, Seller shall provide Buyer with a statement setting forth Seller’s good faith calculation of the Purchase Price to be paid by Buyer at Closing, including a calculation of each of the adjustments set forth in Section 2.03(b) (the “Settlement Statement”). In the event that Buyer disagrees with Seller’s calculations in the Settlement Statement, the parties will cooperate in good faith to agree upon a revised Settlement Statement. In the event that the parties are not able to agree upon a revised Settlement Statement, then the calculation of the Settlement Statement shall be submitted to an Independent Accounting Firm in accordance with the procedures set forth in Section 2.03(c)(3) and the Closing Date shall be postponed until such time as the parties agree upon a revised Settlement Statement.
(b)   Adjustments to Purchase Price.
(1)   In the event that the Seller declares a distribution or dividend of net income (a “Dividend”) realized by the Seller during the period commencing from the Effective Date through the Closing Date (“Prohibited Dividend Period”), the Purchase Price shall be reduced on a dollar for dollar basis by an amount equal to the amount of such Dividends made by the Seller to the Holding Company during the Prohibited Dividend Period; provided, however, no such reduction shall be made for any declaration or distribution of a Dividend made by Seller during the first calendar quarter of 2024 with respect to an amount equal to up to 50% of Seller’s good faith calculation of its net income for the period beginning October 1, 2023 and ending December 31, 2023.
(2)   Upon the occurrence of an Environmental Problem as determined in Section 7.10, the Purchase Price will be reduced, from dollar one, by the amount of the Remediation Costs.
(3)   The Purchase Price will be reduced by the amount of the Section 7.10 Remediation; provided, however, that such reduction shall not be in duplication of any deductions for Remediation Costs under Section 2.03(b)(2).
(4)   The Purchase Price shall be reduced on a dollar for dollar basis by an amount equal to any positive difference between (i) the actual aggregate amount of Seller Stay Bonuses paid to employees of Seller by Seller prior to Closing; and (ii) the Seller Stay Bonuses Cap.
(5)   If the Core Deposits Outflow Percentage is equal to or greater than Core Deposits Outflow Threshold 2, then the Purchase Price shall be reduced by an amount equal to the Core Deposit Outflow Reduction; provided, however, that the amount of the reduction of the Purchase Price pursuant to this Section 2.03(b)(4) shall not exceed $3,000,000.00.
(6)   In addition to the adjustments set forth in this Section 2.03(b), the Purchase Price is subject to the adjustments set forth in Section 7.26(c) and Section 8.03(b).

(c)   Closing Balance Sheet.
(1)   Ten (10) Business Days prior to the Closing Date, Seller shall deliver to Buyer (i) a balance sheet for Seller, as of the last day of the month prior to the Closing Date, reflecting Seller’s good faith estimate of the accounts of Seller to be transferred to Buyer as of the Closing Date (which, for the avoidance of doubt, shall include net income estimated to be earned by Seller from the Effective Date through and including the Closing Date), prepared in conformity with past practices and policies of Seller and in accordance with the Accounting Standards (the “Closing Balance Sheet”). The Closing Balance Sheet shall also include (i) Seller’s calculation of Dividends, (ii) Seller’s calculation of the Transaction Expenses; and (iii) the Excluded Loan Calculation.
(2)   If Buyer does not dispute the Closing Balance Sheet as provided by Seller pursuant to Section 2.03(d)(d)(1) within five (5) Business Days after receipt thereof, the Closing Balance Sheet as determined by Seller shall be final and binding on the parties. If Buyer disputes the Closing Balance Sheet, then Buyer shall provide written notice to Seller of said dispute within such five (5) Business Day period (a “Notice of Dispute”).
(3)   If the Buyer delivers a Notice of Dispute in accordance Section 2.03(c)(2), Buyer and Seller shall, during the five (5) Business days after Seller’s receipt of the Notice of Dispute, seek in good faith to resolve in writing any differences that they may have with respect to any matter set forth in the Notice of Dispute. At the end of such five (5) day resolution period, if a dispute remains, either the Buyer or the Seller may submit the matter to an independent accounting firm of national standing mutually agreed to by Seller and Buyer (the “Independent Accounting Firm”), provided, that, if Seller and Buyer cannot mutually agree on the selection of an independent accounting firm, then Seller and Buyer shall each select an independent accounting firm and the accounting firms selected by each of Seller and Buyer shall then mutually select an independent accounting firm of national standing that shall act as the Independent Accounting Firm for purposes of this Agreement. The Independent Accounting Firm shall then determine all disputed portions of the Closing Balance Sheet that were properly included in the Notice of Dispute. The Independent Accounting Firm may consider only those matters set forth in the Notice of Dispute. Time is of the essence for the selection of the Independent Accounting Firm and its determination of the disputed items.
(d)   If issues in dispute are submitted to an Independent Accounting Firm for resolution:
(1)   each of Buyer and Seller will promptly furnish to the Independent Accounting Firm such work papers and other documents and information relating to the matters set forth in the Notice of Dispute as the Independent Accounting Firm may request and are available to such party or its subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Independent Accounting Firm any material relating to the determination and to discuss the determination with the Independent Accounting Firm;
(2)   the determination by the Independent Accounting Firm shall be set forth in an adjustment certificate delivered to all parties by the Independent Accounting Firm, which will be final, binding and conclusive on the parties; and
(3)   Buyer and the Seller shall each pay half of the fees and expenses of the Independent Account Firm’s review.
(e)   Promptly following the receipt of all approvals from the Regulators necessary to consummate the Transactions contemplated by this Agreement, at Buyer’s request Seller shall either (i) pay all accrued and payable Transaction Expenses that are otherwise payable concurrently or after the Closing; or (ii) book, for accounting purposes, all unpaid Transaction Expenses on Seller’s ledger of accounts receivable and not on Seller’s income statement (i.e. Transaction Expenses shall not be a line item on Seller’s income statement).

ARTICLE III
TRANSFER OF ASSETS
Subject to the terms and conditions of this Agreement, on and as of the Closing Date, Seller shall assign, transfer, convey and deliver to Buyer all of the Assets, other than the Excluded Assets, as described in Section 3.01 through Section 3.10, and the parties agree to make certain allocations for tax purposes, as described in Section 3.11:
Section 3.01   Seller Real Estate and Leasehold Interests.   Section 3.01 of the Disclosure Schedule sets forth a list of all Seller Real Estate and Leasehold Interests (as defined herein). All of Seller’s right, title and interest on the Closing Date in and to (i) the Seller Real Estate, together with all of Seller’s rights in and to all improvements thereon, and all easements associated therewith and (ii) real estate leasehold interests arising under lease agreements pertaining to any of Seller’s locations and used in the operation of Seller’s business (the “Leasehold Interests”). Seller shall cause (i) a Limited Warranty Deed substantively in the form of Exhibit B (the “Limited Warranty Deed”) and (ii) and assignment of the Leasehold Interests from Seller to Buyer and consented to by the lessor thereof, to be delivered to Buyer on the Closing Date with respect to the Seller Real Estate and Leasehold Interests, to effect such transfer. All Seller Real Estate shall be delivered to Buyer free and clear of all Encumbrances (except for Permitted Encumbrances).
Section 3.02   Fixed Assets.   Section 3.02 of the Disclosure Schedule sets forth a list of all Fixed Assets, including tangible personal property situated at all of Seller’s locations including furniture, fixtures, equipment, which list identifies each item of material personal property with reasonable particularity, indicating whether the item is owned or leased, and describes any Encumbrances thereon other than rights of lessors under leases and includes the depreciated book value of those Fixed Assets as of September 30, 2023. All of Seller’s right, title, and interest in and to the Fixed Assets, as of the close of business on the Closing Date, shall be assigned and transferred to Buyer free and clear of all Encumbrances other than Permitted Encumbrances. Seller shall cause a Bill of Sale and Assignment of such property in the form of Exhibit C to be delivered to Buyer on the Closing Date to effect such transfer (the “Bill of Sale and Assignment”). Seller hereby agrees that the personal property to be delivered on the Closing Date shall be substantially the same as the personal property set forth on Section 3.02 of the Disclosure Schedule, ordinary wear and tear excepted, provided, that in the event of material damage to the Fixed Assets, Seller shall have the option to repair or replace such Fixed Assets at Seller’s sole cost and expense. Seller shall assign to Buyer any manufacturer or supplier warranty covering such Fixed Assets.
Section 3.03   Loans.   Section 3.03 of the Disclosure Schedule sets forth a list of the Loans. All Loans (and related Loan Documents and Seller’s interest in the collateral associated therewith), as of the close of business on the Closing Date, as reflected on the books and records of Seller, including Accrued Interest thereon as of the close of business on the Closing Date, shall be assigned to Buyer by Seller pursuant to the Assignment and Assumption Agreement.
Section 3.04   Liquid Assets.   All Liquid Assets, as of the close of business on the Closing Date, shall be assigned to Buyer by Seller pursuant to the Bill of Sale and Assignment as of the close of business on the Closing Date.
Section 3.05   Cash on Hand.   All Cash on Hand and any cash located at other Seller locations including in ATM machines as of the close of business on the Closing Date, shall be transferred to Buyer by Seller pursuant to the Bill of Sale and Assignment.
Section 3.06   Records and Routing and Telephone Numbers, and Email Addresses.   All Records related to the Assets transferred to or Liabilities assumed by Buyer hereunder and the Routing, Telephone Numbers, and Email Addresses as of the close of business on the Closing Date shall transfer to and be assumed by Buyer pursuant to the Bill of Sale and Assignment. Further, Seller shall transfer to Buyer all information related to its website domain and related hosting package, all social media accounts, customer email lists, and any marketing related materials, including all log-in credentials for each platform or online directory utilized by Seller for marketing and promotion.
Section 3.07   Contracts and Bank Accounts.   All of Seller’s right, title and interest at the close of business on the Closing Date in and to the Contracts and Bank Accounts shall transfer to Buyer pursuant to the Assignment and Assumption Agreement, which for clarity does not include the Annuity Contracts, the Seller Designated Bank Account, Excluded Contracts, or Retained Cash.
Section 3.08   Accounts Receivable.   All Accounts Receivable of Seller shall be transferred to Buyer pursuant to the Bill of Sale and Assignment.
Section 3.09   Safe Deposit Boxes and Other Assets.   All of the Safe Deposit Boxes and Other Assets of Seller shall be transferred to Buyer pursuant to the Bill of Sale and Assignment.
Section 3.10   Retirement Accounts.   With regard to each Retirement Account, all of Seller’s right, title and interest in and to the related plan or trustee arrangement, and in and to all assets held by Seller pursuant thereto, shall transfer to Buyer pursuant to a Retirement Account Transfer Agreement, a form of which is attached hereto as Exhibit D (the “Retirement Account Transfer Agreement”). Pursuant to the terms of the Retirement Account Transfer Agreement, Buyer agrees to assume all of the fiduciary and administrative relationships of Seller arising out of any Retirement Accounts assigned to Buyer pursuant to this Section 3.10, and with respect to such accounts, Buyer shall assume all of the obligations and duties of Seller as fiduciary and/or third party administrator and succeed to all such fiduciary and administrative relationships of Seller as fully and to the same extent as if Buyer had originally acquired, incurred or entered into such fiduciary relationships.
Section 3.11   Allocation.   Buyer and Seller agree that the Purchase Price (and any other consideration hereunder that is required to be taken into account for income tax purposes) shall be allocated among the Assets in accordance with Sections 1060 of the Code and the allocation methodology agreed upon by the parties, which allocation methodology shall be consistent with the allocation methodology used to calculate the federal income tax consequences of Seller (the “Allocation Methodology”). Within thirty (30) days after the Purchase Price becomes final, Seller shall deliver to Buyer an allocation schedule setting out the allocation of the Purchase Price (and any other consideration hereunder that is required to be taken into account for federal income tax purposes) across the Assets (the “Allocation Schedule”) for the Buyer’s review and comment, which Allocation Schedule shall be prepared in accordance with the Allocation Methodology. Buyer shall review and provide comments with respect to such Allocation Schedule within thirty (30) days from delivery to Buyer (the “Allocation Review Period”). If Buyer does not submit comments within such Allocation Review Period, then Buyer will be deemed to have approved such Allocation Schedule as prepared by Seller. If Buyer delivers comments to Seller within such Allocation Review Period, Buyer and Seller shall use good faith efforts to resolve any dispute in connection with such comments. Seller shall make such changes to the draft Allocation Schedule as are mutually agreed by Buyer and Seller. If Buyer and Seller, notwithstanding such good faith effort, fail to resolve any dispute within thirty (30) days after Seller’s receipt of Buyer’s comments, then such dispute shall be submitted to the Independent Accounting Firm for resolution. The Independent Accounting Firms’ judgment as to the disputed matter will be final, conclusive and binding on the parties; provided, however, that the Independent Accounting Firm shall be required to make its determination in a manner consistent with the Allocation Methodology. The fees and expenses billed by the Independent Accounting Firm shall be split equally between Buyer and Seller.
Section 3.12   Destruction of Property.   Seller will give Buyer prompt written notice of (a) any fire or casualty on any of the Fixed Assets, and (b) any actual or threatened condemnation of all or any part of any of the Seller Real Estate or Leasehold Interests. As soon as practicable thereafter Seller shall provide information on the amount estimated to be necessary to repair or restore the Fixed Assets, Seller Real Estate or Leasehold Interests, the amount, if any, of insurance proceeds that are available to make such repairs or restoration and the estimated period of time it will take to make such repairs and restoration. The rights and obligations of the Parties by reason of such damage or destruction shall be as follows:
(a)   Buyer, at Buyer’s option, may (i) take title to the Fixed Assets and Seller Real Estate, as applicable, subject to such damage or destruction, with Seller assigning to Buyer all Seller’s rights to proceeds of insurance carried by Seller and payable as a result of such damage or destruction, or (ii) request that Seller cause the repairs or replacement to be made, in which case Seller shall cause the repairs and replacements to be made and shall consult with Buyer with respect to such repairs and replacements; provided, however, that the Closing shall not be conditioned upon the completion of any such repairs and/or replacements.

ARTICLE IV
CLOSING
Section 4.01   Closing Date.   Subject to the fulfillment or waiver of all the terms and conditions contained in Article IX, the consummation of the Transactions shall take place via the electronic exchange and release of signature pages (the “Closing”) to be held at a date and time mutually agreeable by the parties; provided, if the parties are unable to agree, the Closing shall be on the fifth (5th) Business Day or the first Friday (so long as it is a Business Day), whichever is later, immediately following the fulfillment or waiver of all the terms and conditions (other than those relating to Closing deliveries) contained in Article IX. The date on which the Closing is to be held is herein called the “Closing Date.” Notwithstanding the foregoing, the Closing Date shall not be less than sixty (60) days following the Excluded Loan Refinance Date (as defined in Section 7.26). The Closing shall be deemed to occur at 11:59 p.m. Pacific time on the Closing Date for all purposes (the “Effective Time”), and “the close of business on the Closing Date” will be deemed to be 5:00 p.m. Pacific time on the Closing Date.
Section 4.02   Closing Payment.   The cash amounts owed to Seller by Buyer pursuant to Section 2.03(a) and Section 2.03(c) will be paid to Seller at the Seller Designated Bank Account by wire transfer of immediately available funds on the Closing Date.
Section 4.03   Deliveries by Seller.   At or prior to the Closing, Seller shall deliver to Buyer the documents set forth in Section 9.02(d), and on the Closing Date, Seller shall deliver possession of the Assets to Buyer.
Section 4.04   Deliveries by Buyer.   At or prior to the Closing, Buyer shall deliver to Seller the documents set forth in Section 9.01(d).
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER AND HOLDING COMPANY
On or prior to the date hereof, Seller has delivered to Buyer a schedule (“Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either (i) in response to an express disclosure requirement contained in a provision hereof or (ii) as an exception to one or more representations or warranties contained in this Article V or to one or more of Seller’s or Holding Company’s covenants contained in Article VII. Except as otherwise specified herein, the reports provided with the Disclosure Schedule are prepared as of the date indicated thereon (which, to the extent specified herein, shall be updated as reasonably practical through the Closing Date).
Except as disclosed in the Disclosure Schedule, Seller and the Holding Company, as the case may be, represents and warrants to Buyer, as follows:
Section 5.01   Organization and Authority.
(a)   Seller is a state chartered commercial bank organized, validly existing, and in good standing (to the extent applicable) under the Laws of the State of Washington with full power and authority to carry on its business as now being conducted and to own and operate the properties which it owns and/or operates. The execution, delivery, and performance by Seller of this Agreement is within its corporate power and has been duly authorized by all necessary corporate action on its part, subject to the approvals referred to in Section 5.02(iv). This Agreement has been duly executed and delivered by Seller and (assuming due authorization, execution and delivery by Buyer) constitutes the valid and legally binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors’ rights generally and subject to general principles of equity (the “General Exceptions”).
(b)   Holding Company is a corporation organized, validly existing, and in good standing under the Laws of the State of Washington with full power and authority to carry on its business as now being conducted and to own and operate the properties which it owns and/or operates. The execution, delivery, and performance by Holding Company of this Agreement is within its corporate power and has been duly authorized by all necessary corporate action on its part, subject to the approvals referred to in Section 5.02(iv). This Agreement has been duly executed and delivered by Holding Company and (assuming due authorization, execution and delivery by Buyer) constitutes the valid and legally binding obligation of it, enforceable against it in accordance with its terms, subject to the General Exceptions.
Section 5.02   Conflicts; Consents; Defaults.   Except as may be set forth on Section 5.02 of the Disclosure Schedule, neither the execution and delivery of this Agreement by Seller nor the consummation of the Transactions will (i) conflict with, result in the breach of, constitute a default under or accelerate the performance required by, any order, Law, contract, instrument or commitment to which Seller is a party or by which it is bound, which breach or default would have a Material Adverse Effect on Seller, (ii) violate the charter (the “Articles”) or bylaws of Seller, (iii) require any consent, approval, authorization or filing under any Law, judgment, order, writ, decree permit, license, lease or agreement to which Seller is a party, or (iv) require the consent or approval of any other party to any Material Contract to which Seller is a party, in each case other than any required approvals of this Agreement and the Transactions by the shareholders of Holding Company and the Regulators.
Section 5.03   Financial Information.   The Reports of Condition and Income (the “Call Reports”) of Seller as of June 30, 2023 and September 30, 2023 have been prepared in accordance with all applicable regulatory requirements and the information contained therein is complete and accurate in all material respects. Holding Company’s audited consolidated balance sheet as of December 31, 2022 and December 31, 2021, and the related audited consolidated statement of income, comprehensive income, stockholders’ equity, and cash flows for the applicable year then ended, together with the notes thereto (the “Holding Company Financial Statements”), contained in the SEC Reports, have been prepared in accordance with the Accounting Standards and fairly present, in all material respects, the consolidated financial position and the consolidated results of operations and consolidated cash flows of Holding Company as of the dates and for the periods then ended.
Section 5.04   Absence of Changes.   Except as set forth on Section 5.04 of the Disclosure Schedule, no events or transactions have occurred since December 31, 2022 which have resulted in a Material Adverse Effect on Seller. In the case of clauses (i), (ii), (iii), (iv), and (vii) of the definition of Material Adverse Effect, such matters shall be taken into account in determining whether a Material Adverse Effect has occurred only to the extent that such conditions, events, changes, crisis, matters and disasters, as applicable, disproportionately impacts Seller as compared to other industry participants in the industry in which Seller operates.
Section 5.05   Title to Real Estate.   Except as set forth on Section 5.05 of the Disclosure Schedule, (i) Seller has good, marketable and insurable title, free and clear of all Encumbrances (except Permitted Encumbrances) to the Seller Real Estate and (ii) Seller has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the Leasehold Interests for the full term of the lease thereof. To the knowledge of Seller, except as set forth on Section 5.05 of the Disclosure Schedule:
(a)   the Seller Real Estate and Leasehold Interests comply in all material respects with all applicable private agreements, zoning requirements and other Laws relating thereto, and there are no condemnation proceedings pending or threatened with respect to the Real Estate or Leasehold Interests. Each parcel of Seller Real Estate and fixtures located thereon, and the Leasehold Interests are in good operating condition and repair, subject to normal wear and tear, has no material defects and is in suitable condition for its current use by Seller.
(b)   there is no option to purchase, right of first offer, right of first refusal or other provision granting any person any right to acquire any Seller Real Estate.
(c)   all certificates of occupancy and all other material permits, consents and certificates required by all Governmental Authorities for Seller to operate at the Seller Real Estate and the Leasehold Interests have been issued and paid for, and are in full force and effect; there are no agreements, consent orders, decrees, judgments, licenses, permits, conditions or other directives, issued by a Governmental Authority which requires any change in the present use or operations of Seller at the Seller Real Estate.
(d)   there are no defects in the buildings, improvements and structures and fixtures located on or at the Seller Real Estate or Leasehold Interests which would materially impair or impact the conduct of the business by Buyer immediately following the Closing Date. The mechanical, electrical, plumbing, HVAC and other systems servicing the Seller Real Estate and Leasehold Interests are in good working order and repair, ordinary wear and tear excepted, and there are no defects in such systems which could reasonably be expected to materially impair or impact the conduct of the Ordinary Course of Business immediately following the Closing Date.
(e)   all utilities currently servicing the Seller Real Estate and Leasehold Interests are installed, connected and operating, with all charges due and owing paid in full. The Seller Real Estate and Leasehold Interests are served by all utilities reasonably required to operate the business in accordance with past practices and there are no inadequacies in any material respect with respect to such utilities, and no fact or condition exists which would result in the termination of or unduly burdensome restriction on the future access from the Seller Real Estate or Leasehold Interests to any presently existing highways or roads adjoining or situated on the Seller Real Estate, Leasehold Interests or to any sewer or other utility facility servicing, adjoining or situated on the Seller Real Estate or Leasehold Interests.
Section 5.06   Title to Assets Other Than Real Estate.   Except as set forth on Section 5.06 of the Disclosure Schedule, Seller is the lawful owner of and has good and marketable title to the Assets (other than Seller Real Estate), including the Loans, Liquid Assets, Cash on Hand, cash in the Bank Accounts, Prepaid Expenses, Accounts Receivable, Fixed Assets and Other Assets, owned by Seller, free and clear of all Encumbrances, other than Permitted Encumbrances. Delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest in Buyer good and marketable title to the Assets (other than Seller Real Estate), including the Loans, Fixed Assets, Liquid Assets, Cash on Hand, cash in the Bank Accounts, Prepaid Expenses, Accounts Receivable, Records and Other Assets, owned by Seller, free and clear of all Encumbrances, other than Permitted Encumbrances. The Assets comprise all of the assets used or necessary for the operation of Seller’s business as presently conducted, other than the Excluded Assets to the extent they may be considered to be used or necessary for the operation of Seller’s business. The information required to be set forth on Section 3.02 with respect to Fixed Assets is accurate, true and complete in all material respects.
Section 5.07   Loans.   Except as set forth on Section 5.07 of the Disclosure Schedule, as to the Loans:
(a)   Except for participation interests purchased or sold by Seller and mortgages sold to the FHLB under their mortgage partnership finance and credit risk sharing program, Seller is the sole owner and holder of the Loan and all servicing rights relating thereto. The Loan is not assigned or pledged (other than to the FHLB or the Federal Reserve Bank), and Seller has good and marketable title thereto. Except for any restrictions on participation interests purchased by Seller, Seller has the full right to sell and assign the Loan to Buyer, free and clear of any right, claim or interest of any person (other than Permitted Encumbrances and the rights of holders of participation interests in the Loan), and such sale and assignment to Buyer will not impair the enforceability of the Loan.
(b)   Except for any Unfunded Commitment, the full principal amount of the Loan has been advanced to the Loan Debtor, either by payment direct to the Loan Debtor, or by payment made with the Loan Debtor’s approval, and there is no requirement for future advances thereunder. The unpaid principal balance of each Loan and the amount of the Unfunded Commitment in each case as of a date that is not more than five (5) Business Days prior to the date of this Agreement, is as stated on Section 5.07(b) of the Disclosure Schedule.
(c)   To Seller’s Knowledge, each of the Loan Documents is genuine, and each is the legal, valid and binding obligation of the maker thereof, subject to the General Exceptions. To the Knowledge of Seller, all parties to the Loan Documents had legal capacity to enter into the Loan Documents, and the Loan Documents have been duly and properly executed by such parties.
(d)   All Laws affecting the origination, administration and servicing of the Loans prior to the Closing Date, including truth-in-lending, real estate settlement procedures, consumer credit protection, the Fair Debt Collection Practices Act, Fair Housing Act (FHAct) the Military Lending Act, the Small Business Act, Equal Credit Opportunity Act (ECOA) equal credit opportunity, “know your customer” and disclosure Laws, including any applicable, have been complied with in all material respects, except where the failure to do so would not have a Material Adverse Effect on Seller. Without limiting the generality of the foregoing, Seller has timely provided all disclosures, notices, estimates, statements and other documents required to be provided to the Loan Debtor by Seller under applicable

Law and has documented receipt of such disclosures, estimates, statements and other documents as required by Law and, as to Loans originated by Seller, prudent loan origination policies and procedures, except where the failure to do so would not result in a Material Adverse Effect to Seller. To Seller’s Knowledge, the Loan Debtor has no rights of rescission, setoff, counterclaims, or defenses to the Loan Documents, except such defenses arising by virtue of bankruptcy, creditors’ rights laws, and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity). Section 5.07(d) of the Disclosure Schedule contains a list of all Loans (including outstanding balance, interest rate and collateral) to directors, officers or any other person subject to Regulation O, 12 C.F.R. Part 215, and such Loans are in conformity in all material respects with all regulatory requirements and currently performing.
(e)   Except as set forth on Section 5.07(e) of the Disclosure Schedule, as of the last day of the month prior to the date of this Agreement, (i) no Loan is in default, nor, to Seller’s Knowledge, is there any event applicable to a Loan where with the giving of notice or the passage of time, would constitute a default; and (ii) no Loan is classified as substandard, doubtful, or loss or is on non-accrual status.
(f)   Except as set forth in the Loan Documents and in accordance with its customary loan administration policies and procedures, Seller has not (i) amended, modified or supplemented any Loan or the related Loan Documents in any material respect, (ii) waived any material provision of or default under any Loan or the related Loan Documents, or (iii) agreed to forebear from exercising its rights at Law or under the applicable Loan Documents with respect to any Loan.
(g)   To Seller’s Knowledge, (i) Seller has taken all actions to cause each Loan secured by collateral to be perfected by a security interest having first priority or such other priority as provided for in the relevant Loan Documents including, if necessary, by the filing of Uniform Commercial Code Financing Statements, and (ii) except for third party pledges or as otherwise disclosed in the Loan Documents, the Loan Debtor is the owner of all collateral for the relevant Loan, free and clear of any Encumbrance except for the security interest in favor of Seller and any other Encumbrance expressly permitted under the relevant Loan Documents and in accordance with its written loan administration policies and procedures (which policies and procedures have been made available to Buyer).
(h)   Notwithstanding the foregoing representations or any other representations contained in this Article V, Seller makes no representation as to (i) the collectability of any of the Loans due to any Loan Debtor’s financial inability to pay or (ii) the realizable value of the collateral at the time of an action to enforce a Loan.
(i)   Except as set forth in Section 5.07(i) of the Disclosure Schedule, Seller represents and warrants that it has no customers that would meet the definition of a Money Service Business (See, 31 CFR 1010.100(ff)) as of the date of Closing.
(j)   Excluded Loans are identified on Section 5.07(j) of the Disclosure Schedule.
Section 5.08   Residential and Commercial Mortgage Loans and Certain Business Loans.   Seller represents and warrants as to each Residential Mortgage Loan, Commercial Mortgage Loan, and Business Loan that is secured, in whole or part, by a Mortgage in favor of Seller that, except as set forth on Section 5.08 of the Disclosure Schedule:
(a)   The Mortgage is a valid first lien on the Mortgaged Property securing the related Loan (or a junior priority lien if expressly permitted under the relevant Loan Documents), and the Mortgaged Property is free and clear of all Encumbrances having priority over the first lien (or if a junior priority lien, such junior priority lien (i) has priority over any other lien that is known to Seller, (ii) is not identified in the relevant loan approval as having priority over the junior priority lien, and (iii) was supported by a sufficient equity pursuant to the Seller’s applicable underwriting standards at the time such Home Equity Loan was originated) of the Mortgage, except for Permitted Encumbrances, and, in the case of a Home Equity Loan or a Mortgage securing a guarantee of a Business Loan, Encumbrances in favor of the senior mortgage or deed of trust holder.
(b)   To Seller’s Knowledge, subject to the General Exceptions, the Mortgage contains customary provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.
(c)   Except as set forth in the applicable Loan Documents, all of which actions were taken in the Ordinary Course of Business, Seller has not (i) satisfied, canceled, or subordinated the Loan in whole or in part; (ii) released the Mortgaged Property, in whole or in part, from the Encumbrance granted in connection with the Loan; or (iii) executed any instrument of release, cancellation, modification, or satisfaction.
(d)   To Seller’s Knowledge, all real estate taxes, government assessments, insurance premiums, and municipal charges, and leasehold payments which previously became due and owing have been paid, or an escrow payment has been established in an amount sufficient to pay for every such item which remains unpaid. Except as set forth in the Loan Documents, Seller has not advanced funds, or induced, solicited, or knowingly received any advance of funds by a party other than the Loan Debtor.
(e)   To Seller’s Knowledge, there is no proceeding pending for the total or partial condemnation of the Mortgaged Property and no Mortgaged Property is damaged by waste, earth movement, fire, flood, windstorm, earthquake, or other casualty.
(f)   To Seller’s Knowledge, the Mortgaged Property is free and clear of all mechanics’ liens or Encumbrances in the nature thereof, except for any such mechanics’ liens or Encumbrances in the Ordinary Course of Business that do not materially impair Seller’s rights to the Mortgaged Property, and no rights are outstanding that under Law could give rise to any such Encumbrance.
(g)   To Seller’s Knowledge, all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property, except as allowed by the Seller’s underwriting guidelines made available to Buyer.
(h)   The Loan meets, or is exempt from, applicable Laws and other requirements pertaining to usury, and the Loan is not usurious.
(i)   To Seller’s Knowledge, each Loan for which private mortgage insurance was required by Seller under its underwriting guidelines made available to Buyer is insured by a reputable private mortgage insurance company; each such insurance policy is in full force and effect; and all premiums due thereunder have been paid.
(j)   To Seller’s Knowledge, no claims have been made under any lender’s title insurance policy respecting any of the Mortgaged Property, and Seller has not done, by act or omission, anything which would impair the coverage of any such lender’s title insurance policy.
(k)   Except as set forth in Section 5.08(k) of the Disclosure Schedule, to Seller’s Knowledge, there is in force for each Loan, a hazard insurance policy, including, to the extent required by applicable Law, and flood insurance, in the case of a Residential Mortgage Loan (other than Home Equity Loans) where required. To Seller’s Knowledge, all such insurance policies contain a standard mortgagee clause naming Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Loan Debtor thereunder to maintain the hazard insurance policy at the Loan Debtor’s cost and expense and, on the Loan Debtor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Loan Debtor’s cost and expense, and to seek reimbursement therefor from the Loan Debtor. Seller has not engaged in, and has no knowledge of the Loan Debtor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for therein, or the validity and binding effect of either.
(l)   Except as set forth on Section 5.08(l) of the Disclosure Schedule as to each Residential Mortgage Loan, the Mortgaged Property consists of a one- to four-family (including condominium or planned unit development projects), owner-occupied primary residence, second home or investment property.

(m)   All Loans originated by Seller were underwritten in the Seller’s Ordinary Course of Business and by an authorized employee of Seller. Any Loan that only represents a participation interest was underwritten in Seller’s Ordinary Course of Business by an authorized employee of Seller.
(n)   Neither (i) the information presented as factual concerning the income, employment, credit standing, purchase price and other terms of sale, payment history or source of funds submitted to Seller for the purpose of making the Loan, nor (ii) the information presented as factual in the appraisal with respect to the Mortgaged Property, contained, to Seller’s Knowledge, any material omission or misstatement or other material discrepancy at the time the information was obtained by Seller.
(o)   To Seller’s Knowledge, all appraisals have been ordered, performed and rendered in accordance with the requirements of the written underwriting guidelines of Seller and in compliance, in all material respects, with all Laws then in effect relating and applicable to the origination of Loans, which requirements include requirements as to appraiser independence, appraiser competency and training, appraiser licensing and certification, and the content and form of appraisals.
(p)   To Seller’s knowledge, which for purposes of this Section 5.08(p) includes the loan officer principally responsible for the origination of such Loan, no Mortgaged Property is in violation of any Environmental Law.
(q)   Seller retained all mortgage servicing rights to each Mortgage.
(r)   None of the Loans are intended to meet the guidelines or specifications of the Federal National Mortgage Association (“FNMA”) or the Federal Home Loan Mortgage Corporation (“FHLMC”).
Section 5.09   Auto Receivables.   Except as set forth on Section 5.09 of the Disclosure Schedule, with respect to any Auto Receivable held by Seller:
(a)   The Auto Receivable represents a bona fide sale or finance of the vehicle or vessel described therein to the Loan Debtor for the amount set forth in the applicable Loan Documents.
(b)   The vehicle or vessel described in the Loan Document evidencing the Auto Receivable has been delivered to and accepted by the vehicle or vessel purchaser and such acceptance, to Seller’s Knowledge, which for purposes of this Section 5.09(b) includes the loan officer principally responsible for the origination of such Loan, has not been revoked.
(c)   The security interest created by the Loan Document evidencing the Auto Receivable is a valid first priority Encumbrance in the vehicle or vessel covered by the Loan Document evidencing the Auto Receivable and all commercially reasonable steps have been taken to create and perfect such Encumbrance in such vehicle or vessel to afford such Encumbrance first priority status.
(d)   The down payment relating to such Auto Receivable has been paid in full by the vehicle or vessel purchaser in cash and/or trade as shown in the Loan Documents, and no part of the down payment consisted of notes or postdated checks.
(e)   To Seller’s Knowledge, the written information submitted by the Loan Debtor in connection with the Auto Receivable are true and complete.
(f)   Each Loan Document evidencing an Auto Receivable complies, in all material respects, with all of Laws applicable to Loan Documents evidencing such Auto Receivable.
(g)   Seller has no Knowledge of any circumstances or conditions with respect to the Auto Receivable, the related vehicle or vessel, or the Loan Debtor that could reasonably be expected to have a material adverse effect on Seller’s security interest granted in respect of the Auto Receivable.
Section 5.10   SBA Matters; COVID-19 Loans.
(a)   Seller executed and entered into a Loan Guaranty Agreement with SBA on SBA Form 750 and is and has been, at all times while Seller has been originating and servicing SBA Loans, authorized to originate and service SBA loans made pursuant to the SBA’s 7(a) loan program or Section 7(a) of the Small Business Act (15 U.S.C. 636(a)). Seller has not received any notice threatening to suspend or revoke its such authorization from SBA. Seller is in material compliance with the SBA’s Standard Operating Procedures (the “SOP”).
(b)   To Seller’s Knowledge, all COVID-19 Loans and SBA Loans that constitute Loans were issued in material accordance with applicable Laws.
Section 5.11   Unsecured Loans.   Except as set forth on Section 5.11 of the Disclosure Schedule or in the case of any Unsecured Loan of less than $10,000.00, no Unsecured Loan has been charged-off since December 31, 2022, except in the Ordinary Course of Business.
Section 5.12   Participation Loans.   Section 5.12 of the Disclosure Schedule fully describes all outstanding Loans in which Seller participates with other parties either as the originating lender or otherwise and, except as disclosed in Section 5.12 of the Disclosure Schedule, to Seller’s Knowledge, Seller has no obligation as originating lender to repurchase any participation interest in such Loans and Seller shall not repurchase any such Loan participations prior to the Closing Date, in each case except as specifically required by the terms of the applicable loan participation agreement, and Seller shall notify Buyer prior to making any such repurchase(s).
Section 5.13   Allowance.   Except as set forth on Section 5.13 of the Disclosure Schedule, the Allowance shown on Seller’s Call Report as of September 30, 2023, has been calculated consistent with the policies of Seller and the requirements of applicable Accounting Standards to provide for expected credit losses.
Section 5.14   Investments.   All investment securities owned by Seller are held consistently with the FFIEC Supervisory Policy statement on securities activities. Except as set forth on Section 5.14 of the Disclosure Schedule, to Seller’s Knowledge, no investment securities owned by Seller are subject to any restriction other than those pledged as security for public deposits, whether contractual or statutory, which materially impairs the ability of Seller to dispose freely of such investment at any time and each of such investment securities complies with applicable regulatory requirements. Section 5.14 of the Disclosure Schedule sets forth a list of Liquid Assets owned by Seller as of September 30, 2023 (including the book value and market value thereof).
Section 5.15   Deposits.
(a)   Seller made available to Buyer a complete copy of the current account agreement for all deposit products offered by Seller. Except as listed on Section 5.15(a) of the Disclosure Schedule, to Seller’s Knowledge, all the accounts related to the Deposits are in material compliance with all applicable Laws and were originated in material compliance with all applicable Laws.
(b)   Section 5.15(b) of the Disclosure Schedule sets forth a true and correct schedule of the Deposits prepared as of the date indicated thereon (which shall be updated prior to the Closing Date), listing by category and the amount of such deposits, together with the amount of Accrued Interest thereon. All Deposits are insured to the fullest extent permissible by the FDIC. Subject to the receipt of all requisite regulatory approvals, Seller has and will have at the Closing Date all rights and full authority to transfer and assign the Deposits without restriction, subject to the rights of the holders of Retirement Accounts. As of the date hereof, with respect to the Deposits:
(1)   Subject to items returned without payment in full (“Return Items”) and immaterial bookkeeping errors, all interest accrued or accruing on the Deposits has been properly credited thereto, and properly reflected on Seller’s books of account, and Seller is not in default in the payment of any thereof;
(2)   Subject to Return Items and immaterial bookkeeping errors, Seller has timely paid and performed all of its obligations and liabilities relating to the Deposits as and when the same have become due and payable;
(3)   Subject to immaterial bookkeeping errors, to Seller’s Knowledge, Seller has administered all of the Deposits in accordance with applicable fiduciary duties and good and sound financial practices and procedures, and has properly made all appropriate credits and debits thereto; and

(4)   Except as described on Section 5.15(b)(4) of the Disclosure Schedule, none of the Deposits are, as of the fifth (5th) Business Day prior to the date of this Agreement, subject to any Encumbrances or any legal restraint or other legal process, other than Loans, customary court orders, levies, and garnishments affecting the depositors, and control or other agreements in favor of secured parties.
Section 5.16   Contracts.   The Contracts constitute the legal, valid and binding obligations of Seller and the other parties thereto, enforceable in accordance with their terms (except as enforceability may be limited by General Exceptions). Seller is not in default under any of the Contracts and, to the Knowledge of Seller, no other party to any of the Contracts is in default thereunder. Except as set forth on Section 5.16 of the Disclosure Schedule, each of the Contracts may be assigned to Buyer by Seller without the approval or consent of any other Person. Seller has delivered to Buyer true and correct copies of each of the Contracts and all attachments and addenda thereto. Section 5.16 of the Disclosure Schedule lists or describes the following Contracts, final and complete copies or forms of which have been previously made available to Buyer (the “Specified Contracts”):
(a)   Each loan and credit agreement, conditional sales contract, indenture or other title retention agreement or security agreement relating to money borrowed by Seller;
(b)   Each guaranty by Seller of any obligation for the borrowing of money or otherwise (excluding any endorsements and guarantees in the Ordinary Course of Business and letters of credit issued by Seller in the Ordinary Course of Business) or any warranty or indemnification agreement;
(c)   Each lease or license with respect to personal property involving an annual amount in excess of $10,000.00;
(d)   Each agreement, loan, contract, lease, guaranty, letter of credit, line of credit or commitment of Seller not referred to elsewhere in this Section which (i) involves payment by Seller (other than as disbursement of loan proceeds to customers) of more than $10,000.00 annually or $25,000.00 in the aggregate over its remaining term unless, in the latter case, such is terminable within one (1) year without premium or penalty; (ii) involves payments based on profits of Seller; (iii) was made outside the Ordinary Course of Business; or (iv) is a Material Contract; and
(e)   Each agreement or contract (A) relating to the licensing of any Intellectual Property Right other than standard non-exclusive off-the-shelf software licenses for commercially available, unmodified software under standard shrink wrap agreements and for an annual, aggregate fee, royalty, or other consideration for such license is no more than $10,000.00 and used solely for the Seller’s internal use, (B) affecting Seller’s ability to use, disclose or enforce any Intellectual Property Right (including concurrent use agreements, settlement agreements, and covenant not to sue agreements), or (C) any agreements related to the development or co-development of Seller intellectual property.
(f)   Final and complete copies of each Specified Contracts listed and described in Section 5.16 of the Disclosure Schedule have been made available to Buyer. To Seller’s Knowledge there are no oral Contracts. Seller is not in default in any material respect, nor has any event occurred (including as a result of COVID-19 or the COVID-19 Measures) that with the giving of notice or the passage of time or both would constitute a default in any material respect by Seller or which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination of or, by another party under, in any manner release any party thereto from any obligation under, any Specified Contract and, to Seller’s Knowledge, as of the date hereof, no other party is in default in any material respect, nor has any event occurred which with the giving of notice or the passage of time or both would constitute a default by any other party, or which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination of or by Seller, or in any manner release any party thereto from any obligation, under any such Specified Contract. There are no renegotiations or outstanding rights to negotiate any amounts to be paid or payable to or by Seller under any Specified Contract required to be set forth Section 5.16 of the Disclosure Schedule other than with respect to non-material amounts in the Ordinary Course of Business, and no person has made a written demand for such negotiations.

Section 5.17   Tax Matters.
(a)   Except as set forth in Section 5.17 of the Disclosure Schedule, Seller has filed with the appropriate Governmental Authorities all material federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports required to be filed by it. Seller is not: (i) delinquent in the payment of any taxes shown on such returns or reports or on any assessments received by it for such taxes; (ii) aware of any pending or threatened examination for income taxes for any year by the IRS or any state tax agency; (iii) subject to any agreement extending the period for assessment or collection of any federal or state tax; or (iv) a party to any action or proceeding with, nor has any claim been asserted against it by, any Governmental Authority for assessment or collection of taxes. To Seller’s Knowledge, Seller is not the subject of any threatened action or proceeding by any Governmental Authority for assessment or collection of taxes. Seller, in the opinion of the management of Seller, adequately reserves against its tax liabilities in accordance with Accounting Standards. Seller has not elected to defer the payment of any “applicable employment taxes” (as defined in Section 2302(d)(1) of the CARES Act) pursuant to Section 2302 of the CARES Act and Seller has not claimed any “employee retention credit” pursuant to Section 2301 of the CARES Act.
(b)   All income and other material tax returns required to be filed by Seller and Holding Company for any taxable period (or portion thereof) ending on or before the Closing Date (a “Pre-Closing Tax Period”) have been, or will be, timely filed with the appropriate Governmental Authority. All income and other material taxes due and owing by Seller and Holding Company (whether or not shown on any tax return) have been, or will be, timely paid to the appropriate Governmental Authorities. No claim has been made in writing by any Governmental Authority in a jurisdiction where neither Seller nor Holding Company files tax returns that Seller or Holding Company, as applicable, is or may be subject to tax by that jurisdiction or required to file a tax return in that jurisdiction. There are no Encumbrances for taxes (other than Permitted Encumbrances) on or encumbering any of the Assets of Seller or the Holding Company.
(c)   Seller has withheld and paid, or will prior to Closing withhold and pay, all material taxes required to be withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied in all material respects with information reporting and backup withholding provisions of applicable law.
(d)   No extensions or waivers of statutes of limitations have been given or requested with respect to any taxes of Seller or Holding Company. Neither Seller nor Holding Company has agreed to any extension of time for an assessment or deficiency related to taxes. All deficiencies asserted, or assessments made, in writing against Seller or Holding Company as a result of any examinations by any Governmental Authority have been, or will be, fully and timely paid. Neither Seller nor Holding Company is a party to any action by any Governmental Authority with respect to taxes, and there are no pending or, to the Knowledge of Seller, actions threatened in writing against Seller by any Governmental Authority.
(e)   Neither Seller nor Holding Company is a “foreign person” within the meaning of Treasury Regulations Section 1.1445-2.
(f)   Neither Seller nor Holding Company is, nor has ever been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b) (or any corresponding or similar provision of state, local or foreign tax law).
(g)   Neither Seller nor Holding Company is a party to or bound by any tax allocation, tax sharing agreement, tax indemnity or similar contract or arrangement, other than among themselves.
(h)   No private letter rulings, technical advice memoranda or similar agreements or rulings have been requested, entered into or issued by any Governmental Authority with respect to Seller or Holding Company.

Section 5.18   Employee Matters.
(a)   Seller has not entered into any collective bargaining agreement with any labor organization with respect to any group of employees of Seller, and to Seller’s Knowledge, there is no present effort nor existing proposal to attempt to unionize any group of employees of Seller.
(b)   Except as set forth on Section 5.18(b) of the Disclosure Schedule, (i) Seller is in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such Laws respecting employment discrimination and occupational safety and health requirements, and the Seller is not engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against Seller pending or, to the Knowledge of Seller, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the Knowledge of Seller, threatened against or directly affecting Seller; and (iv) Seller has not experienced any work stoppage or other such labor difficulty during the past five (5) years; (v) to Seller’s Knowledge, Seller has not been notified or has reason to believe that a U.S. Equal Employment Opportunity Commission complaint has been or will be filed; and (vi) to Seller’s Knowledge, Seller has not been notified or has reasonable basis to believe that a U.S. Department of Labor complaint, proceeding, or action has been filed or is pending.
(c)   Other than in the Ordinary Course of Business, and except as may be set forth on Section 5.17(c) of the Disclosure Schedule, since December 31, 2023, no employee layoff, facility closure (whether voluntary or by Law) which has not since been re-opened, reduction-in-force, furlough, material work schedule change, or reduction in salary or wages affecting employees of Seller has occurred or is currently contemplated, planned or announced, including as a result of COVID-19 or any Law, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19 (including COVID-19 Measures).
(d)   Except as set forth on Section 5.18(d) of the Disclosure Schedule, since December 31, 2022, there has not been any litigation, charge, petition, or complaint, including any action by a Governmental Authority, relating to, any written allegation of or relating to, or to the Seller’s Knowledge, any unwritten allegation of or relating to, unfair labor practices, discrimination, retaliation, sexual harassment, other unlawful harassment, sexual misconduct, violation of any other Law with respect to employment, or breach of Seller’s policy relating to the foregoing, in each case involving any current or former employee, director, officer or independent contractor (in relation to his or her work for Seller) of Seller, nor has there been any settlement or similar out-of-court or pre-litigation arrangement relating to any such matters, nor, to the Seller’s Knowledge, has any such litigation, charge, petition, complaint, settlement or other arrangement been threatened. To the Seller’s Knowledge, there are no consensual or non-consensual sexual relationships between any legal or beneficial owner, officer or supervisor-level employee of Seller, on the one hand, and any direct report or other subordinate of any of the foregoing individuals, on the other hand. To the Seller’s Knowledge, there has been no internal complaint or report of discrimination or harassment (including sexual harassment) made by an employee of Seller during the twelve months prior to the Closing Date.
Section 5.19   Employee Benefit Plans.
(a)   Except as set forth on Section 5.19(a) of the Disclosure Schedule, each Employee Benefit Plan of Seller (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements if any, of ERISA, the Code, and other applicable legal requirements. No such Employee Benefit Plan is under audit by the IRS or the U.S. Department of Labor.
(b)   All premiums or other payments due for all periods ending on or before the Closing Date have been paid or will be paid with respect to each Employee Benefit Plan that is an Employee Welfare Benefit Plan.
(c)   Except as set forth on Section 5.19(c) of the Disclosure Schedule, Seller is not a party to or bound by any employment, change in control or similar type agreement with any employee or service provider.

(d)   All of Seller’s BOLI policies set forth on Section 5.19(d) of the Disclosure Schedule are fully paid, with no further premium payments or other future liabilities associated with such policies due or owing.
Section 5.20   Environmental Matters.
(a)   As used in this Agreement, “Environmental Laws” means all local, state and federal environmental, health and safety Laws in all jurisdictions in which Seller has done business or owned, leased or operated property, including the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.
(b)   Except as set forth in Section 5.20(b)(i) of the Disclosure Schedule, to the Knowledge of Seller, (i) Seller, the Seller Real Estate and the Leasehold Interests are in material compliance with applicable Environmental Laws; (ii) there has been no release of Hazardous Materials at or affecting the Seller Real Estate and the Leasehold Interests or, with respect to OREO, since Seller took possession of the property, in each case which has given or reasonably would be expected to give rise to liability of Seller in excess of $75,000.00; (iii) there are no Hazardous Materials in the soils, groundwater or surface waters of the Seller Real Estate and the Leasehold Interests that exceed applicable clean-up levels under Environmental Laws; and (iv) no Seller Real Estate or Leasehold Interests are currently listed on or proposed for listing on the United States Environmental Protection Agency’s National Priorities List, or any other analogous state governmental list of properties or sites that require investigation, remediation or other response action under applicable Environmental Laws. Except as may be disclosed on Section 5.20(b)(ii) of the Disclosure Schedule, and to the Knowledge of Seller after reasonable investigation, Seller has not received any notice from any person that Seller is or was in violation of any Environmental Law or that Seller is responsible (or potentially responsible) for the cleanup or other remediation of any Hazardous Materials at, on or beneath any such property.
Section 5.21   No Undisclosed Liabilities.   Seller does not have any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due (and, to the Knowledge of Seller, there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Seller giving rise to any such liability) required in accordance with GAAP to be reflected in an audited balance sheet of Seller or the notes thereto, except (i) for liabilities set forth or reserved against in the Holding Company Financial Statements as of December 31, 2022; (ii) for liabilities occurring in the Ordinary Course of Business of Seller since December 31, 2022; (iii) liabilities relating to the Transactions contemplated by this Agreement; and (iv) as may be disclosed on Section 5.21 of the Disclosure Schedule.
Section 5.22   Litigation.   Except as set forth in Section 5.22 of the Disclosure Schedule, there is no action, suit, proceeding or investigation pending against Seller, or to the Knowledge of Seller, threatened against or affecting Seller, before any Governmental Authority or arbitrator involving a monetary claim for $25,000 or more or equitable relief (i.e., specific performance or injunctive relief) nor, to the Seller’s Knowledge, is there any pending investigation or threatened litigation against or affecting Seller received since December 31, 2022 that has not yet been brought before any court or arbitrator or any governmental body, agency, or official.
Section 5.23   Performance of Obligations.   Seller has performed in all material respects all obligations required to be performed by it to date under the Contracts, the Deposits, and the Loan Documents, except where such failure would not have a Material Adverse Effect on Seller, and Seller is not in material default under, and, to Seller’s Knowledge, no event has occurred which, with the lapse of time or action by a third party, could result in a material default under, any such agreements or arrangements where such default would have a Material Adverse Effect on Seller.
Section 5.24   Compliance with Law.   Seller has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business in all material respects and is conducting its business in compliance in all material respects with all applicable Laws.

Section 5.25   Brokerage.   Except as set forth on Section 5.25 of the Disclosure Schedule, there are no existing claims or agreements for brokerage commissions, finders’ fees, or similar compensation in connection with this Agreement or the Transactions payable by Seller or Holding Company.
Section 5.26   Records.   The Records to be delivered to Buyer under Section 2.01 are and shall be sufficient to enable Buyer to conduct a banking business with respect thereto under the same standards as Seller has heretofore conducted such business. Seller shall not retain any Records except for those Records strictly necessary and required for the disposition of Seller’s charter post-Closing.
Section 5.27   Community Reinvestment Act.   Seller received a rating of “Satisfactory” or better in its most recent examination or interim review with respect to the Community Reinvestment Act. Seller has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act.
Section 5.28   Insurance.   All material insurable properties owned by Seller are, in the opinion of Seller, adequately insured by financially sound and reputable insurers, in such amounts against fire and other risks insured against by extended coverage and public liability insurance, as is customary with financial institutions of similar size and location, as set forth on the declaration pages attached to Section 5.28 of the Disclosure Schedule. Seller reasonably believes such insurance to be adequate for the business conducted by Seller. All amounts due and payable under such insurance policies are fully paid, and all such insurance policies are in full force and effect. To Seller’s Knowledge, no event has occurred which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination thereunder, or in any manner release any party thereto from any obligation under any insurance policy maintained by or on behalf of Seller. Except as set forth on Section 5.28 of the Disclosure Schedule, to the Seller’s Knowledge there are no pending claims under the policies of insurance set forth on Section 5.28 of the Disclosure Schedule.
Section 5.29   Regulatory Enforcement Matters.   Except as set forth on Section 5.29 of the Disclosure Schedule, the Seller is not subject to, and has received no notice or advice that it may become subject to, any order, agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of financial institution deposits or any other governmental agency having supervisory or regulatory authority with respect to Seller.
Section 5.30   Regulatory Approvals.   To Seller’s Knowledge, the information furnished by Seller for the purpose of enabling Seller or Buyer to complete and file all requisite regulatory applications for approval of the Transactions is or will be true and complete in all material respects as of the date so furnished. To Seller’s Knowledge, there are no facts related to Seller and known to Seller which Seller has not disclosed to the Buyer in writing, which, insofar as Seller can now reasonably foresee, may have a Material Adverse Effect on the ability of the Buyer or Seller to obtain all requisite regulatory approvals required to consummate the Transactions or for Seller to perform its obligations pursuant to this Agreement.
Section 5.31   Representations Regarding Financial Condition.
(a)   Seller is not entering into this Agreement in an effort to hinder, delay or defraud its creditors.
(b)   Seller is not insolvent.
(c)   Seller has no intention to file proceedings for bankruptcy, insolvency or any similar proceeding for the appointment of a receiver, conservator, trustee, or guardian with respect to its business or assets prior to the Closing.
(d)   Except as set forth in Section 5.31(d) of the Disclosure Schedule, since December 31, 2022, Seller has not (i) paid or declared any dividend or made any other distribution to its shareholders except in the Ordinary Course of Business, (ii) except as would not result in material liability to Seller, had any material business interruptions or material liabilities arising out of, resulting from or related to COVID-19 or COVID-19 Measures, including (a) the material failure of Seller’s employees, agents and service providers to timely perform services, (b) any material labor shortages, (c) material reductions in customer/client demand, (d) any claim of force majeure by Seller or a counterparty to any material contract, (e) materially reduced hours of operations or materially reduced aggregate labor hours,

(f) material restrictions on uses of the Seller’s main office, or (g) the failure by Seller to comply with any COVID-19 Measures in any material respects.
Section 5.32   Data Security Requirements.
(a)   Seller (i) has collected, stored, and processed all personal and protected information in material compliance with (A) Seller’s own rules, policies, and procedures (whether physical or technical in nature, or otherwise), (B) all applicable Laws and the Payment Card Industry Data Security Standard (PCI DSS), and (C) agreements Seller has entered into or by which it is bound (collectively, “Data Security Requirements”) and (ii) in the past five (5) years has complied with, and is in compliance with, all Data Security Requirements. The consummation of the transactions contemplated by this Agreement and the transfer of any information in connection therewith will not breach or otherwise cause any violation of any Data Security Requirements.
(b)   Seller has complied with all applicable Laws and all internal or publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of Personal Information in the conduct of its Ordinary Course of Business. Neither Seller nor Holding Company has (i) experienced any actual, alleged, or suspected data breach or other security incident involving Personal Information in its possession or control, or (ii) been subject to or received any written notice of any audit, investigation, complaint, or other proceeding by any Governmental Authorities or other Person concerning Seller’s or Holding Company’s collection, use, processing, storage, transfer, or protection of Personal Information or actual, alleged, or suspected violation of any applicable Law, standard, policy, notice, or statement concerning privacy, data security, or data breach notification, and, to Seller’s Knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any such action.
Section 5.33   Limitation of Warranties.   EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND THE EXHIBITS, DISCLOSURE SCHEDULE, AGREEMENTS AND DOCUMENTS CONTEMPLATED BY THIS AGREEMENT, SELLER EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE ASSETS BEING TRANSFERRED TO OR LIABILITIES BEING ASSUMED BY BUYER, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.
Section 5.34   Disclosure.   No representation or warranty contained in this Article V and no statement or information relating to Seller or the Assets or Liabilities contained in (i) this Agreement (including the Disclosure Schedule and Exhibits hereto), or (ii) in any certificate or document furnished or to be furnished by or on behalf of Seller to Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances in which they were made, not misleading.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUYER
On or prior to the date hereof, Buyer has delivered to Seller a schedule (“Buyer Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either (i) in response to an express disclosure requirement contained in a provision of this Agreement or (ii) as an exception to one or more representations or warranties contained in this ARTICLE VI or to one or more of Buyer’s covenants contained in ARTICLE VII. Except as otherwise specified herein, the reports provided with the Buyer Schedule are prepared as of the date indicated thereon.
Except as disclosed in the Buyer Schedule, as of the date hereof and as of the Closing Date, Buyer represents and warrants to Seller and Holding Company as follows:
Section 6.01   Organization and Authority.   Buyer is a federally chartered credit union duly organized, validly existing, and in good standing (to the extent applicable) under the Laws of the United State with full power and authority to carry on its business as now being conducted and to own and operate the properties which it now owns and/or operates. The deposit accounts of Buyer are insured by the NCUA, and all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. The execution, delivery, and performance by Buyer of this Agreement are within Buyer’s corporate power and have been duly authorized by all necessary corporate action. The board of directors of Buyer has approved this Agreement and the Transactions to which Buyer is a party at a meeting of the board of directors of Buyer duly held. This Agreement has been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery by Seller and Holding Company) constitutes the valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms, subject to the General Exceptions.
Section 6.02   Conflicts; Defaults.   Neither the execution and delivery of this Agreement by Buyer nor the consummation of the Transactions will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance required by, the terms of any order, Law, contract, instrument or commitment to which Buyer is a party or by which Buyer is bound, (ii) violate the creation documents or bylaws of Buyer, (iii) require any consent, approval, authorization or filing under any Law, judgment, order, writ, decree, permit or license to which Buyer is a party or by which Buyer is bound, or (iv) require the consent or approval of any other party to any material contract, instrument or commitment to which Buyer is a party, in each case, other than any required approvals of this Agreement and the Transactions by the Regulators, Holding Company as the sole shareholder of Seller, and the shareholders of Holding Company. Buyer is not subject to any agreement or understanding with any regulatory authority which would prevent or adversely affect the consummation by Buyer of the Transactions.
Section 6.03   Litigation.   There is no action, suit, proceeding or investigation pending against Buyer, or to the Knowledge of Buyer, threatened against or affecting Buyer, before any Governmental Authority or arbitrator which alone or in the aggregate would, if adversely determined, adversely affect the ability of Buyer to perform its obligations under this Agreement, which in any manner questions the validity of this Agreement or which could have a Material Adverse Effect on Buyer. Buyer is not aware of any facts that would reasonably afford a basis for any such action, suit, proceeding or investigation.
Section 6.04   Regulatory Approvals.   The information furnished or to be furnished by Buyer for the purpose of enabling Seller or Buyer to complete and file all requisite regulatory applications is or will be true and complete as of the date so furnished. To Buyer’s Knowledge there are no facts which would prevent Buyer from obtaining all requisite regulatory approvals or to perform its obligations pursuant to this Agreement.
Section 6.05   Financial Ability.   Buyer will have the financial ability to pay the Purchase Price for the Assets and assume the Liabilities as provided in this Agreement and will be “well capitalized” under NCUA regulations at the Closing Date upon consummation of the Transactions, including the payment of the Purchase Price.
Section 6.06   Financial Information.   Buyer’s audited consolidated balance sheet as of December 31, 2022, and the related audited consolidated income statement for the year then ended, together with the notes thereto, have been provided by Buyer to Seller, have been prepared in accordance with the Accounting Standards and fairly present, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of Buyer as of the date and for the periods indicated.
Section 6.07   Compliance with Law.   Buyer has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business in all material respects and is conducting its business in compliance in all material respects with all applicable Laws.
Section 6.08   Disclosure.   No representation or warranty contained in this ARTICLE VI and no statement or information relating to Buyer contained in (i) this Agreement (including the Disclosure Schedule and Exhibits hereto), or (ii) in any certificate or document furnished or to be furnished by or on behalf of Buyer to Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances in which they were made, not misleading.
Section 6.09   Due Diligence.   Buyer acknowledges that it has had the opportunity to conduct due diligence and investigation with respect to Seller, and in no event shall Seller or Holding Company have any liability to Buyer with respect to a breach of any representation, warranty or covenant under this Agreement with respect to which Buyer had Knowledge, prior to the date hereof or the Closing Date, provided, however, that any information of which Buyer becomes aware after the date of this Agreement that was Known to Seller and not disclosed or made available to Buyer by Seller prior to the date hereof and related to Buyer’s due diligence between the date of this Agreement and the Closing Date can serve as the basis for Buyer’s claim that there has been a Material Adverse Effect as to Seller, with the consequences of such determination as set forth in this Agreement.
Section 6.10   No Representations or Warranties of Fair Market Value.   Buyer acknowledges that the detailed representations and warranties set forth in this Agreement have been negotiated at arm’s length among sophisticated business entities and that none of Seller, its subsidiaries, its Affiliates, nor any person or entity acting on behalf of any of the foregoing is making an express or implied representation or warranty to Buyer in this Agreement as to the fair market value of the Purchase Price or the Assets or any return on any investment in the Seller’s Assets and Liabilities, and Buyer is not relying on any such representation or warranty.
Section 6.11   Absence of Regulatory Actions.   Buyer is not subject to, and has not received any notice or advice that it may become subject to, any order, agreement, memorandum of understanding, judgement, injunction, writ, ruling or decree by or with, and Buyer is not party to any commitment letter or similar undertaking to, and Buyer is not a recipient of any extraordinary supervisory agreement letter from, and Buyer has not adopted any policies, procedures or board resolutions at the request or suggestion of, any federal or state agency charged with the supervision or regulation of credit unions or engaged in the insurance of credit union deposits or any other Governmental Authority having supervisory or regulatory authority with respect to Buyer.
Section 6.12   SBA Approved Lender Status.   Buyer has executed and entered into a Loan Guaranty Agreement with SBA on SBA Form 750 and is authorized to originate and service SBA loans made pursuant to the SBA’s 7(a) loan program or Section 7(a) of the Small Business Act (15 U.S.C. 636(a)) and Buyer has complied with all requirements of the 7(a) loan program in order to purchase the Loans of Seller subject to the SBA’s 7(a) loan program.
ARTICLE VII
COVENANTS
Section 7.01   Efforts to Close.   Subject to the terms and conditions of this Agreement, each of Seller and Buyer agrees to use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable Laws, so as to permit consummation of the Transactions as promptly as practicable and shall cooperate fully with the other party to that end.
Section 7.02   Shareholder Approval.   Holding Company agrees to take, in accordance with applicable Law and its governing documents, all action necessary to convene a special meeting of its shareholders as soon as appropriate and reasonably practicable following the date of this Agreement (but in no event more than 60 days following the date in which the notice and proxy statement relating to the meeting of Holding Company’s shareholders to be held in connection with this Agreement is declared effective by the Securities and Exchange Commission) to consider and vote upon the approval and/or adoption of this Agreement and the Transactions. As of the date hereof, the Holding Company’s board of directors (i) has determined that this Agreement and the Transactions are in the best interest of Holding Company and its shareholders and (ii) subject to its fiduciary duties, will recommend that the Holding Company shareholders approve this Agreement and the Transactions. Holding Company’s board of directors will not adversely change its recommendation, will continue to recommend to its shareholders that they approve and/or adopt this Agreement and the Transactions, and will take any other reasonable action required, to the extent consistent with the duties of directors under Washington law, to permit and cause consummation of the Transactions, unless, after consulting with and considering the advice of outside counsel and its financial advisor, such board of directors determines in good faith that to do so would be inconsistent with the duties of directors under Washington Law. For purposes of this Agreement, any breach of Holding Company’s obligations under this Section 7.02 shall be deemed to be a breach by each of Holding Company and Seller.
Section 7.03   Field of Membership.   Buyer shall take all commercially reasonable actions necessary to ensure that all customers of Seller shall be included in Buyer’s field of membership as defined in its charter, including, but not limited to, receiving regulatory approval to amend its charter to such effect as of or prior to the Closing Date.
Section 7.04   Press Releases.   Each of Buyer and Seller agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to this Agreement or the Transactions (except for any release or statement that, in the opinion of outside counsel to such party, is required by Law and as to which such party has used its reasonable best efforts to discuss with the other party in advance). In addition, and without limiting the foregoing, all public statements, written or otherwise, made with respect to this Agreement and the Transactions shall be made, with respect to Buyer, solely by its Chairman or the President/CEO, and, with respect to Seller, solely by its President/CEO or EVP/CFO/COO. Seller and Buyer shall inform all of their respective officers, directors and employees of this requirement. Notwithstanding the foregoing, the parties agree to issue a joint press release, in form and substance mutually acceptable to the parties, not later than three (3) business days of the execution of this Agreement.
Section 7.05   Access to Records and Information; Personnel; Customers.
(a)   From and after the date of this Agreement and upon reasonable advance notice, Seller shall afford to the officers and authorized representatives of Buyer reasonable access during regular business hours to the offices, properties, books, contracts, commitments and records of Seller in order that Buyer may have full opportunity to make such investigations as it shall desire of the Deposits, Assets, Liabilities and the operations at Seller’s locations; provided, however, that Seller shall not be required to take any action: (i) that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any person; (ii) that would result in the waiver by Seller of the privilege protecting communications between it and any of its counsel; or (iii) which would violate banking Laws. From and after the date of this Agreement, the officers of Seller shall furnish Buyer with such additional financial and operating data and other information relating to the assets, properties and business of Seller as Buyer shall from time to time reasonably request. Communications may be sent prior to regulatory approvals upon the consent of both Buyer and Seller. Seller shall consent, upon reasonable advance notice, to the review by the officers and authorized representatives of Buyer of the reports and working papers of Seller’s independent auditors (upon reasonable advance notice to such auditors).
(b)   After the receipt of all required regulatory approvals, and the approval of this Agreement and the Transactions by the shareholder of Seller, Buyer may elect, at its own expense and to the extent permitted by applicable Law, to deliver information, brochures, bulletins, press releases, and other communications to depositors, borrowers and other customers of Seller concerning the Transactions and concerning the business and operations of Buyer; provided, however, Seller must consent to any such written communications before they are sent, which consent will not be unreasonably withheld, conditioned, or delayed. Communications may be sent prior to regulatory approvals only upon the consent of both Buyer and Seller.
(c)   After the execution of this Agreement, Seller and Buyer shall begin working together on the system conversion process. Seller will provide access to the necessary data and information to allow for such conversion process to occur on or after the Closing Date in accordance with Buyer’s integration plans.
(d)   As they are available following the date hereof, but in no event more frequently than monthly (except with respect to subsection (1) which shall at all times be remitted as they become available), and through the Closing Date, Seller shall provide information to Buyer in a format reasonably acceptable to Buyer concerning the status of the following matters:
(1)   Any communication from or contacts by any Regulator concerning any regulatory matters affecting Seller as to which such Regulator has jurisdiction, unless, in the reasonable judgment of Seller’s counsel, such disclosure: (i) would violate any banking Laws or fiduciary duties, (ii) would likely be objectionable to the applicable Regulator; or (iii) is non-disclosable confidential information.

(2)   Current information on the quality and performance of the Loans including information on the status of any delinquencies, non-performing Loans, loans past due more than thirty (30) days, loans placed on non-accrual status and status of OREO, and information indicating that any of the representations and warranties relating to the Loans in Section 5.07, Section 5.08, Section 5.09 or Section 5.10 are no longer accurate in all material respects;
(3)   Information concerning the total Deposits and by deposit product, their weighted average interest rate.
(4)   Information concerning Seller’s investment portfolio valuation report and derivatives valuation information.
(e)   following the monthly meeting of Seller’s board of directors between the date hereof and the Closing Date, Seller shall provide Buyer with unaudited financial statements of Seller for the month preceding such monthly board of directors meeting prepared in accordance with Seller’s current internal practices.
(f)   Within twenty (20) days following the close of each month between the date hereof and the Closing Date, Seller shall provide Buyer with unaudited balance sheets and income statements of Seller for such month prepared in accordance with Seller’s current internal practices. Seller shall also provide Buyer with Seller’s 2023 audited financial statements within twenty (20) days of completion.
(g)   From the date of this Agreement to the Closing Date, Seller will cause one or more of Seller’s designated representatives to confer on a reasonable basis with the President/CEO of Buyer (or his or her designees) to report the general status of the ongoing operations of Seller.
Section 7.06   Operation in Ordinary Course.   From the date hereof to the Closing Date, Seller shall: (a) not take actions with respect to the Seller Real Estate, the Deposits, the Liabilities, or the Assets except in the Ordinary Course of Business, and operate and manage its business in the Ordinary Course of Business; (b) use commercially reasonable efforts, but in no event less than in Seller’s Ordinary Course of Business, to maintain (i) the Seller’s locations in a condition substantially the same as on the date of this Agreement, reasonable wear and use excepted and (ii) good relationships with its employees and customers; (c) maintain its books of accounts and records in the usual, regular and ordinary manner; (d) use commercially reasonable efforts, but in no event less than in Seller’s Ordinary Course of Business, to duly maintain compliance with all Laws, regulatory requirements and agreements to which it is subject or by which it is bound; and (e) provide Buyer with prompt written notice of any action, suit, proceeding or investigation instituted or threatened against Seller or Holding Company. Without limiting the generality of the foregoing, except as otherwise expressly provided or permitted under this Agreement, prior to the Closing Date, Seller shall not, unless required by any Law or any Regulator or with the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed and provided however, if consent is withheld, Buyer must notify Seller in writing within three (3) Business Days of the request or such inaction shall be considered the equivalent of prior written consent:
(a)   fail to maintain the Fixed Assets and Seller Real Estate and Leasehold Interests in their present state of repair, order and condition, reasonable wear and tear and casualty excepted;
(b)   fail to maintain its financial books, accounts and records in accordance with Accounting Standards and past practices;
(c)   fail to charge off assets in accordance with Accounting Standards and past practices;
(d)   fail to comply, in all material respects, with all applicable Laws relating to its operations;
(e)   (i) authorize or enter into any new Contract, or voluntarily renew any existing Contract for more than one (1) year, which obligates Seller to expend $50,000.00 or more in a twelve (12) month period or $250,000 in the aggregate, or (ii) amend, modify or supplement any Contract relating to or affecting its operations or involving any of the Assets or Liabilities which obligates Seller to expend $100,000 or more; provided, however, in the case of clause (ii), Seller may not amend, modify, or supplement any of the Contracts set forth on Section 5.16 of the Disclosure Schedule, unless such

Contract, as amended, modified, or supplemented is terminable at will by Seller upon thirty (30) days advance written notice and without any liability;
(f)   take any action, or enter into or authorize any transaction, other than in the Ordinary Course of Business and consistent with past practice, relating to or affecting its operations or involving any of the Assets or Liabilities;
(g)   knowingly and voluntarily take any act which, or knowingly and voluntarily omitting to do any act the omission of which, likely would result in a breach of any Material Contract, or any material commitment or obligation of Seller or Holding Company;
(h)   make any material changes in its accounting systems, policies, principles or practices relating to or affecting its operations or involving any of the Assets or Liabilities, except in accordance with Accounting Standards and regulatory requirements;
(i)   enter into or renew any data processing service contract; except if any such service contact expires within one year after the date of this Agreement, it may be renewed for a period up to one year.
(j)   fail to operate and manage business in the Ordinary Course of Business consistent with past practices as set forth above;
(k)   make any new Loan, nor any extension of credit or renewal to any customer, in a single Loan over $2,000,000.00 or in a single Loan over $2,000,000.00 if the existing customer’s aggregate loan relationship with Seller is greater than $10,000,000.00 (as determined prior to giving effect to the new Loan to be made), except after delivering to Buyer written notice, including a complete loan package for such Loan, in a form consistent with Seller’s written policies and practice made available to Buyer, at least three Business Days prior to the origination of such Loan, and such Loan shall be made in the Ordinary Course of Business consistent with past practice, Seller’s current written loan policies and applicable rules and regulations of applicable Governmental Authorities with respect to the amount, term, security and quality of such borrower or borrower’s credit. Without limiting the foregoing, Seller shall make no new Loan that would be an Excluded Loan and not a Buyer Permissible Loan. Buyer may provide feedback to Seller on any Loan for which Seller provides notice to Buyer pursuant to this Section 7.06(k) within twenty-four (24) hours after receipt of such notice; provided, however, that such feedback will not be binding upon Seller as an approval or disapproval of such Loan or any of its terms or conditions;
(l)   undertake any actions which are inconsistent with a program to use all reasonable efforts to maintain good relations with its employees and customers, including, without limitation, providing communications to employees directly related to the Transaction without providing an advance copy thereof to the Buyer;
(m)   undertake any action(s) which are inconsistent with a program to use all commercially reasonable efforts to maintain good relationships with its employees and customers;
(n)   transfer, assign, encumber, or otherwise dispose of, or enter into any contract, agreement, or understanding to transfer, assign, encumber, or otherwise dispose of, any of the Assets except in the Ordinary Course of Business, and except the Excluded Assets;
(o)   except as set forth on Section 7.06(o) of the Disclosure Schedule, invest in any Fixed Assets or improvements, except for commitments previously disclosed to one of Buyer’s parties identified on Section 1.01(d) of the Disclosure Schedule in writing, made on or before the date of this Agreement for replacements of furniture, furnishings and equipment, normal maintenance and refurbishing, purchased or made in the Ordinary Course of Business and for emergency and casualty repairs and replacements;
(p)   except as set forth on Section 7.06(p) of the Disclosure Schedule, increase or agree to increase the salary, remuneration, or compensation of its employees, other than in the Ordinary Course of Business;

(q)   pay incentive compensation to employees for purposes of retaining their services through the Closing Date or maintaining Deposit levels through the Closing Date, other than the Seller Stay Bonuses or except in the Ordinary Course of Business;
(r)   enter into any new employment agreements with employees or any consulting or similar agreements with directors of Seller, provided, however that annual renewals of existing agreements set forth on Section 5.19(c) of the Disclosure Schedule renewed in the Ordinary Course of Business are permitted; provided, further, however that Seller shall be permitted to engage the assistance of temporary or contract employees, to the extent Seller deems necessary, to assist Seller in the performance of its obligations under this Agreement;
(s)   fail to use its commercially reasonable efforts to preserve its present operations intact, keep available the services of its present officers and employees or to preserve its present relationships with persons having business dealings with it;
(t)   amend or modify any of its promotional, deposit account or practices other than amendments or modifications in the Ordinary Course of Business and otherwise consistent with the provisions of this Agreement
(u)   fail to maintain deposit rates substantially in accordance with past standards and practices;
(v)   change or amend its schedules or policies relating to service charges or service fees, except in the Ordinary Course of Business and consistent with past practices;
(w)   fail to comply in all material respects with the Contracts;
(x)   except in the Ordinary Course of Business (including creation of deposit liabilities, entering into repurchase agreements, purchases or sales of federal funds, and sales of certificates of deposit, and FHLB and Federal Reserve Bank borrowings), borrow or agree to borrow any material amount of funds or directly or indirectly guarantee or agree to guarantee any material obligations of others except pursuant to outstanding letters of credit;
(y)   purchase or otherwise acquire any investment security for its own account that exceeds $2,500,000.00 or purchase or otherwise acquire any security, other than U.S. Treasury or other governmental obligations or asset-backed securities issued or guaranteed by United States governmental or other governmental agencies, the Federal Home Loan Bank, Fannie Mae, Freddie Mac, or Federal Farm Credit Bureau, in either case having an average remaining life of two years or less, or engage in any activity that would be inconsistent with the classification of investment securities as “available for sale”. Without limiting the foregoing, the Seller shall not acquire any investment security for its own account that cannot be legally held by Buyer;
(z)   except as required by applicable Law: (1) implement or adopt any material change in its interest rate risk management and hedging policies, procedures or practices; (2) fail to follow its existing policies or practices with respect to managing its exposure to interest rate risk; (3) increase or decrease the rate of interest paid by Seller on any deposit product, including, without limitation on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; provided that Seller shall provide notice to Buyer within three (3) Business Days after increasing its advertised rates on deposit products; or (4) in all material respects its existing policies or practices with respect to managing its exposure to interest rate risk fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk;
(aa)   voluntarily take any action that would change Seller’s loan loss reserves which is not in compliance with Seller’s past practices consistently applied and in compliance with Accounting Standards;
(bb)   settle or compromise, or offer or propose to settle or compromise, (1) any proceeding involving or against Seller, other than any settlement or compromise solely for monetary relief of not more than $75,000.00 individually or $150,000.00 in the aggregate and that does not involve any equitable relief or limitations on the conduct of Seller and which does not include any findings of fact or admission of culpability or wrongdoing by Seller, or (2) any proceeding that relates to the Transactions;

(cc)   make or change any material tax election, change an annual tax accounting period, enter into any closing agreement, waive or extend any statute of limitations with respect to taxes, or
(dd)   enter into any Contract (conditional or otherwise) to do any of the foregoing.
Notwithstanding the foregoing, nothing in this Section 7.06 shall prohibit Seller from paying Excluded Liabilities, Transaction Expenses, or any expenses that have been accrued in the Ordinary Course of Business.
Section 7.07   Regulatory Applications.   As promptly as practicable after the date of this Agreement, but in no event later than thirty (30) days after the date of this Agreement, Buyer and Seller, as applicable, shall file all applications, filings, notices, consents, permits, requests, or registrations required to obtain authorizations of any Regulator to consummate the Transactions, which shall include, without limitation, an application by Buyer to amend its charter, to the extent necessary, to ensure that its field of membership shall include all, or substantially all, customers of Seller and such charter amendment shall be approved by the NCUA and made by Buyer prior to the Closing Date; provided, however, that no party shall be in default of this provision if their failure to file such application(s) results from the failure of the other party to provide information necessary for the completion of the application(s). In addition, Buyer shall take all actions necessary so that the Deposits transferred to Buyer are insured by the National Credit Union Share Insurance Fund, to the maximum extent permitted by Law, immediately following the Effective Time. Seller will file an application for approval of dissolution at the appropriate time pursuant to Washington guidance and requirements to seek dissolution of its charter. Buyer and Seller will use their commercially reasonable efforts to obtain such authorizations from the Regulators as promptly as practicable and will consult with one another with respect to the obtaining of all such authorizations necessary or advisable to consummate the Transactions, including, without limitation, any amendment to the charter of Buyer necessary to amend Buyer’s field of membership as required by this Agreement. Seller and Buyer agree to use their commercially reasonable efforts to cooperate in connection with obtaining such authorizations. Each party will keep the other party apprised of the status of all applications, filings and material matters relating to completion of the Transactions. Copies of the non-confidential portions of applications, supplements, filings and correspondence related to the Transactions to, from and between each party and its respective Regulators shall be promptly provided to the other party. Each of Buyer and Seller agrees, upon request, to furnish the other party, in advance of the filing, with all non-confidential information concerning itself and its respective directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of Buyer or Seller to any Regulator. Buyer and Seller shall promptly advise each other upon receiving any communication from any Regulators or other Governmental Authority whose consent or approval is required for consummation of the Transactions that causes such party to believe that there is a reasonable likelihood that such consent or approval will not be obtained or that the receipt of any such required consent or approval will be materially delayed.
Section 7.08   Third Party Consents.   Buyer and Seller will take all actions reasonably necessary to obtain any required consents of third parties necessary to consummate the Transactions in a reasonable timeline prior to the Closing Date. Buyer and Seller will consult with one another with respect to the obtaining of all such consents. Seller and Buyer agree to use their commercially reasonable efforts to cooperate in connection with obtaining such consents.
Section 7.09   Title Insurance and Surveys.   Seller shall make available to Buyer, within thirty (30) days after the date of the Agreement, copies of its most recent owner’s closing title insurance policy, binder or abstract and surveys on each parcel of the Seller Real Estate, or such other evidence of title reasonably acceptable to Buyer. Buyer may, at its expense, receive updated ALTA title commitments, abstracts and/or surveys on such Seller Real Estate at the Closing, as Buyer shall reasonably request.
Section 7.10   Environmental Matters.   Seller has made available to Buyer copies of any environmental reports it has obtained or received with respect to the Seller Real Estate. Seller shall promptly cause to be completed the environmental remediation described on Section 7.10 of the Disclosure Schedule (the “Section 7.10 Remediation”). Without limiting the foregoing, Buyer may request Phase I environmental reports with respect to any Seller Real Estate. If a Phase I report has reasonably indicated an Environmental Problem (as defined below), Buyer shall notify Seller within thirty (30) days from the date of this Agreement and may order a Phase II environmental report. Buyer shall have fifteen (15) Business Days from the receipt of any such environmental reports to notify Seller of any dissatisfaction with the contents of such reports. Should the cost of taking all remedial or other corrective actions and measures with respect to all Seller Real Estate, including the Section 7.10 Remediation, in the aggregate (i) required by applicable Law, or (ii) recommended or suggested by a Phase II environmental report or reports or prudent in light of serious life, health or safety concerns, in the aggregate, exceed the sum of $250,000.00 as reasonably estimated by an environmental expert retained for such purpose by Buyer and reasonably acceptable to Seller, such circumstances shall be deemed an “Environmental Problem”. All costs of any Phase I investigation and any Phase II investigation or environmental report requested pursuant to this Section shall be at Buyer’s sole cost and expense. Buyer does hereby agree to restore at its cost any property for which it has undertaken an environmental investigation to the condition existing immediately prior to such investigation.
Section 7.11   Further Assurances.
(a)   On and for a period of thirty (30) (or such shorter date that the Seller remains in existence) days after the Closing Date, Seller shall (i) give such reasonable further assistance to Buyer and shall execute, acknowledge, and deliver all such instruments and take such further action as may be necessary and appropriate to effectively vest in Buyer full, legal, and equitable title to the Assets, and (ii) use its reasonable efforts to assist Buyer in the orderly transfer of the Assets and Deposits being acquired by Buyer.
(b)   Each party agrees to send promptly to the other party, at Buyer’s expense, any payments, documents or instruments a party receives after the Closing which belongs to another party.
Section 7.12   Payment of Items.   From and after the Closing Date, Buyer agrees to pay, to the extent of sufficient available funds on deposit, all properly drawn items, including ACHs, checks, drafts, and negotiable orders of withdrawal timely presented to it by mail, over its counters, or through clearings if such items are drawn by depositors whose Deposits or accounts on which such items are drawn are Deposits, whether drawn on the check or draft forms provided by Seller, for at least 180 days after the Closing Date, or on those provided by Buyer. In addition, Buyer shall, in all other respects, discharge the duties, liabilities and obligations with respect to the Deposits to the extent such duties, liabilities or obligations occur following the Closing.
Section 7.13   Delivery of Fixed Assets.   Seller hereby agrees that (i) the personal property owned by Seller to be delivered on the Closing Date shall be substantially the same as the Fixed Assets set forth on Section 3.02 of the Disclosure Schedule that are identified as being owned by Seller, and (ii) the personal property leased by Seller to be delivered on the Closing Date shall be substantially the same as the Fixed Assets set forth on Section 3.02 of the Disclosure Schedule that are identified as being leased by Seller, in each case, ordinary wear and tear and casualty events excepted, and in the case of leased personal property, the expiration of any leases. Seller shall assign to Buyer any manufacturer or supplier warranty covering any Fixed Asset.
Section 7.14   Close of Business on Closing Date.   On the Closing Date, Seller shall close all Seller locations for business not later than 5:00 p.m. local time, whereupon representatives of Buyer shall have access to all of Seller’s locations, under the supervision of representatives of Seller, to verify Seller’s provision to Buyer of the Records.
Section 7.15   Supplemental Information.   From and after the date hereof until the Closing, if any party becomes aware of any facts, circumstances or of the occurrence or impending occurrence of (i) any event that does or could reasonably be expected to cause one or more of such party’s representations and warranties contained in this Agreement to be or to become inaccurate, misleading, incomplete or untrue in a manner that has, or could have as of the Closing Date, a Material Adverse Effect on such party, such party shall promptly give detailed written notice thereof to the other party and use reasonable and diligent efforts to change such facts or events to prevent any Material Adverse Effect, unless the same shall have been waived in writing by the other party. In addition, each party shall supplement or amend any of its representations and warranties which apply to the period after the date hereof by delivering monthly written updates (“Disclosure Schedule Monthly Updates”) to the other party with respect to any matter hereafter arising and not disclosed herein or in the Disclosure Schedules that would render any such representation or warranty after the date of this Agreement inaccurate or incomplete as a result of such update. No later than five (5) days prior to Closing, Seller shall deliver an updated Disclosure Schedule to Buyer dated no more than ten (10) days prior to the Closing Date (“Disclosure Schedule Updates”). A matter identified in a Disclosure Schedule Update that causes any warranty or representation to be materially breached shall not cure or be deemed to cure such breach.
Section 7.16   Confidentiality of Records.   Until the Closing, all information provided to Buyer in connection with this Agreement or the Transactions shall remain subject to that certain Confidentiality Agreement by and between Holding Company and Buyer dated June 20, 2023.
Section 7.17   Solicitation of Customers.   For two (2) years following the Closing Date, Seller and Holding Company will not, and will not permit any of their officers, directors or affiliates on behalf of Seller, to solicit customers whose Deposits are assumed pursuant to this Agreement or whose Loans are acquired by Buyer under this Agreement for any banking business, and Seller will not engage in deposit taking activities.
Section 7.18   Installation/Conversion of Signage/Equipment.   Prior to Closing and after the receipt of all regulatory approvals, then, at times mutually agreeable to Buyer and Seller, Buyer may, at Buyer’s sole expense, install teller equipment, platform equipment, security equipment, computers, and signage at Seller’s locations, and Seller shall cooperate with Buyer in connection with such installation; provided, however, that (i) such installation shall not interfere with the normal business activities and operation of Seller’s locations; (ii) no such signage shall be installed at Seller’s locations more than five (5) Business Days before the Closing Date; (iii) Buyer’s name as appearing on any such signage shall be covered by an opaque covering material until after the close of business on the Closing Date; and (iv) if this Agreement is terminated prior to the consummation of the Transactions, the signage will be restored to its original condition and Buyer will pay for the cost of such restoration, unless otherwise agreed in writing by Buyer and Seller.
Section 7.19   Seller Activities after Closing.   After Closing, Seller may no longer accept any deposits or make any new loans; and must limit its business activities to those related to the winding-down of Seller’s business. Seller will not sell or seek to sell Seller’s charter to any person after the Closing.
Section 7.20   Maintenance of Records by Buyer.   Buyer agrees that it shall maintain, preserve and safely keep, for a minimum period of five (5) years after the Closing Date or the minimum period required by applicable Law, whichever is longer, all of the Records for the benefit of itself, Seller and Holding Company, and that it shall permit Seller, Holding Company or either of its representatives, at any reasonable time and at the expense of Seller or Holding Company, to inspect, make extracts from or copies of any such Records as such representatives shall deem reasonably necessary.
Section 7.21   Board and Committee Meetings.   Seller shall provide Buyer with copies of minutes and consents from all of Seller’s board and committee meetings (if any), for the last two (2) years and on a going forward basis no later than ten (10) Business Days after the board approves such minutes and consents relating to the prior board and/or committee meetings, except Seller may exclude and redact therefrom (a) any confidential discussion of this Agreement and the Transactions, or any third party proposal to acquire control of Seller or Holding Company, or any other matter that has been determined to be confidential, and (b) information where such disclosure would or could reasonably be expected to violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of Seller or Holding Company, that relates to confidential Regulator examination material or correspondence, or contravene any Law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement or in the Ordinary Course of Business.
Section 7.22   Cooperation on Conversion of Systems.   Seller agrees to use its commercially reasonable efforts to assist in an orderly transfer of information, processes, systems and data to Buyer and to otherwise assist Buyer in facilitating the conversion of all of Seller’s systems into or to conform with, Buyer’s systems to the extent reasonably requested by Buyer, including, without limitation, the termination of any Contracts, effective on or following the Closing Date.
Section 7.23   Minimum Share Deposits in Buyer.   Seller’s Loan Debtors and any other customers without a minimum of $5.00 in a Deposit account, on the Closing Date, must have a minimum deposit of $5.00 at Buyer on the Closing Date in order to satisfy Buyer’s membership requirements. Buyer agrees to open a deposit share account for any Loan Debtor who does not have a Deposit balance of at least $5.00 in

Seller on the Closing Date (which Deposit account will be assumed by Buyer) and to fund such new deposit share account with a $5.00 deposit, in compliance with its policies and applicable Law.
Section 7.24   Acquisition Proposals.   Seller and Holding Company agree that they shall not, and shall cause their respective officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation, sale of substantially all of its assets and assumption of substantially all of its liabilities, or other business combination involving Seller or Holding Company or any proposal or offer to acquire in any manner a substantial equity interest in Seller or Holding Company, other than the Transactions (any of the foregoing, an “Acquisition Proposal”); provided, however, that if neither Seller nor Holding Company is otherwise in violation of this Section 7.24, the board of directors of Holding Company or Seller may provide information to, and may engage in such negotiations or discussions with, any person with respect to an Acquisition Proposal, directly or through representatives, if Holding Company’s board of directors, after consulting with and considering the advice of its financial advisor and its outside counsel, determines in good faith that its failure to provide information or to engage in any such negotiations or discussions would reasonably be expected to constitute a failure to discharge properly the fiduciary duties of such directors in accordance with Washington Law. Seller or Holding Company shall promptly (within one Business Day) advise Buyer following the receipt by it of any written Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal and a copy of such Acquisition Proposal), and advise Buyer of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.
Section 7.25   Investment Securities.   No later than thirty (30) days after the date of this Agreement, Buyer shall identify in writing any investment securities owned by Seller that may not be transferred to or otherwise held by Buyer pursuant to rules and regulations promulgated by the Regulators. If requested by Buyer, Seller shall assist Buyer in making preparations to transfer, or otherwise liquidate any investment securities identified by Buyer pursuant to this Section 7.25 immediately following the Closing.
Section 7.26   Disposition of Excluded Loans.   Seller shall use commercially reasonable efforts to, pursuant to this Section 7.26, (i) refinance each Excluded Loan prior to June 1, 2024, or such other date as the parties may mutually agree (the “Excluded Loan Refinance Date”), and (ii) with respect to any Excluded Loan that has not been refinanced into a Buyer Permissible Loan as of the Excluded Loan Refinance Date, arrange for the sale of such remaining Excluded Loans with a closing date as soon as practicable after Closing, but in no event later than within thirty (30) days, after Closing. Consistent with the other terms and conditions of this Agreement, Buyer shall reasonably cooperate with Seller to consummate the disposition of Excluded Loans pursuant to this Section 7.26 as follows:
(a)   Seller and Buyer will mutually agree on pricing parameters for the refinance and closing of Excluded Loans to Buyer Permissible Loans promptly after the Effective Date. To the extent otherwise permissible, Buyer will make Buyer employees, agents, officers and contractors available to support Seller’s efforts to refinance and close Excluded Loans to Buyer Permissible Loans. The terms and condition of Buyer support pursuant to this Section will be mutually agreed to by Seller and Buyer.
(b)   Seller agrees to engage a third-party financial advisor reasonably acceptable to Buyer to market for sale any Excluded Loans that have not been refinanced into Buyer Permissible Loans as of the Excluded Loan Refinance Date and shall use commercially reasonable efforts to cause the sale of such Excluded Loans to close as soon as practicable, but in no event later than the Loan Sale Deadline. Buyer and Seller shall mutually agree to a third party to market Excluded Loans which may be Janney Montgomery Scott LLC. The contract with such third party, including all commissions and other fees due to such third party, shall be mutually acceptable to Buyer and Seller. Seller will manage the loan sale contemplated by this Section 7.26(b) in good faith to achieve an appropriate sale price. Seller will provide updates to Buyer on such loan sale as Buyer may reasonably request.
(c)   Not later than five (5) days prior to Closing, Seller shall provide a list of Excluded Loans to Buyer which shall include a list of each Excluded Loan refinanced or sold (or to be refinanced or sold) as of the Closing. In the event that, after the refinance of Excluded Loans to Buyer Permissible Loans and the sale of Excluded Loans, the remaining outstanding principal balance of Excluded

Loans exceeds $30,000,000.00, the Purchase Price will be reduced by an amount equal to ten percent (10%) of the amount by which the principal balance of the Excluded Loans exceeds $30,000,000.00 (the “Excluded Loan Calculation”). For purposes of the Excluded Loan Calculation, sales of Excluded Loans that are, as of the Closing Date, subject to a legally binding agreement to be sold with a scheduled closing date that is not later than the Loan Sale Deadline shall be deemed to have been sold.
(d)   Seller shall cooperate with Buyer to prepare any Excluded Loans expected to be held by Seller at Closing to be transferred, sold, or otherwise disposed of by Buyer immediately following Closing.
(e)   If the Transactions contemplated by this Agreement are not consummated and the Agreement is terminated by the Seller pursuant to Section 10.01(b) due to a Buyer breach or by Seller or Buyer pursuant to Section 10.01(c), then within five (5) Business Days after receipt of a notice of termination, Buyer shall pay Seller by wire transfer in immediately available funds, as agreed upon liquidated damages and not as a penalty, one percent (1.0%) of the unpaid principal balance (as measured on the date of the completion of the refinancing transaction) of all Loans that were Excluded Loans but were refinanced by Seller pursuant to this Section 7.26 not to exceed $2,500,000.00 (the “Seller Fee”). Seller shall provide an accounting of such Loans to Buyer. For purposes of clarity, payment of the Seller Fee shall not relieve Buyer of any liability related to any breach or termination of this Agreement.
Section 7.27   Liquidation Accounts.   Seller shall consult with the Regulators to determine the amount required to be held in the Liquidation Accounts and any required distributions from the Liquidation Accounts. Prior to or on the Closing Date, Seller shall inform Buyer of the contingent liability associated with the Liquidation Accounts as of the most recent practicable date, as estimated by Seller in good faith (the “Liquidation Account Value”). Holding Company, Seller and Buyer agree to cooperate and to take all actions required by the Regulators with respect to the Liquidation Accounts to complete the Transactions in an efficient manner. If the Liquidation Accounts may be assumed by Buyer, Buyer will assume Seller’s obligations under the Liquidation Accounts. If the applicable Regulators direct that Seller liquidate and make distributions to depositors from the Liquidation Accounts, Seller shall set aside cash for the purpose of paying to depositors the Liquidation Account Value in designated Bank Accounts (the “Funded Liquidation Accounts”); provided, however, that such amounts will not be deducted from the Purchase Price. In such case, the Funded Liquidation Accounts shall be deemed an “Excluded Asset” for purposes of this Agreement and Seller shall (a) take all commercially reasonable actions to ensure that the Funded Liquidation Accounts are distributed as soon as practicable following the Closing and (b) appoint the Holding Company as the sole party responsible for communications with any third parties relating to the distribution of the Funded Liquidation Accounts. If Buyer assumes Seller’s obligations under the Liquidation Accounts, Buyer will take all actions necessary and appropriate to evidence its assumption of the Liquidation Accounts if so required, including, without limitation, making any required charter amendments.
Section 7.28   No Control of Other Party’s Business.   Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the operations of Seller prior to the Closing Date, and nothing contained in this Agreement shall give Seller, directly or indirectly, the right to control or direct the operations of Buyer prior to the Closing Date. Prior to the Closing Date, each of Buyer and Seller shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its respective operations.
Section 7.29   SBA Consent.   As soon as practicable following the receipt of all necessary regulatory approvals for consummation of the Transactions, Seller shall submit a request to the SBA for the SBA’s prior written consent to sell and transfer the Loans of Seller subject to the SBA’s 7(a) loan program to Buyer in conformity with the provisions of 13 C.F.R. 120.432 and other applicable laws and regulations governing the SBA’s 7(a) loan program. Buyer and Seller shall each cooperate and use their respective commercially reasonable efforts (a) to prepare all documentation, to effect all filings, to obtain all permits, consents, approvals, and authorizations of all third parties and governmental authorities, including, without limitation, the SBA, necessary to consummate the sale and transfer of the Loans of Seller subject to the SBA’s 7(a) loan program as provided herein and (b) to comply with the terms and conditions of such permits, consents, approvals, and authorizations.
Section 7.30   Termination of Excluded Contracts.   Prior to Closing, Seller shall use its commercially reasonable efforts to terminate at or prior to Closing all Excluded Contracts, obtain all applicable releases, and make any and all payments required under such Excluded Contracts. The Buyer is not assuming, nor shall it have responsibility for the continuation of, any liabilities under or in connection with any Excluded Contracts.
Section 7.31   Core Deposits Outflow.   Seller shall calculate, on a monthly basis, the Core Deposits Outflow Percentage as of the last Business Day of each month prior to the closing and provide such calculation to Buyer no more than ten (10) days following the end of such month. If in any month, the Core Deposits Outflow Percentage is equal to or greater than Core Deposits Outflow Threshold 1, then Seller shall take commercially reasonable actions to reduce the Core Deposits Outflow Percentage and Buyer shall be permitted to provide recommendations to Seller regarding actions taken to prevent further reductions in the Core Deposits of Seller which the Seller shall use commercially reasonable efforts to follow. For purposes of calculating Core Deposits Outflow, the Seller shall utilize the categories set forth on Schedule RC-E in FFIEC 051 Call Report.
ARTICLE VIII
EMPLOYEES AND DIRECTORS
Section 8.01   Employees.
(a)   Buyer may offer similar salaries, duties and benefits as are available to similarly situated employees of Buyer, to those employees of Seller who Buyer elects to hire and who satisfy Buyer’s customary employment requirements, including pre-employment interviews, investigations and Buyer’s employment needs. Seller will give Buyer a reasonable opportunity to interview the employees, provided such interviews do not interfere with the normal business operations of Seller in any material respect. Section 8.01(a) of the Disclosure Schedule sets forth the name, annual salary, year-to-date compensation, primary department assignment, and location of employment of each employee of Seller as of Seller’s most recent payroll period prior to the date of the Agreement.
(b)   Buyer shall cooperate with Seller to minimize the impact of Section 280G of the Code on employees of the Seller entitled to payments resulting from this Agreement.
(c)   Unless Buyer and Seller mutually agree to the contrary, Buyer shall be responsible for providing continuation coverage (including dependent coverage) under the Consolidated Omnibus Reconciliation Act of 1985, as amended, or any applicable state Law to those individuals who are “M&A qualified beneficiaries” (as defined in Section 54.4980B, Q&A-4(a)) with respect to the Transactions.
(d)   After official announcement of the Transaction to employees and until the Closing Date, at a time and schedule mutually agreed upon and with Seller’s prior consent (which consent shall not be unreasonably withheld, conditioned, or delayed), Buyer may conduct such training and other programs as it may, in its reasonable discretion and at its sole expense, elect to provide for those employees who accept an offer of employment from Buyer; provided, however, that such training and other programs shall not interfere with or prevent the performance of the normal business operations of Seller in any material respects.
(e)   This Section 8.01 shall not confer any rights or benefits on any person other than Buyer and Seller, or their respective successors and assigns, either as a third party beneficiary or otherwise.
(f)   At the request of Buyer, Seller shall offer “stay bonuses,” to any employees of Seller identified by Buyer as necessary to ensure an orderly and successful transition of the business of Seller and the Assets to Buyer (the “Buyer Stay Bonuses”). Such “stay bonuses” shall be evidenced by a bonus agreement in form and substance acceptable to Buyer, and shall be payable by the Buyer, subject to the conditions of such bonus agreement (collectively, the “Buyer Stay Bonus Agreements”). The amount and timing of any such stay bonus paid to any employee shall be mutually agreed upon by Seller and Buyer, and shall take into account and be intended to comply with, or be exempt from, the provisions of Section 409A of the Code. In addition, Seller may pay other “stay bonuses” to those employees of Seller that Seller determines are necessary to retain up to and through the Closing Date (“Seller Stay Bonuses”) in an amount up to $50,000 per individual and shall take into account and be intended to comply with, or be exempt from, the provisions of Section 409A of the Code. For the avoidance of doubt, (i) Buyer Stay

Bonuses shall not be considered Transaction Expenses under this Agreement; and (ii) Seller employees with employment or change in control agreements to which the Seller is a party are not eligible for Seller Stay Bonuses.
(g)   Buyer agrees that those employees of Seller who accept employment with Buyer on or prior to the Closing Date shall become employees of Buyer on the Business Day immediately following the Closing Date (“Former Seller Employees”) and will be provided with benefits under all of Buyer’s employee benefit and health and welfare plans (“Buyer’s Employee Benefit Plans”) during their period of employment which are no less favorable in the aggregate than those provided by Buyer to similarly situated employees of Buyer, except as otherwise provided herein. Past service with the Seller will be credited to the Former Seller Employees with respect to the Buyer’s Employee Benefit Plans, to the extent allowable under such Buyer’s Employee Benefit Plans, including, if necessary, pursuant to an amendment thereto; provided that (i) Former Seller Employees will not be able to obtain credit for past service with Seller; (ii) no accrual shall be credited if an Excluded Liability, and (iii) Former Seller Employees will be subject to all applicable Buyer’s Employee Benefit Plan qualifications and waiting periods and will accrue benefits under Buyer’s Employee Benefit Plans commencing with the Closing Date as if Former Seller Employees were a new hire of the Buyer; provided further than Former Seller Employees will be eligible for health insurance coverage as of the day immediately following the Closing Date. Except as hereinafter provided, at the Closing Date, Buyer will undertake commercially reasonable efforts to amend or cause to be amended Buyer’s Employee Benefit Plans in which Former Seller Employees are eligible to participate, to the extent necessary, so that as of the Closing Date Former Seller Employees that are first eligible to participate and will commence participating in Buyer’s qualified retirement plans on the first entry date coinciding with or following the Closing Date.
(h)   For each employee of Seller (i) that does not become a Former Seller Employee, or (ii) that becomes a Former Seller Employee and such Former Seller Employee’s employment with Buyer is terminated by the Buyer within twelve (12) months after Closing for any reason other than for Cause, and such Former Seller Employee was not entitled to any consideration resulting from the consummation of the Transactions pursuant to an employment agreement, Buyer will pay a severance amount to such employee equal to one (1) week of such employee’s base salary or weekly wages, as applicable, for each completed year of service as an employee of Seller up to a maximum severance of twelve (12) weeks of base salary or weekly wages. For each employee of Seller that does not become a Former Seller Employee, Buyer and Seller shall coordinate the administration of the delivery of applicable severance to such employees consistent with Seller’s severance policy.
Section 8.02   Employment Contracts and Employee Benefit Plans.   Buyer is not assuming, nor shall it have responsibility for the continuation of, any liabilities under or in connection with:
(a)   any employment or consulting contract, collective bargaining agreement, supplemental employee retirement plan, plan or arrangement providing for insurance coverage or for deferred compensation, bonuses, or other forms of incentive compensation or post-retirement compensation or benefits, written or implied, which is entered into or maintained, as the case may be, by Seller, except for the Buyer Stay Bonus Agreements and the Split Dollar Arrangements and BOLI supporting the Split Dollar Arrangements; or
(b)   any Employee Benefit Plan as maintained, administered, or contributed to by Seller and covering any employees (except to the extent otherwise set forth in Section 8.01(c)).
Section 8.03   Other Employee Benefit Matters.
(a)   Seller shall take all appropriate action to terminate Seller’s 401k and Employee Stock Ownership Plans (“Seller’s Qualified Plans”) as of immediately prior to the Closing Date, including any final audit and final tax return; provided, however, that Buyer agrees that nothing in this Section will require Seller to cause the final dissolution and liquidation of Seller’s Qualified Plans prior to the Closing Date. Buyer and Seller shall take such actions prior to the Closing Date as may be reasonably necessary to enable the employees of Seller after the Closing Date to transfer the amount credited to their accounts under the Seller’s Qualified Plans through rollover contributions into either a qualified defined contribution plan of Buyer or a separate third party individual retirement account, or to take cash distributions from the Seller’s Qualified Plans.

(b)   Seller shall be permitted, but not required to, take all appropriate action to withdraw from and satisfy any of Seller’s liabilities related to Seller’s participation in the Pentegra Defined Benefit Plan for First Financial Northwest Bank (“Seller Pentegra Plan”) prior to Closing; provided, however, the after-tax value of contributions or other amounts paid by Seller to the Seller Pentegra Plan directly in connection with such withdrawal from the Seller Pentegra Plan shall be deducted from the Purchase Price. For the avoidance of doubt, regular contributions by Seller to the Seller Pentegra Plan that are not directly associated with the withdrawal of Seller from such plan will not be deducted from the Purchase Price.
Section 8.04   Employee Documents.   Within fifteen (15) Business Days after the Effective Date, Buyer will be granted access to the employees’ personnel files (or copies thereof) but excluding any medical or health related information and other information non-disclosable without the consent of such employees.
Section 8.05   Tail Insurance.
(a)   Buyer shall maintain (and Seller and Holding Company shall cooperate with Buyer to enable Buyer prior to the Closing Date to obtain) for a period of six (6) years after the Closing Date, a tail insurance policy (the “Tail”) on terms no less favorable than Seller’s and Holding Company’s existing directors’ and officers’ liability insurance policy, including with respect to levels coverage and insurance limits and with an insurer that has, at the time such coverage is written, the same or higher A. M. Best rating as the current primary directors’ and officers’ liability insurer covering directors, officers and employees of Seller and Holding Company and all directors, officers, and employees of Seller and Holding Company serving as fiduciaries under any of the respective benefits plans of Seller and Holding Company (the “Covered Parties”); (provided, that, Buyer may substitute therefor (i) policies with comparable coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Seller, any other policy with respect to claims arising from facts or events which occurred on or prior to the Closing Date and covering persons who are currently covered by such insurance).
(b)   The provisions of this Section 8.05 shall survive the Closing and are intended to benefit, and shall be enforceable by, each of the Covered Parties, such former directors and officers of Seller, and all such directors and officers of Seller and their subsidiaries serving as fiduciaries under any of the respective benefits plans of Seller and his or her heirs, executors, representatives or administrators. After the Closing, the obligations of Buyer under this Section 8.05 shall not be terminated or modified in such a manner as to adversely affect any Covered Party unless the affected Covered Party shall have consented in writing to such termination or modification.
(c)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to Seller or Holding Company for any of its respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 8.05 is not prior to or in substitution for any such claims under such policies.
(d)   Nothing in this Agreement is intended to or shall be construed to obligate the Buyer to indemnify, defend or hold harmless the Covered Parties beyond the provision of the Tail required pursuant to this Section 8.05. Buyer shall have no obligation to continue the Tail beyond the period set forth in Section 8.05(a) and shall have no obligations to the Covered Parties in excess of any coverage afforded to a Covered Party by the Tail, or to the extent that the Tail does not provide coverage to the affected Covered Party.
ARTICLE IX
CONDITIONS TO CLOSING
Section 9.01   Conditions to the Obligations of Seller.   Unless waived in writing by Seller, the obligations of Seller to consummate the Transactions are subject to the satisfaction at or prior to the Closing Date of the following conditions:
(a)   Performance.   Buyer shall have performed or complied, in all material respects, with all covenants, agreements, and obligations contained in this Agreement and the other Transaction Documents to which it is a party to be performed or complied with at or prior to Closing.

(b)   Representations and Warranties.   The representations and warranties of Buyer contained in Article VI of this Agreement shall be true, correct and complete, in all material respects, on and as of the Closing Date (unless they speak to an earlier date) with the same effect as though made on and as of the Closing Date, it being agreed and understood that all such representations and warranties shall be deemed true, correct and complete in all material respects, unless such inaccuracy or inaccuracies, individually or in the aggregate, have had a Material Adverse Effect on Buyer.
(c)   Material Adverse Effect.   Between the date of this Agreement and the Closing, no events or circumstances have occurred that have had a Material Adverse Effect on the financial condition of Buyer or the ability of Buyer to perform its obligations under this Agreement and consummate the Transactions.
(d)   Documents.   Seller shall have received the following documents from Buyer:
(1)   An executed copy of the Assignment and Assumption Agreement substantially in the form of Exhibit A hereto.
(2)   Resolutions of Buyer’s board of directors, certified by its Secretary or Assistant Secretary, authorizing the execution and delivery of this Agreement and the consummation of the Transactions to which Buyer is a party.
(3)   A certificate of the Secretary or Assistant Secretary of Buyer as to the incumbency and signatures of officers.
(4)   A certificate signed by a duly authorized officer of Buyer stating that the conditions set forth in Section 9.01(a), Section 9.01(b), and Section 9.01(c) of this Agreement have been fulfilled.
(5)   An executed copy of the Retirement Account Transfer Agreement attached hereto as Exhibit D.
(6)   Such other instruments and documents as counsel for Seller may reasonably require as necessary or desirable for transferring to Buyer the obligation to pay the Deposit liabilities and otherwise perform Seller’s obligations that are being assumed by Buyer pursuant to this Agreement, or consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to counsel for Seller.
(e)   Purchase Price.   Seller shall have received the Purchase Price in immediately available funds deposited in the Seller Designated Bank Account.
Section 9.02   Conditions to the Obligations of Buyer.   Unless waived in writing by Buyer, the obligations of Buyer to consummate the Transactions are subject to the satisfaction at or prior to the Closing of the following conditions:
(a)   Performance.   Seller and Holding Company, to the extent applicable, shall have performed or complied, in all material respects, with all covenants, agreements, and obligations contained in this Agreement and the other Transaction Documents to which it is a party to be performed or complied with at or prior to Closing.
(b)   Representations and Warranties.   The representations and warranties of Seller contained in Article V of this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date (unless they speak to an earlier date) with the same effect as though made on and as of the Closing Date, it being agreed and understood that all such representations and warranties shall be deemed true, correct and complete in all material respects, unless such inaccuracy or inaccuracies, individually or in the aggregate, have had a Material Adverse Effect on Seller.
(c)   No Material Adverse Effect.   Between the date of this Agreement and the Closing, Seller shall not have experienced a Material Adverse Effect or the ability of Seller to perform its obligations under this Agreement and consummate the Transactions.
(d)   Documents.   Buyer shall have received the following documents from Seller:

(1)   A duly executed recordable Limited Warranty Deed, conveying title to the Seller Real Estate, and any other documents reasonably requested by Buyer to transfer the Seller Real Estate.
(2)   An executed Assignment and Assumption Agreement substantively in the form of Exhibit A.
(3)   An executed Assignment and Assumption Agreement of Lease of each Leasehold Interest consented to by the lessor thereof;
(4)   An executed Bill of Sale and Assignment substantively in the form attached hereto as Exhibit C.
(5)   Resolutions of Seller’s and Holding Company’s boards of directors, certified by their respective Secretary or Assistant Secretary, as applicable, authorizing the execution and delivery of this Agreement and the consummation of the Transactions and resolutions of Holding Company’s shareholders approving this Agreement and the Transactions.
(6)   A certificate from each of the Secretary or Assistant Secretary of Seller and Holding Company as to the incumbency and signatures of officers.
(7)   A certificate signed by a duly authorized officer of Seller stating that the conditions set forth in Section 9.02(a), Section 9.02(b), and Section 9.02(c) of this Agreement have been satisfied.
(8)   A final customer list as set forth in Section 11.06 of this Agreement.
(9)   An affidavit of non-foreign status as required by Section 1445 of the Internal Revenue Code of 1986, as amended.
(10)   The holds and stop payment information described in Section 11.01 of this Agreement.
(11)   An executed copy of the Retirement Account Transfer Agreement attached hereto as Exhibit D.
(12)   All third party consents for Material Contracts required for the Seller to consummate the Transactions.
(13)   The Records.
(14)   An executed copy of the Limited Power of Attorney in the form attached hereto as Exhibit E.
(15)   Executed copies of non-solicitation agreements from the parties identified on Section 9.02(d) of the Disclosure Schedule substantially the form attached as Exhibit F (each a “Non-Solicitation Agreement;” and collectively the “Non-Solicitation Agreements”).
(16)   Executed copies of the Voting Agreements executed by each of the directors of the Holding Company and the executive officers of the Holding Company in the form attached hereto as Exhibit G (each a “Voting Agreement;” and collectively the “Voting Agreements”).
(17)   Any and all certificates and other documents necessary to establish Seller’s compliance with the requirements and provisions of any Tax clearance, bulk sales, bulk transfer or similar laws of any jurisdiction in connection with the Transactions contemplated by this Agreement, and (b) such other evidence as Buyer may request to evidence Seller’s compliance with the Tax laws of each state in which the Transferred Assets are located and each other jurisdiction in which Seller files any Tax Return, or to determine the amount of withholding required to avoid successor liability in accordance with such states’ applicable tax clearance procedures.
(18)   Such other documents or instruments as counsel for Buyer may reasonably require as necessary or desirable for transferring, assigning and conveying to Buyer the Contracts and the Deposits and good, marketable, and (with respect to the Seller Real Estate) insurable title to the Assets to be transferred to Buyer pursuant to this Agreement, all in form and substance reasonably satisfactory to counsel for Buyer.

(e)   Physical Delivery.   Seller shall also deliver to Buyer the Assets purchased hereunder which are capable of physical delivery.
Section 9.03   Condition to the Obligations of Seller and Buyer.
(a)   Regulatory Approvals.   All regulatory approvals from the Regulators required to consummate the Transactions shall have been obtained without any non-standard conditions or other non-standard requirements, in either case, reasonably deemed unduly burdensome by either Seller or Buyer.
(b)   Absence of Proceedings and Litigation.   No order shall have been entered and remain in force at the Closing Date restraining or prohibiting any of the Transactions in any legal, administrative or other proceeding, no action or proceeding shall have been instituted or threatened on or before the Closing Date seeking to restrain or prohibit the Transactions contemplated by this Agreement or which would have a Material Adverse Effect on Seller.
(c)   Termination of Data Processing and Debit Card Services Contracts.   All data processing and debit card services Contracts that are Excluded Contracts under clause (3) of the definition of “Excluded Contracts” shall have been terminated or notice of termination shall have been given by Seller at or prior to Closing.
(d)   Section 7.10 Remediation.   The Section 7.10 Remediation shall be completed.
(e)   Share Deposit Accounts in Buyer.   The Parties shall have complied with the provisions of Section 7.23.
(f)   Holding Company Shareholder Approval.   The shareholders of Holding Company shall have approved or adopted this Agreement and the Transactions, as applicable, by at least the minimum number of affirmative votes required by applicable law of such shareholders to approve or adopted this Agreement and the Transactions, as applicable.
ARTICLE X
TERMINATION
Section 10.01   Termination.   This Agreement may be terminated at any time prior to Closing, notwithstanding the approval thereof by the shareholders of Holding Company (unless otherwise indicated in this Section 10.01), as follows:
(a)   By Seller or Buyer after the expiration of twenty (20) Business Days after any Regulator shall have denied or refused to grant the approvals or consents required under this Agreement to be obtained pursuant to this Agreement, unless within said twenty (20) Business Day period Buyer and Seller agree to submit or resubmit an application to, or appeal the decision of, the Regulator which denied or refused to grant approval thereof, provided that the Regulator does not state that such submission or resubmission will not cure the cause of the denial or refusal to grant the approval or consent required; provided however, that no party hereto shall have the right to terminate this Agreement under this Section 10.01(a) if such denial or refusal of approval or consent arises out of or results from, a material breach of this Agreement by the party seeking to terminate this Agreement.
(b)   By the non-breaching party after the expiration of twenty (20) Business Days from the date that either party has given notice to the other party of such other party’s material breach of any obligation, warranty, representation, or covenant in this Agreement; provided, however, that no such termination shall take effect if within said twenty (20) Business Day period the party so notified shall have fully and completely corrected the grounds for termination as specified in such notice (which in the case of a breach of a representation or warranty would be the elimination of the Material Adverse Effect); provided further, however, that no such termination shall take effect if within twenty (20) Business Days of the failure by the notified party to make such correction within said twenty (20) day period, the notifying party delivers to the notified party a written election not to terminate this Agreement notwithstanding such breach or misrepresentation, and any such election to proceed shall not waive such party’s right to seek damages or other equitable relief.

(c)   By Seller or Buyer if the Transactions are not consummated within eleven (11) months of the date of this Agreement unless such date is extended by mutual written agreement of the parties (the “Termination Date”); provided, however, that if the sole impediment to Closing is the receipt of any required regulatory approval, then such date shall be extended by up to two consecutive two (2) month periods, provided however, that no party hereto shall have the right to terminate this Agreement under this Section 10.01(c) if the failure of such party to perform or comply in all material respects with the covenants and agreements of such party set forth in this Agreement shall have caused, or materially contributed to, the failure to consummate the Transactions by the Termination Date.
(d)   By Seller if, without breaching Section 7.24, Seller shall contemporaneously enter into a definitive agreement with a third party providing a Superior Proposal, as defined below; provided, that the right to terminate this Agreement under this Section 10.01(d) shall not be available to Seller unless it delivers to Buyer (1) written notice of Seller’s intention to terminate at least five (5) Business Days prior to termination and (2) the Buyer Fee as required by Section 10.03(a) is paid contemporaneously with such termination. For purposes of this Section 10.01(d), “Superior Proposal” means an Acquisition Proposal made by a third party after the date hereof which, in the good faith judgment of the board of directors of Holding Company (after consultation with its outside legal counsel and its independent financial advisor), taking into account the various legal, financial and regulatory aspects of the proposal and the person making such proposal, (A) if accepted, is reasonably expected to be completed, and (B) if consummated, is reasonably likely to result in a more favorable transaction than the Transactions for Seller, Holding Company and the shareholders of Holding Company and other relevant constituencies.
(e)   The mutual written consent of the parties to terminate.
Section 10.02   Effect of Termination and Abandonment.   In the event of termination of this Agreement and the abandonment of the Transactions pursuant to this Article X, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) as set forth in Section 7.26 or Section 10.03, (b) that termination will not relieve a breaching party from liability for any willful and material breach of this Agreement giving rise to such termination, and (c) unless this Agreement is terminated by Buyer pursuant to Section 10.01(b) or Seller pursuant to Section 10.01(d), Buyer shall promptly reimburse Seller for its out-of-pocket costs incurred at the request of Buyer pursuant to Section 2.03(e) or Section 7.05(c).
Section 10.03   Liquidated Damages.
(a)   If Seller terminates this Agreement pursuant to Section 10.01(d), then within five (5) Business Days after receipt by Buyer of Seller’s notice of termination, Seller shall pay Buyer by wire transfer in immediately available funds, as agreed upon liquidated damages and not as a penalty and as the sole and exclusive remedy of Buyer, $9,440,000.00 (the “Buyer Fee”). Notwithstanding anything to the contrary in this Agreement, in the circumstance in which the Buyer Fee is or becomes payable pursuant to this Section, Buyer’s sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against Seller or any of its Affiliates with respect to the facts and circumstances giving rise to such payment obligation shall be payment of the Buyer Fee. Seller shall not be required to pay the Buyer Fee on more than one occasion.
ARTICLE XI
OTHER AGREEMENTS
Section 11.01   Holds and Stop Payment Orders.   Holds and stop payment orders that have been placed by Seller on particular accounts or on individual checks, drafts or other instruments before the Closing Date will be continued by Buyer under the same terms after the Closing Date. Seller will deliver to Buyer at the Closing a complete schedule of such holds and stop payment orders and documentation relating to the placing thereof.
Section 11.02   ACH Items and Recurring Debits.   Seller will transfer all automated clearing house (“ACH”) arrangements to Buyer as soon as possible after the Closing Date. At least fifteen (15) Business Days prior to the Closing Date, Seller will deliver to Buyer (i) a listing of account numbers for all accounts being assumed by Buyer subject to ACH Items and Recurring Debit arrangements, and (ii) all other records and information necessary for Buyer to administer such arrangements. Buyer shall continue such ACH arrangements and such Recurring Debit arrangements as are originated and administered by third parties and for which Buyer need act only as processor; Buyer shall also continue Recurring Debit arrangements that were originated or administered by Seller.
Section 11.03   Withholding.   Seller shall deliver to Buyer (i) within three (3) Business Days after the Closing Date a list of all “B” (TINs do not match) and “C” (under reporting/IRS imposed withholding) notices from the IRS imposing withholding restrictions, and (ii) for a period of 120 days after the Closing Date, all notices received by Seller or Holding Company from the IRS releasing withholding restrictions on Deposit accounts transferred to Buyer pursuant to this Agreement. Any amounts required by any governmental agency to be withheld from any of the Deposits (the “Withholding Obligations”) will be handled in the following manner:
(a)   Any Withholding Obligations required to be remitted to the appropriate governmental agency prior to the Closing Date will be withheld and remitted by Seller, and any other sums withheld by Seller pursuant to Withholding Obligations prior to the Closing Date shall also be remitted by Seller to the appropriate governmental agency on or prior to the time they are due.
(b)   Any Withholding Obligations required to be remitted to the appropriate governmental agency on or after the Closing Date with respect to Withholding Obligations after the Closing Date and not withheld by Seller as set forth in Section 11.03(a) above will be remitted by Buyer.
(c)   Any penalties described on “B” notices from the IRS or any similar penalties that relate to Deposit accounts opened by Seller prior to the Closing Date will be paid by Seller promptly upon receipt of the notice providing such penalty assessment resulted from Seller’s acts, policies or omissions.
Section 11.04   Retirement Accounts.   Seller will provide Buyer with the proper trust documents and all related information for any Retirement Accounts assumed by Buyer under Section 2.02 of this Agreement. Buyer shall be responsible for all federal and state income tax reporting of Retirement Accounts for the calendar year in which the Closing occurs. Seller agrees to cooperate with Buyer to permit Buyer to retain Seller’s current reporting service provider (and assume any such contract) (if Buyer elects to do so) and to assist Buyer in the preparation of any such reports or background materials needed for the preparation of any such reports.
Section 11.05   Interest Reporting.   Buyer shall report for the calendar year in which the Closing occurs, for all dates on or prior to the Closing Date, all interest credited to, interest withheld from, and early withdrawal penalties charged to the Deposits which are assumed by Buyer under this Agreement. For so long as Seller remains in existence, Seller agrees to cooperate with Buyer to permit Buyer to retain Seller’s current reporting service provider and assume any such contract, if Buyer elects to do so, and to assist Buyer in the preparation of any such reports or background materials needed for the preparation of any such reports. Said reports shall be made to the holders of these accounts and to the applicable federal and state regulatory agencies.
Section 11.06   Notices to Depositors.
(a)   Seller shall provide Buyer an intermediate customer list of the Deposit accounts to be assumed by Buyer pursuant to this Agreement, together with a tape thereof, as of month-end prior to the scheduled Seller mailing referred to in Section 11.06(b) below. Seller shall provide Buyer a final customer list of the Deposits transferred as of the Closing Date pursuant to this Agreement with the data processing tapes.
(b)   After receipt of all regulatory approvals and, with the concurrence of the Regulators, if required, at least five (5) Business Days before the Closing Date but only after the waiver or satisfaction of all conditions to Closing (other than deliveries), Seller shall mail notification to the holders of the Deposits to be assumed that, subject to closing requirements, Buyer will be assuming the liability for the Deposits; provided, however, such notice shall be given to the holders of IRAs at least 30 days prior to the Closing Date. The notification(s) will be based on the list referred to in Section 11.06(a) above and a listing of the new accounts opened by Seller since the date of said list. Seller shall provide Buyer with the documentation of said listing up to the date of Seller’s mailing. Buyer shall send notification(s) to the same holders either together with Seller’s mailing, (in which case Buyer shall pay the costs of such mailing and Buyer shall not delay the timing of such mailing), or within three (3) days after Seller’s notification setting out the details of its administration of the assumed accounts. Each party shall obtain the approval of the other on its notification letter(s), which approval shall not be unreasonably withheld or delayed. Except as otherwise provided herein, each party will be responsible for the cost of its own mailing.
Section 11.07   Card Processing and Overdraft Coverage.
(a)   Seller will provide Buyer with a list of ATM and debit card holders no later than eight (8) Business Days after receipt of all necessary approvals of the Regulators; provided, however, Buyer shall not use such list to contact the card holders without prior consent of the Seller.
(b)   All of Seller’s customers with overdraft coverage shall be provided similar overdraft coverage, if available, by Buyer after the Closing, and if not available, Buyer will provide written notice to any affected customers.
Section 11.08   Taxpayer Information.   Seller shall deliver to Buyer within three (3) Business Days after the Closing Date: (i) TINs (or record of appropriate exemption) for all holders of Deposit accounts acquired by Buyer pursuant to this Agreement; and (ii) all other information in Seller’s possession or reasonably available to Seller required by applicable Law to be provided to the IRS with respect to the Assets and Deposit accounts transferred pursuant to this Agreement and the holders thereof, except for such information which Seller will report pursuant to Section 11.03 of this Agreement (collectively, the “Taxpayer Information”). Seller hereby certifies that such information, when delivered, shall accurately reflect the information provided by Seller’s customers.
Section 11.09   UCC Financing Statement Dates.   Seller shall deliver to Buyer within five (5) Business Days prior to the Closing Date: (i) a list of UCC-1 financing statement filing dates for open Loans; and (ii) a list of UCC-3 financing statement filing dates for open Loans.
Section 11.10   Taxes; Transfer Charges.   The taxes on the transfer of the Seller Real Estate shall be borne by the Party responsible pursuant to applicable Law; provided, however, that to the extent applicable Law is silent on responsibility, and absent common practice and custom, the responsibility for such taxes shall be split equally by Buyer and Seller. All other transfer, documentary, sales, use, stamp, registration and other similar taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest), incurred in connection with the consummation of the transactions contemplated by this Agreement shall be borne by Seller, and the Seller shall file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable Law, Buyer shall join in the execution of any such tax returns and other documentation.
ARTICLE XII
GENERAL PROVISIONS
Section 12.01   Fees and Expenses.   Except as expressly provided herein, each party to this Agreement shall bear the cost of all of its fees and expenses incurred in connection with the preparation of this Agreement and consummation of the Transactions. Notwithstanding the foregoing, in any action between the parties hereto seeking enforcement of any of the terms and provisions of this Agreement or in connection with any of the property described herein, the Prevailing Party in such action shall be awarded, in addition to damages, injunctive or other relief, its reasonable costs and expenses, not limited to taxable costs, and reasonable attorneys’ fees and expenses as determined by the court.
Section 12.02   No Third Party Beneficiaries.   This Agreement is not intended nor should it be construed to create any express or implied rights in any third parties, except for the rights set forth in Section 8.01, Section 8.02, and Section 8.05. Nothing contained herein, express or implied: (i) shall be construed to establish, amend or modify any benefit or compensation plan, program, agreement or arrangement; (ii) shall alter or limit the Buyer’s or any of its Affiliates’ ability to amend, modify or terminate any particular benefit plan, program, agreement or arrangement; (iii) is intended to confer upon any current or former employee of Seller any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment; or (iv) is intended to confer upon any individual (including employees, retirees, or dependents or beneficiaries of employees or retirees) other than the parties any right as a third party beneficiary of this Agreement.
Section 12.03   Notices.   All notices, requests, demands, and other communication given or required to be given under this Agreement shall be in writing, duly addressed to the parties as follows or at such other address as any party may later specify by such written notice:
To Seller:
First Financial Northwest Bank
201 Wells Ave South
Renton, Washington 98057
Attn: Joseph W. Kiley III
Email: kileyj@ffnwb.com

To Holding Company:
First Financial Northwest, Inc.
201 Wells Ave South
Renton, Washington 98057
Attn: Joseph W. Kiley III
Email: Kileyj@ffnwb.com

With a copy to (which will not constitute notice):
Fenimore Kay Harrison LLP
191 Peachtree Street NE
Suite 849
Atlanta, Georgia 30303
Attn:
Jonathan S. Hightower
Crystal L. Huffman

Email:
jhightower@fkhpartners.com
chuffman@fkhpartners.com

To Buyer:
Global Federal Credit Union
4000 Credit Union Dr
Anchorage, AK 99503
Attn: Geofferey S. Lundfelt
Email: G.Lundfelt@globalcu.org

and to:
Global Federal Credit Union
P.O. Box 196613
Anchorage, AK 99519-6613
Attn.: Jessica Graham
J.Graham@Globalcu.org

With a copy to (which will not constitute notice):
Michael M. Bell
Honigman LLP
650 Trade Centre Way
Kalamazoo, Michigan 49002
Email: mbell@honigman.com
Any such notice shall be deemed to have been duly given (a) on the date of delivery if delivered personally or by email (confirmation of receipt requested), (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day-service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if mailed by registered or certified mail (return receipt requested).
Section 12.04   Assignment.   This Agreement may not be assigned by any party without the prior written consent of the other parties, and any attempted assignment in violation of this Section is void.

Section 12.05   Successors and Assigns.   This Agreement shall be binding upon the parties hereto and their respective successors or representatives.
Section 12.06   Governing Law.   Subject to any applicable federal Law, this Agreement shall be governed in all respects by the Laws of the State of Washington, without giving effect to any conflict of laws rules thereof that would require the application of the Laws of any other jurisdiction. Each of the Parties irrevocably submits to the jurisdiction of the state courts located in King County, Washington and the federal court located in the Western District of Washington with respect to the interpretation and enforcement of the provisions of this Agreement and in respect of the Transactions, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts lawfully decline to exercise such jurisdiction. Each of the Parties hereby waives, and agrees not to assert, as a defense in any proceeding for the interpretation or enforcement hereof, that it is not subject to such jurisdiction. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS OR EVENTS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THE PARTIES HERETO EACH AGREE THAT ANY AND ALL SUCH CLAIMS AND CAUSES OF ACTION SHALL BE TRIED BY THE COURT WITHOUT A JURY. EACH OF THE PARTIES HERETO FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LEGAL PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.
Section 12.07   Entire Agreement.   This Agreement, together with the Disclosure Schedule and Exhibits hereto, and the Confidentiality and Non-Disclosure Agreement referenced in Section 7.16 contains all of the agreements of the parties to it with respect to the matters contained herein and no prior or contemporaneous agreement or understanding, oral or written, pertaining to any such matters shall be effective for any purpose. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest and expressly stating that it is an amendment of this Agreement.
Section 12.08   Headings.   The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.
Section 12.09   Severability.   If any paragraph, section, sentence, clause, or phrase contained in this Agreement shall become illegal, null or void, or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void, or against public policy, the remaining paragraphs, sections, sentences, clauses, or phrases contained in this Agreement shall not be affected thereby.
Section 12.10   Waiver.   The waiver of any breach of any provision under this Agreement by any party hereto shall not be deemed to be a waiver of any preceding or subsequent breach under this Agreement.
Section 12.11   Counterparts.   This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument. This Agreement may be executed and accepted by facsimile or portable data file (pdf) signature and any such signature shall be of the same force and effect as an original signature.
Section 12.12   Force Majeure.   No party shall be deemed to have breached this Agreement solely by reason of delay or failure in performance resulting from a natural disaster or other act of God; provided, however, the Parties hereby agree and acknowledge that the COVID-19 Pandemic shall not be considered a force majeure event as contemplated by this Section 12.12. The parties agree to cooperate in an attempt to overcome such a natural disaster or other act of God and consummate the transactions contemplated by this Agreement, but if either party reasonably believes that its interests would be materially and adversely affected by proceeding, such party shall be excused from any further performance of its obligations and undertakings under this Agreement.
Section 12.13   Schedules.   All information set forth in the Exhibits and the Disclosure Schedule hereto shall be deemed a representation and warranty of Seller as to the accuracy and completeness of such information in all material respects.

Section 12.14   Specific Performance.   The parties hereto agree that irreparable damage would occur in the event any covenants in this Agreement were not performed in accordance with their specific terms or otherwise were materially breached. It is accordingly agreed that, without the necessity of proving actual damages or posting bond or other security, the parties hereto shall be entitled to seek temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to seek specific enforcement of the terms and provisions in addition to any other remedy to which they may be entitled, at law or in equity.
Section 12.15   Survival.   None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, other than those contained in Section 7.16, Section 7.26, Section 10.02, Section 10.03 and in this Article XII of this Agreement, shall survive the termination of this Agreement if this Agreement is terminated prior to the Closing Date. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Closing Date, except for those covenants and agreements, which by their terms apply or are to be performed in whole or in part after the Closing, and in this Article XII.
Section 12.16   Transfer Charges and Assessments.   Except as otherwise provided herein, all transfer, assignment, sales, conveyancing and recording charges, assessments and taxes applicable to the sale and transfer of the Assets and the assumption of the Liabilities shall be paid and borne by the Seller.
Section 12.17   Time of the Essence.   Whenever performance is required to be made by a party under a specific provision of this Agreement, time shall be of the essence.
[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

IN WITNESS HEREOF, the parties hereto have duly authorized and executed this Agreement as of the date first above written.
BUYER:
Global Federal Credit Union
By:
/s/ Geofferey Lundfelt

Name: Geofferey Lundfelt
Title: President and CEO
SELLER:
First Financial Northwest Bank
By:
/s/ Joseph W. Kiley III

Name: Joseph W. Kiley III
Title: President and CEO
HOLDING COMPANY:
First Financial Northwest, Inc.
By:
/s/ Joseph W. Kiley III

Name: Joseph W. Kiley III
Title: President and CEO

Exhibits to Purchase and Assumption Agreement
by and among
Global Federal Credit Union,
First Financial Northwest Bank,
and
First Financial Northwest, Inc.

Exhibit A	Form of Assignment and Assumption Agreement
Exhibit B	Form of Limited Warranty Deed
Exhibit C	Form of Bill of Sale and Assignment
Exhibit D	Retirement Account Transfer Agreement
Exhibit E	Limited Power of Attorney
Exhibit F	Non-Solicitation Agreement
Exhibit G	Voting Agreement

EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
See attached

ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption Agreement dated [                 ], 2024 (this “Assignment Agreement”) is executed pursuant to and subject to the terms and conditions of the Purchase and Assumption Agreement, dated January [•], 2024 (the “Agreement”), by and among Global Federal Credit Union (“Buyer”), a federally chartered credit union having its chief executive office in Anchorage, Alaska, First Financial Northwest Bank (“Seller”), a Washington bank corporation having its chief executive office in Renton, Washington, and First Financial Northwest, Inc. (“Holding Company”), a Washington corporation and sole shareholder of Seller. Capitalized terms not otherwise defined herein will have the meanings assigned to them in the Agreement.
For value received, the sufficiency of which is hereby acknowledged, it hereby is agreed, effective as of        [a.m./p.m.], local time, on            , 2024 (the “Effective Time”):
1.   Seller hereby sells, conveys, assigns, and transfers to Buyer, and Buyer hereby accepts and assumes, all of Seller’s rights and interests in and to the Deposits as of the Effective Time. The Deposits hereby assumed are described in Section 5.15(b) of the Disclosure Schedule, as revised and updated as of the date of this Assignment Agreement.
2.   Seller hereby sells, conveys, assigns, and transfers to Buyer, and Buyer hereby accepts and assumes, all of Seller’s rights, title and interests whatsoever in and to any and all Loans, including accrued interest thereon as of the Effective Time. Included in the rights, title and interests conveyed pursuant hereto are all of Seller’s rights, titles and interests whatsoever in and to the Loan Documents. Buyer also hereby assumes and agrees to perform all obligations and duties of Seller under and pursuant to the Loans and the Loan Documents, including the obligation to fund Unfunded Commitments. The Loans hereby assumed are described in Section 3.03 of the Disclosure Schedule, as revised and updated.
3.   Seller hereby sells, conveys, assigns, and transfers to Buyer and Buyer hereby accepts and assumes, all of Sellers rights, interests, and obligations under the Contracts, except the Excluded Contracts.
4.   Seller hereby sells, conveys, assigns, and transfers to Buyer all of Seller’s fiduciary relationships arising out of any and all Retirement Accounts. Buyer hereby accepts this assignment and assumes and agrees to observe and perform all of the Seller’s obligations in connection with such fiduciary relationships.
5.   Seller hereby sells, conveys, assigns, and transfers to Buyer all of Seller’s obligations relating to advances from the FHLB. Buyer hereby accepts this assignment and assumes and agrees to observe and perform all of the Seller’s obligations in connection with Seller’s advances from the FHLB as of the Effective Time.
6.   Seller hereby sells, conveys, assigns, and transfers to Buyer all liabilities and obligations associated with the Assets. Buyer hereby accepts this assignment and assumes and agrees to observe and perform all of Seller’s obligations in connection with the Assets.
7.   Seller hereby sells, conveys, assigns, and transfers to Buyer all of its Liabilities, including the Other Liabilities. Buyer hereby accepts this assignment and assumes and agrees to pay, discharge, and perform all of Seller’s obligations in connection with the Liabilities, including the Other Liabilities, but excluding the Excluded Liabilities.
8.   Seller represents that it has the full right, power and authority to sell, convey, assign, and transfer such Deposits, Loans, Contracts and Liabilities; subject in the case of certain Contracts to the consent of the other parties thereto.
9.   Buyer hereby accepts the foregoing assignment and assumes and agrees to perform all of the duties and obligations to be performed by Seller after the Effective Time under the terms of the foregoing Assets and Liabilities. Buyer does further hereby assume, and agrees to timely satisfy, pay, or discharge Seller’s obligations with respect to, the Assets and the Liabilities. Buyer agrees to indemnify and hold Seller harmless from any liability or claims for performance or non-performance by Buyer of such duties and obligations.

10.   The Assets and Liabilities herein transferred and assigned will be construed to be in addition to any other assignment of property or rights made by Seller to Buyer at the Effective Time, and the effect to be given to this instrument will be cumulative with and not in limitation of any other rights granted by Seller to Buyer pursuant to the Agreement or otherwise.
11.   Seller hereby constitutes and appoints Buyer, its successors and assigns, the true and lawful attorney of Seller, with full power of substitution, in the name and stead of Seller, but on behalf of and for the benefit of Buyer, its successors and assigns, to demand and receive any and all of the Liabilities which are hereby assigned, transferred, conveyed and delivered to Buyer, and from time to time to institute and prosecute actions, suits and demands in the name of Seller, or otherwise, for the benefit of Buyer, its successors or assigns, which Buyer, its successors or assigns, may deem proper in order to collect or reduce to possession any of such Liabilities or to enforce any claim or right of any kind in respect thereof and to do all acts and things in relation to such Liabilities which Buyer, its successors and assigns, will deem desirable. Seller hereby declares that the foregoing powers are coupled with an interest and are not revocable and will not be revoked by Seller.
12.   Seller hereby agrees that it, from time to time, prior to the liquidation and dissolution of Seller, at the reasonable request of Buyer and without further consideration, will execute and deliver such further instruments of conveyance, transfer and assignment and will take such other action as Buyer reasonably may request in order to more effectively convey and transfer to Buyer the Deposits, Contracts, and Other Liabilities transferred hereunder.
13.   Neither the making nor the acceptance of this assignment and assumption under this Assignment Agreement shall modify or restrict the terms of the Agreement or constitute a waiver or release by Buyer or Seller of any liabilities, duties or obligations imposed upon any of them by the terms of the Agreement. This Assignment Agreement is intended only to effect the transfer of certain assets and liabilities contemplated in the Agreement, and shall be governed in accordance with the terms and conditions of the Agreement.
14.   Notices to the parties shall be in accordance with the notice provisions of the Agreement and all other terms and provisions of the Agreement shall be applicable to this Assignment Agreement. In the event the terms and provisions of this Assignment Agreement conflict with the terms and provisions of the Agreement, the terms and provisions of the Agreement shall be controlling.
15.   This Assignment Agreement shall be construed in accordance with and governed by the laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.
16.   This Assignment Agreement will be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.
17.   Except to the extent provided in the Agreement, this Assignment Agreement shall not create in any third parties (including, but not limited to, deposit account holders or borrowers) any rights or remedies against Buyer that such parties did not have against Seller prior to the execution and delivery of this Assignment Agreement with respect to the debts, liabilities or obligations specifically assumed herein.
18.   This Assignment Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same Assignment Agreement. A signed copy of this Assignment Agreement delivered by facsimile, DocuSign, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment Agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Buyer and Seller have caused this Assignment and Assumption Agreement to be executed and become effective as of the Effective Time.
BUYER:
GLOBAL FEDERAL CREDIT UNION
By:

Name: GEOFFEREY LUNDFELT
Title: CEO and President
SELLER:
FIRST FINANCIAL NORTHWEST BANK
By:

Name: Joseph W. Kiley III
Title: CEO and President
[Signature Page to Assignment Agreement]

EXHIBIT B
FORM OF LIMITED WARRANTY DEED
See attached

When recorded return to:
GLOBAL FEDERAL CREDIT UNION
4000 Credit Union Dr
Anchorage, AK 99503
LIMITED WARRANTY DEED
THE GRANTOR(S) First Financial Northwest Bank for and in consideration of $10.00 and other good and valuable consideration in hand paid, conveys and warrants to the Grantee, GLOBAL FEDERAL CREDIT UNION the following described real estate, situated in the County of                 , State of Washington (the “Real Estate”):
Abbreviated Legal: (Required if full legal not inserted above.)
Tax Parcel Number(s):
This conveyance is made by Grantor and accepted by Grantee subject to all covenants, conditions, restrictions, and other matters listed on Exhibit B attached hereto (the “Permitted Exceptions”).
TO HAVE AND TO HOLD the Real Property together with all right, title and interest of Grantor in or to the use of any easements or rights-of-way abutting or adjoining the Real Property, all air, mineral and riparian rights, all tenements, hereditaments, privileges and appurtenances thereto belonging or in any way appertaining thereto, all improvements located thereon and the rights and appurtenances thereto in anywise belonging, subject to the Permitted Exceptions, unto Grantee, its legal representatives, successors and assigns, and Grantor does hereby bind itself, its legal representatives, successors and assigns, to WARRANT and FOREVER DEFEND all and singular the Real Property unto the Grantee, its legal representatives, successors and assigns, against Grantor and every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject to the Permitted Exceptions.
If any term or provision of this Deed or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Deed or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Deed shall be valid and enforced to the fullest extent permitted by law.
[Remainder of Page Intentionally Left Blank]

Dated:            , 2024
FIRST FINANCIAL NORTHWEST BANK, a Washington banking corporation
By:

Name: Joseph W. Kiley III
Title: President/CEO
State of                  )
                       ) SS.
County of                 )
I, the undersigned, a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY, that Joseph W. Kiley III, personally known to me to be the President/CEO of FIRST FINANCIAL NORTHWEST BANK, a Washington banking corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such     , he signed and delivered the said instrument, pursuant to authority given by the corporation, as his free and voluntary act, and as the free and voluntary act and deed of said limited liability company, for the uses and purposes therein set forth.
Given under my hand and official seal, this            day of            , 2024.

Notary Public
My commission expires:
[Signature and Acknowledgement Limited Warranty Deed]

EXHIBIT A
LEGAL DESCRIPTION

EXHIBIT B
PERMITTED EXCEPTIONS

EXHIBIT C
FORM OF BILL OF SALE AND ASSIGNMENT
See attached

BILL OF SALE AND ASSIGNMENT
For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged this     day of            . 2024, FIRST FINANCIAL NORTHWEST BANK, a Washington banking corporation (“Seller”), does hereby sell, convey, assign, and transfer to GLOBAL FEDERAL CREDIT UNION, a federally chartered credit union (“Buyer”), in accordance with that certain Purchase and Assumption Agreement (the “Agreement”), dated January [•], 2024, by and among Buyer, Seller, and FIRST FINANCIAL NORTHWEST, INC., a Washington corporation (“Holding Company”), Seller, and Buyer, all right, title and interest in and to the Assets, as such capitalized term is defined in the Agreement.
Seller also hereby transfers to Buyer all of Seller’s rights, to the extent assignable, to any manufacturers warranties relating to the Assets which are in effect on the Closing Date.
Seller hereby represents and warrants to Buyer that Seller is the absolute owner of said Assets, that, except for Permitted Encumbrances said Assets are free and clear of all monetary liens, charges, Encumbrances, options, agreements or restrictions of any kind, other than, with respect to the Fixed Assets, the rights of lessors under leases, and that Seller has full right, power and authority to sell said Assets and to make this Bill of Sale and Assignment.
Seller hereby covenants and agrees to execute and deliver to Buyer or its assigns such other and further agreements, assignments, documents or instruments of conveyance, assignment and transfer, and to do such other things and to take such actions, supplemental or confirmatory, as may reasonably be requested by Buyer or its assigns for the purpose of or in connection with (i) the transfer to Buyer of such good and marketable title to the Assets sold, conveyed, assigned and transferred hereunder, (ii) otherwise to evidence such sale, conveyance, assignment or transfer to Buyer, or (iii) otherwise to fulfill and discharge Seller’s obligations under the Agreement.
This Bill of Sale and Assignment and the rights and obligations of the parties hereto are further subject to the terms and conditions of the Agreement, including all pertinent representations and warranties, and limitations thereto, made by Seller therein. Capitalized terms not otherwise defined herein will have the meanings assigned to them in the Agreement. This Bill of Sale and Assignment is intended only to effect the transfer of certain property contemplated in the Agreement in the manner contemplated in the Agreement, and shall be governed in accordance with the terms and conditions of the Agreement. In the event of any conflict or inconsistency between the terms of the Agreement and the terms of this Bill of Sale and Assignment, the terms of the Agreement shall govern.
This Bill of Sale and Assignment shall be construed in accordance with and governed by the laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.
This Bill of Sale and Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same Bill of Sale and Assignment. A signed copy of this Bill of Sale and Assignment delivered by facsimile, DocuSign, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Bill of Sale and Assignment.
[SIGNATURE PAGE FOLLOWS]

This Bill of Sale and Assignment has been duly executed on the date first set forth above.
FIRST FINANCIAL NORTHWEST BANK
By:

Name: Joseph W. Kiley III
Title: CEO and President
acknowledged and agreed:
GLOBAL FEDERAL CREDIT UNION
By:

Name: GEOFFEREY LUNDFELT
Title: CEO and President

EXHIBIT D
FORM OF RETIREMENT ACCOUNT TRANSFER AGREEMENT
See attached

RETIREMENT ACCOUNT TRANSFER AGREEMENT
This Retirement Account Transfer Agreement (this “Transfer Agreement”) is made by and between FIRST FINANCIAL NORTHWEST BANK, a Washington state chartered banking corporation (“Resigning Trustee”), and GLOBAL FEDERAL CREDIT UNION, a federally chartered credit union (“Successor Trustee”) as of this        day of    , 2024.
RECITALS
A.   Resigning Trustee has served as trustee with respect to certain Retirement Accounts (collectively, the “Retirement Accounts”), included within the Purchase and Assumption Agreement, dated [•], 2024, by and among Successor Trustee, Resigning Trustee, and First Financial Northwest, Inc., a Washington corporation (the “Agreement”).
B.   Pursuant to the Agreement, Successor Trustee is acquiring from Resigning Trustee certain Deposits, including Deposits which constitute funds of Retirement Accounts.
C.   In connection with the acquisition of such Deposits, Successor Trustee will succeed to the trusteeship of the Retirement Accounts and become successor trustee in the place of Resigning Trustee.
D.   The parties deem it necessary and advisable to execute this Transfer Agreement in order to describe the terms of transfer of the Retirement Accounts and the duties and responsibilities of the parties with regard thereto.
E.   Execution of this Transfer Agreement is an element of the consideration for the execution by the parties of the Agreement and a condition to closing thereunder.
TRANSFER AGREEMENT
Now, therefore, in consideration of premises stated above, the mutual promises contained herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:
1.   As of        [a.m./p.m.], local time, on            , 2024 (the “Transfer Date”), Resigning Trustee shall assign, transfer and deliver to Successor Trustee as set forth in the Agreement, funds and Deposits related to the Retirement Accounts and all of Resigning Trustee’s right, title and interest in and to the Retirement Accounts and the related plan or trustee arrangement, and in and to all assets held by Resigning Trustee pursuant thereto.
2.   At least five (5) Business Days, and, in the case of IRAs, at least thirty (30) days, prior to the Transfer Date, Resigning Trustee will notify participants of its Retirement Accounts of its resignation as trustee and appointment of Successor Trustee as trustee; Successor Trustee shall follow with a letter to participants of such Retirement Accounts accepting the successor trusteeship.
3.   After the Transfer Date, Successor Trustee shall not use any advertising, materials, plan documents, or any other printed matter referring to Resigning Trustee as trustee of any Retirement Accounts.
4.   Successor Trustee shall prepare and file all required year-end reports for all activity under the Retirement Accounts transferred to Successor Trustee, including but not limited to IRS form 1099R and IRS Form 5498 for the year in which the Closing occurs. The Successor Trustee shall prepare and file such reports, where applicable, for the in which the Closing occurs, so long as the Successor Trustee remains as the trustee. It is further agreed that Successor Trustee will report the withholding for such Retirement Accounts to the appropriate state and federal agencies.
5.   In the event that Resigning Trustee receives after the Transfer Date, any documents, correspondence or other written materials relating to the Retirement Accounts transferred to Successor Trustee, Resigning Trustee will promptly forward such items to Successor Trustee with a written explanation of such items. Resigning Trustee agrees to answer reasonable inquiries from Successor Trustee pertaining to the Retirement Accounts and any pending transactions or items received after the Transfer Date.

6.   No later than six (6) Business Days following the Transfer Date Resigning Trustee shall deliver to Successor Trustee all original or certified copies of (i) all documents executed by the depositors of the Retirement Accounts to be transferred to Successor Trustee, including but not limited to all adoption agreements, membership agreements, plan amendments, and beneficiary forms, and (ii) all other records and information necessary to allow Successor Trustee to administer and conduct business with respect to such Retirement Accounts.
7.   No later than the Transfer Date, Resigning Trustee agrees to provide Successor Trustee with a complete and up-to-date listing of:
(a)   any and all participants of the Retirement Accounts transferred to Successor Trustee that have reached age 70 1/2 prior to December 31 of the calendar year in which the Closing occurs, and prior year balances required for calculations of mandatory distributions;
(b)   any and all Retirement Accounts receiving periodic distributions, the method of calculation for arriving at such amounts distributed, and copies of the approved distribution forms;
(c)   any and all Retirement Accounts on Resigning Trustee’s system;
(d)   any and all Retirement Accounts currently not exempted from either federal tax withholding or state withholding, or both, and current filing status for each participant where withholding may apply; and
(e)   any and all Retirement Accounts where the participant has died, the date of death (if known) and a legible copy of the death certificate when available.
8.   Resigning Trustee agrees that, prior to the Transfer Date, it shall make any and all of the following payments or take any and all of the following actions, each as required to be made or taken prior to the Transfer Date:
(a)   distribute all scheduled mandatory minimum distribution payments for the calendar year during which the Transfer Date occurs;
(b)   complete all scheduled or pending transfers; and
(c)   distribute all scheduled periodic and non-periodic distributions.
9.   Successor Trustee agrees to indemnify and hold harmless Resigning Trustee from (i) any and all losses, costs (including reasonable attorneys’ fees), expenses, damages, liabilities, or penalties of every kind whatsoever that Resigning Trustee, its affiliates, successors, directors, officers, employees, or agents may incur as a result of Successor Trustee’s failure to perform its obligations under this Transfer Agreement; and (ii) any penalties, taxes or other liabilities which might arise in the event any act or omission by Successor Trustee results in disqualification of any Retirement Account acquired from Resigning Trustee.
10.   Neither the making nor the acceptance of this Transfer Agreement under this Agreement shall modify or restrict the terms of the Agreement or constitute a waiver or release by Successor Trustee or Resigning Trustee of any liabilities, duties or obligations imposed upon any of them by the terms of the Agreement.
11.   Notices to the parties shall be in accordance with the notice provisions of the Agreement and all other terms and provisions of the Agreement shall be applicable to this Transfer Agreement. In the event the terms and provisions of this Transfer Agreement conflict with the terms and provisions of the Agreement, the terms and provisions of the Agreement shall be controlling.
12.   This Agreement shall be construed in accordance with and governed by the laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.
13.   This Transfer Agreement may be executed in any number of counterparts, each of which shall be an original but all of which constitute one and the same instrument. A signed copy of this Transfer Agreement delivered by facsimile, DocuSign, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Transfer Agreement.
14.   Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement. The recitals set forth above are hereby incorporated by reference and included in the terms of this Transfer Agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Successor Trustee and Resigning Trustee have caused this Retirement Account Transfer Agreement to be executed and become effective as of the Transfer Date.
RESIGNING TRUSTEE:
FIRST FINANCIAL NORTHWEST BANK
By:

Name: Joseph W. Kiley III
Title: CEO and President
SUCCESSOR TRUSTEE:
GLOBAL FEDERAL CREDIT UNION
By:

Name: GEOFFEREY LUNDFELT
Title: CEO and President

EXHIBIT E
FORM OF LIMITED POWER OF ATTORNEY
See attached

LIMITED POWER OF ATTORNEY
THIS LIMITED POWER OF ATTORNEY is executed by FIRST FINANCIAL NORTHWEST BANK, a Washington state-chartered banking corporation (“Seller”), to be effective as of the        day of            , 2024.
W I T N E S S E T H:
WHEREAS, FIRST FINANCIAL NORTHWEST, INC., a Washington corporation (“Holding Company”), Seller, and GLOBAL FEDERAL CREDIT UNION, a federally chartered credit union (“Buyer”), entered into a Purchase and Assumption Agreement, dated as of [•], 2024 (the “Agreement”);
NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Seller hereby appoints and authorizes Buyer, through any of its authorized officers holding the status of assistant vice president or greater, as the true and lawful attorney-in-fact of Seller to do those things hereinafter set forth in relation to the Assets (as defined in the Agreement) sold, assigned, and transferred to Buyer by Seller pursuant to the Agreement and to the Loans (as defined in the Agreement) sold, assigned and transferred to Buyer by Seller pursuant to the Agreement, in all cases in the name, place and stead of Seller, but for the benefit and on behalf of Buyer:
1.   To demand, sue for, endorse, and receive and collect all of the Loans and make any necessary repossessions in connection therewith, and to give effectual receipts, discharges, or terminations for the same;
2.   To endorse any promissory notes or other evidences of obligation relating to the Loans or any of them upon which Seller appears as a payee or is otherwise the holder or assignee and has actual or apparent beneficial interest;
3.   To modify, continue, amend, assign, or terminate any UCC financing statements relating to the Loans or any of them consistent with the terms of the related underlying security agreements;
4.   To prepare any documents of assignment or transfer necessary to satisfy the request of any person, organization, entity or governmental body requesting written evidence of the right of Buyer to possess and own the Loans and security therefore;
5.   To issue notice to any insurer, guarantor, or debtor (as defined in applicable state law) of the transfer of beneficial interest of Seller in the Loans and related collateral to Buyer;
6.   To endorse to the benefit of Buyer any instruments or other documents of payment relating to any of the Loans upon which Seller appears to have any interest;
7.   To give notice, advertise, sell, or otherwise dispose of any collateral held in the name of Seller relating to the Loans or any of them;
8.   To record any evidence of assignment, transfer, modification, or release of any interest in real estate held by Seller relating to the Loans or any of them; and
9.   To take any and all additional acts considered by Buyer to be necessary or advisable to give full lawful effect to the assignment, transfer, negotiation, and conveyance of the Loans by Seller to Buyer.
Nothing herein shall be deemed to modify, diminish or affect the obligations of the Buyer and Seller under the Agreement, which shall remain in full force and effect. In the event of any conflict or inconsistency between the terms of the Agreement and the terms of this Limited Power of Attorney, the terms of the Agreement shall govern. All capitalized terms not otherwise defined herein shall have the same meaning as set forth the Agreement.
This Limited Power of Attorney shall be construed in accordance with and governed by the laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

Seller shall, upon request, execute and deliver to Buyer such recordable documents as may be necessary or advisable to facilitate Buyer’s designation as attorney-in-fact for the foregoing purposes.
Seller hereby ratifies and confirms as to third persons all acts and things done by Buyer with apparent authority in accordance with this Limited Power of Attorney.
This Limited Power of Attorney is for the purpose of carrying into effect the transfers contemplated by the Agreement, shall be considered a power coupled with an interest, and shall be deemed an irrevocable and durable power of attorney.
This Limited Power of Attorney may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same power of attorney. A signed copy of this power of attorney delivered by facsimile, DocuSign, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this power of attorney.
[SIGNATURE PAGE FOLLOWS]

Seller has caused this Limited Power of Attorney to be duly executed on the date first set forth above.
FIRST FINANCIAL NORTHWEST BANK
By:

Name: Joseph W. Kiley III
Title: President/CEO
WITNESS

STATE OF WASHINGTON   )
                           ) SS:
COUNTY OF               )
Before me, the undersigned, a Notary Public in and for said County and State, this       day of            , 2024, personally appeared Joseph W. Kiley III, President/CEO of FIRST FINANCIAL NORTHWEST BANK, and acknowledged the execution of the foregoing to be his voluntary act and deed, for the uses and purposes therein set forth.
WITNESS my hand and Notarial Seal.

Notary Public

Printed Name
My Commission Expires:

County of Residence:

EXHIBIT F
NON-SOLICITATION, NON-COMPETITION, AND CONFIDENTIALITY AGREEMENT

NON-SOLICLITATION, NON-COMPETITION, AND CONFIDENTIALITY AGREEMENT
This Non-Solicitation, Non-Competition and Confidentiality Agreement (this “Agreement”) is entered into this     day of January 2024 (but shall be effective at the Closing of the P&A Transaction (as hereinafter defined)) by and between Global Federal Credit Union, a federally chartered credit union (“Global”) and             (the “Insider”).
WHEREAS, the Insider is an officer and/or director of First Financial Northwest Bank (“FFNB”);
WHEREAS, the Insider or his or her Affiliates may also be the owner of shares of the common stock of First Financial Northwest, Inc. (the “Holding Company”), the sole shareholder of FFNB;
WHEREAS, Holding Company and FFNB are simultaneously herewith entering into a Purchase and Assumption Agreement (the “P&A Agreement”) with Global, providing for Global’s purchase of substantially all assets and assumption of substantially all liabilities of FFNB (the “P&A Transaction”);
WHEREAS, the parties hereto acknowledge that the Insider, as an officer and/or director of FFNB, occupies a unique position of trust and confidence with respect to FFNB and by virtue of this position, the Insider has acquired significant knowledge of Confidential Information (as defined herein) relating to the business of FFNB and Global ;
WHEREAS, the Insider is entering into this Agreement to induce Global to simultaneously enter into the P&A Agreement and to, following the receipt of all necessary regulatory approvals, consummate the P&A Transaction; and
WHEREAS, the Insider will derive significant pecuniary benefit from the consummation of the P&A Transaction by virtue of the Insider being the owner of shares of common stock of Holding Company.
NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, Global and the Insider hereby agree as follows:
1.   Nonsolicitation; Nondisparagement. The Insider hereby covenants and agrees that he or she shall not:
i.   during the two (2) year period next following the Closing of the P&A Transaction (the “Restricted Period”), directly or indirectly, (i) solicit or offer employment to any former officer or employee of FFNB that has been retained by Global, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of Global to terminate his or her employment or business relationship with Global, or (ii) solicit or induce or attempt to solicit or induce any customer or other material business relation of Global (each, a “Business Relation”) to cease or refrain from doing business with, or otherwise modify adversely its relationship with, Global or in any way interfere with the relationship (or prospective relationship) between any Business Relation and Global; or
ii.   during the Restricted Period, make any remarks or statements, whether orally or in writing, about Global, any of its products or services, or any of its directors, officers, employees, agents or representatives that are derogatory. The restrictions in this subparagraph, however, do not prohibit the Insider from taking any action relating to the enforcement of his rights under the P&A Agreement and the related documents.
2.   Nondisclosure.   The Insider hereby further covenants and agrees that at all times after the Closing of the P&A Transaction, he or she shall not use for his or her personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person or entity other than Global, any Confidential Information; provided, however, that the foregoing restrictions shall not apply to (a) any such information which is or comes into the public domain other than through the fault or negligence of the Insider, (b) to any disclosure ordered by a court of competent jurisdiction or as otherwise required by law, (c) any disclosure in connection with any legal proceedings relating to the enforcement of any rights of the Insider under this Agreement, the P&A Agreement and the related documents or (d) any confidential disclosure to legal and tax advisors of the Insider for any proper purposes, including, without limitation, preparation of tax returns, and obtaining tax, estate planning and financial advice for the Insider and his or her family.
All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the P&A Agreement. In addition, for purposes of this Agreement:
(a)   “Affiliated Company” means any company or entity controlled by, controlling or under common control with Global, Holding Company, or FFNB.
(b)   “Confidential Information” means all information regarding Holding Company, FFNB, Global, and their Affiliated Companies and any of their respective activities, businesses or customers that is not generally known to persons not employed (whether as employees or independent contractors) by Holding Company, FFNB, Global or their respective Affiliated Companies, that is not generally disclosed publicly to persons not employed by Holding Company, FFNB, Global or their respective Affiliated Companies (except to their regulatory authorities and pursuant to confidential or other relationships where there is no expectation of public disclosure or use by third Persons), and that is the subject of reasonable efforts to keep it confidential, and/or where such information is subject to limitations on disclosure or use by applicable Laws. “Confidential Information” shall include, without limitation, all customer information, customer lists, confidential methods of operation, lending and credit information, commissions, mark-ups, product/service formulas, information concerning techniques for use and integration of websites and other products/services, current and future development and expansion or contraction plans of Holding Company, FFNB, Global or their respective Affiliated Companies, sale/acquisition plans and contacts, marketing plans and contacts, information concerning the legal affairs of and information concerning the pricing of products and services, strategy, tactics and financial affairs of Holding Company, FFNB, Global or their respective Affiliated Companies so long as such information meets the definition of Confidential Information. “Confidential Information” also includes any “confidential information,” “trade secrets” or any equivalent term under any other federal, state or local Law. “Confidential Information” shall not include information that (a) is or becomes generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of Holding Company, FFNB or Global or their respective Affiliated Companies or any duty owed to any of them; (b) was rightfully in the possession of a person or entity prior to receipt of such Confidential Information, directly or indirectly, from the Insider, Holding Company, FFNB, or Global; (c) is independently developed by a person or entity without reference to or use of Confidential Information; or (d) becomes available to the receiving party on a non-confidential basis from another source, provided that such source is not, to the knowledge of the receiving party, bound by a confidentiality agreement with, or other contractual, legal, or fiduciary obligation of confidentiality to, the disclosing party.
3.   Noncompetition.   Insider hereby agrees that during the Restricted Period, Insider shall not whether as an Insider, consultant, officer, employee, agent or shareholder engage, directly or indirectly, in any Business Activities in the Restricted Area with, for or on behalf of any financial institution or any other Person that competes in the Restricted Area with Global or any Global Affiliated Company with respect to Business Activities. For purposes of this Section 3, “Business Activities” shall be any of the business activities conducted by Global, Holding Company, FFNB or any of their Affiliated Companies as of the Effective Time of the P&A Transaction, which the parties agree include the offering of commercial or consumer loans and extensions of credit, letters of credit, commercial and consumer deposits and deposit accounts, securities repurchase agreements and sweep accounts, cash management services, money transfer and bill payment services, payroll services, internet or electronic banking, automated teller machines, IRA and retirement accounts, mortgage loans, and home equity lines of credit. For purposes of this Section 3, the “Restricted Area” shall be defined as the geographic area within the boundaries of each county in the State of Washington in which FFNB maintains a banking office as of the date of this Agreement, and contiguous counties. Insider agrees that the Restricted Area is narrowly tailored to protect Global’s interest in customer relationships and goodwill. Nothing in this Section 3 shall prohibit Insider from (i) acquiring or holding, for investment purposes only, less than 5% of the outstanding securities of any corporation which may compete directly or indirectly with Holding Company, FFNB, Global, or any of their Affiliated Companies or

(ii) continuing to hold outstanding securities held by Insider as of the date of this Agreement of any entity which may compete directly or indirectly with Holding Company, FFNB, Global, or any of their Affiliated Companies.
4.   If the Restricted Period should be adjudged to be unreasonable by any court of competent jurisdiction, then the court making such judgment shall have the power to reduce the period of time by such number of months as is required so that such restriction may be enforced for such time as is adjudged to be reasonable. Similarly, if any other portion of paragraph 1 through 3 above is adjudged to be unreasonable by any court of competent jurisdiction, then the court making such judgment shall have the power to, and shall, reduce such scope or restriction so that it shall extend to the maximum extent permissible under the law and no further.
5.   The Insider acknowledges that the restraints imposed under paragraphs 1 through 3 of this Agreement are fair and reasonable under the circumstances and that if the Insider should commit a breach of any of the provisions of paragraph 1 through 3 of this Agreement Global’s remedies at law would be inadequate to compensate it for its damages. Insider acknowledges and agrees that the covenants in this Agreement are direct consideration for a sale of a business and should be governed by standards applicable to restrictive covenants entered into in connection with a sale of a business. The parties agree that in the event of any breach by the Insider of any of the provisions of paragraph 1 through 3 of this Agreement, Global shall be entitled to (a) seek injunctive relief, without the necessity of posting bond or other security, and (b) such other relief as is available at law or in equity. In the event of any legal action between the Insider and Global under this Agreement, the prevailing party in such action shall be entitled to recover reasonable fees and disbursements of his or its counsel (plus any court costs) incurred by such prevailing party in connection with such legal action from the other party. Moreover, if any court of competent jurisdiction has determined that the Insider has violated any of the provisions of paragraph 1 or paragraph 3, Global’s right to seek injunctive relief shall include, without limitation, the imposition of an additional period of time during which the Insider will be required to comply with the violated provisions thereof, which period of time shall not be less than the period of time the Insider was determined by a court of competent jurisdiction to be in violation of said provisions of paragraph 1 or paragraph 3, but no longer than the aggregate Restricted Period. If Global is required in any injunction proceeding to post a bond, the parties agree that it shall be in a nominal amount.
6.   This Agreement shall be governed by the laws of the State of Washington without regard for the provisions thereof regarding choice or conflict of law (whether of the State of Washington or any other jurisdiction).
7.   This Agreement represents the entire agreement between Global and the Insider concerning its subject matter and may not be modified except by a written agreement signed by the parties.
8.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original. This Agreement may be executed and accepted by facsimile, DocuSign, or portable data file (pdf) signature and any such signature shall be of the same force and effect as an original signature.
9.   This Agreement shall become effective at the Closing of the P&A Transaction and shall terminate and be null and void upon any termination of the P&A Agreement in accordance with its terms.
10. This Agreement shall be binding upon and inure to the benefit of the parties and Global ‘s successors in interest.
11.   EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
12.   All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid to the addresses set forth below the party’s signature set forth below. Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.
(Signature Page Follows)

IN WITNESS WHEREOF, Global and Insider have caused this Non-Solicitation, Non-Competition and Confidentiality Agreement to be executed and become effective as of the Effective Time.
GLOBAL FEDERAL CREDIT UNION

Name: GEOFFEREY LUNDFELT
Title: CEO and President
Insider

Name:
Address:

Email:

EXHIBIT G
FORM OF VOTING AGREEMENT
See attached

Voting Agreement
This Voting Agreement (this “Agreement”) is entered into as of this        day of            , 2024, by and among GLOBAL FEDERAL CREDIT UNION, a federally chartered credit union (“Buyer”); FIRST FINANCIAL NORTHWEST, INC. (the “Company”), a Washington corporation and sole shareholder of FIRST FINANCIAL NORTHWEST BANK, a bank chartered under the laws of the state of Washington (“Seller”), and the undersigned Person who owns or controls voting of the shares of the Company’s common stock (the “Company Common Stock”) set forth on the signature page of this Agreement (such shareholders are collectively referred to in this Agreement as the “Shareholders,” and individually as a “Shareholder”).
Recitals
A.   As of the date hereof, each Shareholder owns or controls the voting of the number of shares of Company Common Stock as is set forth opposite such Shareholder’s name on the signature page attached hereto, and such total number of shares represents approximately the percentage of the issued and outstanding shares of the Company Common Stock that is also set forth thereon opposite such Shareholder’s name.
B.   Concurrently with the execution and delivery of this Agreement, Buyer, the Company, and Seller are entering into a Purchase and Assumption Agreement, dated as of even date herewith (as may be amended, modified or supplemented, the “Purchase Agreement”), whereby Seller will sell substantially all of its assets to Buyer and Buyer will assume substantially all of Seller’s liabilities (together with any transaction related thereto, the “Contemplated Transactions”).
Agreements
In consideration of the foregoing premises, which are incorporated herein by this reference, and the covenants and agreements of the parties herein contained, and as an inducement to Buyer to enter into the Purchase Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.   Definitions.   All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.
Section 2.   Representations and Warranties.   Each Shareholder represents and warrants that, except as otherwise set forth in the Purchase Agreement and the Disclosure Schedule, as of the date hereof, he or she:
(a)    owns of record, either individually or jointly, or controls the voting power with respect to, the number of shares of Company Common Stock as is set forth opposite such Shareholder’s name on the signature page attached hereto;
(b)   except as described opposite such Shareholder’s name on the signature page attached hereto, does not own or hold any rights to acquire any additional shares of the Company’s capital stock (by exercise of stock option or otherwise) or any interest therein or any voting rights with respect to any additional shares;
(c)    has all necessary power and authority to enter into this Agreement and to vote all of Shareholder’s Company Common Stock in the manner set forth in this Agreement and further represents and warrants that this Agreement is the legal, valid and binding agreement of such Shareholder, and is enforceable against such Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and subject to general principles of equity. Without limiting the generality of the foregoing, as of the date of the execution of this Agreement, other than pursuant to this Agreement, Shareholder has not entered into any voting agreement with any person with respect to any of the Company Common Stock, granted any person any proxy or power of attorney with respect to any of the Company Common Stock, deposited any of the Company Common Stock in a voting trust, or entered into any arrangement with any person limiting or affecting Shareholder’s legal power, authority, or right to vote the Company Common Stock in any manner;
(d)   the execution and delivery of this Agreement and the performance by the Shareholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any contract, including the material Contracts, to or by which Shareholder is a party or bound as an individual and not in Shareholder’s capacity as a principal or representative of the Company or Seller, or any court order or legal requirements to which Shareholder (or any of Shareholder’s assets) is subject or bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not materially impair or materially adversely affect Shareholder’s ability to perform Shareholder’s obligations under this Agreement or render inaccurate any of the representations made herein; and
(e)   understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon Shareholder’s execution and delivery of this Agreement and the representations and warranties of Shareholder contained herein.
Section 3.   Voting Agreement.   Except as set forth below and except with respect to a Superior Proposal defined in the Purchase Agreement, each Shareholder, solely in his or her capacity as a shareholder of the Company and not as an Executive Officer of the Company or a member of the Board of Directors of the Company, hereby agrees:
(a)   that at any meeting of the Company’s shareholders, however called, and in any action by written consent of the Company’s shareholders, such Shareholder shall vote, or cause to be voted, all shares of Company Common Stock now or at any time hereafter owned or controlled by him or her:
(i)   in favor of the Purchase Agreement and the Contemplated Transactions;
(ii)   in favor of any proposal to adjourn a meeting of the Company’s shareholders called to approve the Purchase Agreement to permit further solicitation of votes, in person or by proxy, if necessary to ensure that a quorum is present and that the Purchase Agreement is approved;
(iii)   against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation of the Company under the Purchase Agreement or of Shareholder under this Agreement; and
(iv)   against any action or agreement, that would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Contemplated Transactions, including any: (i) change in the Company’s board of directors; (ii) change in the Company’s present capitalization; or (iii) other material change in the Company’s corporate structure or business, in each such case except as otherwise agreed to in writing by Buyer.
(b)   if Shareholder is the beneficial owner, but not the record holder, of the Company Common Stock, to take all actions necessary to cause the record holder of the Company Common Stock, including any nominees, to vote all of the Company Common Stock in accordance with this Section 3;
(c)   subject to the terms of the Purchase Agreement, not to, directly or indirectly, solicit, initiate, encourage or induce any other shareholder of the Company to vote against the Contemplated Transactions;
(d)   not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent to approve or adopt the Purchase Agreement and any of the Contemplated Transactions;
(e)   that Company shall be authorized to include in any proxy or material transmitted to shareholders of the Company a statement to the effect that Shareholder is a party to this Agreement and has committed to vote in favor of the Purchase Agreement, and the Contemplated Transactions subject to the terms of this Agreement.
Notwithstanding anything contained herein to the contrary, the Shareholders shall not be required to vote as set forth in this Section 3 if Buyer has breached in any material respect any of its representations, warranties or covenants set forth in the Purchase Agreement, and such breach has not been cured by Buyer prior to or at the time of any vote of the Company’s shareholders in connection with the Purchase Agreement or on any Superior Proposal.

Section 4.   Additional Covenants.   Except as otherwise set forth herein or as required by law, or otherwise expressly permitted by the Purchase Agreement, and subject to Section 17, each Shareholder agrees that he or she, solely in his or her capacity as a Shareholder and not as an executive officer of the Company or a member of the Board of Directors of the Company, will:
(a)   not, and will not permit any entity controlling, controlled by or under common control with such Shareholder (an “affiliate”) prior to the Closing to: (i) sell, assign, transfer or otherwise dispose of; (ii) create an Encumbrance with respect to; or (iii) permit to be sold, assigned, transferred or otherwise dispose of any Company Common Stock owned of record or beneficially by such Shareholder, whether such shares of Company Common Stock are owned of record or beneficially by such Shareholder on the date of this Agreement or are subsequently acquired by any method, except: (A) for transfers by will or by operation of law (in which case this Agreement shall bind the transferee) and transfers in connection with bona fide estate and tax planning purposes, including transfers to relatives, trusts, and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this Agreement; (B) with the prior written consent of Buyer (which consent shall not be unreasonably delayed or withheld), for any sales, assignments, transfers or other dispositions necessitated by hardship; (C) as Buyer may otherwise agree in writing; or (D) transfers to any other Shareholder who has executed this Agreement.
(b)   not, and will not permit any of his or her affiliates, directly or indirectly (including through such party’s representatives), to initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to an Acquisition Proposal, or provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Proposal or agree to endorse, recommend or otherwise assist in the effectuation of any Acquisition Proposal;
(c)    except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, not take any action that could restrict or affect a Shareholder’s legal power, authority and right to vote all of the Company Common Stock then owned or controlled by such Shareholder in favor of the Purchase Agreement and the Contemplated Transactions, and without limiting the generality of the foregoing, other than pursuant to this Agreement, not enter into any voting agreement with any person with respect to any of the Company Common Stock, deposit any of the Company Common Stock in a voting trust, or enter into any arrangement with any person limiting or affecting Shareholder’s legal power, authority, or right to vote the Company Common Stock in favor of the approval of the Purchase Agreement and the Contemplated Transactions; and
(d)    execute and deliver such additional instruments and documents and take such further action as may be reasonably necessary to effectuate and comply with his or her respective obligations under this Agreement.
Section 5.   Termination.   Notwithstanding any other provision of this Agreement, this Agreement shall automatically terminate and be of no further force or effect whatsoever (and each Shareholder’s representations, warranties, and covenants set forth herein shall automatically terminate and be of no further force or effect) on the earlier of: (i) the date of termination of the Purchase Agreement as set forth in Article 10 thereof, as such termination provisions may be amended by the Company, Seller, and Buyer from time to time; or (ii) the Closing Date. For the sake of clarity, Buyer acknowledges that Seller has a right to terminate the Purchase Agreement if the Company or Seller enters into a definitive agreement with respect to a Superior Proposal with a third party in accordance with Section 10.01(d) of the Purchase Agreement.
Section 6.   Amendment and Modification.   This Agreement may be amended, modified or supplemented at any time only by the written approval of such amendment, modification or supplement by Buyer, the Company and all of the Shareholders.
Section 7.   Entire Agreement.   This Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Purchase Agreement and written agreements related thereto. Except for the Purchase Agreement, this Agreement supersedes any agreements among any of Buyer, the Company, and the Shareholders concerning the acquisition, disposition or control of any Company Common Stock.

Section 8.   Absence of Control.   Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that Buyer by reason of this Agreement shall not be deemed (until receipt of all required regulatory approvals) to control, directly or indirectly, the Company and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company. Nothing contained herein shall be deemed to grant Buyer an ownership interest in any shares of Company Common Stock.
Section 9.   Informed Action.   Each Shareholder acknowledges that he or she has had an opportunity to be advised by counsel of his or her choosing with regard to this Agreement and the transactions and consequences contemplated hereby. Each Shareholder further acknowledges that he or she has received a copy of the Purchase Agreement and is familiar with its terms.
Section 10.   Severability.   The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.
Section 11.   Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. This Agreement may be executed and accepted by facsimile, DocuSign, or portable data file (pdf) signature and any such signature shall be of the same force and effect as an original signature.
Section 12.   Governing Law.   All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Washington applicable to agreements made and wholly to be performed in such state without regard to conflicts of laws.
Section 13.   Jurisdiction and Service of Process.   Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought only in the courts of Washington State Court situated in Benton County, Washington, or a U.S. Federal District Court with jurisdiction over Benton County, Washington, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
Section 14.   WAIVER OF JURY TRIAL.   EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
Section 15.   Specific Performance; Injunctive Relief.   Each of the parties hereto acknowledges that Buyer will be irreparably harmed by, and that there shall be no adequate remedy at law for, a violation of any of the covenants or agreements set forth in this Agreement. Therefore, each Shareholder agrees that, in addition to any other remedies that may be available to Buyer upon any such violation, Buyer shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Buyer at law or in equity without posting any bond or other undertaking. Each Shareholder agrees that he or she will not oppose the granting of any injunction, specific performance or other equitable relief on the basis that Buyer has an adequate remedy at law or that an injunction, award of specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity. If there is any legal action between the parties arising out of this Agreement, the prevailing party in such action shall be awarded, in addition to damages, injunctive or other relief, his or its reasonable costs and expenses from the other party, not limited to reasonable attorneys’ fees and expenses as determined by the court.
Section 16.   Successors; Assignment.   This Agreement shall be binding upon and inure to the benefit of Buyer and the Company and their successors and permitted assigns, and the Shareholders and their respective spouses, executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Agreement shall survive the death or incapacity of any Shareholder. This Agreement may be assigned only by Buyer, and then only to an affiliate of Buyer.

Section 17.   Executive Officers and Directors.   The parties hereto acknowledge that each Shareholder is entering into this agreement solely in his or her capacity as a shareholder of the Company and, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require any Shareholder, in his or her capacity as a director or officer of the Company, if applicable, to act or fail to act in accordance with his or her fiduciary duties in such director or officer capacity. Furthermore, no Shareholder makes any agreement or understanding herein in his or her capacity as a director or officer of the Company. For the avoidance of doubt, nothing in this Section 17 shall in any way limit, modify or abrogate any of the obligations of the Shareholders hereunder to vote the shares owned by him or her in accordance with the terms of this Agreement and not to transfer any shares except as permitted by this Agreement.
[Signature Pages Follow]

In Witness Whereof, the parties hereto have executed this Agreement individually, or have caused this Agreement to be executed by their respective officers, as of the day and year first written above.
GLOBAL FEDERAL CREDIT UNION
By:

Name: GEOFFEREY LUNDFELT
Title: CEO and President
[signature page to Voting Agreement]

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ANNEX B
FORM OF
PLAN OF DISSOLUTION OF
FIRST FINANCIAL NORTHWEST, INC.
This Plan of Dissolution (the “Plan”) is intended to accomplish the voluntary dissolution and winding up of First Financial Northwest, Inc., a Washington corporation (the “Company”), by the Company in accordance with Chapter 23B.14 of the Washington business corporation act (the “WBCA”).
RECITALS
WHEREAS, the Company has entered into that certain Purchase and Assumption Agreement (the “P&A Agreement”), dated as of January 10, 2024, by and among Global Federal Credit Union (“Global”), the Company, and First Financial Northwest Bank, a Washington state-chartered bank and wholly-owned subsidiary of the Company (the “Bank”), providing for the sale and transfer of substantially all of the Bank’s assets and liabilities, including deposit liabilities, to Global (the “Asset Sale”);
WHEREAS, in connection with the Asset Sale, the Bank shall transfer all of its deposits to Global and Global shall assume all of the liabilities of the Bank associated with the deposits of the Bank such that following consummation of the Asset Sale, the Bank has no deposits, including deposits insured by the Federal Deposit Insurance Corporation (the “FDIC”);
WHEREAS, following consummation of the Asset Sale, the Bank intends to voluntarily dissolve the Bank; and
WHEREAS, following consummation of the Asset Sale and the dissolution of the Bank, the Company intends to voluntarily dissolve the Company.
PLAN OF DISSOLUTION
1.   Approval and Adoption of Plan.   The Board of Directors of the Company (the “Board”) met at a duly called meeting of the Board on January 9, 2024, at which the Board adopted a resolution recommending to the shareholders of the Company the dissolution of the Company, provided that the dissolution of the Company shall be conditioned upon and subject to the consummation of the Asset Sale and the dissolution of the Bank.
The shareholders of the Company took action and adopted a resolution to dissolve the Company as proposed by the Board and pursuant to this Plan at a duly called special meeting of the shareholders on [•], 2024 and, as a result, satisfied the shareholder vote requirement set forth in Chapter 23B.14, of the WBCA.
The Board met at a duly called meeting of the Board on [•], 2024 (the “Adoption Date”) at which meeting the Board adopted this Plan for winding up and dissolving the Company in accordance with this Plan and applicable law, including, without limitation, liquidating and distributing the Company’s net assets to the shareholders of the Company following consummation of the Asset Sale and the dissolution of the Bank. Following, and expressly conditioned on, the consummation of the Asset Sale and dissolution of the Bank, the Plan shall be effective as of the Adoption Date.
The Board, the Company and the shareholders of the Company intend that this Plan constitute a “plan of complete liquidation” of the Company within the meaning of Part II of Subchapter C of Chapter 1 of the Internal Revenue Code of 1986, as amended (the “Code”), and that the tax consequences to the Company shall be determined in accordance with Section 336 of the Code and that the tax consequences to the shareholders shall be determined in accordance with Section 331 of the Code.
2.   General Authorization.   The Board is authorized, as of the Adoption Date, without further action by the shareholders of the Company, to do and perform or cause the executive officers of the Company, subject to approval of the Board, to do and perform any and all acts, and to make, execute, deliver, or adopt any and all agreements, resolutions, conveyances, certificates, and other documents of every kind that are deemed necessary, appropriate, or desirable, in the absolute discretion of the Board, to implement the winding up of the business and affairs, and the dissolution, of the Company according to this Plan and applicable law, including, but not limited to the following:
a.
Collecting all debts and assets.

b.
Selling any of the non-cash assets of the Company remaining following consummation of the Asset Sale and the dissolution of the Bank, including, without limitation, disposing of any property of the Company that is not to be distributed in kind to the shareholders of the Company following the consummation of the Asset Sale and in connection with the dissolution of the Company.

c.
Terminating the employee benefit plans of the Company, including, without limitation, the First Financial Northwest, Inc. 2008 Equity Incentive Plan and the First Financial Northwest, Inc. 2016 Equity Incentive Plan, and making payment of expenses in connection with such terminations.

d.
Paying all expenses incurred in connection with the implementation of this Plan including, but not limited to, any consulting, professional, and other fees and expenses of persons or entities providing services to the Company.

e.
Discharging, satisfying, settling or rejecting all liabilities, debts or obligations of the Company whether through payment or making adequate provisions for payments.

f.
Prosecuting and defending actions or proceedings by or against the Company or its subsidiaries.

g.
Distributing assets of the Company to the shareholders of the Company, as and to the extent determined by the Board and subject to this Plan, to the fullest extent permitted by the laws of the State of Washington.

h.
Filing all final tax returns, making final payments, and closing any tax accounts or obligations required by any state or federal law or regulation to effect winding up of the Company’s affairs and dissolving the Company including, but not limited to, filing the Internal Revenue Service (“IRS”) Form 966 with the IRS.

i.
Filing with the Washington Department of Financial Institutions a copy of a revenue clearance certificate issued pursuant to Section 82.32.260 of the Revised Code of Washington Annotated and articles of dissolution.

j.
Withdrawing any qualification to transact business in any state in which the Company does business.

k.
Interpreting the provisions of this Plan.

l.
Hiring and retaining such officers, employees, consultants and advisors as the Board deems necessary or desirable to supervise or facilitate the dissolution and winding up of the Company.

Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the shareholders of the Company, the Board is authorized to modify, amend, or abandon this Plan and the transactions contemplated hereby to the extent permitted by Washington law and subject to any requirement under Washington law for shareholder approval of any such modification, amendment or abandonment. Notwithstanding anything to the contrary herein, the transactions contemplated by this Plan are expressly conditioned upon consummation of the Asset Sale and the assumption of the Bank’s deposits by Global.
3.   Filing of Tax Forms.   The Company shall file final returns, pay final obligations, and close all tax accounts, and the Company shall file:
a.
IRS Form 966 with the IRS not later than thirty (30) days following the Adoption Date. If the Company amends this Plan, it shall file an additional Form 966 within thirty (30) days of the amendment; and

b.
File all other required tax filings with the IRS, the State of Washington, or any other state in which the Company transacts business including, without limitation, sales tax, payroll tax, workers’ compensation, unemployment, or franchise tax during the winding up period that this Plan is implemented.

4.   Cessation of Business Activities.   The Company shall cease to carry on its business after the date of consummation of the Asset Sale and the Adoption Date, except as necessary to wind up and liquidate its business and affairs, including retaining such employees and consultants as necessary or desirable to carry out the winding up and dissolution of the Company.
5.   Settling Claims.   The Company shall proceed to collect its assets, dispose of its properties, and settle known claims as they are received or reject them accordingly, and may take such further actions as permitted by Washington law to settle any and all claims.
6.   Plan of Distribution.
a.
On and after consummation of the Asset Sale, the dissolution of the Bank and the Adoption Date, the Company shall liquidate the Company’s assets in accordance with the terms of this Plan and applicable law. This action by and on behalf of the Company will not require further approval by the Board or the shareholders of the Company, and may include efforts such as:

i.
Undertaking all reasonable efforts to collect on assets of the Company, including taking such actions necessary to collect any amounts due to the Company by a third party.

ii.
Selling any non-cash assets of the Company remaining after consummation of the Asset Sale and dissolution of the Bank.

iii.
Disposing of any property of the Company that is not to be distributed in kind to the shareholders of the Company.

b.
On and after consummation of the Asset Sale, the Company shall make adequate provision, by payment or otherwise, for all of the Company’s existing and reasonably foreseeable debts, liabilities, and obligations, whether or not liquidated, matured, asserted, or contingent.

c.
If and to the extent deemed necessary, appropriate, or desirable by the Board, in its absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property to satisfy claims against the Company, including, without limitation, tax obligations, all expenses related to the sale of the Company’s property and assets, all expenses related to the collection and defense of the Company’s property and assets, and the liquidation and dissolution provided for in this Plan.

d.
The Company shall distribute the remainder of the Company’s assets following payment of all debts, liabilities, and obligations, either in cash or in kind, to the shareholders of the Company.

e.
Subject to the foregoing, the Company has discretion in determining the manner and timing for the distributions to be completed. Distributions pursuant to this Plan or any other requirements of Washington law may occur at a single time or be undertaken in a series of transactions over time. Unless otherwise provided herein, the distributions may be in cash or in assets or in some combination of both cash and assets. The Company has absolute discretion to make such distributions in such amounts and at the time or times it determines.

f.
Following consummation of the Asset Sale, none of the Company’s assets will be owed to creditors or claimants that cannot be located or are not competent to receive the assets.

7.   Articles of Dissolution; Effective Date.
a.
Subject to the consummation of the Asset Sale and the satisfaction of the conditions set forth in Section 23B.14.030 of the WBCA, the Company shall prepare, execute and file articles of dissolution with the Washington Department of Financial Institutions, after which the Company shall cease to carry on its business, except insofar as necessary for the winding up thereof.

b.
In accordance with Section 23.B.14.030(2) of the WBCA, the Company shall be dissolved upon the effective date of its articles of dissolution as set forth therein.

c.
Within thirty days after the effective date of the Company’s articles of dissolution, the Company shall publish notice of its dissolution pursuant to Section 23B.14.030(3) of the WBCA and thereafter shall give written notice of its dissolution to the holders of known claims against the Company pursuant to Section 23B.14.060 of the WBCA.
8.   Cancellation of Stock; Closing of Stock Transfer Books.   The distributions to the shareholders pursuant to this Plan shall be in complete cancellation of all of the outstanding shares of capital stock of the Company. From and after the Adoption Date, or such earlier or later date as the Board determines in its sole discretion, and subject to applicable law, each holder of shares of capital stock of the Company shall cease to have any rights in respect thereof, except the right to receive distributions, if any, pursuant to and in accordance with this Plan. As a condition to receipt of any distribution to the shareholders, the Company or any trustee may require the shareholders to (a) surrender their certificates evidencing their shares of capital stock to the Company or (b) furnish the Company with evidence satisfactory to the Company of the loss, theft, or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board. The Company will close its stock transfer books and discontinue recording transfers of shares of capital stock of the Company on the Adoption Date, or such earlier or later date as the Board determines in its sole discretion, and subject to applicable law, and thereafter certificates representing shares of stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.
9.   Contingency Reserve Fund.   If deemed necessary or appropriate by the Board, in furtherance of the liquidation and distribution of the Company’s net assets to the shareholders of the Company and/or the winding up of the Company, the Company may transfer to one or more liquidating trustees, for the benefit of the Company’s shareholders and/or creditors and/or one or more charitable organizations, under a liquidating trust or other contingency reserve fund, up to $[•] in cash not disposed of at the time of dissolution of the Company, which may be maintained for the satisfaction of post-dissolution expenses therefrom and which may be maintained for up to applicable statutory periods after the filing of the articles of dissolution. In the event any such contingency reserve funds remain at the end of such period, the Company may distribute such remaining funds equitably to the Company’s shareholders that would have otherwise been entitled to such distributions. In the event that the amount of such remaining funds is immaterial compared to the cost and effort that would be required to equitably distribute such remaining funds to the Company’s shareholders after the expiration of such holding period, the Board, or the liquidating trustee(s), as the case may be, may, subject to a determination that it is in compliance with fiduciary duties, as applicable, donate any such remaining funds to one or more charitable organizations. Adoption of a resolution to dissolve the Company and this Plan by the holders of the requisite vote of the outstanding common stock of the Company shall constitute the approval of the shareholders of any such transfer of cash to one or more liquidating trustees, appointment of liquidating trustees and any liquidating trust or similar agreement as the act of the shareholders and as a part hereof as if herein written.
[Signature Page Follows]

[Signature Page to Plan of Dissolution]
IN WITNESS WHEREOF, the Company has approved dissolution and adopted this Plan of Dissolution as of the Adoption Date.
FIRST FINANCIAL NORTHWEST, INC.
Date: [•], 20[•]

Joseph W. Kiley III
President

ANNEX C
January 9, 2024
PERSONAL AND CONFIDENTIAL
Board of Directors
First Financial Northwest, Inc.
First Financial Northwest Bank
201 Wells Avenue South
Renton, Washington 98057
Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, of the Consideration (defined below) to be received by First Financial Northwest Bank (“FFNWB”), a wholly-owned subsidiary of First Financial Northwest, Inc. (“FFNW”), in connection with the purchase and assumption of substantially all of the assets and liabilities of FFNWB (the “Transaction”) by Global Federal Credit Union (“Global”) subject to the terms and conditions of the Purchase and Assumption Agreement dated January 9, 2024 (the “Agreement”). The terms of the Transaction are set forth more fully in the Agreement and descriptions of any such terms herein are qualified in their entirety by reference to the Agreement.
The Agreement provides for Global to acquire substantially all of the assets and assume substantially all of the liabilities of FFNWB for a cash payment equal to $231.2 million, subject to adjustments as described in the Agreement (the “Consideration”). Based on the September 30, 2023 financial statements and assuming the Consideration received by FFNWB, as adjusted by certain assumptions and after satisfying certain obligations of FFNWB and FFNW, is distributed to FFNW shareholders in its entirety, and based on 9,179,510 shares of FFNW common stock outstanding, and 162,500 options with a weighted average strike price of $11.65, the per share consideration would be approximately $24.10.
Janney Montgomery Scott LLC (“Janney”), as part of its investment banking business, is routinely engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of financial institutions, we have experience and knowledge of the valuation of banking institutions. As you are aware, in the course of its daily trading activities, investment funds controlled by an affiliate (as such term is defined in Regulation 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of Janney and its affiliates may from time to time effect transactions in and hold securities of the FFNW. To the extent that we have any such material position as of the date of this opinion, it has been disclosed to FFNW. This opinion has been reviewed and approved by Janney’s Fairness Committee in conformity with our policies and procedures established under the requirement of Rule 5150 of the Financial Industry Regulatory Authority. Janney has not provided any investment banking services to FFNW during the past two years in which compensation was received or was intended to be received. Janney may provide services to FFNW in the future if the Transaction is not consummated, although as of the date of this opinion, there is no agreement to do so nor any mutual understanding that such services are contemplated.
We were retained by FFNWB to act as its exclusive financial advisor in connection with the proposed Transaction and in rendering this fairness opinion. We will receive compensation from FFNWB in connection with our services, including a fee for rendering this opinion and a fee that is contingent upon the successful completion of the Transaction. FFNWB has agreed to indemnify us for certain liabilities arising out of our engagement.

During the course of our engagement and for the purposes of the opinion set forth herein, we have:
(i)
reviewed the Agreement and terms of the Transaction;

(ii)
familiarized ourselves with the financial condition, business, operations, assets, earnings, prospects and senior management’s views as to the future of financial performance of FFNW and Global;

(iii)
reviewed certain financial statements, both audited and unaudited, and related financial information of FFNW, FFNWB and Global, including quarterly reports filed by the parties with the National Credit Union Administration, Federal Deposit Insurance Corporation, SEC and the Federal Reserve;

(iv)
publicly available mean analyst estimates of total assets and net income for FFNW for the years ending December 31, 2023 and December 31, 2024 as well as an estimated annual net income and total assets growth rate for FFNW for the years ending December 31, 2025 through December 31, 2027, based on discussions with the senior management of FFNW;

(v)
compared certain aspects of the financial performance of FFNW and Global with similar data available for certain other financial institutions;

(vi)
reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving financial institutions that we considered and deemed relevant; and

(vii)
performed such other analyses and considered such other factors as we have deemed relevant and appropriate.

We have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions as well as our knowledge of the banking industry and our general experience in the valuation of financial institutions and their securities.
In rendering our opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by FFNW and Global and in the discussions with FFNW’s and Global’s management teams. We have not independently verified the accuracy or completeness of any such information. In that regard, we have assumed that the financial estimates, and estimates and allowances regarding under-performing and nonperforming assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available information, judgments and estimates of FFNW and Global and that such estimates will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed and relied upon management’s estimates and projections. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of FFNW or FFNWB. In addition, we have not reviewed individual credit files, nor have we made an independent evaluation or appraisal of the assets and liabilities of FFNW or Global nor any of their respective subsidiaries, and we were not furnished with any such evaluations or appraisals.
We did not make an independent valuation of the quality of FFNWB’s or Global’s deposit base, nor have we independently evaluated potential deposit concentrations or the deposit composition of FFNWB or Global. We did not make an independent valuation of the quality of FFNWB’s or Global’s investment securities portfolio, nor have we independently evaluated potential concentrations in the investment portfolio of FFNWB or Global. We have assumed that there has been no material change in FFNWB’s business, assets, financial condition, results of operations, cash flows or prospects since the date of the most recent financial statements provided to us.
We have assumed that the Agreement, when executed by the parties thereto, will conform, in all material respects, to the draft of the Agreement reviewed by us and that the Transaction will be consummated in accordance with the terms set forth in the Agreement. We have assumed that the Transaction is, and will be, in compliance with all laws and regulations that are applicable to Global and the FFNWB. We have assumed that all of the representations and warranties contained in the Agreement and all related agreements are true and correct in all respects material to our analysis, and that the Transaction will be consummated in accordance with the terms of the Agreement, without waiver, modification or amendment of any term, condition or covenant thereof the effect of which would be in any respect material to our analysis. In rendering this opinion, we have been advised by both Global and FFNWB that there are no known factors that could impede or cause any material delay in obtaining the necessary regulatory and governmental approvals of the Transaction.
Our opinion is based solely upon the information available to us and the economic, market and other circumstances, as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof, except as otherwise agreed in our engagement letter.
Our opinion does not address the merits of the underlying decision by FFNWB or FFNW to engage in the proposed Transaction and does not constitute a recommendation to any shareholder of FFNW as to how such shareholder should vote on the proposed Transaction or any other matter related thereto. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the proposed Transaction by any officer, director, or employee, or class of such persons.
We express no view as to, and our opinion does not address, the relative merits of the Transaction as compared to any alternative business transactions or strategies, or whether such alternative transactions or strategies could be achieved or are available. With your consent, we have relied upon the advice that FFNW has received from its legal, accounting and tax advisors as to all legal, regulatory, accounting and tax matters relating to the Transaction and the other transactions contemplated by the Agreement. We express no opinion as to any such matters.
This letter is solely for the information of the Boards of Directors of FFNWB and FFNW in their evaluation of the Transaction and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any proxy statement or any other document, except in each case in accordance with our prior written consent, which shall not be unreasonably withheld.
Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and all other factors we have considered and deemed relevant, we are of the opinion as of the date hereof that the Consideration to be received by FFNWB in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the shareholders of the FFNW.
Sincerely,
Janney Montgomery Scott LLC

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V52325-S88699 For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! FIRST FINANCIAL NORTHWEST, INC. 201 WELLS AVE. SOUTH P.O. BOX 360 RENTON, WA 98057 Please sign exactly as your name(s) appear(s) on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. FIRST FINANCIAL NORTHWEST, INC. The Board of Directors recommends a vote “FOR” proposals 1, 2, 3 and 4: 2. Approval of the voluntary dissolution of the Company whereby, following the completion of the asset sale, the Company will take all necessary action to wind up its affairs, distribute its remaining net assets, including the remaining net cash proceeds from the purchase price paid by Global in the asset sale, to the shareholders of the company, and dissolve under applicable Washington law (the “Company dissolution proposal”). 3. Approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to certain executive officers of the Company in connection with the asset sale. 4. Approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the asset sale proposal and the Company dissolution proposal. 1. Approval of the Purchase and Assumption Agreement, dated as of January 10, 2024, by and among First Financial Northwest, Inc. (the “Company”), First Financial Northwest Bank (the “Bank”) and Global Federal Credit Union (“Global”), pursuant to which Global will acquire substantially all of the assets and assume substantially all of the liabilities (including deposit liabilities) of the Bank (the “asset sale”) all on and subject to the terms and conditions contained therein (the “asset sale proposal”). VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 18, 2024 for shares held directly and by 11:59 p.m. Eastern Time on July 16, 2024 for shares held in the ESOP. Follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FFNW2024SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 18, 2024 for shares held directly and by 11:59 p.m. Eastern Time on July 16, 2024 for shares held in the ESOP. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE

V52326-S88699Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com.THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORSShould the undersigned be present and elect to vote at the special meeting or at any adjournment thereof, and after notification to the Secretary of First Financial Northwest, Inc. ("First Financial") at the meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.The undersigned acknowledges receipt from First Financial prior to the execution of this proxy of the Notice of Special Meeting of Shareholders and a Proxy Statement for the Special Meeting of Shareholders.REVOCABLE PROXYFIRST FINANCIAL NORTHWEST, INC.SPECIAL MEETING OF SHAREHOLDERSJULY 19, 2024The undersigned hereby appoints Joann E. Lee and Cindy L. Runger, or either of them, with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of First Financial Northwest, Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders, to be held by means of remote communication only onFriday, July 19, 2024, at 9:00 a.m., local time, and at any and all adjournments thereof, as indicated.This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR Proposals 1, 2, 3 and 4. If any other business is presented at the special meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.Please complete, date, sign and mail this proxy promptly in the enclosed postage-prepaid envelope. You may also vote by telephone or the Internet by following the instructions on the reverse side.Continued and to be signed on reverse side